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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Rouse Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share
(2)	Aggregate number of securities to which transaction applies:
38,494,016 shares of Common Stock (including restricted Common Stock subject to vesting or forfeiture conditions) and 2,669,276 shares of Common Stock underlying outstanding options with an exercise price of $18.25 or less.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Exchange Act Rule 0-11(c), the filing fee of $71,428.77 was determined by multiplying 0.0001007 by the aggregate transaction consideration of $709,322,445.80. The aggregate transaction consideration was calculated based on the sum of (i) 38,494,016 shares of Common Stock (including restricted Common Stock subject to vesting or forfeiture conditions) outstanding as of March 24, 2016 to be acquired pursuant to the merger multiplied by the aggregate transaction consideration of $18.25 per share and (ii) (A) 2,669,276 shares of Common Stock underlying outstanding options as of March 24, 2016 to be acquired pursuant to the merger with an exercise price of $18.25 or less multiplied by (B) the excess of the transaction consideration of $18.25 per share over the weighted average exercise price per share of $15.70.
	(4)	Proposed maximum aggregate value of transaction: $709,322,445.80
	(5)	Total fee paid: $71,428.77
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Filing Party:
	(5)	Date Filed:

PRELIMINARY COPY—SUBJECT TO COMPLETION

[    •    ], 2016

Rouse Properties, Inc.
1114 Avenue of the Americas, Suite 2800
New York, NY 10036
[    •    ], 2016

Dear Stockholder of Rouse Properties, Inc.:

        You are cordially invited to attend a special meeting of the stockholders of Rouse Properties, Inc., a Delaware corporation (the "Company", "we", "our" or "us"), which we will hold at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York, on June 23, 2016, at 10:00 a.m. local time.

        At the special meeting, holders of our common stock, par value $0.01 per share ("Common Stock"), will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of February 25, 2016, by and among the Company, BSREP II Retail Pooling LLC, a Delaware limited liability company ("Parent"), BSREP II Retail Holdings Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub") and, solely for the purposes stated therein, the "Guarantors" named therein.

        The Merger Agreement provides for, among other things, the acquisition of the Company by Parent through a series of transactions consisting of: (i) after satisfaction or waiver of all closing conditions, an exchange (the "Exchange") of the Common Stock held by stockholders of the Company that are affiliated with Brookfield Asset Management, Inc. ("BAM"), which in the aggregate hold approximately 33.5% of the outstanding shares of Common Stock (the "Exchange Parties"), for new shares of Series I Preferred Stock of the Company pursuant to an Exchange Agreement entered into by and among the Company and the Exchange Parties (the "Exchange Agreement"); (ii) on the next business day, if applicable, certain transactions ("Requested Transactions") that Parent may request between signing and closing, including the declaration of an extraordinary cash dividend (in an amount to be determined by Parent in its discretion) to the holders of Common Stock (the "Closing Dividend"); and (iii) on the second business day after the Exchange, the merger of Acquisition Sub with and into the Company, with the Company surviving the merger as the surviving corporation (the "Merger").

        Through the Closing Dividend and the Merger, each holder of Common Stock (other than Parent, Acquisition Sub, the Company, the Exchange Parties and those holders of Common Stock that have properly exercised and perfected their appraisal rights with respect to such shares), will receive $18.25 in cash per share (consisting of the per share Closing Dividend amount and the per share merger consideration), without interest thereon, at the closing of the transactions contemplated by the Merger Agreement (the "Transactions").

        The Merger Agreement does not contain a financing condition, and Parent has represented that it has or will have at closing sufficient funds to enable Parent to consummate the Transactions and to pay related fees and expenses.

        To assist in evaluating the fairness of the Merger to our stockholders, our board of directors (the "Board") formed a special committee (the "Special Committee") consisting of all the members of the Board, other than directors who are employed by BAM or its affiliates (the "Brookfield Directors"), to consider and negotiate the terms and conditions of the Merger Agreement and to make a recommendation with respect to the Transactions to the Board. The Special Committee unanimously determined that the Merger Agreement, the Exchange Agreement and the Transactions, including the Merger, were advisable and in the best interests of all the stockholders of the Company, approved the Merger Agreement, the Exchange Agreement and the Transactions, including the Merger, and recommended that the Board approve the Merger Agreement, the Exchange Agreement and the Transactions, including the Merger. The Board, other than the Brookfield Directors, each of whom recused himself and abstained due to his interest in the Transactions, upon the Special Committee's unanimous recommendation, unanimously determined that the Merger Agreement, the Exchange Agreement and the Transactions, including the Merger, were advisable and in the best interests of all the stockholders of the Company and approved the execution, delivery and performance of Merger Agreement and the Exchange Agreement and the consummation of the Transactions, including the Merger. The Special Committee and the Board (with the Brookfield Directors abstaining) unanimously recommend that the stockholders of the Company vote "FOR" the proposal to adopt the Merger Agreement. In arriving at its recommendation of the Merger Agreement, the Special Committee carefully considered a number of factors which are described in the enclosed proxy statement.

        The enclosed proxy statement describes the Merger Agreement, the Merger and related agreements and transactions and provides specific information concerning the special meeting. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission. We urge you to read the entire proxy statement carefully, including the appendices, as well as the Schedule 13E-3, including the exhibits attached thereto, filed with the Securities and Exchange Commission, as they set forth the details of the Merger Agreement and other important information related to the Merger and related agreements and transactions.

        Your vote is very important. The Merger cannot be completed unless holders of a majority of the outstanding shares of Common Stock vote in favor of adopting the Merger Agreement. In addition, the Merger Agreement contains a condition to the consummation of the Merger requiring that a majority of the outstanding shares of Common Stock not beneficially owned by Parent or any of its affiliates (including Brookfield Property Partners L.P. and its affiliates) vote in favor of adopting the Merger Agreement. Holders of Common Stock as of the record date have one vote for each share of Common Stock owned by such stockholder as of the close of business on the record date.

        If you sign, date and return your proxy card without indicating how you wish to vote, unless you are a record holder as of the record date and attend the special meeting in person, your proxy will be voted in favor of the adoption of the Merger Agreement, the non-binding, advisory proposal regarding compensation that may become payable to the Company's named executive officers in connection with the Merger and any proposal to adjourn the special meeting to solicit additional proxies, if necessary. If you fail to vote or submit your proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the Merger Agreement, but will not affect any vote regarding the adjournment of the special meeting to solicit additional proxies, if necessary.

        While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the special meeting. Accordingly, we have enclosed a proxy card that will enable your shares to be voted on the matters to be considered at the special meeting even if you are unable to attend. If you desire your shares to be voted in accordance with the Special Committee's recommendation, you need only sign, date and return the proxy card in the enclosed postage-paid envelope. Otherwise, please mark the proxy card to indicate your voting instructions, date and sign the proxy card and return it in the enclosed postage-paid envelope. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

        Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock if they deliver a demand for appraisal before the votes are taken on the Merger Agreement and comply with all applicable requirements under Delaware law, which are summarized herein and reproduced in their entirety in Annex F to the accompanying proxy statement.

        Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Sincerely,
Andrew Silberfein President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger and related agreements and transactions, passed upon the merits or fairness of the Merger and related agreements and transactions or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [    •    ], 2016
and is first being mailed to stockholders on or about [    •    ], 2016.

Rouse Properties, Inc.
1114 Avenue of the Americas, Suite 2800
New York, NY 10036

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

        To the Stockholders of Rouse Properties, Inc.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Rouse Properties, Inc. (the "Company", "we", "our" or "us") will be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York, at 10:00 a.m. local time on June 23, 2016, for the following purposes:

  1.
  to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of February 25, 2016, by and among the Company, BSREP II Retail Pooling LLC, a Delaware limited liability company ("Parent"), BSREP II Retail Holdings Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub") and, solely for the purposes stated therein, Brookfield Strategic Real Estate Partners II-A L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-A (ER) L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-B L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C (ER) L.P., a Delaware limited partnership, and Brookfield Strategic Real Estate Partners BPY Borrower L.P., a Delaware limited partnership (collectively, the "Guarantors");

  2.
  to consider and vote on a proposal to approve, by non-binding, advisory vote, compensation that may become payable to the Company's named executive officers in connection with the merger; and

  3.
  to consider and vote on a proposal to approve any adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

        The holders of record of our common stock, par value $0.01 per share ("Common Stock"), at the close of business on May 24, 2016 are entitled to notice of and to vote at the special meeting or at any adjournment thereof. All stockholders of record are cordially invited to attend the special meeting in person. A list of our stockholders will be available at our headquarters located at 1114 Avenue of the Americas, Suite 2800, New York, NY 10036 during ordinary business hours for ten days prior to the special meeting.

        Parent and Acquisition Sub are indirectly managed by Brookfield Asset Management, Inc. ("BAM"). BAM and its affiliates, including Brookfield Property Partners L.P. and its affiliates, beneficially own, in the aggregate, approximately 33.5% of the outstanding shares of Common Stock. The Merger Agreement provides for, among other things, the acquisition of the Company by Parent through a series of transactions consisting of: (i) after satisfaction or waiver of all closing conditions, an exchange of the Common Stock held by stockholders of the Company that are affiliated with BAM (the "Exchange Parties") for new shares of Series I Preferred Stock of the Company; (ii) on the next business day, if applicable, certain transactions that Parent may request between signing and closing, including the declaration of an extraordinary cash dividend (in an amount to be determined by Parent in its discretion) to the holders of Common Stock (the "Closing Dividend"); and (iii) on the second business day after the Exchange, the merger of Acquisition Sub with and into the Company, with the Company surviving the merger as the surviving corporation (the "Merger").

        As a result of the merger, the Company will be privately owned and will be controlled by BAM and its affiliates through their beneficial ownership of Parent and the Company.

        We have described the Merger Agreement, the Merger and the related transactions in the accompanying proxy statement, which you should read in its entirety before voting. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

        To assist in evaluating the fairness of the transactions contemplated by the Merger Agreement (the "Transactions") to our stockholders, our Board of Directors (the "Board") formed a special committee (the "Special Committee") consisting of all the members of the Board, other than directors who are employed by BAM or its affiliates (the "Brookfield Directors"), to consider and negotiate the terms and conditions of the Merger Agreement and to make a recommendation to the Board. The Special Committee unanimously determined that the Merger Agreement, the Exchange Agreement and the Transactions, including the Merger, were advisable and in the best interests of all the stockholders of the Company, approved the Merger Agreement, the Exchange Agreement and the Transactions, including the Merger, and recommended that the Board approve the Merger Agreement and the Transactions, including the Merger. The Board, other than the Brookfield Directors, each of whom recused himself and abstained due to his interest in the Transactions, upon the Special Committee's recommendation, unanimously determined that the Merger Agreement, the Exchange Agreement and the Transactions, including the Merger, were advisable and in the best interests of all the stockholders of the Company and approved the execution, delivery and performance of the Merger Agreement and the Exchange Agreement and the consummation of the Transactions, including the Merger.

        The Special Committee and the Board (with the Brookfield Directors abstaining) unanimously recommend that the stockholders of the Company vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the non-binding, advisory proposal to approve compensation that may become payable to the Company's named executive officers in connection with the Merger. In arriving at its recommendation of the Merger Agreement, the Special Committee carefully considered a number of factors which are described in the accompanying proxy statement.

        Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock if they deliver a demand for appraisal before the votes are taken on the Merger Agreement and comply with all applicable requirements under Delaware law, which are summarized herein and reproduced in their entirety in Annex F to the accompanying proxy statement

        Your vote is important, regardless of the number of shares of Common Stock you own. The adoption of the Merger Agreement requires, under Delaware law, the affirmative vote of holders of a majority of the outstanding shares of Common Stock. In addition, the Merger Agreement contains a condition to the consummation of the Merger requiring that a majority of the outstanding shares of Common Stock not beneficially owned by Parent or any of its affiliates (including Brookfield Property Partners L.P. and its affiliates) vote in favor of adopting the Merger Agreement. The proposal to adjourn the special meeting to solicit additional proxies, if necessary, and the non-binding, advisory proposal to approve compensation that may become payable to the Company's named executive officers in connection with the Merger, require the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. Holders of Common Stock as of the record date have one vote for each share of Common Stock owned by such stockholder as of the close of business on the record date. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend.

        You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

        If you sign, date and return your proxy card without indicating how you wish to vote, unless you are a record holder as of the record date and attend the special meeting in person, your proxy will be voted in favor of adoption of the Merger Agreement, approval of the non-binding, advisory proposal to approve compensation that may become payable to the Company's named executive officers in connection with the Merger and the proposal to adjourn the special meeting to solicit additional proxies, if necessary. If you fail to vote or submit your proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the Merger Agreement, but will not affect the vote regarding the non-binding, advisory proposal to approve compensation that may become payable to the Company's named executive officers in connection with the Merger or any adjournment of the special meeting to solicit additional proxies, if necessary.

        Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you are a stockholder of record, attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS
Susan Elman Executive Vice President, General Counsel and Secretary

Dated [    •    ], 2016
New York, New York

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders To be Held on June 23, 2016

        This Notice of Special Meeting of Stockholders and the accompanying Proxy Statement may be viewed, printed and downloaded free of charge from the Internet at www.rouseproperties.com.

YOUR VOTE IS IMPORTANT

        Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services. Remember, if you do not return your proxy card or vote by proxy via telephone or the Internet or if you abstain from voting, that will have the same effect as a vote "against" adoption of the Merger Agreement. If you are a stockholder of record, attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

        If you have any questions or need assistance in voting your shares of Common Stock, then please call Morrow & Co., LLC, which is assisting the Company, toll-free at (855) 264-1296.

i

ii

SUMMARY TERM SHEET

        This Summary Term Sheet discusses selected information contained in this proxy statement, including with respect to the Merger Agreement, as defined below, and the Merger, as defined below, and may not contain all the information about the Merger and related transactions that is important to you. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. The items in this Summary Term Sheet include page references directing you to a more complete description of that topic in this proxy statement.

The Parties to the Merger Agreement

Rouse Properties Inc.
1114 Avenue of the Americas, Suite 2800
New York, NY 10036
Tel: (212) 608-5108

        Rouse Properties, Inc., referred to as the "Company", "we", "our" or "us", is a Delaware corporation organized in August 2011 and became a separate company when we were spun off from General Growth Properties, Inc. ("GGP") on January 12, 2012. As of December 31, 2015, the Company owns and manages 36 regional malls in 21 states totaling over 24.9 million square feet of retail and ancillary space. We focus on dominant regional malls in protected markets or submarkets in the United States that we believe have significant growth potential through lease-up, repositioning and/or redevelopment. Approximately 80% of our 36 mall assets are the only enclosed malls in their markets or submarkets. We actively manage all of our properties, performing the day-to-day functions, operations, leasing, maintenance, marketing and promotional services. Our platform is national in scope and we believe that it positions us to capitalize on existing department store, junior anchor and broad in-line retailer relationships across our portfolio. The tenant mix within our property portfolio is also balanced, with no single tenant representing more than 5% of our total revenue in 2015, and operate across the retail spectrum including department stores, retail mall shops, leading food court restaurants, fast casual restaurants and high volume sit down restaurants. We elected to be treated as a REIT in 2011. See "Important Information Concerning the Company—Company Background" beginning on page 95.

        Additional information about the Company is contained in its public filings, which are incorporated by reference herein. See "Where You Can Find Additional Information" beginning on page 118.

BSREP II Retail Pooling LLC
c/o Brookfield Property Group
Brookfield Place
250 Vesey Street, 15th Floor
New York, NY 10281
Tel: (212) 417-7000

        BSREP II Retail Pooling LLC, referred to as "Parent", is a newly formed Delaware limited liability company. Parent is managed by Brookfield Strategic Real Estate Partners II GP L.P. as managing shareholder, which is an affiliate of Brookfield Asset Management, Inc., an Ontario corporation, referred to as "BAM". BAM, together with certain of its affiliates, including Brookfield Property Partners L.P., referred to as "BPY", beneficially own approximately 33.5% of the Company's outstanding shares of common stock, par value $0.01 per share, referred to as the "Common Stock". Immediately prior to the effective time of the Merger, such stockholders of the Company that are affiliated with BAM and BPY, collectively referred to as the "Exchange Parties", will exchange their shares of Common Stock for new shares of Series I Preferred Stock of the Company. Parent was

formed solely for the purpose of engaging in the Merger and other related transactions. Parent has not engaged in any business other than in connection with the Merger and other related transactions. See "Special Factors—The Parties to the Merger—Parent" beginning on page 20.

BSREP II Retail Holdings Corp.
c/o Brookfield Property Group
Brookfield Place
250 Vesey Street, 15th Floor
New York, NY 10281
Tel: (212) 417-7000

        BSREP II Retail Holdings Corp., referred to as "Acquisition Sub" (and together with Parent, the "Parent Parties"), is a Delaware corporation. Acquisition Sub is a wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the Merger and other related transactions. Acquisition Sub has not engaged in any business other than in connection with the Merger and other related transactions. See "Special Factors—The Parties to the Merger—Acquisition Sub" beginning on page 20.

The Guarantors (as defined below)
c/o Brookfield Property Group
Brookfield Place
250 Vesey Street, 15th Floor
New York, NY 10281
Tel: (212) 417-7000

        Brookfield Strategic Real Estate Partners II-A L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-A (ER) L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-B L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C (ER) L.P., a Delaware limited partnership, and Brookfield Strategic Real Estate Partners BPY Borrower L.P., a Delaware limited partnership (collectively, "the Guarantors" and together with BAM and the Exchange Parties, the "Brookfield Filing Persons") are private investment funds managed by its general partner Brookfield Strategic Real Estate Partners II GP L.P., which is an affiliate of BAM.

The Merger Agreement (Page 76 and Annex A)

        You will be asked to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of February 25, 2016, by and among the Company, Parent, Acquisition Sub and, for the limited purposes set forth therein, the Guarantors, which, as it may be amended from time to time, is referred to as the "Merger Agreement" and is attached to this proxy statement as Annex A.

        The Merger Agreement provides for, among other things, the acquisition of the Company by Parent through a series of transactions consisting of: (i) after satisfaction or waiver of all closing conditions, an exchange (the "Exchange") by the Exchange Parties, for new shares of Series I Preferred Stock of the Company ("Series I Preferred Stock"); (ii) on the next business day, if applicable, certain transactions that Parent may request between signing and closing, including the declaration of an extraordinary cash dividend (in an amount to be determined by Parent in its discretion) to the holders of Common Stock, which is referred to as the "Closing Dividend"; and (iii) on the second business day after the Exchange, the merger of Acquisition Sub with and into the Company, with the Company surviving the merger as the surviving corporation (the "Surviving Corporation"), which is referred to as the "Merger".

        Through the Closing Dividend and the Merger, each holder of Common Stock, other than Parent, Acquisition Sub, the Company and the Exchange Parties and those holders of Common Stock that have properly exercised and perfected their appraisal rights with respect to such shares, will receive $18.25 in cash per share (consisting of the per share Closing Dividend amount and the per share merger consideration), without interest thereon, at the closing of the transactions contemplated by the Merger Agreement, which are referred to as the "Transactions". In connection with the closing, each option to purchase Common Stock that remains outstanding as of immediately prior to the effective time of the Merger will become vested (if then unvested) in full and cancelled, and each holder thereof will be entitled to receive in respect of such option an amount in cash (without interest) equal to the number of shares of Common Stock subject to such option multiplied by the positive difference (if any) between $18.25 and per share exercise price of such option. Also in connection with the closing, each share of Common Stock that is subject to vesting or forfeiture conditions, which is referred to as "Company Restricted Stock", that remains outstanding immediately prior to the effective time of the Merger will be cancelled, and each holder thereof will be entitled to receive $18.25 in cash per share (consisting of the per share Closing Dividend amount and the per share merger consideration) of Company Restricted Stock, without interest thereon.

        The terms of the Merger Agreement, including the amount of the consideration payable to the Company's stockholders thereunder, were the result of extensive negotiations between the Special Committee (as defined below) and BAM during which the Special Committee was deliberate in its process to analyze and evaluate BAM's initial proposal and to negotiate with BAM the terms of the proposed Merger Agreement. As such, the consideration represents a negotiated amount for the acquisition of the Common Stock not already owned by the Exchange Parties and their affiliates through the proposed Closing Dividend and Merger.

The Special Meeting (Page 71)

        A special meeting, referred to as the "Special Meeting", will be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York, on June 23, 2016, at 10:00 a.m. local time.

Record Date and Quorum (Page 72)

        The holders of record of the Common Stock as of the close of business on May 24, 2016, the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting.

        The presence at the Special Meeting, in person or by proxy, of the holders of a majority of shares of Common Stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the Special Meeting.

Required Vote (Page 72)

        For the Company to complete the Merger, under Delaware law, holders of a majority of the outstanding shares of Common Stock at the close of business on the record date must vote "FOR" the adoption of the Merger Agreement, such vote referred to as the "Stockholder Approval". Subject to the terms of a Voting Agreement, the Exchange Parties have agreed to vote all shares of Common Stock they beneficially own in favor of approving and adopting the Merger Agreement. See "Agreements Involving Common Stock; Transactions Between the Exchange Parties and the Company—Agreements Involving Common Stock—Voting Agreement" beginning on page 94. The Exchange Parties beneficially own approximately 33.5% of the outstanding Common Stock.

        In addition, the Merger Agreement contains a condition to the consummation of the Merger requiring that a majority of the outstanding shares of Common Stock not beneficially owned by Parent or any of its affiliates (including BPY and its affiliates) vote in favor of adopting the Merger Agreement, such vote referred to as the "Minority Approval". Holders of Common Stock as of the

record date have one vote for each share of Common Stock owned by such stockholder as of the close of business on the record date.

        As of the record date, there were [57,881,641] shares of Common Stock outstanding, of which the Exchange Parties and their affiliates may be deemed to beneficially own 19,387,625 shares, representing in the aggregate approximately 33.5% of the outstanding shares of Common Stock as of the record date.

        Because the Exchange Parties and their affiliates may be deemed to own beneficially 19,387,625 shares of outstanding Common Stock, an additional approximately 19,247,009 shares of Common Stock (representing a majority of the outstanding shares of Common Stock held by all other stockholders), or approximately 33.3% of the outstanding shares of Common Stock, must vote in favor of adopting the Merger Agreement to satisfy the required vote under the Merger Agreement.

        Except in their capacities as members of our board of directors and/or the special committee of directors of our board of directors formed after BAM, on behalf of a real estate fund managed by BAM, offered to acquire all the outstanding shares of the Company's Common Stock, other than those shares held by the Exchange Parties, no officer or director of the Company, nor any of the Exchange Parties, has made any recommendation either in support of or in opposition to the Transactions, including the Merger, or the Merger Agreement. The directors and current executive officers of the Company have informed the Company that as of the date of this proxy statement, they intend to vote in favor of adopting the Merger Agreement. Our board of directors is referred to as the "Board" and the special committee of the Board formed after the BAM offer was received is referred to as the "Special Committee". Unless otherwise stated, all references in this proxy statement to the Board relating to the Board's consideration, discussion, evaluation, recommendation and/or approval of Merger Agreement and the Transactions, including the Merger, exclude Jeffrey Blidner, who is a Senior Managing Partner of BAM, Richard Clark, who is a Senior Managing Partner of BAM and the Chairman of the Brookfield Property Group and BPY, and Brian Kingston, who is a Senior Managing Partner of BAM and the Chief Executive Officer of the Brookfield Property Group and BPY, who are referred to as the "Brookfield Directors", and each of whom abstained and recused themselves from all discussions of the Board relating to the Transactions, including the Merger.

        Stockholders holding a majority of the aggregate voting power of the Common Stock present in person or represented by proxy at the meeting and entitled to vote must vote "FOR" the non-binding, advisory proposal regarding compensation that may become payable to the Company's named executive officers in connection with the Merger (as described in the "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger—Interests of Named Executive Officers" section starting on page 56), referred to as the "Non-Binding Merger-Related Compensation Proposal", in order for such proposal to be approved. Approval of the Non-Binding Merger-Related Compensation Proposal is not a condition to the completion of the Merger, and the vote with respect to the Non-Binding Merger-Related Compensation Proposal is advisory only and will not be binding on Parent or the Company.

Providing Voting Instructions by Proxy

        If you are a stockholder of record, you may provide voting instructions by (i) submitting a proxy by telephone or via the Internet or (ii) submitting the proxy card attached to this proxy statement.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the Merger Agreement, the approval of the Non-Binding Merger-Related Compensation Proposal and any proposal to adjourn the special meeting, if necessary, to solicit additional proxies. If you fail to vote or return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) and will have the same effect as a vote against the adoption of the Merger Agreement, but will not affect the vote regarding the Non-Binding Merger-Related Compensation Proposal or any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. If your shares are held by a bank, broker or other nominee on your behalf in "street name", your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. In accordance with the rules of the New York Stock Exchange, referred to as the "NYSE", if a beneficial owner of shares does not provide specific voting instructions to a bank, broker or other nominee that holds shares in "street name" for such beneficial owner, such bank, broker or other nominee has the authority to exercise its voting discretion on any matter the NYSE determines to be a "routine" proposal. However, such bank, broker or other nominee is not allowed to exercise its voting discretion on any matter the NYSE determines to be a "non-routine" proposal. Further, if one or more, but not all, of the matters to be voted upon are "routine" proposals, then a bank, broker or other nominee that does not receive specific voting instructions from the beneficial owner of shares may exercise its voting discretion with respect to the "routine" proposals and may not exercise its voting discretion with respect to the "non-routine" proposals (i.e., a "broker non-vote"). Because all three proposals described in this proxy statement are considered "non-routine" proposals, we do not expect any shares of Common Stock that are held by a banker, broker or nominee for which such bank, broker or nominee has not received voting instructions to be present in person or represented by proxy at the Special Meeting, in which case there will not be any broker non-votes. Any such shares of Common Stock not voted, in person or by proxy, at the Special Meeting will have the same effect as a vote "AGAINST" adoption of the Merger Agreement, but will have no effect on any adjournment proposal or the Non Binding Merger Related Compensation Proposal.

Abstentions

        Abstentions will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement, "AGAINST" the Non-Binding Merger-Related Compensation Proposal and "AGAINST" any adjournment proposal.

Certain Effects of the Merger and the Other Transactions (Page 53)

        If the Stockholder Approval and Minority Approval in favor of the proposals to adopt the Merger Agreement are obtained and the other conditions to the closing of the Merger, referred to as the "Closing", are either satisfied or waived, (i) the Exchange Parties will exchange all of their shares of Common Stock for Series I Preferred Stock of the Company, (ii) on the next business day, if applicable, any Requested Transactions requested by Parent will be consummated, including the declaration of the Closing Dividend, and (iii) on the second business day after the Exchange, Acquisition Sub will be merged with and into the Company with the Company being the Surviving Corporation.

        Through the Closing Dividend and the Merger, each holder of Common Stock, (other than the Exchange Parties and those holders of Common Stock that have properly exercised and perfected their appraisal rights with respect to such shares), will receive $18.25 in cash per share (consisting of the per share Closing Dividend amount and per share merger consideration), without interest thereon, at the Closing of the Transactions, which we refer to as the "transaction consideration." In connection with the Closing, each option to purchase Common Stock that remains outstanding as of immediately prior to the effective time of the Merger will become vested (if then unvested) in full and cancelled, and each holder thereof will be entitled to receive in respect of such option an amount in cash (without interest) equal to the number of shares of Company Common Stock subject to such option multiplied by the positive difference (if any) between $18.25 and the per share exercise price of such option. Also in connection with the Closing, each share of Company Restricted Stock that remains outstanding immediately prior to the effective time of the Merger will be cancelled, and each holder thereof will be entitled to receive $18.25 in cash per share of Company Restricted Stock (consisting of the per share Closing Dividend amount and the per share merger consideration), without interest thereon.

        Following the completion of the Merger, the Company's Common Stock will no longer be publicly traded, and you will have the right to receive the per share transaction consideration, but you will cease to have any ownership interest in the Company (except for the right to receive the per share transaction consideration and except that stockholders who properly exercise and perfect their demand for right of appraisal will instead have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described under "Appraisal Rights" beginning on page 110).

Treatment of Stock Options, Restricted Common Stock & the Series I Preferred Stock (Page 77)

        Each option to purchase Common Stock that remains outstanding as of immediately prior to the effective time of the Merger will become vested (if then unvested) in full and cancelled, and each holder thereof will be entitled to receive in respect of such option an amount in cash (without interest) equal to the number of shares of Common Stock subject to such option multiplied by the positive difference (if any) between $18.25 and the per share exercise price of such option.

        Each share of Company Restricted Stock that remains outstanding immediately prior to the effective time of the Merger will be cancelled, and each holder thereof will be entitled to receive $18.25 in cash per share of Company Restricted Stock (consisting of the per share Closing Dividend amount and the per share merger consideration), without interest thereon.

        The Company's 2014 Employee Stock Purchase Plan, referred to as the "Company ESPP," will be cancelled and terminated as of the effective time of the Merger. The Company shall distribute to each participant in the Company ESPP all of his or her accumulated payroll deductions with respect to the offering period then in effect (if any).

Conditions to the Exchange (Page 89)

        The respective obligations of the Exchange Parties and the Company to effect the Exchange are subject to the satisfaction or waiver, at or prior to the effective time of the Exchange, of each of the following mutual conditions:

  •
  the Stockholder Approval and the Minority Approval shall have been obtained; and

  •
  no court or U.S. governmental entity shall have entered any law that prohibits consummation of any transaction contemplated by the Merger Agreement or instituted any lawsuit, litigation or other legal proceeding before any United States court or other governmental authority that seeks to restrain, enjoin or otherwise prohibit the consummation of Transactions.

        The obligations of the Exchange Parties to effect the Exchange are also subject to the satisfaction or waiver by Parent at or prior to the effective time of the Exchange of the following additional conditions:

  •
  each of the representations and warranties of the Company set forth in the Merger Agreement, in each case made as if none of such representations and warranties contained any qualifications or limitations as to materiality or material adverse effect, shall be accurate as of the date of the Merger Agreement and as of the date of the consummation of the Exchange (the "Exchange Closing Date") (except to the extent that any such representation or warranty is made as of an earlier date, in which case the representation or warranty shall have been accurate as of such earlier date), except that any inaccuracies will be disregarded if the circumstances giving rise to all such inaccuracies, in the aggregate, do not constitute, and would not reasonably be expected to have, a material adverse effect; provided that the representations and warranties of the Company pertaining to corporate organization and good standing, corporate power and enforceability, requisite stockholder approval, subsidiaries, brokers, opinion of financial advisor, state anti-takeover statutes and no rights plan shall be true and correct in all material respects; provided further that the representations and warranties of the Company pertaining to capitalization shall be accurate in all respects, except that any inaccuracies in such representations and warranties that in the aggregate do not cause the aggregate transaction consideration required to be paid by Parent to increase by $1.0 million or more will be disregarded, and Parent shall have received a certificate from the Company's Chief Executive Officer to such effect;

  •
  the Company shall have complied with and performed in all material respects all covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Exchange Closing Date, and Parent shall have received a certificate from the Company's Chief Executive Officer to such effect;

  •
  since the date of the Merger Agreement, there shall not have been any, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in, a material adverse effect, and Parent shall have received a certificate from the Company's Chief Executive Officer to such effect; and

  •
  Parent shall have received a written opinion of Sidley Austin LLP with respect to certain matters concerning the Company's qualification and taxation as a real estate investment trust.

        The obligations of the Company to effect the Exchange is subject to the satisfaction or waiver, at or prior to the effective time of the Exchange, of the following additional conditions:

  •
  each of the representations and warranties of Parent and Acquisition Sub set forth in the Merger Agreement shall be true and accurate in all material respects as of the date of the Merger Agreement and as of the Exchange Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) would not prevent or materially delay consummation of the Merger or otherwise prevent Parent or Acquisition Sub from performing any of their material obligations under the Merger Agreement, and the Company shall have received a certificate from an authorized officer of Parent to such effect; and

  •
  Parent and Acquisition Sub shall have complied with and performed in all material respects all covenants and agreements required to be performed or complied with by them under the Merger Agreement at or prior to the Exchange Closing Date, and the Company shall have received a certificate from an authorized officer of Parent to such effect.

When the Merger Will be Completed

        We anticipate completing the Merger during the third quarter of 2016, subject to receipt of the Stockholder Approval and Minority Approval and the satisfaction of the other conditions to Closing.

Reasons for the Merger; Recommendation of the Special Committee and of the Board; Fairness of the Merger (Page 33)

        The Special Committee and the Board (other than the Brookfield Directors), after receiving the recommendation of the Special Committee, unanimously recommend that the stockholders of the Company vote "FOR" the proposal to adopt the Merger Agreement. For a description of the reasons considered by the Special Committee and the Board, see "Special Factors—Reasons for the Merger;

Recommendation of the Special Committee and of the Board; Fairness of the Merger" beginning on page 33.

Opinion of the Special Committee's Financial Advisor (Page 40 and Annex B)

        In connection with Parent's proposed acquisition of the Company, referred to below as the "transaction," the Special Committee's financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, referred to as BofA Merrill Lynch, delivered a written opinion, dated February 24, 2016, to the Special Committee as to the fairness, from a financial point of view and as of such date, to the holders of Common Stock (other than Parent, Acquisition Sub, the Guarantors, the Exchange Parties and their respective affiliates) of the $18.25 per share consideration to be received by such holders in connection with the transaction. The full text of BofA Merrill Lynch's written opinion, dated February 24, 2016, is attached as Annex B to this proxy statement and sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken by BofA Merrill Lynch in rendering its opinion. BofA Merrill Lynch delivered its opinion to the Special Committee for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the per share consideration from a financial point of view. BofA Merrill Lynch's opinion did not address any other terms or other aspects or implications of the transaction or related transactions and no opinion or view was expressed as to the relative merits of the transaction or related transactions in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the transaction or any related transaction. BofA Merrill Lynch also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the transaction, any related transactions or any other matter.

Purpose and Reasons of the Parent Parties and the Brookfield Filing Persons for the Transactions (Page 49)

        Under the SEC rules governing "going private" transactions, each of the Parent Parties and the Brookfield Filing Persons may be deemed an affiliate of the Company and, therefore, is required to express its purposes and reasons for the Transactions to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. For a description of the Parent Parties' and the Brookfield Filing Persons' purposes and reasons for the Transactions to the Company's unaffiliated security holders, see "Special Factors—Purpose and Reasons of the Parent Parties and the Brookfield Filing Persons for the Merger" beginning on page 49.

Positions of the Parent Parties and the Brookfield Filing Persons as to the Fairness of the Transactions (Page 50)

        Under the SEC rules governing "going private" transactions, each of the Parent Parties and the Brookfield Filing Persons (see "Important Information Regarding the Parent Parties and the Brookfield Filing Persons—The Brookfield Filing Persons" beginning on page 113) may be deemed an affiliate of the Company and, therefore, is required to express its beliefs as to the fairness of the Transactions, including the Merger, to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. For a description of the Parent Parties' and the Brookfield Filing Persons' beliefs as to the fairness of the Transactions, including the Merger, to the Company's unaffiliated security holders, see "Special Factors—Positions of the Parent Parties and the Brookfield Filing Persons as to the Fairness of the Transactions" beginning on page 50.

Financing for the Transactions (Page 56)

        Parent estimates that the total amount of funds required to complete the Transactions and pay related fees and expenses will be approximately $726.0 million. Parent expects this amount to be funded through a combination of cash on hand and available capital commitments. Any such capital commitments are, and at the Closing will be, unconditionally available to Parent from the Guarantors. Parent does not currently have any alternative financing arrangements in place.

Interests of the Company's Directors and Executive Officers in the Merger (Page 56)

        In considering the recommendation of the Special Committee and the Board with respect to the Merger Agreement, you should be aware that some of the Company's directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Company's stockholders generally. These interests include, among others:

  •
  if the Merger is completed, the Company's Common Stock will be 100% beneficially owned, as of the Closing, by Parent, an affiliate of BAM;

  •
  indemnification and insurance arrangements with officers and directors following the effective time of the Merger;

  •
  the right to continued indemnification and insurance coverage for directors and executive officers of the Company following the completion of the Merger, pursuant to the terms of the Merger Agreement;

  •
  the accelerated vesting of all Company stock options and the conversion to cash of Company Restricted Stock held by the directors and executive officers of the Company upon completion of the Merger;

  •
  the payment to each member of the Special Committee (other than Mr. Silberfein) of a one-time retainer fee of $50,000 and an additional $10,000 for the chairman of the Special Committee, as well as reimbursement by the Company of all reasonable costs incurred by each member (other than Mr. Silberfein) in connection with his or her service on the Special Committee;

  •
  the Retention Plan, which provides for certain payments to be made to the Company's named executive officers and certain other senior executives identified herein upon the occurrence of certain events related to the Merger; and

  •
  other interests discussed in the section entitled "Special Factors—Interests of Company's Directors and Executive Officers in the Merger" beginning on page 56.

        The Special Committee and the Board were aware of the different or additional interests set forth herein and considered such interests along with other matters in approving the Merger Agreement and the Transactions, including the Merger.

Material United States Federal Income Tax Considerations (Page 66)

        The receipt of cash in the Merger as well as the receipt of cash in the form of the Closing Dividend will generally be taxable transactions for U.S. federal income tax purposes. If you are a U.S. holder for U.S. federal income tax purposes, your receipt of cash in the Merger in exchange for your shares of Common Stock will generally cause you to recognize a gain or loss in an amount equal to the difference, if any, between the cash you receive in the Merger and your adjusted tax basis in your shares. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax in respect of the receipt of cash in the Merger unless you have certain connections to the United States.

        For U.S. federal income tax purposes, Parent intends that the Closing Dividend be treated as a dividend distribution to holders of shares of Common Stock to the extent of the Company's current and accumulated earnings and profits. Notwithstanding the intended U.S. federal income tax treatment described herein, the federal income tax treatment of the Closing Dividend is not free from doubt and under general step transaction principles the Closing Dividend could be treated as additional cash consideration received in the Merger. You should consult your own tax advisors for a complete understanding of the tax consequences of the receipt of the merger consideration and the Closing Dividend in your particular circumstances.

Anticipated Accounting Treatment of the Merger (Page 70)

        The Company, as the Surviving Corporation, will account for the Merger as a business combination using the acquisition method of accounting for financial accounting purposes, whereby the consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed following FASB Accounting Standards Codification Topic 805, Business Combinations.

Rights of Stockholders Who Seek Appraisal (Page 75)

        If the Merger Agreement is adopted by stockholders of the Company, stockholders who do not vote in favor of the proposal to adopt the Merger Agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. This means that holders of Common Stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders of the Company who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        Stockholders of the Company considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the votes are taken on the proposal to adopt the Merger Agreement, you must not submit a blank proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement and you must continue to hold the shares of Common Stock of record through the effective time of the Merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex F to this proxy statement. If you hold your shares of Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

No Solicitation (Page 84)

        In the Merger Agreement, the Company agreed that it and its subsidiaries will, and will cause each of its and their representatives to, immediately cease any discussions, negotiations, or communications with any party with respect to any Acquisition Proposal (as such term is defined in the "The Merger Agreement—Other Covenants and Agreements—No Solicitation" section beginning on page 84). Further, the Company agreed that it and its subsidiaries will not, and will cause its and their representatives not to, directly or indirectly:

  •
  solicit, initiate, knowingly facilitate or knowingly encourage any Acquisition Proposal;

  •
  participate in any negotiations regarding, or furnish to any person any nonpublic information with respect to, any Acquisition Proposal;

  •
  engage in discussions with any person with respect to any Acquisition Proposal;

  •
  approve or recommend any Acquisition Proposal;

  •
  enter into any letter of intent or similar document or any agreement or commitment providing for any Acquisition Proposal; or

  •
  take any action to make the provisions of any "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an "interested stockholder" under, Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company, inapplicable to any person other than Parent and its affiliates or to any transactions constituting or contemplated by an Acquisition Proposal.

        However, prior to the receipt of the Stockholder Approval and Minority Approval, the Company may, in response to an unsolicited bona fide Acquisition Proposal that did not result from a breach of the restrictions described in the above paragraph which the Special Committee determines in good faith, after consultation with the Company's outside counsel and financial advisor, constitutes or is reasonably likely to lead to a Superior Proposal (as such term is defined below in the "The Merger Agreement—Other Covenants and Agreements—No Solicitation" section beginning on page 84), and, after consultation with outside counsel, that the failure to take the following actions would be inconsistent with the Special Committee's fiduciary duties under Delaware law, and subject to the Company entering into an acceptable confidentiality agreement with the person making such Acquisition Proposal:

  •
  furnish information to the person making such Acquisition Proposal, provided that all such information is also substantially concurrently made available to Parent; and

  •
  engage in discussions and negotiations with such person with respect to such Acquisition Proposal.

        The Company or its subsidiaries may not terminate, amend or waive any rights under any "standstill" or other similar agreement between the Company and any third party, unless the Special Committee determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Delaware law.

        Except as described below, neither the Board nor the Special Committee may withhold, withdraw, amend, qualify or modify in a manner adverse to Parent or Acquisition Sub, or publicly propose to withhold, withdraw, amend, qualify or modify in a manner adverse to Parent or Acquisition Sub, the Board's recommendation that stockholders adopt the Merger Agreement, or approve, endorse or recommend an Acquisition Proposal (each of the foregoing is referred to as a "Company Board Recommendation Change"). A "stop, look and listen" communication by the Special Committee to the stockholders pursuant to Rule 14d-9(f) of the Exchange Act, a statement that the Special Committee has received and is currently evaluating a written proposal or offer regarding a competing proposal or a factually accurate public statement by the Company that describes the Company's receipt of an Acquisition Proposal and that the Company is evaluating such Acquisition Proposal will not be considered a Company Board Recommendation Change as long as the Special Committee expressly publicly reconfirms in such disclosure the recommendation that stockholders adopt the Merger Agreement.

        At any time prior to the Stockholder Approval and Minority Approval having been obtained, the Board or the Special Committee may make a Company Board Recommendation Change only in response to (A) the Company receiving an unsolicited, bona fide written Acquisition Proposal not involving a breach of the Merger Agreement that the Special Committee (or the Board) determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal or (B) an Intervening Event (as such term is defined below in the "The Merger Agreement—Other Covenants and Agreements—No Solicitation" section beginning on page 84). In addition, at any time prior to the Stockholder Approval and Minority Approval having been obtained, the Board or the Special Committee may, if the Company has complied with its no solicitation obligations under the Merger Agreement, cause the Company to terminate the Merger Agreement and, substantially concurrently with, and as a condition to, such termination, cause the Company to enter into a definitive written agreement providing for such Superior Proposal, subject to payment by the Company of a termination fee, as further described under "The Merger Agreement—Fees and Expenses—Payment of Termination Fee or Reimbursement of Fees and Expenses by the Company" beginning on page 91.

        Nothing described in the "The Merger Agreement—Other Covenants and Agreements—No Solicitation" section beginning on page 84 will prohibit the Company, the Board or the Special Committee from complying with securities laws in respect of any Acquisition Proposal, including making any disclosure to the stockholders of the Company. However, any public disclosure by the Company relating to an Acquisition Proposal shall be deemed to be a Company Board Recommendation Change unless the Board expressly publicly reaffirms its approval or recommendation of the Merger Agreement and the Merger in such disclosure, or in the case of a "stop, look and listen" or similar communication, in a subsequent disclosure.

        Other than as otherwise described in the "The Merger Agreement—Other Covenants and Agreements—No Solicitation" section beginning on page 84, neither the Board nor any committee thereof will, directly or indirectly, effect a Company Board Recommendation Change, take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary "stop, look and listen" communication or approve any agreement, arrangement or understanding relating to, or that may reasonably be expected to lead to, any Acquisition Proposal.

Termination (Page 90)

        The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Exchange Effective Time, whether before or after receipt of the Stockholder Approval and the Minority Approval:

  •
  by mutual written agreement of Parent and the Company;

  •
  by either Parent or the Company, if:

  •
  the Merger shall not have been consummated by October 31, 2016, referred to as the "Termination Date", provided that the right to terminate the Merger Agreement pursuant to this provision is not available to any party whose action or failure to fulfill any of its material obligations under the Merger Agreement has been the principal cause of or resulted in the failure of the Merger to be consummated by such date;

  •
  either of the Stockholder Approval or the Minority Approval is not obtained at a meeting of the Company stockholders, including any adjournments or postponements of such meeting; or

    •
    any order, judgment, decision, decree, injunction, ruling, writ or assessment of a governmental authority permanently restraining, enjoining or otherwise prohibiting consummation of any transaction contemplated by the Merger Agreement becomes final and non-appealable;

  •
  by Parent, if:

  •
  the Company shall have breached or otherwise violated any of its material covenants, agreements or other obligations under the Merger Agreement or the Exchange Agreement (together, the "Transaction Agreements"), or any of the representations and warranties of the Company in any Transaction Agreement shall have become inaccurate, in the circumstances described under "The Merger Agreement—Termination" beginning on page 90; or

  •
  a Triggering Event, as described under "The Merger Agreement—Termination" beginning on page 90, shall have occurred before the adoption of the Merger Agreement by the Stockholder Approval and Minority Approval;

  •
  by the Company, if:

  •
  Parent or Acquisition Sub shall have breached or otherwise violated any of their respective material covenants, agreements or other obligations under any Transaction Agreement or any of the representations and warranties of Parent and Acquisition Sub in any Transaction Agreement shall have become inaccurate, in the circumstances described below in "The Merger Agreement—Termination" beginning on page 90; or

  •
  prior to receipt of the Stockholder Approval and the Minority Approval, the Company receives a Superior Proposal that did not result from any breach of the Company's no solicitation obligations, the Special Committee determines in good faith, after consulting with and receiving advice from outside counsel, that the failure to terminate the Merger Agreement and enter into a definitive written agreement providing for the Superior Proposal would be inconsistent with its fiduciary duties under Delaware law, substantially concurrently with, and as a condition to, such termination, the Company enters into a definitive written agreement providing for the Superior Proposal and pays the termination fee and the Company otherwise complies with its no solicitation obligations in the circumstances described under "The Merger Agreement—Termination" beginning on page 90 and the other sections to which that section refers.

Termination Fee

        The Merger Agreement provides that the Company will be required to pay to Parent a termination fee of $40.0 million (net of any transaction expenses of Parent reimbursed by the Company) if any of the following occur, as further described under "The Merger Agreement—Fees and Expenses—Payment of Termination Fee or Reimbursement of Fees and Expenses by the Company" beginning on page 91:

  •
  the Merger Agreement is terminated by the Company to enter into a definitive agreement providing for a Superior Proposal prior to receipt of the Stockholder Approval and the Minority Approval in accordance with the Merger Agreement;

  •
  the Merger Agreement is terminated by Parent due to a Triggering Event, as described under "The Merger Agreement—Termination" beginning on page 90, occurring; or

  •
  each of the following occurs:

  •
  the Merger Agreement is terminated by the Company or Parent due to a failure of the Merger to be consummated by October 31, 2016, by the Company or Parent due to a failure to obtain the Stockholder Approval or the Minority Approval, or by Parent due to certain breaches or violations by the Company of the Merger Agreement, or any of the Company's representations and warranties becoming inaccurate;

    •
    following the execution of the Merger Agreement and prior to such termination, a Competing Acquisition Transaction (which is described under "The Merger Agreement—Fees & Expenses—Payment of Termination Fee or Reimbursement of Fees and Expenses by the Company" beginning on page 91) is publicly announced or becomes publicly disclosed and not publicly withdrawn; and

    •
    within 12 months following such termination, a Competing Acquisition Transaction is consummated or the Company enters into a definitive agreement with respect to any Competing Acquisition Transaction during such 12 month period and such Competing Acquisition Transaction is thereafter consummated.

        A "Competing Acquisition Transaction" is the same as an Acquisition Proposal (which is described under "The Merger Agreement—Other Covenants and Agreements—No Solicitation" beginning on page 84), except that references therein to 20% are deemed to be references to a majority.

Limited Guarantee

        The Guarantors, jointly and severally, have irrevocably and unconditionally guaranteed to the Company the full and timely payment and performance by Parent and Acquisition Sub of all their covenants, obligations, undertakings and liabilities in connection with the Transaction Agreements and the Transactions. However, the aggregate obligations of the Guarantors will not exceed the aggregate transaction consideration payable under the Merger Agreement, other than with respect to Parent's and Acquisition Sub's indemnification obligations under the Merger Agreement (described under "The Merger Agreement—Other Covenants and Agreement—Directors' and Officers' Indemnification Insurance" beginning on page 87 and "The Merger Agreement—Other Covenants and Agreement—Requested Transactions"" beginning on page 88. Except with respect to such indemnification obligations, this guaranty will terminate as of immediately after the effective time of the Merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the Special Meeting, the Merger Agreement and the Transactions, including the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

  Q:
  What is the proposed Transaction?

  A:
  The proposed transaction is the acquisition of the Company by Parent and its affiliates through a series of transactions consisting of, among other things, the payment to the holders of Common Stock of a Closing Dividend and the merger of Acquisition Sub with and into the Company, with the Company surviving the Merger as the Surviving Corporation. See "The Merger Agreement" beginning on page 76.

  Q:
  What will I receive in the Transactions?

  A:
  If the Merger is completed, through the Closing Dividend and the Merger, you will be entitled to receive an aggregate amount of $18.25 in cash, without interest and less any required withholding taxes, for each share of Common Stock that you own, unless you have properly exercised and perfected and not withdrawn your demand for appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of Common Stock, you will be entitled to receive $1,825 for your shares of Common Stock, less any required withholding taxes. You will not be entitled to receive shares in the Surviving Corporation.

  Q:
  Where and when is the Special Meeting?

  A:
  The Special Meeting will take place on June 23, 2016, starting at 10:00 a.m. local time at the offices of Sidley Austin LLP located at 787 Seventh Avenue, 23rd Floor, New York, NY 10019.

  Q:
  What matters will be voted on at the Special Meeting?

  A:
  You will be asked to consider and vote on the following proposals:

  •
  to adopt the Merger Agreement;

  •
  to approve the Non-Binding Merger-Related Compensation Proposal; and

  •
  to approve any adjournment of the Special Meeting to solicit additional proxies, if necessary, if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, referred to as the "adjournment proposal".

  Q:
  What vote of our stockholders is required to adopt the Merger Agreement?

  A:
  For the Company to complete the Merger, under Delaware law, the holders of a majority of the outstanding shares of Common Stock must vote "FOR" the adoption of the Merger Agreement. In addition, the Merger Agreement contains a condition to closing that the holders of a majority of the outstanding shares of Common Stock not beneficially owned by Parent or any of its affiliates (including BPY and its affiliates) vote "FOR" the adoption of the Merger Agreement.

  In connection with the Merger Agreement, the Company and the Exchange Parties entered into a Voting Agreement pursuant to which, among other things, the Exchange Parties agreed to vote all their shares of Common Stock (i) in favor of the approval and adoption of the Merger Agreement, (ii) in favor of the approval of the Transactions and any other matter that is required to facilitate the Transactions and (iii) against certain actions that would compete or conflict with, or have an adverse effect on the consummation of the Transactions.

    Holders of Common Stock as of the record date have one vote for each share of Common Stock owned by such shareholder as of the close of business on the record date.

    Except in their capacities as members of the Special Committee and/or the Board, as applicable, no officer or director of the Company, nor any of the Exchange Parties or their affiliates, has made any recommendation either in support of or in opposition to the Merger or the Merger Agreement. The directors and current executive officers of the Company have informed the Company that as of date of this proxy statement, they intend to vote in favor of the adoption of the Merger Agreement. See "The Special Meeting—Required Vote" beginning on page 72.

  Q:
  Are there any other conditions to closing of the Transactions that must be satisfied for the Transactions to be completed? If any of the Transactions close, will they all close?

  A:
  In addition to the adoption of the Merger Agreement by the Company's stockholders, there are a number of customary conditions that must be satisfied or waived for the Transactions to be consummated. As described in "The Merger Agreement—Structure and Timing of the Transactions" beginning on page 76, closing of the Transactions will involve several steps, including the Exchange, followed by the Requested Transactions (including declaration of the Closing Dividend), followed by the Merger. The conditions to closing in the Merger Agreement apply only to the consummation of the Exchange—once those conditions are satisfied or waived and the Exchange has occurred, each subsequent step in the closing process is subject to no further express conditions in the Merger Agreement other than consummation of the immediately preceding step in the closing process. For a description of all the conditions to the Exchange, see "The Merger Agreement—Conditions to the Exchange" beginning on page 89.

  Q:
  What vote of our stockholders is required to approve the adjournment proposal?

  A:
  The adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the Common Stock present in person or represented by proxy and entitled to vote at the special meeting.

  Q:
  With respect to the Non-Binding Merger-Related Compensation Proposal, why am I being asked to cast a non-binding advisory vote to approve compensation that may become payable to the Company's named executive officers in connection with the Merger?

  A:
  SEC rules require us to seek a non-binding, advisory vote with respect to certain categories of compensation that may be provided to named executive officers in connection with a merger transaction.

  Q:
  What will happen if stockholders do not approve the Non-Binding Merger-Related Compensation Proposal?

  A:
  Approval of the Non-Binding Merger-Related Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to Non-Binding Merger-Related Compensation Proposal is an advisory vote and will not be binding on the Company. Therefore, if the Stockholder Approval and the Minority Approval are each obtained and the Merger is completed, the payments that are the subject of the Non-Binding Merger-Related

    Compensation Proposal may become payable to the named executive officers regardless of the outcome of the vote on the Non-Binding Merger-Related Compensation Proposal.

  Q:
  What vote of our stockholders is required to approve the Non-Binding Merger-Related Compensation Proposal?

  A:
  Stockholders holding a majority of the aggregate voting power of the Common Stock outstanding present in person or by proxy at the Special Meeting and entitled to vote thereon must vote "FOR" the Non-Binding Merger-Related Compensation Proposal in order for such proposal to be approved.

  Q:
  How does the Special Committee and the Board recommend that I vote?

  A:
  The Special Committee, and the Board (other than the Brookfield Directors, who abstained and recused themselves from all discussions relating to the Transactions, including the Merger), acting upon the unanimous recommendation of the Special Committee, unanimously recommends that our stockholders vote "FOR" the adoption of the Merger Agreement and "FOR" the Non-Binding Merger-Related Compensation Proposal. You should read "Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of the Board; Fairness of the Merger" beginning on pagep 33 for a discussion of the factors that the Special Committee and the Board considered in deciding to recommend adoption of the Merger Agreement and approval of the Merger. See also "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 56.

  Q:
  What effects will the Merger have on the Company?

  A:
  The Common Stock is currently registered under the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act", and is quoted on the NYSE under the symbol "RSE". As a result of the Merger, the Company will cease to be a publicly traded company and will be wholly owned by Parent. Following the consummation of the Merger, the registration of the Common Stock and our reporting obligations under the Exchange Act will be terminated upon application to the SEC. In addition, upon the consummation of the Merger, the Common Stock will no longer be listed on any stock exchange or quotation system, including the NYSE. See "Special Factors—Plans for the Company after the Merger" beginning on page 53.

  Q:
  What happens if the Merger is not consummated?

  A:
  If the Stockholder Approval and Minority Approval are not obtained or if the Merger is not consummated for any other reason, the Merger will not be effected and the Company's stockholders will not receive any payment for their shares. Instead, the Company will remain a public company and shares of Common Stock will continue to be listed and traded on the NYSE. Under specified circumstances, the Company may be required to pay Parent a termination fee of $40.0 million or reimburse Parent and Acquisition Sub for their costs and expenses. See "The Merger Agreement—Termination" beginning on page 90 and "The Merger Agreement—Fees and Expenses" beginning on page 91.

  Q:
  What do I need to do now?

  A:
  We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement as well as the Schedule 13E-3, including the exhibits attached thereto, filed with the Securities and Exchange Commission, and to consider how the Merger affects you. If you are a stockholder of record, you can ensure that your shares are voted at the Special Meeting by submitting your proxy via:

    •
    telephone, using the toll-free number listed on each proxy card;

    •
    the Internet, at the address provided on each proxy card; or

    •
    mail, by completing, signing, dating and mailing each proxy card and returning it in the envelope provided.

    If you hold your shares in "street name" through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against adoption of the Merger Agreement.

  Q:
  Should I send in my stock certificates or other evidence of ownership now?

  A:
  No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Common Stock for the transaction consideration. If your shares of Common Stock are held in "street name" by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the transaction consideration. Do not send in your certificates now.

  Q:
  Can I revoke my voting instructions?

  A:
  Yes, you can revoke your voting instructions at any time before your proxy is voted at the Special Meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company's Corporate Secretary in writing at Rouse Properties, Inc., Attention: Secretary, 1114 Avenue of the Americas, Suite 2800, New York, NY, 10036, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the Special Meeting and voting in person (simply attending the Special Meeting will not cause your proxy to be revoked). Please note that if you hold your shares in "street name" and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions. See "The Special Meeting—Voting; Proxies; Revocation—Revocation of Proxies" beginning on page 73.

  Q:
  What does it mean if I get more than one proxy card or voting instruction card?

  A:
  If your shares are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

  Q:
  Who will count the votes?

  A:
  All votes will be counted by the independent inspector of election appointed for the Special Meeting.

  Q:
  Am I entitled to appraisal rights under the DGCL?

  A:
  If the Merger Agreement is adopted by the Company's stockholders, stockholders who do not vote (whether in person or by proxy) in favor of the adoption of the Merger Agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of Common Stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court, which may be greater or less than the per share transaction consideration offered by Parent pursuant to the Merger Agreement. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex F to this proxy statement.

  Q:
  Who can help answer my other questions?

  A:
  If you have more questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Morrow & Co., LLC at (855) 264-1296. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SPECIAL FACTORS

The Parties to the Merger

        The parties to the Merger Agreement are the Company, Parent, Acquisition Sub, and solely for the purposes stated therein, the Guarantors.

  The Company

        For information regarding the Company, see "Important Information Concerning the Company—Company Background" beginning on page 95.

  Parent

        Parent is a newly formed Delaware limited liability company. Parent is managed by Brookfield Strategic Real Estate Partners II GP L.P. as managing shareholder, which is an affiliate of BAM. BAM, together with certain of its affiliates, including BPY, beneficially own approximately 33.5% of the outstanding Common Stock. Immediately prior to the effective time of the Merger, the Exchange Parties will exchange their shares of Common Stock for new shares of Series I Preferred Stock of the Company. Parent was formed solely for the purpose of engaging in the Merger and other related transactions. Parent has not engaged in any business other than in connection with the Merger and other related transactions.

  Acquisition Sub

        Acquisition Sub is a Delaware corporation. Acquisition Sub is a wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the Merger and other related transactions. Acquisition Sub has not engaged in any business other than in connection with the Merger and other related transactions.

  Guarantors

        Brookfield Strategic Real Estate Partners II-A L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-A (ER) L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-B L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C (ER) L.P., a Delaware limited partnership, and Brookfield Strategic Real Estate Partners BPY Borrower L.P., a Delaware limited partnership (collectively, "the Guarantors" and together with BAM and the Exchange Parties, the "Brookfield Filing Persons") are private investment funds managed by its general partner Brookfield Strategic Real Estate Partners II GP L.P., which is an affiliate of BAM.

        For additional information regarding the Parent Parties and the Brookfield Filing Persons, see "Important Information Regarding the Parent Parties and the Brookfield Filing Persons" beginning on page 113.

Background of the Merger

        The Board together with Company senior management periodically review the Company's long-term strategic plan and potential strategic alternatives for the Company.

        In mid-2013, the Board began considering potential strategic alternatives, including a possible sale of the Company. The Company retained two financial advisors, which contacted various potential buyers in an effort to assess their levels of interest in a possible transaction with the Company. The Company, with the assistance of its financial advisors, engaged in preliminary discussions with several of the parties contacted regarding a possible acquisition of the Company. However, the Board determined in late 2013 to terminate the process because the potentially interested buyers indicated that the price of the Company's stock had by then increased above the price at which they were willing to pursue a possible acquisition of the Company.

        In the evening of Friday, January 15, 2016, Mr. Kingston and Mr. Clark informed each of Messrs. Silberfein, Haley, Hegarty, Kruth and Mullen that BAM was planning to furnish to the Board the next day, Saturday, January 16, 2016, a written proposal to acquire the outstanding shares of the Common Stock that were not owned by BAM and its affiliates, including BPY.

        On the following day, the Board received a written, unsolicited, non-binding proposal from BAM, on behalf of a real estate fund managed by BAM, to acquire all outstanding shares of Common Stock, other than those shares currently held by BPY and its affiliates, for a purchase price of $17.00 per share in cash. This proposal stated that BAM's proposed acquisition was not subject to any financing contingencies and was not subject to any due diligence review with respect to the Company.

        Later that day, the Board met to review the BAM proposal and to receive a presentation thereon from Jeffrey Blidner, a Senior Managing Partner of BAM, Richard Clark, Senior Managing Partner of BAM and Chairman of the Brookfield Property Group and BPY, and Brian Kingston, a Senior Managing Partner of BAM and Chief Executive Officer of the Brookfield Property Group and BPY, each of whom is a director of the Company. Representatives from Sidley Austin LLP ("Sidley"), counsel to the Company, attended this meeting at the request of Mr. Silberfein and Ms. Susan Elman, Executive Vice President, General Counsel and Secretary of the Company. During this meeting, Mr. Kingston stated that BAM planned to make the proposal public on the next business day, Tuesday, January 19, 2016, before the open of trading on the New York Stock Exchange, by filing an amendment to its Schedule 13D in respect of the Company. Mr. Kingston also stated that BAM's proposal had no set expiration date, that BAM and its affiliates did not have any plans to purchase additional shares of Common Stock in the open market and that BAM did not have any definitive plans for management or employees of the Company in connection with BAM's proposed transaction.

        After receiving and considering a presentation from Sidley as to the relevant legal standards and risks applicable to acquisitions of Delaware corporations by stockholders and the advantages of forming an independent special committee, the Board established an independent committee consisting of Messrs. Haley, Hegarty, Kruth, Mullen and Silberfein (who together comprise all the directors of the Company, other than Messrs. Blidner, Clark and Kingston, who are employees of BAM and/or its affiliates). The Board delegated to the Special Committee all the Board's power and authority with respect to the BAM proposal and any alternatives thereto, including, among other things, the power and authority to evaluate, accept, reject and/or negotiate the proposal, explore and solicit other proposals and/or explore, evaluate and effect alternatives to the BAM proposal, and to cause the Company to take any and all corporate and other actions, and/or enter into any agreements with BAM or third parties, and/or adopt any measures, in response to or in connection with the BAM proposal, all as may be determined by the Special Committee in its sole discretion.

        Promptly after that Board meeting, the Special Committee met, with Sidley in attendance, to discuss, among other things, the BAM proposal and potential next steps and to confirm that the members of the Special Committee and Sidley had no significant conflicts with respect to the BAM proposal. Sidley addressed the fiduciary duties and responsibilities of directors and members of special committees of boards of directors when considering a potential transaction of the type that BAM was proposing. Sidley and the Special Committee also discussed certain initial considerations for the Special Committee, including that the Special Committee should determine whether the Company was for sale at this time, whether the Special Committee's response to BAM should be to reject outright any acquisition by BAM or demand a higher price from BAM or whether to explore a sale of the Company through an auction or similar process.

        Sidley and the Special Committee also discussed certain actions BAM could take without the Special Committee's approval, such as purchasing more shares of Common Stock in the open market. Sidley reviewed the Company's takeover defenses and noted that BAM and its affiliates were exempted from the restrictions in the Company's charter with respect to ownership and transfer of more than 9.9% of the number or value (whichever is more restrictive) of the outstanding Common Stock.

        The members of the Special Committee also discussed and confirmed their independence from BAM, and instructed Mr. Silberfein not to have any discussions with BAM or any of its affiliates concerning Mr. Silberfein's role, if any, after any potential acquisition by BAM (or any of its affiliates) of the Company or the compensation for any such role. Mr. Silberfein acknowledged this instruction and informed the Special Committee that he had had no such discussions to date. The Special Committee determined that it would be prudent to retain its own financial advisor and legal counsel before responding to BAM's proposal. The Special Committee also instructed Sidley to request a standstill agreement from BAM pursuant to which BAM would agree that neither it nor any of its affiliates would purchase any additional shares of Common Stock for a specified period, and to prepare to have the Special Committee adopt a stockholder rights plan on Tuesday, January 19, 2016, if BAM did not agree to an acceptable standstill before then. The Special Committee deferred a decision on whether to retain Sidley as its legal counsel.

        From January 16, 2016, through January 18, 2016, the Special Committee met several times and interviewed four investment banks and three law firms (including Sidley) as potential advisors to the Special Committee, focusing on firms the Special Committee believed had extensive experience in advising special committees in M&A transactions and in the REIT and mall space. These interviews, and the related discussions among the Special Committee members, focused on the candidates' respective qualifications, independence from BAM and its affiliates, experience with significant stockholder buyout transactions, experience with transactions involving REITs, and in particular mall REITs, knowledge of the Company's industry, quality of reputation and availability of dedicated senior personnel. In connection with its assessment of the relative independence of potential financial advisors, the Special Committee recognized that most, if not all, investment banks with the desired experience would likely have provided financial services to BAM or its affiliates and, therefore, focused on the relative independence of the proposed M&A advisory teams interviewed and, in particular, on a lack of recent engagements by BAM or its affiliates with respect to M&A and similar investment banking transactions as opposed to other financial services, such as commercial loans, foreign exchange or swaps. Representatives of Sidley attended each of the four meetings with investment banks, but did not attend either of the meetings with the other two law firms that the Special Committee interviewed.

        Also during these meetings, Sidley addressed the fiduciary duties of the members of the Special Committee and provided updates to the Special Committee on Sidley's negotiation of a standstill agreement with BAM's counsel, Weil, Gotshal & Manges LLP ("Weil"), and in particular with respect to the expiration date thereof (the Company originally proposed April 30, 2016 as the expiration date and BAM through its counsel countered with February 18, 2016).

        On January 18, 2016, the Special Committee selected BofA Merrill Lynch as its financial advisor and Sidley as its legal counsel to assist in reviewing and evaluating the BAM proposal and potential available strategic alternatives. The Special Committee determined that Sidley had no significant conflicts of interest involving BAM or its affiliates. The Special Committee also determined that BofA Merrill Lynch, in addition to having the best knowledge and experience with respect to the mall REIT sector of the investment banks interviewed, had provided no M&A financial advisory services to BAM or its affiliates in the past two years and had no other material relationships with BAM or its affiliates that, in the Special Committee's view, would reasonably be expected to impair its ability to perform its financial advisory services to the Special Committee. In so determining, the Special Committee considered, with the participation of Sidley, that BofA Merrill Lynch, together with its affiliates, as part of a full service securities firm and commercial bank, had provided certain commercial banking and commodity, derivatives, foreign exchange and other trading and investment banking services to BAM and certain of its affiliates and portfolio companies over the prior two years, but that the revenues from such services were immaterial to BofA Merrill Lynch.

        Also on January 18, 2016, the Company and BAM entered into a standstill agreement pursuant to which BAM agreed that neither it nor certain of its affiliates would, other than pursuant to a written agreement with the Company and subject to certain limited exceptions, acquire beneficial ownership (broadly defined) of any additional shares of the Common Stock prior to March 4, 2016.

        On the morning of January 19, 2016, prior to the opening of trading on the New York Stock Exchange, BAM issued a press release announcing its proposal and filed an amendment to its Schedule 13D with the SEC reflecting its proposal and attaching copies of the standstill agreement and the non-binding proposal letter delivered to the Board on January 16, 2016. On the same day, the Company also issued a press release announcing receipt of BAM's proposal and the establishment of the Special Committee, and filed with the SEC a Current Report on Form 8-K attaching copies of the press release, the standstill agreement and the non-binding proposal letter delivered to the Board on January 16, 2016.

        During the period from January 16, 2016, when the Special Committee was formed, through February 25, 2016, when the Merger Agreement was executed, the Special Committee met 14 times either telephonically or in person. All members of the Special Committee were present at each such meeting, except that two members missed one meeting and another member missed two meetings. With the exception of certain portions of the Special Committee meetings on January 17, 2016 and January 18, 2016, during which the Special Committee was either interviewing other law firms or discussing which law firm to engage, the Special Committee meetings were all attended by Sidley and, after its financial advisor was selected, most of its meetings also were attended by BofA Merrill Lynch.

        At a meeting held on January 21, 2016, the Special Committee discussed and considered, among other things, additional detail furnished by BofA Merrill Lynch in respect of certain material relationships and proposed fee arrangements and also determined that each Special Committee member (other than Mr. Silberfein) would receive from the Company, as compensation for serving on the Special Committee and the substantial additional work and time commitment involved, a retainer of $50,000, as well as reimbursement by the Company of all reasonable costs incurred by each member (other than Mr. Silberfein) in connection with his or her service on the Special Committee, and that the chairman selected by the Special Committee would receive an additional $10,000 for serving as chairman. The Special Committee also appointed Mr. Kruth as Chairman of the Special Committee, approved the engagement of a public relations firm that specialized in M&A situations and considered engaging a proxy solicitor (but determined that one did not need to be engaged at that time).

        The Special Committee also received an update from BofA Merrill Lynch on various matters, including the Company's recent stock performance and analyst coverage since the announcement of the BAM proposal, the lack of calls that BofA Merrill Lynch had received from parties interested in exploring an acquisition of, or other strategic transaction with, the Company despite the public announcement of BAM's proposal, and the status of its preliminary financial review of the Company.

        Between January 25, 2016 and January 29, 2016, members of the Special Committee and BAM contacted Mr. Silberfein to discuss concerns that valuable senior executives of the Company might depart given the possible disruption caused by the recent public announcement of the BAM proposal. Based on such discussions and at the suggestion of the Special Committee, Mr. Silberfein began to prepare a proposed executive retention plan for consideration by the Special Committee at a future date.

        On January 29, 2016, the Special Committee met to discuss issues related to employee retention given the public announcement of BAM's proposal, and to review with JL Board Advisors, LLC, an independent compensation consultant ("JLBA"), a proposed retention plan. After discussing with the representative from JLBA his independence from management (during which discussion Mr. Silberfein and Ms. Elman recused themselves from the meeting), the Special Committee approved the retention plan.

        The Special Committee met again on February 4, 2016, at which meeting Mr. Silberfein reviewed the Company's 2016 Business Plan, consisting of a "base plan" that did not give effect to a potential sale by the Company of joint venture interests in certain of its properties and a "base plan with capital markets activity" that gave effect to such joint venture interest sales. At this meeting, Sidley reminded the Special Committee members of their fiduciary duties to the Company's stockholders. After the Special Committee discussed and approved the Company's 2016 Business Plan, BofA Merrill Lynch joined the meeting to review with the Special Committee, among other things, the base plan with capital markets activity which BofA Merrill Lynch previously had been directed to use and rely upon by the Company's management, and preliminary financial and market perspectives regarding the Company and BAM's proposal, as summarized below under "February 4, 2016 Preliminary Strategic Review Materials" beginning on page 46.

        BofA Merrill Lynch and Sidley then reviewed with the Special Committee certain potential responses to BAM and strategic alternatives for the Company in light of BAM's proposal, including (i) determining that the Company was not for sale at this time, (ii) determining to explore potential strategic alternatives, including a sale of the Company, one or more joint ventures, one or more asset sales and/or one or more investments in the Company by a third party, through a structured process and (iii) entering into direct negotiations with BAM in respect of its proposal, and the advantages and disadvantages of each. In particular, Sidley and BofA Merrill Lynch noted that any asset sale or joint venture strategy would likely be complex, time consuming and uncertain to be completed. The Special Committee members agreed with that assessment. BofA Merrill Lynch also discussed with the Special Committee a list, developed with input from the Company's management, of more than 20 potential financial buyers of the Company (including pension funds, insurance companies and sovereign wealth funds), approximately five potential strategic buyers of the Company and more than 20 potential joint venture partners or buyers of selected assets of the Company. The BofA Merrill Lynch representatives and Mr. Silberfein also noted that they had received only a few inbound calls since announcement of BAM's proposal from parties expressing interest in exploring a strategic transaction with the Company.

        After careful consideration, the Special Committee unanimously determined to reject BAM's proposal of $17.00 per share as inadequate and not in the best interests of the Company or its stockholders.

        The Special Committee met again on Friday, February 5, 2016 and reviewed and discussed a draft response letter to BAM rejecting its proposal of $17.00 per share, as well as a draft public announcement, copies of which had been distributed to the Special Committee members prior to the meeting. After discussion and careful consideration, the Special Committee unanimously approved the proposed response letter and public announcement, and instructed Mr. Kruth to call Mr. Kingston over the weekend to inform Mr. Kingston that the Special Committee had decided to reject BAM's proposal and was planning to deliver a letter to BAM to this effect and publicly announce its rejection of such proposal on Monday morning, February 8, 2016.

        Mr. Kruth called Mr. Kingston in the afternoon on February 7, 2016 to inform him that the Special Committee had decided to reject BAM's January 16, 2016 proposal. In addition, Weil and Sidley discussed the possibility that BAM would submit a higher proposed per share price. As part of these discussions, Sidley informed Weil that the Special Committee would likely insist that any transaction with BAM include a condition that it be approved by holders of a majority of the Company's shares held by Unaffiliated Stockholders of the Company (a "majority of the minority" approval condition). Weil indicated that BAM likely would object to such condition.

        The Special Committee held a meeting that evening to discuss this development and potential next steps. The Special Committee determined to await a potentially higher proposal from BAM before publicly announcing the Special Committee's rejection of BAM's proposal of $17.00 per share.

        On February 8, 2016, Lowell Baron, Managing Partner of BAM, communicated to Mr. Kruth and a representative of BofA Merrill Lynch a revised, increased proposal from BAM of $17.75 per share in cash. The Special Committee met later that afternoon to discuss this revised proposal, which represented an increase of approximately 4% to BAM's original proposal of $17.00 in cash. After careful consideration, the Special Committee unanimously authorized and instructed Mr. Silberfein to call Mr. Baron and/or Mr. Kingston to reject BAM's revised proposal of $17.75 per share and inform Mr. Baron and/or Mr. Kingston that the Special Committee would consider only a proposal that included a cash purchase price that was "closer to $19.00 per share" and included a "majority of the minority" approval condition.

        On February 9, 2016, Mr. Silberfein called Messrs. Kingston and Baron to reject BAM's revised proposal of $17.75 per share and to communicate the Special Committee's position that it would only consider a proposal that included a cash purchase price that was "closer to $19.00 per share" and included a "majority of the minority" approval condition, as instructed by the Special Committee. During this conversation, Mr. Silberfein made a number of arguments to convince BAM to increase its purchase price. Later on February 9, 2016, a BofA Merrill Lynch representative and Mr. Kruth were contacted by representatives of BAM during which such BAM representatives communicated a revised proposal that they stated was BAM's "best and final" offer, consisting of (i) a purchase price per share in cash of $18.25, (ii) suspension of the payment of all dividends by the Company through closing, (iii) a termination fee of $40.0 million payable by the Company if the Company terminates the merger agreement to accept a higher bid from a third party, (iv) no majority of the minority approval condition, (v) a customary no-shop provision with matching rights for BAM and fiduciary out termination right for the Company, and (vi) an expectation that BAM would have the ability to discuss post-closing employment arrangements with the Company's management team prior to signing a merger agreement. This offer was later confirmed in an email from Mr. Kingston (the "February 9th BAM Offer").

        The Special Committee met in the evening of February 9, 2016 to discuss and consider the February 9th BAM Offer. During this meeting, a BofA Merrill Lynch representative indicated that Mr. Kingston repeatedly had stated that the February 9th BAM Offer was BAM's "best and final" offer. Mr. Silberfein noted that the Company's next proposed quarterly dividend, which was scheduled to be presented to the Board for approval at a meeting scheduled for February 25, 2016, would likely be $0.18 per share, and that the next proposed quarterly dividend after that might increase to approximately $0.19 per share. The Special Committee, with input from Sidley and BofA Merrill Lynch, discussed the likely timing of closing if a definitive agreement were reached in relation to the likely timing of dividend payments, and the potential effect that suspending the Company's dividend might have on the overall value of the February 9th BAM Offer.

        Sidley and BofA Merrill Lynch further explained and commented on various aspects of the February 9th BAM Offer, including the absence of a "majority of the minority" approval condition, the proposal for a "no-shop" as compared to a "go-shop" provision (i.e., a provision that would permit the Company to actively solicit a superior proposal for a period after entering into a definitive merger agreement with BAM, and to terminate such merger agreement to enter into an agreement with respect to any such superior proposal for a reduced termination fee) and the proposed size of the termination fee. The Special Committee members also discussed with the representatives from Sidley and BofA Merrill Lynch the unsuccessful process to sell the Company that was conducted in late 2013, the deterrent effect that BAM's January 16, 2016, publicly disclosed proposal to purchase the Company and significant ownership stake in the Company may have had and could continue to have on other potential bidders making a competing offer to acquire the Company, and the relative lack of interest that had been received from other potential bidders since the BAM proposal was made public on January 19, 2016, with only a few calls received from other potential bidders. The Special Committee also noted then current negative market conditions (including the fact that the equity REIT sector of the stock market had fallen an additional 6% in the preceding few days and had declined by approximately 10% since the beginning of the year, with the Company's peers down more materially).

        The Special Committee members further discussed how Mr. Kingston and other BAM representatives had attempted to contact a number of the Special Committee members individually to discuss the February 9th BAM Offer. During the course of the meeting, Mr. Kruth reported to the Special Committee that he had received a message from Mr. Kingston reiterating to Mr. Kruth that the February 9th BAM Offer was BAM's "best and final" offer and that BAM had "nothing left to offer." The unanimous consensus of the Special Committee was that if the Special Committee rejected the February 9th BAM Offer, BAM would potentially terminate discussions and withdraw its offer, in which case the Company's share price might decline to its pre-January 19, 2016 level of $13.49 per share (when BAM's initial proposal was publicly announced) or lower and that it would be in the best interests of the Company's stockholders to proceed with further discussions and negotiations with BAM.

        Accordingly, the Special Committee members carefully considered whether to accept or reject the various elements of the February 9th BAM Offer, including whether to insist on a go-shop period with a reduced termination fee, but concluded, in respect of the go-shop, that a go-shop provision would likely not be of much value to the Company in light of the circumstances given, among other things, the (i) lack of interest on the part of other potential bidders since BAM's announcement of its January 16th proposal, (ii) BAM's existing ownership stake in the Company, (iii) the unsuccessful process to sell the Company that was conducted in 2013, (iv) deteriorating market conditions (including the fact that the equity REIT sector of the stock market had fallen an additional 6% in the preceding few days and had declined by approximately 10% since the beginning of the year, with the Company's peers down more materially) and (v) the fact that BAM repeatedly emphasized that its February 9th BAM Offer was its "best and final." The Special Committee members also noted that BAM had not requested an exclusivity agreement from the Company, and that the Company could continue to seek alternative proposals until a merger agreement, if any, was executed with BAM (which was expected to take two weeks or more).

        The Special Committee members determined, after consultation with BofA Merrill Lynch and Sidley, that the size of the $40.0 million termination fee (which was approximately 3.8% of the proposed transaction's equity value for the entire Company, including the shares already owned by BAM and its affiliates) was within the customary range of termination fees for transactions of this type and would likely not have a preclusive effect on the Company's ability to receive superior proposals from potential third party bidders. After careful consideration, the Special Committee unanimously instructed BofA Merrill Lynch, notwithstanding BAM's insistence that the February 9th BAM Offer was "best and final," to respond to the February 9th BAM Offer with a counterproposal consisting of (i) a price per share in cash of $18.50, (ii) a "majority of the minority" approval condition and (iii) no discussions between BAM and the Company's management team prior to signing a merger agreement. The Special Committee also instructed BofA Merrill Lynch to inform BAM that, subject to these provisions and an acknowledgment that any merger agreement would need to be executed before the dividend declaration date scheduled for February 25, 2016, it would accept the no-shop provision, the $40.0 million termination fee and the provision requiring suspension of the payment of all dividends by the Company through closing.

        In accordance with the Special Committee's instructions, BofA Merrill Lynch representatives spoke with Mr. Kingston on February 9, 2016, to relay the Special Committee's response. Mr. Kingston indicated that the Company's proposed purchase price of $18.50 per share in cash was not acceptable, and he reiterated that the February 9th BAM Offer was BAM's best and final offer. Mr. Kingston also indicated that he understood that BAM could not agree to definitive employment terms with the Company's management prior to signing a merger agreement, but that BAM still wanted to have conversations with certain members of management prior to signing a merger agreement.

        At approximately the same time on February 9, 2016, a lawyer at Sidley received a call from a lawyer at Weil who said that BAM did not want to agree to a "majority of the minority" approval condition given the extra risk and uncertainty it might create for BAM.

        The Special Committee reconvened later that evening to receive an update regarding the conversations with BAM and Weil. Sidley discussed with the Special Committee whether to permit BAM to discuss employment terms with the Company's management, particularly with Mr. Silberfein, prior to signing a merger agreement. The Special Committee also discussed, among other things (i) potential alternatives that might permit BAM to increase its proposed purchase price, (ii) the importance of insisting on a requirement that any transaction with BAM be approved by a majority of the Unaffiliated Stockholders of the Company and (iii) the status of BofA Merrill Lynch's efforts, at the direction of the Special Committee, to identify other potential bidders that might be interested in pursuing strategic alternatives with the Company, including an acquisition of the Company. The Special Committee carefully considered the likely consequences of rejecting the February 9th BAM Offer, including the possibility that the Company's stock price could fall below its pre-January 19, 2016 level if BAM withdrew its bid. After careful consideration of the options available to it, the Special Committee unanimously authorized and instructed Mr. Kruth and the BofA Merrill Lynch representatives to call Mr. Kingston and relay the following counterproposal:

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  a purchase price per share of $18.25 in cash;

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  suspension of the payment of all dividends by the Company through closing, provided that if a merger agreement with BAM was not executed on or before February 24, 2016, the Company would declare its regularly scheduled quarterly dividend (subject to approval by the Board at such time); and

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  a "majority of the minority" approval condition.

        The Special Committee members expressed their belief that these terms were likely the best that BAM would agree to given the volatile and deteriorating financial market conditions, the best and final nature of the February 9th BAM Offer and other factors.

        The Special Committee also unanimously authorized and instructed BofA Merrill Lynch to contact all parties previously identified as potentially interested in exploring a strategic transaction with the Company, including an acquisition of the Company, to determine if they would be interested in bidding for the Company. The Special Committee noted that it was important, given that any merger agreement with BAM would likely not include a "go-shop", that all prospective interested bidders receive the Company's 2016 Business Plan as soon as possible.

        After this meeting, in the evening of February 9, 2016 and as instructed by the Special Committee, Mr. Kruth and a BofA Merrill Lynch representative spoke with Mr. Kingston to communicate the Special Committee's latest counterproposal. The only portion of such counterproposal that was not accepted was the Special Committee's request for a "majority of the minority" approval condition. However, Mr. Kingston indicated BAM would reconsider this last open point, and revert to BofA Merrill Lynch and Mr. Kruth later that evening or the next day.

        The Special Committee met in the morning on February 10, 2016, during which Mr. Kruth and a BofA Merrill Lynch representative updated the Special Committee on their conversation with Mr. Kingston. Among other things, the Special Committee considered, in consultation with Sidley and BofA Merrill Lynch, the Company's existing takeover defenses (including the 9.9% REIT ownership limitations in the Company's charter), other defenses that the Company could implement to address the risks raised by BAM, such as a stockholder rights plan, and whether going-private transactions such as the one proposed by BAM commonly included a "majority of the minority" approval condition.

        Later in the day, Mr. Kruth received a telephone call from Mr. Kingston to discuss the Special Committee's request for a majority of the minority approval condition, during which Mr. Kingston indicated that BAM would agree to such a condition. Mr. Kingston also reiterated BAM's desire to discuss post-closing employment terms with members of the Company's senior management, including Mr. Silberfein, and asked if Mr. Silberfein would be willing to resign from the Special Committee in order to permit such discussions to occur.

        The Special Committee reconvened in the afternoon of February 10, 2016 to discuss Mr. Kruth's latest discussion with Mr. Kingston. The Special Committee members discussed with Sidley and BofA Merrill Lynch the advantages and disadvantages of permitting BAM to discuss post-closing employment terms with members of senior management, including Mr. Silberfein, as well as the advantages and disadvantages of Mr. Silberfein resigning from the Special Committee. Mr. Silberfein indicated that he would be willing to resign from the Special Committee at the appropriate time, if requested by the Special Committee, but that he did not believe now was the appropriate time for him to do so. The Special Committee also discussed with the Sidley representatives potential alternatives, including whether Mr. Silberfein could have a discussion with BAM with respect to Mr. Silberfein's post-closing employment terms, with representatives from Sidley participating, if and when BAM and the Company were close to an agreed-upon form of merger agreement.

        At this meeting, BofA Merrill Lynch representatives informed the Special Committee that, as instructed by the Special Committee, more than 25 potential bidders had been contacted. Of those, five parties indicated that they were not interested in the mall REIT sector, a draft confidentiality and standstill agreement had been sent to 10 parties then to date and the remaining parties had not responded. BofA Merrill Lynch indicated that, as requested by the Special Committee, it would continue to contact additional potential bidders.

        On February 11, 2016, Weil sent to Sidley an initial draft merger agreement. The next day, Weil sent to Sidley an initial due diligence request list. Weil acknowledged that BAM's offer was expressly not conditioned on any due diligence, and it was BAM's view that the items requested were confirmatory in nature, would likely need to be disclosed in the Company's disclosure schedules to the merger agreement and would not impact the terms or timing of the proposed transaction.

        On February 12, 2016, Sidley provided to Weil a draft confidentiality agreement for BAM to execute. Between February 12, 2016 and February 15, 2016, this agreement was negotiated between the parties, with Weil and Sidley exchanging several drafts. On February 15, 2016, BAM and the Company executed the confidentiality agreement, and on February 16, 2016, BAM and its representatives were granted access to a data room established by the Company.

        On February 13, 2016, Weil sent to Sidley initial drafts of an exchange agreement and a voting agreement. On February 15, 2016, Sidley sent to Weil revised drafts of the merger agreement, voting agreement and exchange agreement.

        The Special Committee met in the afternoon of February 17, 2016 to receive an update from Sidley and BofA Merrill Lynch on the negotiations with BAM and BofA Merrill Lynch's efforts, on behalf of the Special Committee, to contact other parties potentially interested in exploring a strategic transaction with the Company, including an acquisition of the Company. During this meeting, Sidley explained that the Company and Sidley were awaiting a response from BAM and Weil on Sidley's latest drafts, but that the material points likely to be raised by BAM (which were in fact raised when Weil's revised transaction document drafts were received later that evening) were: (i) the rejection by BAM of an obligation, requested by the Special Committee, on the part of BAM and its affiliates to vote their shares of Common Stock in favor of a superior proposal if BAM decided not to match such superior proposal; (ii) a reinsertion of BAM's request that the Company agree to pay BAM's transaction expenses if the Company's stockholders did not approve the transaction, even in the absence of a third-party bid (a "naked no vote"); (iii) a reinsertion of BAM's request that the Company pay BAM a

$40.0 million termination fee if the Special Committee failed to reaffirm its recommendation of the BAM transaction, even if the Company received a competing proposal that the Special Committee was still evaluating; and (iv) a reinsertion of a provision that the Company agree to request upon execution of the merger agreement that all parties with which the Company had entered into a confidentiality agreement promptly return or destroy all diligence information made available to them.

        Also during this meeting, BofA Merrill Lynch updated the Special Committee as to the third-party solicitation process then conducted, indicating that, to date, in accordance with the Special Committee instructions, more than 40 potential bidders had been contacted and 16 parties were sent a confidentiality agreement, with six bidders as of that date providing mark-ups to such confidentiality agreement. BofA Merrill Lynch noted that (i) many of the parties contacted indicated that they were not interested in the mall property sector in which the Company operates, (ii) a number of the parties contacted indicated that they likely could not bid more than BAM's publicly announced initial purchase price of $17.00 per share and (iii) a number of the parties contacted indicated that they were concerned about investing resources to explore a strategic transaction with the Company given the large equity position that BAM already held in the Company. BofA Merrill Lynch noted that the Special Committee might be able to assuage such concerns by informing those parties, at the appropriate time, that it would consider reimbursing some or all of their expenses if they advanced to a second round of the process. BofA Merrill Lynch stated that, as requested by the Special Committee, it would continue to contact additional potential bidders and follow up on leads. The Special Committee discussed additional parties that BofA Merrill Lynch should contact.

        Over the next several days, Sidley and Weil participated in several teleconferences to discuss open points in the transaction documents and exchanged revised drafts of those documents.

        In the morning of February 21, 2016, Sidley and Weil had a teleconference in which Weil communicated BAM's position on the remaining open points, which consisted of: (i) BAM's refusal to agree to vote the BAM-controlled shares of the Company in favor of a superior proposal that BAM decided not to match (Sidley had asked Weil if BAM would instead agree to an extension of the BAM standstill that expired on March 4, 2016; however, Weil indicated that BAM would not agree to that), but an indication that BAM might consider the Company having an express right under the merger agreement to implement a stockholder rights plan between signing and closing; (ii) BAM's request for expense reimbursement, capped at $10.0 million, if the merger agreement were terminated because of a "naked no-vote"; (iii) a compromise to allow the Special Committee, without paying the $40.0 million termination fee to BAM, to indicate that a public reaffirmation, at BAM's request, of the Special Committee's recommendation to the stockholders to vote in favor of the BAM transaction could be made expressly subject to the Special Committee's concurrent evaluation of a potential superior proposal; and (iv) BAM's request for an agreement that the Company would promptly instruct other bidders that had been provided with confidential information with respect to the Company to promptly return or destroy such confidential information.

        The Special Committee met in the morning of February 22, 2016. At this meeting, BofA Merrill Lynch updated the Special Committee as to the status of its opinion process and Sidley and BofA Merrill Lynch updated the Special Committee as to the material open points in the negotiations with BAM. The Special Committee discussed in particular BAM's refusal to agree to vote the shares of Common Stock that BAM and its affiliates owned in favor of a superior proposal that BAM decided not to match, and refusal to extend its standstill. The Special Committee members, Sidley and BofA Merrill Lynch discussed the possibility that BAM could, in response to a third party competing bid, purchase more shares of the Company in the open market to make it more difficult for such third-party's bid to be approved by the Company's stockholders. They also discussed the possibility that BAM could purchase shares in the open market from Unaffiliated Stockholders of the Company that did not support the BAM transaction, thereby potentially making it easier to obtain the majority of the minority approval and that the Company could adopt a stockholder rights plan to prevent BAM from acquiring more shares.

        After careful consideration of the available options and alternatives, and the advantages and disadvantages of each, the Special Committee unanimously authorized and directed the Sidley representatives to propose to Weil and BAM a compromise package consisting of: (i) accepting BAM's refusal to agree to vote the BAM-controlled shares in favor of a superior proposal that BAM decided not to match, and BAM's refusal to extend its standstill beyond March 4, 2016, if BAM agreed that the Company would not be prohibited from adopting a stockholder rights plan between signing and closing of a merger agreement; (ii) rejecting the request for reimbursement of BAM's expenses in the event of a naked no-vote; and (iii) accepting BAM's request that the Company promptly instruct other bidders to return or destroy confidential information, provided that such return or destruction was not required to occur until five business days after the Company's request (which would provide such bidders with additional time to review and consider the confidential information).

        Later that afternoon on February 22, 2016, Sidley had a teleconference with Weil to convey the compromise package as instructed by the Special Committee earlier in the day. Weil indicated that they would need to convey the compromise package to BAM in order to get final approval. The Special Committee scheduled a meeting for February 24, 2016 to consider authorizing and approving the merger agreement and ancillary documents.

        Approximately 45 minutes before that Special Committee meeting, Weil called Sidley and stated that BAM objected to permitting the Company to adopt a stockholder rights plan between signing and closing that would restrict BAM and its affiliates from buying additional shares of the Company's common stock.

        The Special Committee met that afternoon as scheduled, and discussed this development as well as potential scenarios in which BAM or its affiliates could purchase additional shares of Common Stock between signing and closing, and the effects that could have.

        At this meeting, BofA Merrill Lynch also provided an overview of its efforts, at the direction of the Special Committee, to solicit indications of interest from third parties with respect to a possible strategic transaction with the Company, including an acquisition of the Company, noting that BofA Merrill Lynch had contacted 43 potentially interested parties. Four parties did not respond to BofA Merrill Lynch's initial inquiry, 28 parties declined the opportunity to explore a transaction with the Company before receiving, or in the case of certain of these parties, providing the Company with a mark-up to, the confidentiality agreement that would have permitted the review of confidential information of the Company, one party declined the opportunity to explore a transaction with the Company after the party submitted a mark-up of the confidentiality agreement, two parties never responded after having been provided with a draft of the confidentiality agreement, six parties finalized and executed confidentiality agreements with the Company and two parties were in the process of negotiating confidentiality agreements with the Company at the time the Merger Agreement was signed. All six parties that executed confidentiality agreements with the Company were granted access to the Company's data room between February 11, 2016 and February 22, 2016, and all six parties had been in the data room to download documents by the time the Merger Agreement was signed. None of the six parties that had executed confidentiality agreements with the Company asked any follow-up due diligence questions or requested additional information concerning the Company or expressed any further interest in exploring an acquisition of or other transaction with the Company. Also at this meeting, the Special Committee accepted updated information regarding the material relationships of BofA Merrill Lynch, which information had been provided to the Special Committee in advance of the meeting and was updated and generally consistent with information previously provided to the Special Committee on January 21, 2016. After considering such disclosures, the Special Committee remained of the view that BofA Merrill Lynch did not have any material relationships with BAM or its affiliates that would reasonably be expected to impair BofA Merrill Lynch's ability to perform its financial advisory services to the Special Committee.

        Sidley then reviewed in detail with the Special Committee the terms and conditions of the merger agreement and the other transaction documents, pointing out the three-day closing mechanics proposed by BAM, and the ramifications thereof, including potential tax issues resulting therefrom.

        Also at this meeting, BofA Merrill Lynch reviewed its financial analysis of the $18.25 per share consideration with the Special Committee and rendered an oral opinion, confirmed by delivery of a written opinion dated February 24, 2016, to the Special Committee to the effect that, as of that date and based on and subject to various assumptions, limitations and qualifications described in the opinion, the $18.25 per share consideration to be received in connection with the transaction by holders of the Common Stock (other than Parent, Acquisition Sub, the Guarantors, the Exchange Parties and their respective affiliates) was fair, from a financial point of view, to such holders.

        After further discussion and careful consideration of the available options and alternatives, and the advantages and disadvantages of each (including the possibility of BAM terminating discussions and the Company's stock price falling to its pre-January 19, 2016 level), the Special Committee unanimously adopted resolutions (i) approving the merger agreement and other transaction documents and the transactions contemplated thereby, (ii) declaring the merger agreement and other transaction documents and the transactions contemplated thereby to be advisable and in the best interests of all of the stockholders of the Company, and (iii) authorizing certain Company officers to take necessary actions to effect the transactions contemplated by the merger agreement, including the preparation of this proxy statement, solicitation of stockholder approval of the merger agreement, holding a special meeting of stockholders for such purpose, and preparing and filing documents required by applicable law, and recommending that the Board do the same, in each case subject to BAM agreeing to an express provision in the merger agreement that permitted the Company to adopt a stockholder rights plan between signing the merger agreement and closing of the transactions contemplated thereby. The Special Committee instructed and authorized the Sidley representatives to inform Weil of the Special Committee's determinations and conditional approvals of the transaction, and that if BAM did not agree to the terms of the transaction documents, as so approved by the Special Committee, by the time the Company was ready to release its financial results for the quarter ended December 31, 2015 (expected to be February 26, 2016), the Company would release such results and declare a regular dividend in respect of the first quarter of 2016.

        Immediately thereafter, a meeting of the Board was convened with all directors present other than Messrs. Blidner, Clark and Kingston, each of whom had received notice of the meeting and had confirmed to the Secretary of the Company via email prior to the meeting that they were aware that the meeting was taking place and that they had recused themselves from, and would not attend, the meeting. The Board, with the unanimous vote of all present, (i) adopted resolutions approving the merger agreement and other transaction documents and the transactions contemplated thereby, (ii) declaring the merger agreement and other transaction documents and the transactions contemplated thereby to be advisable and in the best interests of all the stockholders of the Company, and (iii) authorizing certain Company officers to take necessary actions to effect the transactions contemplated by the merger agreement, including the preparation of this proxy statement, solicitation of stockholder approval of the merger agreement, holding a special meeting of stockholders for such purpose, and preparing and filing documents required by applicable law, in each case subject to BAM agreeing to an express provision in the merger agreement that permitted the Company to adopt a stockholder rights plan between signing the merger agreement and closing of the transactions contemplated thereby.

        Shortly after the conclusion of these meetings, Sidley, Weil, BofA Merrill Lynch, Ms. Elman and Mr. Blidner held a teleconference to inform Weil and BAM of the Special Committee's and the

Board's conditional approval of the transaction. Mr. Blidner stated that, in lieu of agreeing to an express provision in the merger agreement that permitted the Company to adopt a stockholder rights plan between signing the merger agreement and closing of the transactions contemplated thereby, BAM would agree to certain limited modifications to its then-current standstill agreement that would provide reasonable assurances to the Special Committee with respect to BAM and its affiliates not purchasing additional shares of Common Stock. The participants on this call then discussed several alternatives to achieve the parties' objectives.

        Immediately after this teleconference, the Special Committee reconvened its meeting to receive an update on the conversation that had just taken place with Weil and Mr. Blidner. After careful consideration of the available options and the advantages and disadvantages of each, the Special Committee unanimously determined that the modified standstill proposed by Mr. Blidner had the same substantive effect as inclusion of an express right of the Company to adopt a stockholder rights plan, as previously considered by the Special Committee and on which the Special Committee's prior approval of the transaction documents and the transactions contemplated thereby was conditioned. The Special Committee unanimously adopted the same resolutions in respect of the merger agreement, the other transaction documents and the transactions contemplated thereby as it did earlier in the evening, but this time on the understanding that the transactions would include this modified standstill agreement in lieu of the ability for the Company to implement a stockholders rights plan after signing. Immediately thereafter, the meeting of the Board was reconvened with all directors present other than Messrs. Blidner, Clark and Kingston, who had recused themselves, and the Board unanimously adopted the same resolutions in respect of the merger agreement, the other transaction documents and the transactions contemplated thereby as it did earlier in the evening, but this time on the understanding that the transactions would include this modified standstill agreement in lieu of the ability for the Company to implement a stockholders rights plan after signing.

        After these meetings, Sidley and Weil exchanged near final drafts of the merger agreement and other transactions documents. Weil and BAM objected to proposed language with respect to the modified standstill that had been discussed earlier in the evening. After a number of discussions with BAM, Weil and management, BAM agreed to allow the Company to implement a stockholder rights plan between signing and closing in lieu of agreeing to any modification of the existing BAM standstill. Sidley, on behalf of the Special Committee, accepted this because it was the term on which the Special Committee had conditioned its approval of the transaction earlier in the evening.

        Further revised drafts of the transaction documents were exchanged by Weil and Sidley, and the parties executed the Merger Agreement and related definitive agreements early in the morning of February 25, 2016, at which time the Company issued a press release announcing the transaction.

        On or about February 24, 2016, BAM met with several members of senior management of the Company, other than Mr. Silberfein, to discuss BAM's intentions for the Company and potential post-closing scenarios. No employment arrangements were discussed.

        On February 25, 2016, BAM filed an amendment to its Schedule 13D with the SEC reflecting the transaction and attaching copies of the Merger Agreement, the Voting Agreement, the Exchange Agreement and the Side Letter.

        On February 29, 2016, the Company filed a Current Report on Form 8-K with the SEC reflecting the transaction and attaching a copy of the Merger Agreement, the Voting Agreement, the Exchange Agreement and the Side Letter. The Company also reported its fourth quarter and full year 2015 financial results on February 29, 2016.

        On March 3, 2016, the Special Committee unanimously and conditionally approved the adoption of a stockholder rights plan and the declaration of a dividend distribution of rights contemplated thereby, which were conditioned on BAM not agreeing either (i) to extend the existing standstill agreement between BAM and the Company, which was set to expire on March 4, 2016, or (ii) to provide other reasonable assurance to the Special Committee that BAM and its affiliates would not purchase additional shares of the Company's common stock without giving the Special Committee reasonable notice thereof to enable the Special Committee to determine whether to then implement the stockholder rights plan. The Special Committee authorized and instructed Mr. Silberfein and Ms. Elman to communicate the Special Committee's conditional approval of a stockholder rights plan to BAM.

        Later on March 3, 2016, Mr. Silberfein and Ms. Elman informed representatives of BAM of the Special Committee's conditional approval of a stockholder rights plan. The BAM representatives confirmed that BAM and its affiliates did not have any intention to purchase additional shares of Common Stock and offered to provide the Company with at least two business days' notice if that intention changed.

        The Special Committee met on March 4, 2016, at which time Mr. Silberfein and Ms. Elman updated the Special Committee on their discussion with BAM. At this meeting, the Special Committee considered BAM's stated intention to not purchase additional shares of Common Stock and offer to notify the Company at least two business days' prior to any change in that intention. After careful consideration, the Special Committee unanimously decided not to implement at that time the stockholder rights plan that had been conditionally approved on the prior day, and authorized and instructed Mr. Silberfein and Ms. Elman to communicate to BAM the Special Committee's decision, and to obtain written confirmation of BAM's position.

        On March 10, 2016, the Company received a letter from BAM informing the Company that, as of such date, and at any time prior to the earlier of receipt of the stockholder approvals required under the Merger Agreement and the termination of the Merger Agreement, BAM did not intend to acquire, cause any of its controlled affiliates to acquire, or assist, advise, act in concert with or participate with or knowingly encourage others to acquire, any additional shares of the Company's common stock, and that BAM intended to give the Company at least two business days' prior written notice before taking any such action. The letter also stated that BAM would give the Company reasonable notice if such intentions changed.

Reasons for the Merger; Recommendation of the Special Committee and of the Board; Fairness of the Merger

        As described above, the Board established the Special Committee and delegated to it all the Board's power and authority with respect to BAM's proposal and any alternatives thereto, including, among other things, the power and authority to evaluate, accept, reject and/or negotiate the proposal, explore and solicit other proposals and/or explore, evaluate and effect alternatives to the BAM proposal, and to cause the Company to take any and all corporate and other actions, and/or enter into any agreements with BAM or third parties, and/or adopt any measures, in response to or in connection with the BAM proposal, all as may be determined by the Special Committee in its sole discretion. The Special Committee evaluated, with the assistance of its legal and financial advisors, the Merger Agreement and the Merger and the other Transactions and, on February 24, 2016, the Special Committee unanimously determined that the Merger Agreement and the other Transaction Documents, and the Transactions, including the Merger, are advisable and in the best interests of all the stockholders of the Company. Further, the Board and the Special Committee reasonably believe that the Merger Agreement, the Exchange Agreement and the Transactions, including the Merger, are fair to the Company's Unaffiliated Stockholders.

        The Special Committee engaged its own legal and financial advisors and received advice throughout the negotiations from such advisors. Since the members of the Special Committee are independent of and not affiliated with BAM or any if its affiliates, the Special Committee believed that it could effectively represent the Unaffiliated Stockholders in negotiating the terms of the Transactions and did not believe it necessary to retain a separate unaffiliated representative to act solely on behalf of Unaffiliated Stockholders for the purposes of negotiating the Transactions.

        The Special Committee also unanimously recommended to the Board that it:

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  determine that each of the Merger Agreement, the Exchange Agreement and the Transactions, including the Merger, are advisable and in the best interests of all the stockholders of the Company;

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  approve the execution, delivery and performance of the Merger Agreement and the Exchange Agreement and consummate the Transactions, including the Merger;

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  subject to the provisions of the Merger Agreement permitting a change in recommendation in certain circumstances, resolve to recommend adoption of the Merger Agreement by the stockholders of the Company as provided in the Merger Agreement and direct that the Transactions, including the Merger, and the Merger Agreement be submitted to the stockholders of the Company for their approval and adoption; and

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  duly and validly approve and take all corporate action required to be taken, under the Company's certificate of incorporation and bylaws, as amended, and pursuant to applicable law, including the Delaware General Corporation Law, by the Board to authorize the consummation of the Transactions, including the Merger.

Positive Factors

        In the course of reaching the determinations and decisions, and making the recommendation, described above, the Special Committee considered the following positive factors relating to the Merger Agreement, the Merger and the other Transactions contemplated thereby, each of which the Special Committee believed supported its decision:

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  the Special Committee believed the total consideration of $18.25 per share in the Transactions was more favorable to the Unaffiliated Stockholders of the Company than the potential value that might result from other alternatives reasonably available to the Company, including the alternative of remaining a stand-alone public company and pursuing its current strategic plan, and other strategic or recapitalization strategies that might be undertaken as a stand-alone public company, in light of a number of factors (including the Company's small market capitalization as compared to other mall REITs, which the Special Committee believed limited the Company's institutional investor base), including the risks and uncertainty associated with those alternatives;

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  the current and historical market prices of the Common Stock, including the market performance of the Common Stock relative to that of other participants in the Company's industry and general market indices, and the fact that the consideration of $18.25 per share in the Transactions represents a premium of approximately 35% over the closing price per share of the Company's Common Stock on January 15, 2016, the last trading day before BAM's announcement of its initial proposal to acquire the Company, and an increase of $1.25 per share from the $17.00 per share price originally proposed by BAM on January 16, 2016;

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  the Special Committee believed the transaction consideration was fair in light of the Company's business, operations, financial condition, strategy and prospects, as well as the Company's historical and projected financial performance;

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  the Special Committee's belief that the $18.25 per share cash consideration represented the highest per share consideration that could be obtained from BAM and that BAM likely would have withdrawn its offer if the Special Committee did not accept it;

  •
  during the period since BAM publicly announced its initial proposal to acquire the Company until the signing of the Merger Agreement, share prices dropped for publicly traded mall REITs that are deemed industry comparables to the Company;

  •
  the likelihood that if the Special Committee had rejected BAM's final proposal, the price of the Company's common stock could, in the opinion of the Special Committee, likely fall to below $13.49, its closing price on January 15, 2016, the last trading day prior to the public announcement of BAM's initial proposal;

  •
  subsequent to the Company's announcement on January 19, 2016 of its receipt of BAM's initial proposal to acquire the Company and at the direction of the Special Committee, BofA Merrill Lynch had contacted over 40 parties, including those viewed as the most likely potentially interested parties, to solicit and encourage competing proposals, of which six parties had requested (and were provided) access to confidential information with respect to the Company, but none of those six parties expressed any further interest in exploring an acquisition or other transaction with the Company;

  •
  many of the potentially interested parties BofA Merrill Lynch contacted indicated that they were not interested in the sector of the mall industry in which the Company operates, could not likely bid more than BAM's initial publicly announced offer price of $17.00 per share and/or were concerned about investing resources to explore a strategic transaction with the Company given the large equity position that BAM's affiliates hold in the Company;

  •
  the process that the Company conducted in late 2013 to explore its potential strategic alternatives, including a sale of the Company, which did not result in a transaction;

  •
  the Special Committee's understanding of the Company's business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance, and the nature of the industry in which the Company competes;

  •
  the Special Committee's belief that any alternative to an acquisition of the Company involving an asset sale or joint venture would likely be complex, time consuming and uncertain to be completed;

  •
  the efforts made by the Special Committee, with the assistance of its advisors, to negotiate and execute a Merger Agreement as favorable to the Company and its Unaffiliated Stockholders under the circumstances, and the fact that extensive negotiations regarding the Merger Agreement were held between the Special Committee and its advisors and BAM and its advisors;

  •
  that the proposed transaction consideration is all cash so that the transaction allows the Unaffiliated Stockholders of the Company to realize a fair value, in cash, for their investment and provides such stockholders certainty of value for their shares, especially when viewed against the risks confronting the Company's business, including the risks identified in the Company's Annual Report on Form 10-K filed with the SEC on March 8, 2016;

  •
  the absence of any financing condition to the Parent Parties' obligations to close the Transactions, the absence of material regulatory approvals or third party consents required to consummate the Transactions and the relative certainty of closing;

  •
  the financial presentation and opinion dated February 24, 2016, of BofA Merrill Lynch to the Special Committee as to the fairness, from a financial point of view and as of such date, to the holders of Common Stock (other than Parent, Acquisition Sub, the Guarantors, the Exchange Parties and their respective affiliates) of the $18.25 per share cash consideration to be received by such holders in connection with the acquisition of the Company by Parent, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken as more fully described in the section entitled "Special Factors—Opinion of the Special Committee's Financial Advisor" beginning on page 40;

  •
  the availability of appraisal rights under Delaware law to holders of Common Stock who do not vote in favor of the adoption of the Merger Agreement and comply with all the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have the Delaware Court of Chancery determine the fair value of their shares, which may be more than, less than, or the same as the consideration to be received in the Transactions; and

  •
  the terms and conditions of the Merger Agreement, including:

  •
  the requirement that the Merger Agreement be adopted by holders of a majority of the outstanding shares of Company Common Stock not beneficially owned by Parent or any of its affiliates (including BPY and its affiliates);

  •
  the provisions allowing the Special Committee to withdraw or change its recommendation of the Merger Agreement, in response to a Superior Proposal (as such term is defined in the Merger Agreement, as described in the "The Merger Agreement—Other Covenants and Agreements—No Solicitation" section beginning on page 84) or Intervening Event (as such term is defined in the Merger Agreement, as described in the "The Merger Agreement—Other Covenants and Agreements—No Solicitation" section beginning on page 84), or to terminate the Merger Agreement to enter into a definitive written agreement providing for a Superior Proposal, in each case subject to payment of a $40.0 million termination fee;

  •
  the fact that the Merger Agreement does not require the Company to pay to Parent any termination fee or expenses reimbursement if the sole reason the Transactions are not consummated is the failure to obtain the requisite stockholder approvals (and no other competing transactions have been publicly announced and the Company is not in breach of its obligations under the Merger Agreement);

  •
  the Company's ability to seek specific performance to prevent breaches of the Merger Agreement, to enforce specifically the terms of the Merger Agreement and to seek damages, on behalf of the holders of the Common Stock, Company Options and Company Restricted Stock, if Parent or Acquisition Sub breaches the Merger Agreement;

  •
  that the Guarantors have guaranteed the obligations of Parent and Acquisition Sub in connection with the Transaction Agreements and the Transactions, subject to a cap equal to the aggregate consideration payable under the Merger Agreement, other than Parent's post-closing indemnification obligations under the Merger Agreement, which are not capped; and

  •
  that, after consummating the Merger, the Company would no longer incur significant expenses of remaining a public company, including the legal, accounting, transfer agent, printing and filing fees, which expenses, in the absence of the Merger, could adversely affect the Company's financial performance and the value of the Common Stock.

Procedural Safeguards

        In the course of reaching the determinations and decisions, and making the recommendation, described above, the Special Committee also considered the following factors relating to the procedural safeguards that the Special Committee believes were and are present to ensure the fairness of the Merger and to permit the Special Committee to represent the Company's Unaffiliated Stockholders, each of which safeguards the Special Committee believed supported its decision and provided assurance of the fairness of the Transactions to the Company's Unaffiliated Stockholders:

  •
  the existence of a "majority-of-the-minority" voting requirement, pursuant to which the consummation of the Transactions is subject to a condition that the Merger Agreement be adopted by the affirmative vote of holders of a majority of the outstanding shares of Common Stock not beneficially owned by Parent or any of its affiliates (including BPY and its affiliates);

  •
  the Guarantors have substantial invested and uncommitted capital and that the Merger Agreement does not contain any financing conditions or contingencies;

  •
  the Special Committee consists of five directors who are independent of, and not affiliated with, BAM or any of its affiliates, including BPY and its affiliates;

  •
  the members of the Special Committee (other than Mr. Silberfein) were adequately compensated for their services consistent with market practice, and that their compensation was in no way contingent on their approving the Merger Agreement or the Transactions;

  •
  the Special Committee retained and was advised by its own legal and financial advisors;

  •
  the Special Committee was involved in extensive deliberations over a period of approximately six weeks regarding BAM's proposal to acquire the Company, including 14 meetings, and was provided with full access to the Company's management in connection with its due diligence;

  •
  the Special Committee had exclusive authority to decide whether or not to proceed with a transaction or any alternative thereto, subject to the Board's approval of the Merger Agreement, as required by Delaware law;

  •
  the Special Committee was aware that it had no obligation to recommend any transaction, including BAM's offer, and that the Special Committee had the authority to "say no" to any proposals made by BAM or any other potential acquirors;

  •
  the Special Committee had the authority to take such actions as the Special Committee deemed necessary or appropriate in connection with anti-takeover provisions, including, without limitation, actions with respect to the adoption, amendment or redemption of a stockholder rights plan;

  •
  the Company is permitted under certain circumstances to respond to inquiries regarding acquisition proposals and, upon payment of a $40.0 million termination fee to Parent, to terminate the Merger Agreement to accept a Superior Proposal (as such term is defined in the Merger Agreement, as described in the "The Merger Agreement—Other Covenants and Agreements—No Solicitation" section beginning on page 84);

  •
  the Special Committee is permitted to implement a stockholder rights plan prior to closing, which, in conjunction with the letter dated March 10, 2016 from BAM to the Company stating that BAM does not intend to purchase or cause to be purchased additional shares of Common Stock and intends to give the Company at least two business days' notice before doing so, and would give the Company reasonable notice if such intention were to change, allows the Special Committee to prevent BAM and its affiliates from obtaining control of the Company outside the Transactions; and

  •
  the Special Committee made its evaluation of the Merger Agreement and the Merger and the other Transactions based upon the factors discussed in this proxy statement, independent of BAM and its affiliates, including BPY and its affiliates.

Risks and Potentially Negative Factors

        In the course of reaching the determinations and decisions, and making the recommendation, described above, the Special Committee considered the following risks and potentially negative factors relating to the Merger Agreement, the Merger and the other Transactions:

  •
  the Unaffiliated Stockholders of the Company will have no ongoing equity participation in the Company following the Merger, and such stockholders will cease to participate in the Company's future earnings or growth, if any, or to benefit from increases, if any, in the value of the

    Common Stock, and will not participate in any potential future sale of the Company to a third party;

  •
  the participation in the Merger by BAM's affiliates, and the fact that their interests in the transaction differ from those of the Company's Unaffiliated Stockholders;

  •
  the possibility that BAM and its affiliates could, at a later date, engage in unspecified transactions including a restructuring effort or the sale of some or all of the surviving corporation or its assets to one or more purchasers that could conceivably produce a higher aggregate value than that available to stockholders in the Transactions;

  •
  the significant ownership of the Company by BAM's affiliates, including BPY and its affiliates, and BAM's refusal to agree to vote shares of the Company held by BAM's affiliates, including BPY and its affiliates, in favor of any Superior Proposal that Parent decided not to match, likely discouraged and will continue to discourage third parties from making offers that were competitive with BAM's;

  •
  the absence of a "go-shop" provision in the Merger Agreement that would permit the Company to actively solicit a superior proposal for a period after execution of the Merger Agreement, and to terminate the Merger Agreement to enter into an agreement with respect to any such superior proposal for a reduced termination fee;

  •
  the risk of incurring substantial expenses related to the Merger, including in connection with any litigation that may result;

  •
  the Merger Agreement's restrictions on the conduct of the Company's business prior to the completion of the Merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Merger;

  •
  the Merger Agreement's restrictions on the Company paying dividends prior to the completion of the Merger, other than the Closing Dividend;

  •
  the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and tenant relationships;

  •
  that the receipt of cash in respect of shares of Common Stock pursuant to the Transactions will be taxable transactions for U.S. federal income tax purposes. (see "Material United States Federal Income Tax Consequences of the Merger and the Closing Dividend" beginning on page 66);

  •
  the fact that there can be no assurance that all conditions to the parties' obligations to complete the Transactions will be satisfied and that, as a result, it is possible that the Merger may not be completed even if the Merger Agreement is adopted and all requisite stockholder approvals are obtained; and

  •
  the possibility that, under certain circumstances under the Merger Agreement, the Company may be required to reimburse Parent's expenses and/or pay a termination fee to Parent.

        In the course of reaching its decision to recommend to the Board that the Board approve the Merger Agreement, the Special Committee did not consider the liquidation value of the Company because it considered the Company to be a viable going concern and therefore did not consider liquidation value to be a relevant methodology. In its evaluation of the transaction, while the Special Committee believed that there was no single method for determining "going concern value," the Special Committee believed that the future financial results reflected in management's projections for the Company and the related additional factors considered by the Special Committee provided an indication of the Company's going concern value. In addition, the Special Committee did not consider net book value, which is an accounting concept, a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Company's net book value per share as of December 31, 2015 was approximately $9.29, or approximately 49% lower than the $18.25 per share cash Transaction consideration. The Special Committee also did not consider any precedent transactions because, given the lack of recent merger and acquisition activity in the shopping mall sector and limited comparability, it believed there were no precedent transactions of relevance to consider.

        The Special Committee did not view the prices paid by the Company for the open market repurchases of shares of Common Stock in 2015 detailed in the "Important Information Concerning the Company—Transactions in Common Stock" section beginning on page 109 as relevant beyond indicating the trading price of the Common Stock during such periods. Because none of the Parent Parties or the Brookfield Filing Persons purchased any shares of Common Stock in the last two years, there were no purchase prices in any such transactions available for the Special Committee to consider.

        Further, because neither the Company nor any of its affiliates has received in the last two years any firm offers concerning any merger or consolidation with respect to the Company, any sale or other transfer of all or any substantial part of the Company's assets or a purchase of the Company's securities that would enable the holder to exercise control of the Company, from any party (other than the offer from BAM, on behalf of a real estate fund managed by it, which led to the Merger Agreement), the consideration of any alternative or recent firm offers was not a factor available for the Special Committee to consider.

        The foregoing discussion of the information and factors considered by the Special Committee includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual members of the Special Committee may have given different weights to different factors. The Special Committee recommended the Merger Agreement and the Merger and the other Transactions based upon the totality of the information it considered.

The Board of Directors

        The Board consists of eight directors, three of whom are the Brookfield Directors, which have interests in the Merger different from the interests of the Company's unaffiliated stockholders (the "Unaffiliated Stockholders") generally. The Board established the Special Committee of all the members of the Board, other than the Brookfield Directors, and delegated to it the exclusive power and authority of the Board to, among other things, review, evaluate, reject, negotiate and, if appropriate, make a recommendation to the Board regarding the proposal from BAM, on behalf of a real estate fund managed by BAM, to acquire the Company, or any alternative or response thereto. On February 24, 2016, on the basis of the Special Committee's recommendation and the other factors described below, the Board unanimously (with the Brookfield Directors abstaining from the vote and recusing themselves from the discussion because they have interests in the Merger different from the interests of the Company's Unaffiliated Stockholders generally, as described in the "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger—Named Executive Officer Merger-Related Compensation" section beginning on page 59):

  •
  determined that the Merger Agreement and the Transactions, including the Merger, are advisable and in the best interests of the Company's stockholders;

  •
  approved the Merger Agreement and other Transaction Documents, and the Transactions, including the Merger;

  •
  subject to the provisions of the Merger Agreement permitting a change in recommendation in certain circumstances, resolved to recommend adoption of the Merger Agreement by the stockholders of the Company and direct that the Merger Agreement be submitted to the stockholders of the Company for adoption; and

  •
  resolved to duly and validly approve and take all corporate action required to be taken, under the Company's certificate of incorporation and bylaws and pursuant to applicable law, including the DGCL, by the Board to authorize the consummation of the Transactions, including the Merger.

        In determining that the Merger Agreement is advisable and in the best interests of the Unaffiliated Stockholders of the Company, and approving the Merger Agreement, the Merger and the other transactions contemplated thereby, and recommending that the Company's stockholders vote for the adoption of the Merger Agreement, the Board, which, with the Brookfield Directors abstaining and excusing themselves from all discussions of the Board concerning the Merger Agreement, the Merger and the other transactions contemplated thereby, because they have interests in the Merger different from the interests of the Company's Unaffiliated Stockholders generally, as described in the "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger—Named Executive Officer Merger-Related Compensation" section beginning on page 59, consisted solely of all the members of the Special Committee, expressly and unanimously adopted the analysis of the Special Committee, which is discussed above.

        The foregoing discussion of the information and factors considered by the Board includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board approved and recommends the Merger Agreement based upon the totality of the information presented to and considered by it. The Board recommends that you vote "FOR" the adoption of the Merger Agreement.

Opinion of the Special Committee's Financial Advisor

        The Special Committee retained BofA Merrill Lynch to act as the Special Committee's financial advisor in connection with the Special Committee's response to BAM's January 16, 2016 proposal and related matters, including Parent's proposed acquisition of the Company (referred to in this section as the "transaction"). BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected BofA Merrill Lynch to act as the Special Committee's financial advisor on the basis of BofA Merrill Lynch's experience in REIT and similar transactions and in related-party transactions, its reputation in the investment community and its familiarity with the Company and its business.

        At a February 24, 2016 meeting of the Special Committee held to evaluate the transaction, BofA Merrill Lynch rendered an oral opinion, confirmed by delivery of a written opinion dated February 24, 2016, to the Special Committee to the effect that, as of that date and based on and subject to various assumptions, limitations and qualifications described in the opinion, the $18.25 per share consideration to be received in connection with the transaction by holders of the Common Stock (other than Parent, Acquisition Sub, the Guarantors, the Exchange Parties and their respective affiliates) was fair, from a financial point of view, to such holders.

        The full text of BofA Merrill Lynch's written opinion, dated February 24, 2016, is attached as Annex B to this proxy statement and is incorporated in this document by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken by BofA Merrill Lynch in rendering its opinion. The following summary of BofA Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Special Committee for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the per share consideration from a financial point of view. BofA Merrill Lynch's opinion did not address any other terms or other aspects or implications of the transaction or related transactions and no opinion or view was expressed as to the relative merits of the transaction or related transactions in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the transaction or any related transaction. BofA Merrill Lynch also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the transaction, any related transactions or any other matter.

        In connection with its opinion, BofA Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to the Company;

  •
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company both before and after giving effect to a potential sale by the Company of joint venture interests in certain properties of the Company (collectively, the "JV Interests Sales") contemplated to be undertaken in 2016 (such forecasts, before giving effect to such JV Interests Sales, the "base plan" and, after giving effect to such JV Interest Sales, the "base plan with capital markets activity"), and discussed with the management of the Company its assessments as to the relative likelihood of achieving the future financial forecasts reflected in the base plan and the base plan with capital markets activity;

  •
  discussed the past and current business, operations, financial condition and prospects of the Company with members of the senior management of the Company;

  •
  reviewed the trading history for the Common Stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

  •
  compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

  •
  considered the results of its efforts, at the direction of the Special Committee, to solicit indications of interest from selected third parties with respect to a possible acquisition of the Company;

  •
  reviewed a draft, dated February 24, 2016, of the Merger Agreement; and

  •
  performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

        BofA Merrill Lynch did not rely, for purposes of its opinion, on a comparison of the financial terms of the transaction to the financial terms of other transactions given, in its view, the lack of recent transactions in the mall sector of the industry in which the Company operates, and sufficient comparability of other transactions with the transaction. In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Merrill Lynch and relied upon the assurances of the management of the Company that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. As the Special Committee was aware, based on the assessments of the management of the Company as to the relative likelihood of achieving the future financial results reflected in the base plan and the base plan with capital markets activity, BofA Merrill Lynch was directed to use, and BofA Merrill Lynch relied upon, the base plan with capital markets activity for purposes of its analyses and opinion. With respect to the base plan with capital markets activity, BofA Merrill Lynch was advised by the Company, and BofA Merrill Lynch assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company and the other matters covered thereby. At the direction of the Company, BofA Merrill Lynch relied upon the assessments of the management of the Company as to, among other things, (i) the amount and timing of a special cash dividend or other distribution and the net proceeds to be realized from contemplated JV Interest Sales, (ii) the potential impact on the Company of certain market, competitive and other trends in and prospects for the commercial real estate and retail markets and related credit and financial markets and (iii) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key tenants of the Company. BofA Merrill Lynch assumed, with the Company's consent, that any developments with respect to any such matters would not be meaningful in any respect to BofA Merrill Lynch's analyses or opinion.

        BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any other entity, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of the Company or any other entity. BofA Merrill Lynch made no analysis of, nor did BofA Merrill Lynch express any opinion or view as to, the adequacy or sufficiency of allowances for credit losses with respect to leases or other matters. BofA Merrill Lynch also did not evaluate the solvency or fair value of the Company or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of the Company, that the transaction and related transactions would be consummated in accordance with their respective terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the transaction and related transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company, the transaction or related transactions or that otherwise would be meaningful in any respect to BofA Merrill Lynch's analyses or opinion. BofA Merrill Lynch also assumed, at the direction of the Company, that the final executed merger agreement would not differ in any material respect from the draft of the Merger Agreement reviewed by BofA Merrill Lynch. BofA Merrill Lynch was advised by the Company, and BofA Merrill Lynch further assumed, that the Company has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its formation as a REIT.

        BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the transaction or related transactions (other than the $18.25 per share consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the transaction or any related transactions, any exchange, voting or indemnification agreement or arrangement or any other arrangements, agreements or understandings entered into in connection with or related to the transaction, any related transactions or otherwise. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, of the $18.25 per share consideration to be received by the holders of Common Stock (other than Parent, Acquisition Sub, the Guarantors, the Exchange Parties and their respective affiliates) and no opinion or view was expressed with respect to any consideration received in connection with the transaction or related transactions by the holders of any other class of securities or any creditors or other constituencies of any party. In addition, BofA Merrill Lynch expressed no opinion or view with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the transaction or related transactions or any related entities or class of such persons, relative to the per share consideration or otherwise. BofA Merrill Lynch also expressed no view or opinion with respect to, and BofA Merrill Lynch relied at the direction of the Company upon the assessments of the Company and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to the Company, its related entities and stockholders and the transaction and related transactions, as to which BofA Merrill Lynch understood that the Company obtained such advice as it deemed necessary from qualified professionals.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. Although subsequent developments may affect BofA Merrill Lynch's opinion, BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by BofA Merrill Lynch's Americas Fairness Opinion Review Committee. The Special Committee imposed no instructions or limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion, other than as described in this summary.

        The following is a summary of the material financial analyses provided by BofA Merrill Lynch to the Special Committee in connection with the proposed transaction. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch. For purposes of the analyses described below, the term (i) "per share consideration" refers to the $18.25 per share cash consideration payable to the holders of Common Stock pursuant to the Merger and pro rata payment by the Company of a special cash dividend or other distribution prior to the effective time of the Merger, (ii) "stabilized net operating income" refers to the operating income estimated by the Company to be derived from the use and operation of properties (exclusive of recently acquired properties, partial sales and recent development projects), consisting primarily of rental income, less the sum of assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), and fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (iii) "non-stabilized net operating income" refers to the operating income estimated by the Company to be derived from the use and operation of recently acquired properties, partial sales and recent development projects, less the sum of assumed operating expenses and fixed expenses, (iv) "underwritten net operating income" or "core net operating income" refers to the sum of stabilized net operating income and non-stabilized net operating income and (v) "core EBITDA" refers to core net operating income less cash general and administrative expenses. Implied per share equity values reflected in the summaries of the financial analyses described below were rounded to the nearest $0.25.

February 24, 2016 Financial Presentation

        The financial presentation provided to the Special Committee in connection with BofA Merrill Lynch's opinion, dated February 24, 2016, to the Special Committee, referred to as the February 24, 2016 financial presentation, included the following material financial analyses:

        Net Asset Value Analysis.    BofA Merrill Lynch performed a net asset value analysis of the Company by calculating, based on property-level net operating income and cash flows reflected in the base plan with capital markets activity for the fiscal year ending December 31, 2016, an aggregate implied real estate value range for the Company, which range implied nominal market capitalization rates of 7.1% to 7.8%. An implied per share equity value reference range for the Company was then calculated based on the Company's total implied real estate value, plus the Company's estimated cash and cash equivalents, restricted cash, rent and other receivables, capitalized management fee income (as applicable) and other assets as reflected on the Company's balance sheet as of December 31, 2015 or as otherwise estimated by the Company's management, less the Company's outstanding liabilities as of such date as reflected on such balance sheet or as otherwise estimated by the Company's management (including indebtedness under the Company's revolving credit facility and term loans, mortgage debt (excluding a special consideration asset expected by the Company management to be returned to the lender), the liquidation preference of preferred units of Rouse Properties, LP, marked-to-market debt adjustments and other liabilities), divided by the total number of fully diluted shares of Common Stock and units of Rouse Properties, LP outstanding. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the per share consideration:

Implied Per Share Equity Value Reference Range	Per Share Consideration
$16.75 - $21.75	$18.25

        Discounted Cash Flow Analysis.    BofA Merrill Lynch performed a discounted cash flow analysis of the Company by calculating the estimated present value (as of January 1, 2016) of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate, based on the base plan with capital markets activity, during the fiscal years ending December 31, 2016 through December 31, 2020 (normalized in the terminal year to adjust for non-recurring items, one-time costs and assumed capital improvements for the Company's properties). For purposes of this analysis, stock-based compensation was treated as a cash expense. BofA Merrill Lynch calculated terminal values for the Company by applying to the Company's standalone unlevered, after-tax free cash flows a selected range of perpetuity growth rates of 1.5% to 2.0%. The unlevered, after-tax free cash flows and terminal values were then discounted to present value (as of January 1, 2016) using a selected range of discount rates of 8.25% to 8.75%. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the per share consideration:

Implied Per Share Equity Value Reference Range	Per Share Consideration
$15.25 - $22.00	$18.25

        Selected Public Companies Analysis.    BofA Merrill Lynch reviewed publicly available financial and stock market information of the Company and the following three selected companies that BofA Merrill Lynch viewed as generally relevant as U.S. publicly traded REITs with nationwide mall operations focused primarily in secondary markets, collectively referred to as the selected REITs:

  •
  CBL & Associates Properties Inc.

  •
  Pennsylvania Real Estate Investment Trust

  •
  WP Glimcher Inc.

        BofA Merrill Lynch reviewed, among other things, closing stock prices on February 22, 2016 of the selected REITs as a multiple of calendar year 2016 and calendar year 2017 estimated funds from operations, referred to as FFO per share. Financial data of the selected REITs were based on publicly available consensus estimates. Financial data of the Company were based on the base plan with capital markets activity and publicly available consensus estimates.

        The overall low to high closing stock prices on February 22, 2016 for the selected REITs were $7.82 to $18.61 per share and the implied overall low to high calendar year 2016 and calendar year

2017 estimated FFO per share multiples for the selected REITs were 4.4x to 9.9x (with a mean of 6.3x and a median of 4.5x) and 4.3x to 9.2x (with a mean of 6.0x and a median of 4.4x), respectively. BofA Merrill Lynch noted that, based on the base plan with capital markets activity, the closing stock prices observed for the Company on February 22, 2016 and January 15, 2016 (the last trading day prior to BAM's initial acquisition proposal for the Company) were $17.69 and $13.49 per share, respectively, and the implied calendar year 2016 estimated FFO per share multiples for the Company on such dates were 9.0x and 6.8x, respectively, and calendar year 2017 estimated FFO per share multiples for the Company on such dates were 7.2x and 5.5x, respectively. BofA Merrill Lynch also noted that, based on the closing stock price observed for the Company on January 15, 2016 and publicly available consensus estimates, the implied calendar year 2016 and calendar year 2017 estimated FFO per share multiples for the Company were 6.7x and 6.1x, respectively. BofA Merrill Lynch then applied selected ranges of calendar year 2016 and calendar year 2017 estimated FFO per share multiples derived from the selected REITs of 6.5x to 9.0x and 6.0x to 8.5x, respectively, to corresponding data of the Company. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the per share consideration:

Implied Per Share Equity Value Reference Ranges Based on:
CY 2016E FFO	CY 2017E FFO	Per Share Consideration
$12.75 - $17.75	$14.75 - $20.75	$18.25

        No company or business used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or businesses to which the Company was compared.

        Other Factors.    BofA Merrill Lynch also observed certain additional factors that were not considered part of BofA Merrill Lynch's financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

  •
  the historical trading performance of the Common Stock during the 52-week period ended February 22, 2016, which indicated low and high closing prices for the Common Stock during such period of approximately $13.12 to $19.95 per share, as compared to the $18.25 per share consideration and the closing price of the Common Stock on January 15, 2016 (the last trading day prior to BAM's initial acquisition proposal for the Company) of $13.49 per share;

  •
  undiscounted publicly available Wall Street research analysts' net asset value estimates for the Company for the 2015 fiscal year, the 12-month period following the third quarter of such fiscal year and the 2016 fiscal year, which indicated, among other things, an overall low to high estimated net asset value range for the Company during such periods of approximately $16.48 to $22.53 per share, as compared to the $18.25 per share consideration and the closing price of the Common Stock on January 15, 2016 (the last trading day prior to BAM's initial acquisition proposal for the Company) of $13.49 per share;

  •
  based on publicly available information, the implied capitalization rate payable in the acquisition, publicly announced in September 2014, which was completed in a different market environment, by Washington Prime Group Inc. of Glimcher Realty Trust ("Glimcher"), a REIT that had nationwide mall operations focused primarily in secondary markets (referred to as the "Glimcher acquisition"), which indicated, after applying the capitalization rate derived from such transaction of 6.5% to the Company's calendar year 2016 estimated underwritten net operating income based on the base plan with capital markets activity, an approximate implied equity value for the Company of $26.50 per share, as compared to the $18.25 per share consideration; and

  •
  based on publicly available research analysts' consensus estimates, the implied calendar year 2016 and calendar year 2017 estimated FFO per share multiples observed for certain U.S. publicly traded REITs with nationwide mall operations focused on higher-productivity markets and with stronger sales per square foot and same store net operating income growth than those of the Company and the selected REITs, specifically, General Growth Properties, Inc. ("GGP"), Simon Property Group, Inc., Tanger Factory Outlet Centers, Inc., Taubman Centers, Inc. and The Macerich Company (collectively referred to as the "other retail selected companies"), which indicated mean and median calendar year 2016 and calendar year 2017 estimated FFO per share multiples for the other retail selected companies of 17.3x and 17.5x and 15.9x and 16.2x, respectively.

February 4, 2016 Preliminary Strategic Review Materials

        In addition to the February 24, 2016 financial presentation summarized above, a substantially similar copy of which was provided to the Special Committee for its review on February 22, 2016, BofA Merrill Lynch also provided preliminary discussion materials to the Special Committee on February 4, 2016, referred to as the February 4, 2016 preliminary strategic review materials, primarily for the purpose of a review of potential strategic alternatives for the Company. The preliminary financial considerations and other information in the February 4, 2016 preliminary strategic review materials reflected market data as of February 2, 2016 and were based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of such materials. Accordingly, the results of such preliminary financial considerations and other information may have differed from the February 24, 2016 financial presentation as a result of, among other things, changes in such financial, economic, monetary, market and other conditions and circumstances and information. BofA Merrill Lynch also continued to refine various aspects of such preliminary financial considerations and other information.

        The February 4, 2016 preliminary strategic review materials did not constitute an opinion of, or recommendation by, BofA Merrill Lynch with respect to a possible transaction or otherwise. These preliminary strategic review materials primarily focused on the types of analyses summarized above for the February 24, 2016 financial presentation, utilizing procedures that were generally consistent with those contained in the February 24, 2016 financial presentation (which presentation had been updated for market data as of February 22, 2016), and indicated the same approximate implied per share equity value reference ranges for the Company as reflected in the February 24, 2016 financial presentation based on the material financial analyses summarized above.

        The February 4, 2016 preliminary strategic review materials contained the following preliminary financial analyses:

  •
  a preliminary net asset value analysis of the Company, which used the same methodology and reflected the same approximate implied per share equity value reference range for the Company as described above under "—Net Asset Value Analysis;"

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  a preliminary discounted cash flow analysis of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate, based on the base plan with capital markets activity, during the fiscal years ending December 31, 2016 through December 31, 2020, which used the same methodology and reflected the same approximate implied per share equity value reference range for the Company as described above under "—Discounted Cash Flow Analysis;" and

  •
  a preliminary selected public companies analysis of the Company, which used the same methodology and reflected the same approximate implied per share equity value reference ranges for the Company as described above under "—Selected Public Companies Analysis."

        The February 4, 2016 preliminary strategic review materials also contained an illustrative sensitivities overview of the potential unlevered and levered internal rates of return that could be realized by a hypothetical financial buyer in an acquisition of the Company assuming, among other things, an investment period of five years, additional leverage of $100.0 million and certain transaction expenses. For purposes of this overview, unlevered and levered cash flows of the Company were based on the base plan with capital markets activity and excluded ongoing public company costs. Estimated exit value ranges for the Company were calculated by applying to the Company's core EBITDA and core net operating income for the calendar year ending December 31, 2021 a selected range of exit multiples of 12.0x to 14.0x. BofA Merrill Lynch then derived ranges of theoretical internal rates of return for an illustrative exit transaction at the end of the Company's calendar year ending December 31, 2021 based on assumed ranges of purchase prices of $17.00 to $23.00 per share and exit capitalization rates of 9.0% to 7.7%. This overview indicated an implied unlevered internal rate of return of approximately 6.4% to 12.3% and implied levered internal rates of return of approximately 9.7% to 22.5% (assuming no incremental debt) and 10.3% to 24.3% (assuming $100.0 million of incremental debt).

        The February 4, 2016 preliminary strategic review materials also referenced for informational purposes certain other factors, including, among other things, (i) the historical trading performance of the Common Stock during the 52-week period ended February 2, 2016, (ii) undiscounted publicly available Wall Street research analysts' net asset value estimates for the Company for the 2015 fiscal year, the 12-month period following the third quarter of such fiscal year and the 2016 fiscal year, (iii) based on publicly available information, the implied capitalization rates payable in selected precedent transactions, including the Glimcher acquisition, and (iv) the implied calendar year 2016 and calendar year 2017 estimated FFO per share multiples observed for the other retail selected companies based on publicly available research analysts' consensus estimates (which indicated, as of February 2, 2016, mean and median calendar year 2016 and calendar year 2017 estimated FFO per share multiples for the other retail selected companies of 17.6x and 18.6x and 16.2x and 17.1x, respectively).

        The February 4, 2016 preliminary strategic review materials also referenced, for informational purposes, certain other financial considerations and information, including preliminary market and financial perspectives regarding the Company and BAM's initial acquisition proposal for the Company of $17.00 per share, potential strategic alternatives, potential acquirors of or partners to the Company, transaction process considerations and other strategic considerations, as well as certain case studies of strategic transactions. In addition, BofA Merrill Lynch noted, among other things, (a) certain Wall Street research analysts' views as to the Company and BAM's initial $17.00 per share acquisition proposal for the Company, (b) improvements in the Company's financial performance and certain operating metrics since January 12, 2012 (the date on which the Company completed its spin-off from GGP), including in comparison to corresponding operating metrics of the selected REITs and the other retail selected companies, (c) the Company's past and anticipated investments in developments, redevelopments and acquisitions as compared to corresponding investment levels for the selected REITs and the other retail selected companies, (d) average next 12 months estimated FFO per share multiples, average trading performance relative to net asset value and expected same store net operating income and FFO per diluted share growth for the Company as compared to corresponding data for the selected REITs and the other retail selected companies and (e) certain share price and trading volume information for the Company.

Miscellaneous

        As noted above, the discussion set forth above is a summary of the material financial analyses and other factors reviewed by BofA Merrill Lynch with the Special Committee in connection with the transaction and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch. The preparation of a financial opinion or analyses is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that the analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses considered or focusing on information presented in tabular format, without considering all analyses or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch's analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying BofA Merrill Lynch's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch's analyses. These analyses were prepared solely as part of BofA Merrill Lynch's analysis of the fairness, from a financial point of view, of the proposed consideration payable by BAM in the transaction and were provided to the Special Committee in connection with its evaluation of the transaction. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's view of the actual value of the Company.

        The type and amount of consideration payable in the transaction were determined through negotiations between the Special Committee and BAM, rather than by any financial advisor, and were approved by the Special Committee and the Board. The decision to enter into the Merger Agreement was solely that of the Special Committee and the Board. As described above, BofA Merrill Lynch's opinion and analyses were only one of many factors considered by the Special Committee in its evaluation of the transaction and should not be viewed as determinative of the views of the Special Committee, management or any other party with respect to the transaction or the consideration payable in connection with the transaction.

        The Company has agreed to pay BofA Merrill Lynch for its services as financial advisor to the Special Committee in connection with the transaction an aggregate fee currently estimated to be approximately $10.1 million, of which $1.5 million was payable upon delivery of its opinion and the balance is contingent upon consummation of the transaction. In addition, the Company has agreed to reimburse BofA Merrill Lynch for its reasonable expenses incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of its businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, BAM and certain of their respective affiliates.

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as arranger and syndication agent for, and as a lender under, certain credit facilities of the Company and its affiliates and (ii) having acted as an underwriter for an equity offering of the Company. From January 1, 2014 through January 31, 2016, BofA Merrill Lynch and its affiliates received aggregate revenues from the Company and/or certain of its affiliates of approximately $5 million for corporate, commercial and investment banking services.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to BAM and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as an underwriter for certain equity offerings of BAM and certain of its affiliates and portfolio companies, (ii) having acted or acting as administrative agent, arranger, and/or bookrunner for, and/or as a lender under, certain subscription and other credit facilities and mortgage backed securities loans for BAM and certain of its affiliates and portfolio companies, (iii) having provided or providing certain commodity, derivatives, foreign exchange, synthetic, commercial mortgage backed security and other trading services to BAM and certain of its affiliates and portfolio companies and (iv) having provided or providing certain treasury and management products and services to BAM and certain of its affiliates and portfolio companies. From January 1, 2014 through January 31, 2016, BofA Merrill Lynch and its affiliates received aggregate revenues from BAM and/or certain identified affiliates and portfolio companies of approximately $60 million for corporate, commercial and investment banking services.

Purpose and Reasons of the Parent Parties and the Brookfield Filing Persons for the Transactions

        Under the SEC rules governing "going private" transactions, each of the Parent Parties and the Brookfield Filing Persons may be deemed an affiliate of the Company and, therefore, is required to express its purposes and reasons for the Transactions to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. Each of the Parent Parties and the Brookfield Filing Persons is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each of the Parent Parties and the Brookfield Filing Persons should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to adopt the Merger Agreement.

        If the Transactions are completed, the Company will become a subsidiary of Parent and the Common Stock will cease to be publicly traded. For the Parent Parties, the purpose of the Transactions is to effectuate the transactions contemplated by the Merger Agreement. For the Brookfield Filing Persons, the purpose of the Transactions is to allow the Brookfield Filing Persons to bear the rewards and risk of their equity ownership in the Company after the Transactions are completed and the Common Stock ceases to be publicly traded.

        Each of the Parent Parties and the Brookfield Filing Persons believes that it is in the best interests of the Company to operate as a privately held entity. The Parent Parties and the Brookfield Filing Persons believe that, as a privately held entity, the Company will have greater operational flexibility to pursue alternatives that it would not have as a public company and management will be able to concentrate on long-term growth, reducing the quarter-to-quarter performance often emphasized by the public equity market's valuation of the Common Stock. Each of the Parent Parties and the Brookfield Filing Persons also believes that the Transactions will provide the Company with flexibility to pursue transactions with a risk profile that may be unacceptable to many public stockholders and that these transactions can be more effectively executed as a private company.

        Although each of the Parent Parties and the Brookfield Filing Persons believes that there will be significant opportunities associated with their investment in the Company, the Parent Parties and the Brookfield Filing Persons realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Company) and that such opportunities may not ever be fully realized.

        If the Transactions are completed, the Parent Parties and the Brookfield Filing Persons believe that structuring the Transactions in such a manner is preferable to other alternative transaction structures because (i) it will enable Parent to acquire all of the outstanding shares of Common Stock (other than those already held by its affiliates) at the same time, (ii) it will allow the Company to cease to be a publicly registered reporting company, (iii) it represents an opportunity for the Company's Unaffiliated Stockholders to immediately realize the value of their investment in the Company and (iv) it allows the Parent Parties and the Brookfield Filing Parties to invest in the Company. The Parent Parties and the Brookfield Filing Persons were not willing to consider an alternative transaction structure in which the Unaffiliated Stockholders would be permitted to roll over a portion of their equity interests in the Company in light of the belief that it is in the best interests of the Company to operate as a privately held entity, as discussed in greater detail above. In addition, the Parent Parties and the Brookfield Filing Persons did not consider any other alternative transaction structures or other alternative means to accomplish the purposes set forth above because no other alternatives would enable them to invest in the Company and allow for the Company to cease being a publicly registered and reporting company.

Positions of the Parent Parties and the Brookfield Filing Persons as to the Fairness of the Merger

        Under the SEC rules governing "going private" transactions, each of the Parent Parties and the Brookfield Filing Persons (see "Important Information Regarding the Parent Parties and the Brookfield Filing Persons—The Brookfield Filing Persons" beginning on page 113) may be deemed an affiliate of the Company and, therefore, is required to express its beliefs as to the fairness of the Transactions, including the Merger, to the Company's "unaffiliated security holders," as defined under Rule 13e-3 of the Exchange Act. Each of the Parent Parties and the Brookfield Filing Persons is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each of the Parent Parties and the Brookfield Filing Persons should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to adopt the Merger Agreement.

        The Parent Parties negotiated with the Special Committee with the intent to achieve the terms of a transaction that would be most favorable to the Parent Parties, and not necessarily to the Company's Unaffiliated Stockholders, and, accordingly, did not negotiate the Merger Agreement with the goal of obtaining terms that were fair to such Unaffiliated Stockholders. The Special Committee consists of all the members of the Board, other than the Brookfield Directors, and the members of the Special Committee have no financial interest in the Transactions different from, or in addition to the interests of the Company's Unaffiliated Stockholders other than their interests described under "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 56.

        None of the Parent Parties or the Brookfield Filing Persons participated in the deliberations of the Special Committee or the Board regarding, or received advice from the Company's legal advisors or financial advisors as to, the substantive or procedural fairness of the Transactions to the Company's Unaffiliated Stockholders. None of the Parent Parties or the Brookfield Filing Persons has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Transactions to the Company's Unaffiliated Stockholders.

        Based on the knowledge and analysis of each of the Parent Parties and the Brookfield Filing Persons of available information regarding the Company, as well as discussions with the Company's senior management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the Board, at the recommendation of the Special Committee, discussed under "Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of the Board; Fairness of the Merger" beginning on page 33 (which analysis and resulting conclusions each of the Parent Parties and the Brookfield Filing Persons adopt), each of the Parent Parties and the Brookfield Filing Persons believes that the Transactions are substantively and procedurally fair to the Company's Unaffiliated Stockholders based on its consideration of the following factors, among others:

  •
  the Special Committee determined, by unanimous vote of all of the members of the Special Committee, and the Board determined, by the unanimous vote of all members of the Board (excluding the Brookfield Directors, who did not participate in such determination) that the Transactions are fair to, and in the best interests of, the Company's Unaffiliated Stockholders;

  •
  the current and historical market prices of the Common Stock, including the market performance of the Common Stock relative to that of other participants in the Company's industry and general market indices, and the fact that the consideration of $18.25 per share in the Transactions represents a premium of approximately 35% over the closing price per share of the Company's Common Stock on January 15, 2016, the last trading day before BAM's announcement of its initial proposal to acquire the Company, and an increase of $1.25 per share from the $17.00 per share price originally proposed by BAM on January 16, 2016;

  •
  the $18.25 per share total consideration and the other terms and conditions of the Merger Agreement resulted from negotiations between the Parent Parties and their advisors, on the one hand, and the Special Committee and its advisors, on the other hand;

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  notwithstanding that the opinion of BofA Merrill Lynch was provided for the information and assistance of the Special Committee and none of the Parent Parties and the Brookfield Filing Persons are entitled to, and did not, rely on such opinion, the fact that the Special Committee received an opinion, dated February 24, 2016, of BofA Merrill Lynch as to the fairness, from a financial point of view and as of such date, to the holders of Common Stock (other than Parent, Acquisition Sub, the Guarantors, the Exchange Parties and their respective affiliates) of the $18.25 per share cash consideration to be received by such holders in connection with the acquisition of the Company by Parent, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken as more fully described in the section entitled "Special Factors—Opinion of the Special Committee's Financial Advisor" beginning on page 40;

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  the Merger Agreement requires that it be adopted not only by the affirmative vote of the holders of at least a majority of the outstanding shares of the Common Stock, but also the affirmative vote of the holders of at least a majority of the outstanding shares of the Common Stock held by stockholders entitled to vote thereon other than the Parent Parties and their affiliates;

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  the Special Committee retained and was advised by its own legal and financial advisors, each of which has extensive experience in transactions similar to the Transactions;

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  the total consideration is all cash, allowing the Company's Unaffiliated Stockholders to immediately realize a certain and fair value for all of their shares of Common Stock and, as a result, to no longer be exposed to the various risks and uncertainties related to continued ownership of Common Stock;

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  the fact that, prior to the consummation of any of the Transactions, the Parent Parties will have sufficient cash on hand to fund the aggregate total consideration, and the Merger Agreement provides that the Guarantors, jointly and severally, irrevocably and unconditionally guarantee to the Company the full and timely payment and performance by the Parent Parties of all of the Parent Parties' respective covenants, obligations, undertaking and liabilities in connection with the Transactions, including payment of the total consideration;

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  the Special Committee consists of all the members of the Board, other than the Brookfield Directors, and, other than Special Committee members' other interests described under "Interests of the Company's Directors and Executive Officers in the Merger," to the knowledge of the Parent Parties and the Brookfield Filing Persons, such directors have no financial interest in the Transactions different from, or in addition to, the Company's Unaffiliated Stockholders;

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  the Company's ability, at any time after the date of the Merger Agreement, to consider and respond to an unsolicited acquisition proposal, to furnish confidential information to, and engage in discussions or negotiations with, the person or parties making such a proposal if the Special Committee determines in good faith that such proposal constitutes or is reasonably likely to lead to a superior proposal;

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  the Company's ability, under certain circumstances, to terminate the Merger Agreement in order to enter into a definitive agreement providing for a superior proposal, subject to paying a termination fee of $40.0 million (see "The Merger Agreement—Fees and Expenses" beginning on page 91); and

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  the availability of appraisal rights under Delaware law to holders of Common Stock who do not vote in favor of the adoption of the Merger Agreement and who comply with all the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their stock as determined by the Court of Chancery of the State of Delaware.

        In their consideration of the fairness of the Transactions, the Parent Parties and the Brookfield Filing Persons did not find it practicable to, and did not, appraise the assets of the Company to determine the liquidation value for the Company's Unaffiliated Stockholders (i) because of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, (ii) because they considered the Company to be a viable going concern and (iii) because the Company will continue to operate its business immediately following the Transactions. Because, in the last two years, none of the Parent Parties or Brookfield Filing Persons purchased any shares of Common Stock or received or were aware of any firm offers from any unaffiliated third-parties seeking to acquire control of the Company, there were no purchase prices in any transactions or proposed transactions available for the Parent Parties or Brookfield Filing Persons to consider. Further, none of the Parent Parties or Brookfield Filing Persons considered net book value, which is an accounting concept, for purposes of determining the fairness of the per share total consideration to the Company's Unaffiliated Stockholders because, in their view, net book value is not indicative of the Company's market value but rather an indicator of historical costs. Each of the Parent Parties and the Brookfield Filing Persons notes, however, that the per share transaction consideration of $18.25 is higher than the net book value of the Company per share of $9.29 as of December 31, 2015. None of the Parent Parties or the Brookfield Filing Persons sought to establish a pre-merger going concern value for the Common Stock to determine the fairness of the transaction consideration to the Company's Unaffiliated Stockholders because following the Transactions the Company will have a different capital structure. However, to the extent the pre-merger going concern value was reflected in the share price of the Common Stock on January 15, 2016, the last trading day before BAM's announcement of its initial proposal to acquire the Company, the per share transaction consideration of $18.25 represented a premium to the going concern value of the Company.

        On February 29, 2016, the Company announced its financial results for the fourth quarter of the fiscal year 2015, which it furnished to the SEC on a current report on Form 8-K on the same date. While these results were not taken into account by any of the Parent Parties or the Brookfield Filing

Persons in making its determination that the Transactions are substantively and procedurally fair to the Company's Unaffiliated Stockholders, or in the analysis supporting that determination, the performance of the Company since the Parent Parties entered into the Merger Agreement has not caused any of the Parent Parties or the Brookfield Filing Parties to change or modify its fairness determination.

        The foregoing discussions of the factors considered by each of the Parent Parties and the Brookfield Filing Persons in connection with the fairness of the Transactions is not intended to be exhaustive but is believed to include all material factors considered by each of them. The Parent Parties and the Brookfield Filing Persons did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Transactions. Rather, each of the Parent Parties and the Brookfield Filing Persons believes these factors provide a reasonable basis upon which to form its belief that the Transactions are fair to the Company's Unaffiliated Stockholders. This belief should not, however, be construed as a recommendation to any Company stockholder to vote in favor of the proposal to adopt the Merger Agreement. None of the Parent Parties or the Brookfield Filing Persons makes any recommendation as to how stockholders of the Company should vote their shares of Common Stock on the proposal to adopt the Merger Agreement.

Plans for the Company after the Merger

        After the effective time of the Merger, Parent anticipates that the Company will continue its current operations, except that it will cease to be an independent public company and will instead be a wholly owned subsidiary of Parent. If the Merger is consummated, the Common Stock will be delisted from the NYSE and will cease to be registered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act). After the effective time of the Merger, the directors of Acquisition Sub immediately prior to the effective time of the Merger will become the directors of the Company, and the officers of the Company immediately prior to the effective time of the Merger will remain the officers of the Company, in each case each to hold office in accordance with the certificate of incorporation and bylaws of the Company until their respective successors are duly elected or appointed and qualified, as the case may be.

Certain Effects of the Merger and the Other Transactions

        If the Stockholder Approval and Minority Approval are obtained and the other conditions to the Closing are either satisfied or waived, the Closing Dividend will be declared and paid, the Requested Transactions, if any are requested by Parent, will be consummated, and Acquisition Sub will merge with and into the Company, the separate corporate existence of Acquisition Sub will cease and the Company will continue as the surviving corporation of the Merger. If the Merger is completed, all of our Common Stock will be owned by Parent. Except for the Exchange Parties and any other person who may have a beneficial ownership interest in the Company as of the Closing, none of our current stockholders will have any ownership interest in, or be a stockholder of, the Company after the completion of the Merger. As a result, our current stockholders (other than the Exchange Parties and any other person who may have an ownership interest in Parent) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the Merger, Parent and the Exchange Parties will benefit from any increase in our value and also will bear the risk of any decrease in our value.

        The acquisition of the Company by Parent will occur through a series of transactions consisting of:

  •
  after satisfaction or waiver of all closing conditions, the Exchange by the Exchange Parties (which are the stockholders of the Company that are affiliated with BAM and BPY and that in the aggregate hold approximately 33.5% of the outstanding shares of Common Stock) of all shares of Common Stock owned by the Exchange Parties for new shares of Series I Preferred Stock of the Company;

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  on the next business day, if applicable, consummation of any Requested Transactions, including the declaration of the Closing Dividend, that Parent may request between signing and closing; and

  •
  on the second business day after the Exchange, the merger of Acquisition Sub with and into the Company, with the Company surviving the merger, referred to as the "Surviving Corporation".

        Upon the consummation of the Merger:

  •
  each issued and outstanding share of Common Stock held by the Company's Unaffiliated Stockholders immediately prior to the effective time of the Merger will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to (x) $18.25 less (y) the pro rata portion of the Closing Dividend in respect of such share, without interest thereon (such that, as a result of the Closing Dividend and the Merger, each Unaffiliated Stockholder holding Common Stock immediately prior to the effective time of the Merger will receive in respect of each such share of Common Stock an amount in cash equal to $18.25, without interest);

  •
  each option to purchase Common Stock that remains outstanding as of immediately prior to the effective time of the Merger will become vested (if then unvested) in full and cancelled, and each holder thereof will be entitled to receive in respect of such option an amount in cash (without interest) equal to the number of shares of Common Stock subject to such option multiplied by the positive difference (if any) between $18.25 and per share exercise price of such option; and

  •
  each share of Company Restricted Stock (whether vested or unvested) that remains outstanding immediately prior to the effective time of the Merger will be cancelled, and each holder thereof will be entitled to receive $18.25 in cash per share of Company Restricted Stock (consisting of the per share Closing Dividend amount and the per share merger consideration), without interest thereon.

        Furthermore, the Company ESPP will be cancelled and terminated as of the effective time of the Merger. Immediately prior to the effective time of the Merger, any then outstanding offering period rights under the Company ESPP will terminate and the Company will distribute to each participant in the Company ESPP all of his or her accumulated payroll deductions with respect to the offering period then in effect (if any).

        Following the Merger, all of the Common Stock of the Company, being the Surviving Corporation, will be owned by Parent, and all of the Series I Preferred Stock of the Company, being the Surviving Corporation, will be owned by the Exchange Parties. If the Merger is completed, the beneficial owners of Parent (and, as applicable, the Exchange Parties) will be the sole beneficiaries of our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting the Company following the Merger. Similarly, the beneficial owners of Parent (and, as applicable, the Exchange Parties) will also bear the risks of ongoing operations, including the risks of any decrease in our value after the Merger and the operational and other risks of the Surviving Corporation.

        If the Merger is completed, the Company's stockholders, other than any person who may have a beneficial ownership interest in Parent or the Exchange Parties, will have no interest in the Company's net book value or net earnings.

        As a result and upon consummation of the Transactions, the Company will be 100% owned by Parent and the Exchange Parties. The following table sets forth, among other things, the percentage ownership of the Company by stockholders that are affiliated with BAM pre- and post-Transactions, as well as the interest in the net book value and net earnings of the Company pre- and post-Transactions:

				Interest in Net Book Value(4)		Interest in Net Income (Loss)(5)
	Number of Shares pre- Merger(1)
		% Holding pre- Merger(2)	% Holding post- Merger(3)	Pre- Merger	Post- Merger	Pre- Merger	Post- Merger
Brookfield Retail Holdings VII LLC	2,946,661	5.09%	5.09%	$27,219,110	$27,219,110	$2,123,482	$2,123,482
New Brookfield Retail Holdings R2 LLC	14,995,702	25.92%	25.92%	$138,519,380	$138,519,380	$10,806,504	$10,806,504
Brookfield BPY Retail Holdings II LLC	1,165,535	2.01%	2.01%	$10,766,364	$10,766,364	$839,931	$839,931
Brookfield Retail Holdings III Sub II LLC	11,539	0.02%	0.02%	$106,589	$106,589	$8,315	$8,315
Brookfield Retail Holdings II Sub II LLC	10,060	0.02%	0.02%	$92,927	$92,927	$7,250	$7,250
Brookfield Retail Holdings IV-A Sub II LLC	151,726	0.26%	0.26%	$1,401,534	$1,401,534	$109,340	$109,340
Brookfield Retail Holdings IV-B Sub II LLC	2,653	0.01%	0.01%	$24,506	$24,506	$1,912	$1,912
Brookfield Retail Holdings IV-C Sub II LLC	51,774	0.09%	0.09%	$478,251	$478,251	$37,310	$37,310
Brookfield Retail Holdings IV-D Sub II LLC	51,975	0.09%	0.09%	$480,107	$480,107	$37,455	$37,455
BSREP II Retail Pooling LLC	0	0%	66.49%	$0	$355,415,232	$0	$27,727,500

(1)
Reflects the amount of shares of Common Stock held by each stockholder affiliated with BAM prior to the consummation of any of the Transactions, including the Exchange.

(2)
Based upon beneficial ownership as of April 25, 2016. Percentages have been rounded to the nearest one-hundredth.

(3)
Reflects equity ownership based upon anticipated equity investments. Percentages have been rounded to the nearest one-hundredth.

(4)
Based upon a total net book value of $534,504,000 as of December 31, 2015.

(5)
Based upon net income attributable to the Company of $41,699,000 for the fiscal year ending December 31, 2015.

        A primary benefit of the Transactions, including the Merger, to each Unaffiliated Stockholder will be the right of such stockholders to receive, through the Closing Dividend and the Merger, an aggregate cash payment of $18.25, without interest, for each share of Common Stock held by such stockholders as described above, representing a premium of approximately 35% to the closing price of the Common Stock on January 15, 2016, the last trading day before BAM's announcement of its initial proposal to acquire the Company.

        The primary detriments of the Transactions, including the Merger, to the Unaffiliated Stockholders include the lack of interest of such stockholders in our potential future earnings, growth or value. Additionally, the receipt of cash in respect of shares of Common Stock pursuant to the Closing Dividend and the receipt of cash in exchange for shares of Common Stock pursuant to the Merger will be taxable transactions for U.S. federal income tax purposes to such stockholders who receive the Closing Dividend and surrender shares of Common Stock in the Merger. See "Special Factors—Material United States Federal Income Tax Consequences of the Merger and the Closing Dividend" beginning on page 66.

        In connection with the Transactions, including the Merger, Parent and the Exchange Parties will receive benefits and be subject to obligations that are different from, or in addition to, the benefits received by our stockholders generally. The primary benefits of the Transactions, including the Merger, to Parent and the Exchange Parties include their interest in our potential future earnings and growth which, if Parent and the Exchange parties successfully execute their business strategies, could be substantial. Additionally, following the Merger, we will be a private company, and as such will be relieved of the burdens imposed on companies with publicly traded equity, including the requirements and restrictions on trading that our directors, officers and beneficial owners of more than 10% of the shares of our Common Stock face as a result of the provisions of Section 16 of the Exchange Act and the requirement of furnishing a proxy statement in connection with stockholders' meetings pursuant to Section 14(a) of the Exchange Act. Termination of registration of our Common Stock under the Exchange Act will also substantially reduce the information required to be furnished by the Company to our stockholders and the SEC. It is estimated that the Company will save approximately $3.5 million per year as a result of no longer being a publicly traded company.

        The primary detriments of the Transactions, including the Merger, to Parent and the Exchange Parties include the fact that all of the risk of any possible decrease in our earnings, growth or value following the Transactions, including Merger will be borne by Parent and the Exchange Parties (subject, in the case of the Exchange Parties, to the terms of the Series I Preferred Stock that they hold). Additionally, the investment by the investors in Parent, the Exchange Parties and the Company and its subsidiaries will not be liquid, with no public trading market for such securities, and the equity securities of Parent, the Exchange Parties and the Company and its subsidiaries may be subject to contractual restrictions on transfer, including, in the case of our securities, liens to the extent provided under the terms of our debt financing.

        In connection with the Transactions, including the Merger, certain members of the Company's management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of the Company's stockholders generally, as described in more detail under "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 56. Such incremental benefits are expected to include, among others, certain executive officers continuing as executive officers of the Company, as the Surviving Corporation.

        The Common Stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol "RSE". As a result of the Merger, the Company will be a privately held corporation and there will be no public market for its stock. After the Merger, the Common Stock will cease to be quoted on the NYSE and price quotations with respect to sales of Common Stock in the public market will no longer be available. In addition, registration of the Common Stock under the Exchange Act will be terminated.

        The certificate of incorporation of the Company will be amended in the Merger to read in its entirety in the form of Exhibit B to the Merger Agreement, and, as so amended, will be the certificate of incorporation of the Company following the Merger until thereafter amended in accordance with its terms and Delaware law. The bylaws of Acquisition Sub, as in effect immediately prior to the effective time of the Merger, will become the bylaws of the Company following the Merger until thereafter amended in accordance with its terms, the Company's certificate of incorporation and Delaware law.

Financing for the Transactions

        Parent estimates that the total amount of funds required to complete the Transactions and pay related fees and expenses will be approximately $726.0 million. Parent expects this amount to be funded through a combination of cash on hand and available capital commitments. Any such capital commitments are, and at the Closing will be, unconditionally available to Parent from the Guarantors. Parent does not currently have any alternative financing arrangements in place.

Interests of the Company's Directors and Executive Officers in the Merger

        When considering the recommendation of the Special Committee and the Board, you should be aware that the members of the Special Committee and the Board and our executive officers have interests in the Transactions other than their interests as stockholders generally, including those described below. These interests may be different from, or in conflict with, your interests as a stockholder of the Company. The members of the Special Committee and the Board were aware of these additional interests, and considered them, when they approved the Merger Agreement and recommended that stockholders vote in favor of adopting the Merger Agreement.

  Treatment of Director and Executive Officer Common Stock

        As is the case for any stockholder, the members of the Special Committee and the Board (including the Brookfield Directors) and our executive officers will participate in the Closing Dividend in respect of any shares of Common Stock held by such persons as of the record date for such Closing Dividend, and at the effective time of the Merger, shares of Common Stock held by the members of the Special Committee and the Board (including the Brookfield Directors) and our executive officers will be converted into the right to receive the merger consideration in the same manner as all outstanding shares of Common Stock held by the Unaffiliated Stockholders, as described in the "Special Factors—Certain Effects of the Merger and the Other Transactions" section beginning on page 53.

        The following table sets forth information as of April 25, 2016 regarding the cash-out value of the previously owned Common Stock of each individual who has been an executive officer or director of the Company since January 1, 2015:

Name	Number of Previously Owned Shares	Cash-Out Payment for Previously Owned Shares
Executive Officers
Andrew Silberfein	270,583	$4,938,140
Susan Elman	20,031	$365,560
John Wain	29,422	$536,942
Brian Harper	67,069	$1,224,003
Directors
Jeffrey Blidner	—	—
Richard Clark	—	—
Chris Haley	10,974	$200,266
Michael Hegarty	7,406	$135,150
Brian Kingston	—	—
David Kruth	22,279	$406,582
Michael Mullen	24,954	$455,401

  Treatment of Director and Executive Officer Stock Options and Company Restricted Stock

        As is the case for any holder of options to purchase Common Stock, each option to purchase Common Stock that is held by a director or executive officer and that is outstanding immediately prior to the effective time of the Merger, will become vested (if then unvested) in full and cancelled, and each such holder thereof will be entitled to receive in respect of such option an amount in cash (without interest) equal to the number of shares of Common Stock subject to such option multiplied by the positive difference (if any) between $18.25 and per share exercise price of such option.

        The table below sets forth, as of April 25, 2016, information with respect to the Company stock options held by each individual who has been an executive officer or director of the Company since January 1, 2015:

Name	Number of Shares Subject to Vested Options	Cash-Out Payment for Vested Options	Number of Shares Subject to Unvested Options	Cash-Out Payment for Unvested Options	Total Payment for Outstanding Options
Executive Officers(1)
Andrew Silberfein	767,440	$2,272,964	485,160	$929,882	$3,202,846
Susan Elman	101,720	$279,846	79,980	$136,853	$416,699
John Wain	206,435	$692,749	175,290	$502,136	$1,194,885
Brian Harper	265,040	$692,239	307,811	$321,899	$1,014,138

(1)
The directors of the Company have been omitted as none have Company stock options.

        As is the case for any holder of Company Restricted Stock, each share of Company Restricted Stock (whether vested or unvested) that is held by a director or executive officer and that remains outstanding immediately prior to the effective time of the Merger will be cancelled, and each holder thereof will be entitled to receive $18.25 in cash per share of Company Restricted Stock (consisting of the per share Closing Dividend Amount and per share merger consideration payable in respect of each Company Share), without interest thereon.

        The table below sets forth, as of April 25, 2016, information with respect to Company Restricted Stock held by each individual who has been an executive officer or director of the Company since January 1, 2015:

Name	Restricted Stock Awards and RSUs	Cash Value of Restricted Stock Awards and RSUs
Executive Officers
Andrew Silberfein	83,277	$1,519,811
Susan Elman	19,251	$351,337
John Wain	25,397	$463,486
Brian Harper	34,104	$622,404
Directors
Jeffrey Blidner	—	—
Richard Clark	—	—
Chris Haley	1,847	$33,699
Michael Hegarty	1,847	$33,699
Brian Kingston	—	—
David Kruth	1,847	$33,699
Michael Mullen	1,847	$33,699

  Retention Plan

        The Company approved, on January 29, 2016, a retention plan for the Company's four named executive officers (Mr. Silberfein, Brian Harper, John Wain and Susan Elman) and certain other senior executives named therein (referred to as the "Retention Plan"). Under the terms of the Retention Plan, each participant will be eligible to receive an aggregate cash retention award based on a percentage of such participant's 2015 base salary and 2015 target performance bonus. Awards under the Retention Plan will be payable in two equal installments of 50% of the aggregate award payable to each participant. The Retention Plan provides that the first installment is payable on the earlier of a determination by the Special Committee that it has terminated the process of considering and responding to the Transactions and any related process to explore strategic alternatives thereto in which the Special Committee may decide to engage (a "Process Termination") and the closing date of any merger, business combination or other similar transaction in respect of the Company, and the second installment is payable on the earlier of six months after any Process Termination and six months after the closing date of any merger, business combination or other similar transaction in respect of the Company. The Special Committee believes that structuring the retention payments in this way encouraged the Company's senior executives to remain neutral with respect to whether the Company entered into a merger agreement with the Brookfield Filing Persons. Because the Company has entered into the Merger Agreement, if the Merger were consummated, the first installment under the Retention Plan would be payable on the closing date of the Merger and the second installment under the Retention Plan would be payable six months after the closing date of the Merger.

        A participant in the Retention Plan must be employed by the Company on the applicable payment date in order to receive the portion of his or her award to be paid on that date, unless the participant's employment is terminated (i) by the Company without cause (as defined in the Retention Plan), (ii) by the participant for good reason (as defined in the Retention Plan) or (iii) due to the participant's death or disability (as defined in the Retention Plan). If a participant's employment is terminated under one of the foregoing circumstances prior to payment of the first retention award payment, such participant's first and second installment will be paid when the first retention award installment is paid to the other participants (but in no event later than two months after the end of the year in which such termination occurs). If a participant's employment is terminated under one of the foregoing circumstances after payment of the first installment but prior to payment of the second installment, such participant's second installment will be paid at the time of such termination of the participant's employment. Except as otherwise specified in a participant's award agreement under the Retention Plan, a participant's retention award payment will not be offset by or reduce any other payment or benefit payable to such participant by the Company. Notwithstanding the foregoing, any retention award payment paid to Mr. Silberfein under the Retention Plan will be in lieu of the Cash Severance Payment (defined below) that would be due to him under his Employment Agreement (as described below) in respect of the same transaction or circumstances that resulted in the payment of such retention award.

  Continued Employment

        It is currently expected that the current management of the Company will continue to hold the same positions after the completion of the Merger and that any employment or change of control agreements in place will be unaffected by the Merger.

  Compensation of the Special Committee

        At a meeting of the Special Committee on January 21, 2016, the Special Committee determined that each Special Committee member (other than Mr. Silberfein) would receive from the Company, as compensation for serving on the Special Committee, a retainer of $50,000, and that the chairman selected by the Special Committee would receive an additional $10,000 for serving as chairman, as well as reimbursement by the Company of all reasonable costs incurred by each member (other than Mr. Silberfein) in connection with his or her service on the Special Committee. In approving these compensation arrangements, the Special Committee considered, among other things, the additional work included in serving on the Special Committee, customary ranges and options for compensating the Special Committee members therefore and whether any compensation should consist of a flat fee, a per meeting fee or a mix of both.

  Indemnification of Directors and Officers

        For a description of the indemnification of directors and officers by the Company following the Merger, see "The Merger Agreement—Other Covenants and Agreements—Directors' and Officers' Indemnification Insurance" beginning on page 87.

  Named Executive Officer Merger-Related Compensation

        Mr. Silberfein is subject to an employment agreement with the Company, dated November 14, 2011. Mr. Wain and Ms. Elman are each subject to an offer letter with the Company, dated September 20, 2012 and March 2, 2012, respectively. Mr. Harper is subject to a severance letter with the Company, which became effective as of February 27, 2014 and governs the severance benefits he is entitled to in the event his employment is terminated without cause. Mr. Silberfein's term of employment will end on December 31, 2016, unless terminated at an earlier time. The offer letters for Mr. Wain and Ms. Elman and the severance letter for Mr. Harper specify that their employment is at-will and do not designate any term of employment.

        In the event that Mr. Silberfein's employment is terminated by us without Cause or by Mr. Silberfein for Good Reason, we are obligated to provide severance benefits. "Cause" is defined as Mr. Silberfein's: (i) willful and continued failure or refusal to substantially perform his employment duties after being given notice that specifically identifies his failure and a reasonable opportunity to remedy such failure or refusal; (ii) gross misconduct in connection with his employment; (iii) act of dishonesty or breach of trust in connection with his employment; (iv) conviction of, or plea of guilty or no contest to, any indictable criminal offense (not a misdemeanor) or any other criminal offense involving fraud, dishonesty or misappropriation; (v) personal behavior or personal conduct which has injured the reputation or business of the Company or its affiliates, including, without limitation, any breach of the Company's code of conduct or the willful violation of any policies of the Company or its affiliates or willful violation of a written direction of the Board to cease conduct which the Board has determined could injure the reputation or business of the Company or its affiliates; (vi) breach of any confidentiality, non-solicitation or non-competition obligations of the Company or its affiliates; (vii) material breach of any of the provisions of the employment agreement which (if curable) is not cured within 15 days of written notice; or (viii) breach of his representation that his employment does not violate the terms of any employment or other agreement to which he is bound. "Good Reason" is defined as: (i) any material reduction in Mr. Silberfein's base salary or eligibility for his target cash bonus; (ii) the relocation of Mr. Silberfein's principal place of employment outside of the borough of Manhattan, New York; or (iii) any material or adverse change in Mr. Silberfein's position, title, authority, job duties or responsibilities, in each case that has not been cured within 60 days after written notice has been given.

        In the event that Mr. Silberfein's employment is terminated by us without Cause or he resigns for Good Reason, Mr. Silberfein will be entitled to receive the following: (i) cash severance equal to two times the sum of his base salary and target annual cash bonus, payable in bi-weekly installments over the two-year period following the date of termination (the "Cash Severance Payment"); (ii) any earned but unpaid annual cash bonus related to a fiscal year prior to the year of termination; (iii) a pro-rata annual cash bonus for the fiscal year in which the termination occurs; (iv) immediate vesting of any unvested portion of the restricted stock granted in connection with the commencement of his employment ("signing restricted stock"); and (v) up to 18 months of COBRA continuation coverage at the active employee rate.

        In the event that Mr. Silberfein's employment is terminated due to death or disability, he will be entitled to the following: (i) any earned but unpaid annual cash bonus relating to a fiscal year prior to the year of termination; (ii) a pro-rata annual cash bonus for the fiscal year in which the termination occurs; and (iii) immediate vesting of any unvested portion of his signing restricted stock. Pursuant to a letter agreement between us and Mr. Silberfein, dated November 14, 2011, in the event that Mr. Silberfein is terminated by us without Cause, the portion of his options granted in 2012 that would have vested during the one year period following the termination date, if any, shall vest on the termination date.

        If we terminate Mr. Silberfein's employment for Cause, if Mr. Silberfein terminates his employment without Good Reason or if Mr. Silberfein's employment agreement is not renewed following expiration of the employment period, then Mr. Silberfein is not entitled to receive any severance payments or benefits.

        All severance payments are subject to: (i) Mr. Silberfein's execution and effectiveness of a general release of all claims; (ii) Mr. Silberfein's continued compliance with the non-competition and non-solicitation provisions set forth in the employment agreement; and (iii) no material and willful breach by Mr. Silberfein of the other restrictive covenants (including confidentiality, assignment of inventions, return of property, resignation upon termination, cooperation and non-disparagement) set forth in the employment agreement.

        In the event Mr. Wain's, Mr. Harper's or Ms. Elman's employment is terminated by us without cause, we are obligated to provide severance benefits equal to six months' base salary and a pro-rated bonus for the year of termination. Mr. Harper is also entitled to full vesting of the restricted stock granted to him on the commencement of his employment. None of the offer or severance letters expressly define cause.

        We do not expect a payout of any of the foregoing severance amounts in connection with the Merger, as we currently expect that each of the foregoing executive officers will continue as an executive officer of the Surviving Corporation. Nevertheless, the following table and related footnotes present information about the amounts of the payments and benefits that each named executive officer would receive in connection with the Merger, after giving effect to the Merger as if it had occurred on April 25, 2016, the latest practicable date prior to the filing of this proxy statement if the named executive officer is terminated, and the named executive officer's employment was terminated by the Company without cause on such date. This compensation is subject to a non-binding, advisory vote of the Company's stockholders, as described below in the section "Advisory Vote Regarding Non-Binding Merger—Related Compensation Proposal" beginning on page 112.

Golden Parachute Compensation

		Equity
	Cash(1)(2)	Value of Unvested Stock Options to be Cashed Out	Value of Vested Stock Options to be Cashed Out	Value of Unvested Restricted Stock Awards and RSU's to be Cashed Out	Total	Pension/ Non- qualified Deferred Compensation Benefit	Perquisites/ Benefits	Tax Reimbursement	Other	Total
Andrew Silberfein	$3,000,000	$929,882	$2,272,964	$1,519,811	$4,722,657	—	$47,386	—	—	$7,770,043
Susan Elman	$800,000	$136,853	$279,846	$351,337	$768,036	—	—	—	—	$1,568,036
John Wain	$900,000	$502,136	$692,749	$463,486	$1,658,371	—	—	—	—	$2,558,371
Brian Harper	$1,650,000	$321,899	$692,239	$622,404	$1,636,542	—	—	—	—	$3,286,542

(1)
This does not include earned but unpaid cash bonus for the year of termination.

(2)
For Mr. Silberfein, this reflects the full amount of his Cash Severance Payment. For Mr. Wain, Mr. Harper and Ms. Elman, this reflects the amount due under the Company's Retention Agreement plus the amount due under their respective offer or severance letters.

Projected Financial Information

        As part of its annual financial planning process, the Company prepares a business plan for its upcoming fiscal year, which the Company then updates after the end of each quarter. The Company does not make public projections as to future performance or earnings or other results beyond giving current fiscal year guidance from time to time, and is especially cautious of making projections for extended periods due to the unpredictability and volatility of the Company's business. However, in connection with its consideration of BAM's proposal and alternatives thereto, on February 4, 2016, the Special Committee was provided with, and approved, the Company's 2016 business plan and five-year (2016-2020) financial projections, referred to as the "2016 Business Plan". The 2016 Business Plan also was made available to the Special Committee's financial advisor, which was directed to use and rely upon the "base plan with capital markets activity" (as described below) contained therein for purposes of its analyses and opinion, and to potentially interested third parties that signed a confidentiality agreement with the Company and were given access to the data room established by the Company.

        We have included the financial projections from the 2016 Business Plan solely for the purpose of giving our stockholders access to certain nonpublic information considered by the Special Committee in evaluating the Transactions. These projections are, in general, prepared solely for internal use in assessing strategic direction, related capital and resource needs and allocations and other management decisions. Projections of this type are based on estimates and assumptions that, in many cases, reflect subjective judgment, and which are subject to significant uncertainties and contingencies, including mall REIT industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition and results of operations of the Company. These factors, which may prevent the financial projections or underlying assumptions from being realized, are difficult to predict, and many of them are beyond the Company's control. Therefore, the projections are forward-looking statements and should be read with caution. See "Cautionary Statement Concerning Forward-Looking Information," beginning on page 70.

        Because the projections cover multiple years, such information is necessarily less predictive with each successive year. Consequently, there can be no assurance that the underlying assumptions and projected results will be realized or that actual results will not be significantly different than projected. These projections were prepared solely for internal use and not for publication or with a view toward complying with the published guidelines of the SEC regarding projections or with guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Our independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the financial projections presented herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with the projected financial information. The Merger Agreement includes no representations by the Company or its management as to this projected financial information. Given the uncertainties inherent in projections, neither the Company, the Special Committee nor any other person has expressed any opinion or assurance to stockholders on this information or its achievability, and the inclusion of this information should not be regarded as an indication that the Company, the Special Committee, Parent, any of their respective affiliates, advisors or other representatives or anyone who received this information then considered, or now considers, it to be necessarily predictive of actual future events. Accordingly, this information is not indicative of actual future results, and stockholders are cautioned not to place undue reliance on such information.

        The projections do not reflect any impact of the Transactions, including the Merger, nor do they take into account the effect of any failure of such transactions to occur. None of the Company, the Special Committee, Parent or any of their respective affiliates intends to update or revise the summary projected financial information set forth below to reflect circumstances existing after the date when made, except as may be required by applicable securities laws.

  Summary Projected Financial Data

        The 2016 Business Plan included two sets of financial projections—a "base plan" that did not give effect to a potential sale by the Company of joint venture interests in certain of its properties and a

"base plan with capital markets activity" that gave effect to such joint venture interest sales. The "base plan with capital markets activity" is, in the view of the Company's management, generally more optimistic, given the accelerated receipt of cash that this scenario contemplated as compared to the "base plan" (in that the latter would yield a lower value for the Company, using a discounted cash flow analysis, than the former). Management used the following key assumptions in preparing the five-year "base plan" financial projections contained in the 2016 Business Plan:

  •
  For the first three years (2016-2018) of the financial projection, Property Revenue for in place tenants was projected according to contractual lease terms along with various management estimates for percentage and overage rent and recovery revenue. Property Revenue resulting from lease renewals and new leases was estimated based on management assumptions on a space-by-space basis. These assumptions include, but are not limited to, rent per square foot and occupancy cost ratios, lease term, timing of lease commencement and expiration, as well as free rent periods and tenant allowances.

  •
  Property Operating Expenses, including Real Estate Taxes, were projected on a property-by-property basis for 2016 with assumed expense growth of generally 2 to 3% per annum for 2017 and 2018, except in certain instances of long-term contracts.

  •
  For the first three years (2016-2018) of the financial projection, Core NOI equals Property Revenue less Property Operating Expenses. For the fourth and fifth years of the financial projection, Core NOI per property was grown at rates ranging from 2% to 6% per annum as estimated by management.

  •
  Interest Expense was projected on loan-by-loan basis for the full 5 years of the financial projection. Existing contractual loan terms were used where applicable. Certain assumptions were made for the refinancing of loans as they mature as well as revolver borrowings/repayments based on the cash needs of the Company. For unhedged LIBOR based loans, the forward curve for 30 day LIBOR was used as of the date of the financial projection (January 2016.) Certain assumptions were also made for the capitalization of interest expense associated with those properties under re-development. The Interest Expense presented is Core and excludes amortization and write-off of market rate adjustments and deferred financing costs as well as debt extinguishment costs.

  •
  General and Administrative Expenses were projected on a line item-by-line item basis for 2016 and grown for years two through five at an average of 2.8% per annum.

  •
  Preferred Distributions to the Operating Partnership Unit Holders were calculated based on contractual terms.

  •
  Core FFO equals Core NOI less the sum of General and Administrative Expenses, Interest Expense, and Preferred Distributions.

  •
  Core FFO per share is equal to Core FFO divided by the projected weighted average, diluted number of common shares.

  •
  Dividends on the Company's projected common shares outstanding are increased through the five year projection period at 13.3% per annum.

  •
  Capital expenditures include strategic and cosmetic capital as well as leasing capital (tenant allowances and landlord work) and maintenance capital expenditures.

  •
  During 2016, Vista Ridge Mall is expected to be transferred to its lender in full satisfaction of its debt and Turtle Creek Crossing (a strip center adjacent to the Mall at Turtle Creek) is expected to be sold.

        The key assumptions for the "base plan with capital markets activity" are identical to the above, with the following addition:

  •
  During 2016, a sale of a 49% non-controlling joint venture interest in certain assets to an institutional partner resulting in approximately $66.0 million in net proceeds to the Company with such proceeds to be used to pay-down the corporate revolver and/or fund capital expenditures.

		Base Plan					Base Plan with Capital Markets Activity
		Years Ended					Years Ended
	Actual Year Ended 2015
(in thousands, except per share amounts)		2016	2017	2018	2019	2020	2016	2017	2018	2019	2020
Core NOI	$197,278	$215,274	$248,655	$278,486	$289,629	$300,894	$215,274	$239,450	$268,913	$279,627	$290,443
General and administrative expense	(25,799)	(26,396)	(27,136)	(27,751)	(28,590)	(29,445)	(26,396)	(27,136)	(27,751)	(28,590)	(29,445)

Core EBITDA	171,479	188,878	221,519	250,735	261,039	271,449	188,878	212,314	241,162	251,037	260,998
JV management fee	—	—	—	—	—	—	—	743	771	794	818
Interest income	18	—	—	—	—	—	—	—	—	—	—
Interest expense	(66,583)	(67,362)	(68,035)	(72,685)	(74,508)	(76,243)	(67,362)	(63,183)	(67,862)	(69,667)	(70,736)
Preferred distributions	(953)	(7,019)	(7,000)	(7,000)	(7,000)	(7,019)	(7,019)	(7,000)	(7,000)	(7,000)	(7,019)

Core FFO	103,961	114,497	146,484	171,050	179,531	188,187	114,497	142,874	167,071	175,164	184,061

Core FFO per diluted share	$1.79	$1.98	$2.51	$2.91	$3.04	$3.16	$1.98	$2.45	$2.85	$2.96	$3.09

  Supplemental Disclosures Regarding Non-GAAP Financial Information

  Real Estate Property Net Operating Income and Core Net Operating Income

        The above projections set forth, among other measures, our projected NOI and Core NOI, as defined below, for 2016-2020 that were made available to the Special Committee and its financial and legal advisors. These measures were thought to be useful for evaluating, on a prospective basis, the Company's potential operating performance. We believe that NOI and Core NOI are useful supplemental measures of our operating performance. We define NOI as operating revenues (minimum rents, including lease termination fees, tenant recoveries, overage rents, and other income) less property and related expenses (real estate taxes, repairs and maintenance, marketing, other property expenses, and provision for doubtful accounts). We define Core NOI as NOI excluding straight-line rent, amortization of tenant inducements, amortization of above and below-market tenant leases, and amortization of above and below-market ground rent expense. Other real estate companies may use different methodologies for calculating NOI and Core NOI and, accordingly, our NOI and Core NOI may not be comparable to other real estate companies.

        Because NOI and Core NOI exclude general and administrative expenses, interest expense, depreciation and amortization, impairment, other, reorganization items, strategic initiatives, provision for income taxes, gain (loss) on extinguishment of debt, gain (loss) on sale of real estate assets, preferred distributions, straight-line rent, above and below-market tenant leases, and above and below-market ground leases, we believe that NOI and Core NOI provide performance measures that, when compared year over year, reflect the revenues and expenses directly associated with owning and operating regional shopping malls and the impact on operations from trends in occupancy rates, rental rates and operating costs. These measures thereby provide an operating perspective not immediately apparent from GAAP operating income (loss) or net income (loss). We use NOI and Core NOI to evaluate our operating performance on a property-by-property basis because NOI and Core NOI allow us to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results, gross margins and investment returns.

        In addition, management believes that NOI and Core NOI provide useful information to the investment community about our operating performance. However, due to the exclusions noted above, NOI and Core NOI should only be used as supplemental measures of our financial performance and not as an alternative to GAAP operating income (loss) or net income (loss). For reference, and as an aid in understanding management's computation of NOI and Core NOI, a reconciliation from consolidated net income (loss) allocable to our common stockholders as computed in accordance with GAAP to NOI and Core NOI is presented below:

		Base Plan					Base Plan with Capital Markets Activity
		Years Ended					Years Ended
	Actual Year Ended 2015
(in thousands)		2016	2017	2018	2019	2020	2016	2017	2018	2019	2020
Reconciliation of Core NOI to NOI
Core NOI	$197,278	$215,274	$248,655	$278,486	$289,629	$300,894	$215,274	$239,450	$268,913	$279,627	$290,443
Straight-line rent	1,162	1,162	1,162	1,162	1,162	1,162	1,162	1,162	1,162	1,162	1,162
Above / below market lease amortization	(6,562)	(2,083)	(2,932)	(673)	590	1,158	(2,083)	(2,932)	(673)	590	1,158
Tenant inducement amortization	(72)	(72)	(72)	(72)	(72)	(72)	(72)	(72)	(72)	(72)	(72)
Above / below market ground lease amortization	(155)	(155)	(155)	(155)	(155)	(155)	(155)	(155)	(155)	(155)	(155)

NOI	$191,651	$214,126	$246,658	$278,748	$291,154	$302,987	$214,126	$237,453	$269,175	$281,152	$292,536

  Funds from Operations and Core Funds from Operations

        The above projections also set forth, among other measures, our projected FFO and Core FFO, as defined below, for 2016-2020 that were made available to the Special Committee and its financial and legal advisors. Consistent with real estate industry and investment community practices, we use FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), as a supplemental measure of our operating performance. NAREIT defines FFO as net income (loss) allocable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs on depreciable real estate, gains or losses from cumulative effects of accounting changes, extraordinary items and sales of depreciable properties, plus real estate related depreciation and amortization. We also include Core FFO as a supplemental measurement of operating performance. We define Core FFO as FFO excluding straight-line rent, amortization of tenant inducements, amortization of above- and below-market tenant leases, amortization of above- and below-market ground rent expense, reorganization items, amortization of deferred financing costs, mark-to-market adjustments on debt, write-off of market rate adjustments on debt, write-off of deferred financing costs, debt extinguishment costs, provision for income taxes, gain (loss) on extinguishment of debt, gain (loss) on sale of real estate assets and other expense. We also adjust for the portion of consolidated net income (loss) applicable to non-controlling interests of joint venture partners to reflect FFO allocable to the Company's common stockholders. Other real estate companies may use different methodologies for calculating FFO and Core FFO and, accordingly, our FFO and Core FFO may not be comparable to other real estate companies.

        We consider FFO and Core FFO useful supplemental measures and a complement to GAAP measures because they facilitate an understanding of the operating performance of our properties. FFO does not include real estate depreciation and amortization required by GAAP because these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO provides investors with a clearer view of our operating performance, particularly with respect to our mall properties. Core FFO does not include certain items that are non-cash and certain non-comparable items. FFO and Core FFO are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenues, operating income (loss), net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

        For reference, and as an aid in understanding management's computation of FFO and Core FFO, a reconciliation from the combined and consolidated net income (loss) as computed in accordance with

GAAP to FFO allocable to our common stockholders and Core FFO allocable to our common stockholders is presented below:

		Base Plan					Base Plan with Capital Markets Activity
		Years Ended					Years Ended
	Actual Year Ended 2015
(in thousands)		2016	2017	2018	2019	2020	2016	2017	2018	2019	2020
Reconciliation of Core FFO to FFO
Core FFO allocable to common stockholders	$103,961	$114,497	$146,484	$171,050	$179,531	$188,187	$114,497	$142,874	$167,071	$175,164	$184,061
NOI core adjustments	(5,627)	(1,148)	(1,997)	262	1,525	2,093	(1,148)	(1,997)	262	1,525	2,093
G&A core adjustments	(17)	(1)	30	79	81	99	(1)	30	79	81	99
Other core adjustments	(6,491)	(400)	(400)	(400)	(400)	(400)	(400)	(400)	(400)	(400)	(400)
Amortization and write-off of market rate adjustments	804	462	(144)	(142)	(139)	(136)	462	(144)	(142)	(139)	(136)
Amortization and write-off of deferred financing costs	(4,214)	(3,622)	(3,086)	(2,403)	(412)	(412)	(3,622)	(3,086)	(2,403)	(412)	(412)
Debt extinguishment costs	(7)	—	—	—	—	—	—	—	—	—	—
Provision for income taxes	(604)	(604)	(604)	(604)	(604)	(604)	(604)	(604)	(604)	(604)	(604)

FFO	$87,805	$109,184	$140,283	$167,842	$179,582	$188,827	$109,184	$136,673	$163,863	$175,215	$184,701

Reconciliation of FFO to GAAP Net Income Allocable to Common Shareholders
FFO	$87,805	$109,184	$140,283	$167,842	$179,582	$188,827	$109,184	$136,673	$163,863	$175,215	$184,701
Non-controlling interests—depreciation and amortization/other	2,428	2,354	2,354	2,354	2,354	2,354	2,354	4,828	4,828	4,828	4,828
Depreciation and amortization	(107,941)	(84,324)	(84,614)	(95,894)	(83,975)	(83,770)	(84,324)	(84,614)	(95,894)	(83,975)	(83,770)
Provision for impairment	(2,900)	—	—	—	—	—	—	—	—	—	—
Gain on extinguishment of debt	26,558	7,500	—	—	—	—	7,500	—	—	—	—
Gain on sale of real estate assets	34,796	2,322	—	—	—	—	53,013	—	—	—	—

Consolidated net income	$40,746	$37,036	$58,023	$74,302	$97,961	$107,411	$87,727	$56,887	$72,797	$96,068	$105,759

Material United States Federal Income Tax Consequences of the Merger and the Closing Dividend

General

        The following is a discussion of the material U.S. federal income tax consequences of the Merger and the Closing Dividend to U.S. holders and non-U.S. holders (each as defined below) of shares of Common Stock. This discussion:

  •
  assumes you hold your shares of Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") (that is, for investment purposes);

  •
  is based upon the Code, Treasury regulations promulgated under the Code ("Treasury Regulations"), judicial decisions and published administrative rulings, all as currently in effect and all of which are subject to change, possibly with retroactive effect (and no Internal Revenue Service ("IRS") private letter ruling has been sought by the Company in respect of any tax consequences of the Merger or the Closing Dividend);

  •
  does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes or (iii) tax reporting requirements, in each case, as applicable to the Merger or the Closing Dividend;

  •
  does not address U.S. federal income tax considerations applicable to holders of shares of Common Stock that are subject to special treatment under U.S. federal income tax law, including, for example, financial institutions; pass-through entities (such as entities treated as partnerships for U.S. federal income tax purposes); insurance companies; broker-dealers; tax-exempt organizations; dealers in securities or currencies; traders in securities that elect to use a mark to market method of accounting; persons that hold shares of Common Stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes; regulated investment companies; REITs; certain U.S. expatriates; U.S. holders whose "functional currency" is not the U.S. dollar; persons who are subject to the alternative minimum tax; persons who acquired their shares of Common Stock through the exercise of an employee stock option or otherwise as compensation; and

  •
  does not address the U.S. federal tax consequences applicable to affiliates of BAM that hold our Common Stock immediately prior to the Exchange.

        For purposes of this discussion, you are a "U.S. holder" if you beneficially own shares of Common Stock and you are:

  •
  an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (A) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (B) has a valid election in place under the Treasury Regulations to be treated as a U.S. person.

        For purposes of this discussion, you are a "non-U.S. holder" if you are a beneficial owner of shares of Common Stock and you are not a U.S. holder. If you are a non-U.S. holder, this discussion further assumes that:

  •
  you will not have held more than 10% of our Common Stock at any time during the five-year period ending on the date of the Closing Dividend, which, based on our records, we believe has been the case through the date hereof; and

  •
  under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), you are not a "qualified shareholder" as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.

        If you are a non-U.S. holder as to which either of these assumptions is not accurate, and in particular if you are a "qualified shareholder" within the meaning of FIRPTA, you should consult your own tax advisors concerning the tax consequences to you of the receipt of the transaction consideration.

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds shares of Common Stock and the partners in such partnership (as determined for U.S. federal income tax purposes), should consult their own tax advisors.

        The U.S. federal income tax rules applicable to the Merger and the Closing Dividend are complex. You should consult your own tax advisors regarding the specific tax consequences to you of the Merger and the Closing Dividend including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws, and potential changes in applicable tax laws, in light of your particular circumstances.

Treatment of Merger Consideration

U.S. Holders

        If you are a U.S. holder, you will recognize gain or loss equal to the difference between the merger consideration received and your tax basis in your shares of Common Stock surrendered in exchange thereof. Any gain or loss recognized generally will be capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if you have held your shares of Common Stock for more than one year.

Non-U.S. Holders

        If you are a non-U.S. holder you generally will not be subject to U.S. federal income tax on the merger consideration received unless:

  •
  your shares of Common Stock are treated as being effectively connected with your U.S. trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by you); or

  •
  you are a nonresident alien individual who is present in the United States for 183 days or more during the calendar year and certain other conditions are met.

Treatment of Closing Dividend

U.S. Holders

  •
  Treatment as a Dividend.  For U.S. federal income tax purposes, Parent intends that the Closing Dividend be treated as a dividend distribution for U.S. Holders of shares of Common Stock. In such a case, the regular U.S. federal income tax rules for distributions would apply to the Closing Dividend. Accordingly, such a distribution by the Company to you would be treated as a dividend to the extent of the earnings and profits of the Company in 2016 and all prior years (as determined for U.S. federal income tax purposes), then as a tax-free return of capital to the extent of your tax basis in your shares of Common Stock, and then as a capital gain.

    As a REIT, the Company may designate distributions, in whole or in part, as capital gain dividends if the Company has recognized capital gains from transactions involving its assets. Because of the sale of certain of the Company's assets pursuant to the Requested Transactions, the Company expects to recognize significant long-term capital gains and, as a result, a substantial portion of the Closing Dividend is expected to be eligible for designation as a capital gains dividend. Any such capital gains dividend will generally be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which you have held your shares of Common Stock. However, as a U.S. holder you may be required to treat a portion of any capital gain dividend as "un-recaptured Section 1250 gain," taxable at a maximum rate of 25% for individuals to the extent that the Company has recognized such recapture gains, if any.

    If you are a corporate U.S. holder, you may not claim a dividends-received deduction for the Closing Dividend. In addition, if you are a corporate U.S. holder, you may be required to treat up to 20% of certain capital gain dividends as ordinary income.

    You should note that if the Closing Dividend is respected as a separate dividend for U.S. federal tax purposes, then you may recognize a capital loss on your sale of your shares of Common Stock pursuant to the immediately following Merger even if your tax basis is lower than the consideration of $18.25 per share offered by Parent because the Closing Dividend will reduce the merger consideration on a dollar-for-dollar basis and, due to our earnings and profits attributable to, among other things, the sale of certain of the Company's assets pursuant to the

    Requested Transactions, the Closing Dividend will likely not reduce your tax basis in your Common Stock to the same extent. You may not use such a capital loss against ordinary income, but you may use such capital loss to offset any capital gains dividend.

  •
  Alternative Treatment as Payment in Complete Redemption of Shares of Common Stock.  Notwithstanding Parent's intended U.S. federal income tax treatment described above, the proper federal income tax treatment of the Closing Dividend is not free from doubt. Because of the relationship between the Closing Dividend and the Merger, under general step transaction principles the Closing Dividend could be treated as additional cash consideration in the Merger. Under such a treatment, you would be treated as having sold your shares of Common Stock for consideration equal to the sum of the Closing Dividend and the merger consideration and you would be subject solely to the treatment described above under "Treatment of Merger Consideration—U.S. Holders."

Non-U.S. Holders

  •
  Treatment as a Dividend.  If you are a non-U.S. holder other than (i) "qualified foreign pension funds" ("Qualified Foreign Pension Funds") as defined in Section 897(l)(2) of the Code and (ii) foreign government and their agencies and instrumentalities ("Foreign Sovereigns") as defined in Section 892 of the Code and the applicable regulations, then you will be subject to a 30% (or lower applicable tax treaty rate) U.S. withholding tax on the portion of the Closing Dividend that is attributable to our earnings and profits (including any portion of that dividend that is designated by us as a capital gain dividend).

    If you are a Qualified Foreign Pension Fund (or an entity all the interests in which are held by a Qualified Foreign Pension Fund), then you will be exempt from U.S. withholding tax on the portion of the Closing Dividend that is designated by us as a capital gain dividend. However, you as a Qualified Foreign Pension Fund would remain subject to the 30% (or lower applicable treaty rate) U.S. dividend withholding tax on the portion of the Closing Dividend that is attributable to our earnings and profits and is not designated as a capital gain dividend.

    If you are a Foreign Sovereign, then the Closing Dividend will be exempt from U.S. taxation.

  •
  Alternative Treatment as Payment in Complete Redemption of Shares of Common Stock.  Under this treatment, you will not be subject to U.S. federal income tax in respect of the Closing Dividend.

        You should consult your own tax advisors regarding the proper U.S. tax treatment of the Closing Dividend. The Company understands that Parent intends to treat the Closing Dividend as described above under "Dividend Treatment." Accordingly, you as a non-U.S. holder should expect that U.S. federal withholding tax may be withheld from the Closing Dividend payable to you based on the rules described above and, as a result, you may be required to apply to the Internal Revenue Service ("IRS") for a refund of any such U.S. federal withholding tax if you disagree with such treatment.

Backup Withholding

        You may be subject to backup withholding with respect to any cash received in the Merger or the Closing Dividend. Backup withholding generally will not apply to you, however, if you furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on IRS Form W-9, or provide a properly completed IRS Form W-8BEN, or you are otherwise exempt from backup withholding and you provide appropriate proof of the applicable exemption. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or credit against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.

Regulatory Approvals

        The Company and Parent have determined that the filing of notification and report forms under the Hart-Scott-Rodino Act (or other antitrust laws) will not be necessary to complete the Transactions. However, at any time before or after the Merger, the Antitrust Division of the U.S. Department of Justice, the U.S. Federal Trade Commission, a state attorney general or a foreign competition authority could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial assets of the Company, Parent or their respective affiliates. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

Anticipated Accounting Treatment of the Merger

        The Company, as the Surviving Corporation, will account for the Merger as a business combination using the acquisition method of accounting for financial accounting purposes, whereby the consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed following FASB Accounting Standards Codification Topic 805, Business Combinations.

Estimated Fees and Expenses

        The estimated fees and expenses incurred or expected to be incurred in connection with the Merger are as follows:

Description	Amount
Financial advisory fees	$10,100,000
Legal fees and expenses	$2,500,000
Proxy solicitation expenses	$30,000
SEC filing fees	$71,429
Printing and mailing costs	$100,000
Paying agent fees	$30,000
Investor Relations	$125,000
External Auditor Fees	$60,000
Total	$12,956,429

        In addition, it is expected that Parent will incur approximately $4.0 million of expenses, including legal and other advisory fees.

        Except as described in the "The Merger Agreement—Fees and Expenses" section beginning on page 91, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the Transactions will be paid by the party incurring or required to incur such expenses.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents incorporated by reference in this proxy statement, include "forward-looking statements" that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of transactions contemplated by the Merger Agreement, including the Merger, and other information relating to those transactions. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary Term Sheet", "Questions and Answers About the Special Meeting and the Merger", "The Special Meeting", "Special Factors", and "Important Information Concerning the Company", and in statements containing the words "aim", "anticipate", "are confident", "estimate", "expect", "will be", "will continue", "will likely result", "project", "intend", "plan", "believe" and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or other future events. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

  •
  the outcome of any legal proceedings that may be instituted against the Company and others relating to the Merger Agreement;

  •
  the inability to complete the Transactions contemplated by the Merger Agreement, including the Merger, due to the failure to obtain the Minority Approval or the failure to satisfy other conditions to consummation of such transactions;

  •
  the failure of the Merger to close for any other reason;

  •
  the risk that the pendency of the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the Merger;

  •
  the fact that directors and officers of the Company have interests in the Merger that are different from, or in addition to, the interests of the Company's stockholders generally in recommending that the Company's stockholders vote to adopt the Merger Agreement;

  •
  the effect of the announcement of the Merger on our business relationships, operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the Merger and the Transactions;

        and other risks detailed in our filings with the SEC, including our most recent filings on Forms 10-Q and 10-K. See the "Where You Can Find Additional Information" section beginning on page 117. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

THE SPECIAL MEETING

Date, Time and Place

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Special Committee for use at the Special Meeting to be held on June 23, 2016, starting at 10:00 a.m. local time at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019, or at any adjournment or postponement thereof.

        The purpose of the Special Meeting is for our stockholders to consider and vote upon the adoption of the Merger Agreement. Our stockholders must adopt the Merger Agreement for the Merger to occur. If our stockholders fail to adopt the Merger Agreement, including through the Minority Approval, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about May 25, 2016.

Record Date and Quorum

        The holders of record of Common Stock as of the close of business on May 24, 2016, the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. On the record date, [    •    ] shares of Common Stock were outstanding. There are no other voting securities of the Company outstanding.

        No matter may be considered at the special meeting unless a quorum is present. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of shares of Common Stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the Special Meeting. Proxies received but marked as abstentions and properly executed broker non-votes (if any) will be included in the calculation of the number of shares considered to be present at the Special Meeting. Broker non-votes are described in "The Special Meeting—Voting; Proxies; Revocation—Providing Voting Instructions by Proxy", beginning on page 73.

Required Vote

        For the Company to complete the Merger, under Delaware law, stockholders holding a majority of the outstanding shares of Common Stock at the close of business on the record date must vote "FOR" the adoption of the Merger Agreement. Subject to the terms of a Voting Agreement, the Exchange Parties have agreed to vote all shares of Common Stock they beneficially own in favor of approving and adopting the Merger Agreement. See "Agreements Involving Common Stock; Transactions Between the Exchange Parties and the Company—Agreements Involving Common Stock—Voting Agreement" beginning on page 94. The Exchange Parties beneficially own approximately 33.5% of the total outstanding Common Stock.

        In addition, the Merger Agreement contains a condition to the consummation of the Transactions requiring that a majority of the outstanding shares of Common Stock not beneficially owned by Parent or any of its affiliates (including BPY and its affiliates) vote "FOR" adopting the Merger Agreement. Holders of Common Stock as of the record date have one vote for each share of Common Stock owned by such stockholders as of the close of business on the record date.

        As of the record date, there were [    •    ] shares of Common Stock outstanding, of which the Exchange Parties beneficially own 19,387,625 shares, representing in the aggregate approximately 33.5% of the outstanding shares of Common Stock as of the record date. Accordingly, in addition to the shares of Common Stock owned by the Exchange Parties, approximately 19,247,009 shares of Common Stock (representing a majority of the outstanding shares of Common Stock held by all other stockholders), or approximately 33.3% of the outstanding shares of Common Stock, must vote in favor of adopting the Merger Agreement to satisfy the required vote under the Merger Agreement.

        Except in their capacities as members of the Board and/or the Special Committee, as applicable, no officer or director of the Company has made any recommendation either in support of or in opposition to the Merger Agreement. The directors and current executive officers of the Company have informed the Company that as of the date of this proxy statement, they intend to vote in favor of the adoption of the Merger Agreement.

        Stockholders holding a majority of the aggregate voting power of the Common Stock present in person or represented by proxy at the meeting and entitled to vote must vote "FOR" the Non-Binding Merger-Related Compensation Proposal in order for such proposal to be approved. However, such approval is not required for, and does not have any impact on the completion of Transactions, including the Merger, or the treatment of Company stock options or shares of Company Restricted

Stock in connection with such transactions. Stockholders holding a majority of the aggregate voting power of the Common Stock present in person or represented by proxy at the meeting and entitled to vote must vote "FOR" any adjournment proposal in order for such proposal to be approved.

Voting; Proxies; Revocation

  Attendance

        All holders of shares of Common Stock as of the close of business on May 24, 2016, the record date for voting at the Special Meeting, including stockholders of record and beneficial owners of Common Stock registered in the "street name" of a bank, broker or other nominee, are invited to attend the Special Meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name", you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.

  Voting in Person

        Stockholders of record as of the record date will be able to vote in person at the Special Meeting. If you are not a stockholder of record as of the record date, but instead hold your shares in "street name" through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the Special Meeting.

  Providing Voting Instructions by Proxy

        To ensure that your shares are represented at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting in person.

        If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

        Submit a Proxy by Telephone or via the Internet.    This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

        Submit a Proxy Card.    If you complete, sign, date and return the enclosed proxy card by mail so that it is received before the Special Meeting, your shares will be voted in the manner directed by you on your proxy card.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the Merger Agreement, in favor of the Non-Binding Merger-Related Compensation Proposal and in favor of any proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies. If you fail to vote or return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting (unless you are a record holder as of the record date and attend the Special Meeting in person) and will have the same effect as a vote against the adoption of the Merger Agreement, but will not affect the vote regarding the Non-Binding Merger-Related Compensation Proposal or any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

        If your shares are held by a bank, broker or other nominee on your behalf in "street name", your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.

        In accordance with the rules of the New York Stock Exchange, if a beneficial owner of shares does not provide specific voting instructions to a bank, broker or other nominee that holds shares in "street name" for such beneficial owner, such bank, broker or other nominee has the authority to exercise its voting discretion on any matter the NYSE determines to be a "routine" proposal. However, such bank, broker or other nominee is not allowed to exercise its voting discretion on any matter the NYSE determines to be a "non-routine" proposal. Further, if one or more, but not all, of the matters to be voted upon are "routine" proposals, then a bank, broker or other nominee that does not receive specific voting instructions from the beneficial owner of shares may exercise its voting discretion with respect to the "routine" proposals and may not exercise its voting discretion with respect to the "non-routine" proposals (i.e., a "broker non-vote"). Because all three proposals described in this proxy statement are considered "non-routine" proposals, we do not expect any shares of Common Stock that are held by a bank, broker or nominee for which such bank, broker or nominee has not received voting instructions to be present in person or represented by proxy at the Special Meeting, in which case there will not be any broker non-votes. Any such shares of Common Stock not voted, in person or by proxy, at the Special Meeting will have the same effect as a vote "AGAINST" adoption of the Merger Agreement, but will have no effect on any adjournment proposal or the Non Binding Merger Related Compensation Proposal.

  Revocation of Proxies

        Your proxy is revocable. If you are a stockholder of record, you may revoke your proxy at any time before the votes are taken at the Special Meeting by:

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  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

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  attending the Special Meeting and voting in person; or

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  sending written notice of revocation to the Executive Vice President, General Counsel and Secretary of the Company at Rouse Properties, Inc., Attn: Secretary, Susan Elman.

        Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the day of the Special Meeting.

        If you hold your shares in "street name" through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

        Abstentions will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement, "AGAINST" the Non-Binding Merger-Related Compensation Proposal and "AGAINST" an adjournment proposal.

Adjournments and Postponements

        Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to adopt the Merger Agreement, the Company does not anticipate that it will adjourn or postpone the Special Meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of any adjournment in these circumstances. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Solicitation of Proxies

        We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, e-mail, telephone, or via the Internet. The Company has retained Morrow & Co., LLC, a proxy solicitation firm, to assist it in the solicitation of proxies for the Special Meeting and will pay a customary fee, plus reimbursement of out-of-pocket expenses.

Rights of Stockholders Who Seek Appraisal

        If the Merger Agreement is adopted by the stockholders of the Company, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of Common Stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders of the Company who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        Stockholders of the Company considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the votes are taken on the adoption of the Merger Agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement and you must continue to hold the shares of Common Stock of record through the effective time of the Merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex F to this proxy statement. If you hold your shares of Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and which we incorporate by reference into this proxy statement. This summary does not purport to be complete, may not contain all the information about the Merger Agreement that is important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read the Merger Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The following summary of the Merger Agreement, and the copy of the Merger Agreement attached hereto as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by the Company, Parent and Acquisition Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may apply contractual standards of materiality or material adverse effect that generally differ from those relevant to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. Moreover, the description of the Merger Agreement below does not purport to describe all the terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

        Additional information about the Company may be found elsewhere in this proxy statement and the Company's other public filings. See "Where You Can Find Additional Information" beginning on page 118.

Structure and Timing of the Transactions

        The Merger Agreement provides for, among other things, the acquisition of the Company by Parent through a series of transactions consisting of the following:

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  The Exchange.  On a date to be specified by the parties, but no later than the second business day after the satisfaction or waiver of all closing conditions (described below under "Conditions to the Exchange" beginning on page 89) and conditions in the Exchange Agreement and, without Parent's consent, no earlier than July 15, 2016, the Exchange Parties will exchange the Common Stock they own for new shares of Series I Preferred Stock of the Company.

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  The Requested Transactions.  On the next business day after the Exchange Closing Date, if applicable, the parties will cause to be consummated certain transactions (which are referred to as the "Requested Transactions" and are described in more detail below under "Other Covenants and Agreements—Requested Transactions" beginning on page 84) that Parent may request between signing and closing including the Closing Dividend, as described below. The date of consummation of the Requested Transactions is referred to as the "Requested Transactions Closing Date". Consummation of the Requested Transactions will be subject to no conditions other than that the Exchange shall have been consummated.

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  The Closing Dividend.  The Company will declare the Closing Dividend to the holders of record of Common Stock prior to the open of business on the Requested Transactions Closing Date. The Closing Dividend will be in an amount designated by Parent at least five business days prior to such date. The amount of the Closing Dividend is referred to as the "Closing Dividend Amount." Immediately following the declaration of the Closing Dividend, Parent will deposit the Closing Dividend Amount (less the portion of the Closing Dividend Amount payable in respect of the Company Restricted Stock) with a paying agent for prompt payment to the holders of Common Stock (other than the Exchange Parties and those holders of Common Stock that have properly exercised their appraisal rights with respect to those shares).

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  The Merger.  On the second business day after the Exchange Closing Date, the Merger will occur. At the Closing of the Merger, Acquisition Sub will merge with and into the Company, and the separate corporate existence of Acquisition Sub will cease. The Company will be the Surviving Corporation of the Merger and will continue to be a Delaware corporation after the Merger. At the Closing of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the effective time of the Merger, will be amended to reflect the form of certificate of incorporation attached as an exhibit to the Merger Agreement. The directors of Acquisition Sub immediately prior to the effective time of the Merger will become the initial directors of the Surviving Corporation and will hold office until their respective successors are duly elected or appointed and qualified. The officers of the Company immediately prior to the effective time of the Merger will become the initial officers of the Surviving Corporation and will hold office until their respective successors are duly appointed. Consummation of the Merger will be subject to no conditions other than that the Requested Transactions shall have been consummated.

        Because the Exchange will occur prior to the Closing Dividend and the Merger, the Exchange Parties will not receive any portion of the Closing Dividend or the amounts payable to the holders of Common Stock in connection with the Merger (described below under "Effect of the Merger on the Common Stock and the Series I Preferred Stock" beginning on page 77).

Effect of the Merger on the Common Stock and the Series I Preferred Stock

        At the effective time of the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock held by stockholders who have not voted in favor of the Merger and who have properly and validly perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to (x) $18.25 less (y) the per share amount of the Closing Dividend, without interest thereon. Accordingly, through the Closing Dividend and the Merger, each holder of Common Stock, other than the Exchange Parties and those holders of Common Stock that have properly exercised and perfected their appraisal rights with respect to those shares, will receive $18.25 in cash per share (consisting of the per share Closing Dividend amount and the per share merger consideration), without interest thereon, at the Closing of the Transactions.

        At the effective time of the Merger, each share of Company Series I Preferred Stock that is outstanding immediately prior to the effective time will be converted into one share of Series I Preferred Stock, par value $0.01, of the Surviving Corporation.

Treatment of Stock Options, Restricted Common Stock and ESPP

        At the effective time of the Merger, each outstanding Company Option, whether or not vested or exercisable, will be vested and accelerated in full, cancelled and terminated and will entitle the holder of such Company Option to receive a payment, if any, in cash from the Company (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (x) the number of shares of Common Stock that were issuable upon exercise of such Company Option, by (y) the difference between $18.25 and the per share exercise price of such Company Option. If the per share exercise price of a Company Option equals or exceeds $18.25, then the Company Option will be cancelled for no consideration.

        At the effective time of the Merger, each outstanding share of Company Restricted Stock will be cancelled and terminated and will entitle the holder thereof to receive the per share portion of the transaction consideration payable in respect of the outstanding Common Stock as of the effective time of the Merger.

        Such amounts payable to the holders of Company Options and Company Restricted Stock are required to be paid as promptly as practicable after the Merger Closing, and in no event later than the next regular payroll date thereafter.

        The Company ESPP will be cancelled and terminated prior to the effective time of the Merger and the Company will distribute to each participant in the Company ESPP all of his or her accumulated payroll deductions with respect to the offering period then in effect (including to any participating named executive officer). From and after the date the Merger Agreement was entered into, the Company must take all actions necessary to not commence a new offering period, ensure that no new participants be permitted into the Company ESPP and that the existing participants may not increase their elections with respect to the then current offering period, and provide notice to participants describing the treatment of the Company ESPP.

Payment for the Common Stock in the Merger

        Prior to the effective time of the Merger, Parent will select a bank or trust company (reasonably acceptable to the Company) to act as the payment agent for the Merger, referred to as the "Payment Agent." At or prior to the Exchange Effective Time, Parent, on behalf of Acquisition Sub, will deposit (or cause to be deposited) with the Payment Agent, an amount of cash equal to the aggregate consideration to which holders of Company Shares become entitled, referred to as the "Exchange Fund." Parent will direct the Payment Agent to hold the Exchange Fund for the benefit of the holders of Company Shares and to make payments from the Exchange Fund promptly following the effective time of the Merger. The Payment Agent will mail to each holder of record whose shares were converted into the right to receive the transaction consideration a letter of transmittal in customary form and instructions for use in effecting the surrender of the Certificates and uncertificated shares. Upon surrender of Certificates for cancellation, and transmitting a duly completed and validly executed letter of transmittal, the holders of Certificates will be entitled to receive an amount in cash equal to the product obtained by multiplying (a) the aggregate number of Company Shares represented by such certificates that were converted into the right to receive the transaction consideration, by (b) the per share merger consideration (less any applicable withholding taxes payable in respect thereof). Upon receipt of an "agent's message" by the Payment Agent in the case of a book-entry transfer of uncertificated shares, the holders of such uncertificated shares will be entitled to receive an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Company Shares represented by such holder's transferred uncertificated shares that were converted into the right to receive the transaction consideration by (y) the transaction consideration (less any applicable withholding taxes payable in respect thereof).

Representations and Warranties

        The Merger Agreement contains representations and warranties of the Company as to, among other things:

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  its corporate organization, existence and good standing, including with respect to its subsidiaries;

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  the capitalization of the Company and the absence of certain rights to purchase or acquire equity securities of the Company or any of its subsidiaries;

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  the Company's subsidiaries;

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  its corporate power and authority to enter into the Merger Agreement and the ancillary agreements and in each case to consummate the Transactions;

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  the Stockholder Approval and Minority Approval;

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  the absence of any violation of or conflict with the organizational documents of the Company or any of its subsidiaries, any contract to which the Company or any of its subsidiaries is a party, any law or order applicable to the Company or any of its subsidiaries or that would result in the creation of any lien upon any of the real property or other assets of the Company or any of its subsidiaries;

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  required regulatory filings and authorizations, consents or approvals of governmental entities and consents or approvals required of other third parties;

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  the accuracy of the Company's and its subsidiaries' filings with the SEC and of financial statements included in the SEC filings;

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  the absence of certain undisclosed liabilities or off-balance sheet arrangements of the Company and its subsidiaries;

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  the absence of certain events or changes since September 30, 2015;

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  the absence of certain violations or defaults under certain contracts, including arising out of the execution and delivery of, and consummation of the Transactions;

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  that each material contract is valid and binding on the Company (and/or each such subsidiary of the Company party thereto) and, to the knowledge of the Company, each other party thereto, and is in full force and effect, enforceable against the Company or each such subsidiary of the Company party thereto and neither the Company nor any of its subsidiaries that is a party thereto, nor, to the knowledge of the Company, any other party thereto, is in material breach of, or material default under, any such material contract, and no event has occurred that would constitute such a breach or default or permit termination, material modification or acceleration by any third party;

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  the good, valid and marketable title the Company holds with respect to all owned real property and personal property and the validity of certain leases for property leased by the Company and other matters pertaining to real property;

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  rights to intellectual property held by the Company and its subsidiaries;

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  the payment of taxes, the filing of tax returns and other tax matters related to the Company and its subsidiaries;

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  the Company's employee benefit plans and that each such benefit plan has been maintained, operated, administered, in all material respects, in compliance with its terms and with all applicable law and the execution of the Merger Agreement or related transactional documents will not result in any payment or benefit becoming due or payable, any increase in the amount or value of any benefit or compensation otherwise payable, resulting in the acceleration of time of payment, vesting or funding or result in the payment of any amount that could constitute an "excess parachute payment";

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  labor matters related to the Company and its subsidiaries;

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  compliance with laws and possession of necessary permits and authorizations by the Company and its subsidiaries;

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  environmental matters and compliance with environmental laws by the Company and its subsidiaries;

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  the absence of certain suits, actions, proceedings, claims, reviews, investigations, orders, writs or injunctions related to the Company and its subsidiaries;

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  insurance policies of the Company and its subsidiaries;

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  matters relating to information to be included in required filings with the SEC in connection with the Merger;

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  the absence of any right agreements or applicability of any anti-takeover statute to the Merger;

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  the receipt by the Special Committee of an opinion of its financial advisor; and

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  the absence of any fees owed to investment bankers or brokers in connection with the Transactions, other than those specified in the Merger Agreement.

        The Merger Agreement also contains representations and warranties of Parent and Acquisition Sub as to, among other things:

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  corporate organization, existence and good standing;

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  corporate power and authority of each of Parent, Acquisition Sub and the Guarantors to enter into the Merger Agreement and related transactional documents and perform their obligations thereunder and in each case to consummate the Transactions;

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  the absence of any violation or conflict with the organizational documents of Parent, Acquisition Sub or the Guarantors, any contract to which Parent, Acquisition Sub or the Guarantors is a party, any law or order or that would result in the creation of any lien upon any of the real property or other assets of Parent, Acquisition Sub or the Guarantors;

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  required regulatory filings and authorizations, consents or approvals of governmental entities and consents or approvals required of other third parties;

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  the absence of certain suits, actions, proceedings, claims, reviews, investigations, orders, writs or injunctions related to Parent or Acquisition Sub;

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  matters relating to information to be included in required filings with the SEC in connection with the Merger;

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  the absence of any beneficial ownership of or rights to acquire any Company Capital Stock or Company Shares, other than those owned by the Exchange Parties;

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  the absence of any fees owed to investment bankers or brokers in connection with the Transactions, other than those specified in the Merger Agreement;

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  the ownership of Parent and Acquisition Sub and absence of past conduct unrelated to the Merger of Parent and Acquisition Sub;

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  the availability of sufficient funds to enable Parent to consummate the Transactions;

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  the solvency of Parent, the Surviving Corporation and any subsidiary of the Surviving Corporation as of the effective time of the Merger and immediately after the consummation of the Merger; and

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  the limitation of the Company's representations and warranties to those set forth in the Merger Agreement.

        Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a "material adverse effect" clause.

        For purposes of the Merger Agreement, a "material adverse effect" with respect to the Company and its subsidiaries means any change, effect, event, occurrence or development, individually or in the aggregate, that has had or would reasonably be expected to have a material adverse effect on (a) the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole, provided that none of the following shall constitute or contribute to a material adverse effect: (i) effects resulting from changes in the economy, political or regulatory conditions, prevailing interest rates or financial, securities or currency markets generally in the United States or that are the result of acts of war or terrorism; (ii) effects resulting from changes that are the result of factors generally affecting the industries or markets in which the Company and its subsidiaries operate; (iii) effects resulting from changes in GAAP or rules and policies of the Public Company Accounting Oversight Board or changes in applicable Law or changes in interpretations of applicable Law; (iv) effects resulting from the announcement, execution, delivery, consummation or pendency of the Transactions or the disclosure by Parent or any of its affiliates of its future plans with respect to the conduct of, or intentions for, the business of the Company following the Closing (including, for the avoidance of doubt, (A) any loss of revenue or earnings, or (B) the impact thereof on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with employees, suppliers, tenants or business partners, in each case solely to the extent resulting from such public announcement or pendency) or any litigation relating to this Agreement or the Transactions; (v) any effect relating to fluctuations in the value of any currency; (vi) the existence, occurrence, worsening or continuation of any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional war, act of terrorism or other calamity; (vii) any failure to meet projections (but the underlying causes thereof may constitute or contribute to a material adverse effect if not otherwise excluded from this definition); (viii) declines in the trading prices of Common Stock (but the underlying causes thereof may constitute or contribute to a material adverse effect if not otherwise excluded from this definition) and (ix) actions taken or not taken at the written request of Parent; provided, further, that effects resulting from any matters referred to in clause "(i)", "(ii)", "(iii)", "(v)" or "(vi)" shall not be excluded to the extent they have a disproportionate adverse effect on the Company and its subsidiaries compared to other companies operating in the industry in which the Company and its subsidiaries operate; or (b) the ability of the Company to consummate the Transactions.

        For the purpose of the Merger Agreement, a "material adverse effect" with respect to Parent or Acquisition Sub means circumstances that would, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay the performance by each of Parent or Acquisition Sub of any of its obligations under the Merger Agreement or related transactional documents to which it is a party or the consummation of any of Transactions or related transactional documents.

Conduct of Business Pending the Merger

        The Merger Agreement provides that, subject to certain exceptions or as consented to in writing by Parent, during the period from the signing of the Merger Agreement to the effective time of the Merger or the date on which the Merger Agreement terminates, the Company will, and will cause its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice and it and its subsidiaries shall use their reasonable best efforts to preserve intact the Company's business organization, assets and goodwill and beneficial relationships with customers, suppliers, governmental authorities and others having business dealings with it and to keep available the services of its officers and key employees and maintain all permits necessary to conduct the Company's business as currently conducted, in each case, consistent with past practice. In addition, subject to certain exceptions or as consented to in writing by Parent, the Company shall not, and shall not permit any of its subsidiaries to, among other things:

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  amend or otherwise change the certificate of incorporation or bylaws of the Company or such similar applicable organizational documents of any of its subsidiaries;

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  merge or consolidate the Company or any of its subsidiaries with any other person, except for any such transactions solely among wholly owned subsidiaries of the Company not in violation of any instrument binding on the Company or any of its subsidiaries or their assets and that would not reasonably be expected to result in an increase in the net tax liability of the Company and its subsidiaries taken as a whole;

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  acquire, directly or indirectly, whether by purchase, merger, consolidation or acquisition of stock or assets or otherwise, any assets, securities, properties, interests, or businesses or make any investment (whether by purchase of stock or securities, contributions to capital, loans to, or property transfers), in each case, other than in the ordinary course of business or as required by the terms of certain contracts as in effect as of the date of the Merger Agreement;

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  issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any capital stock of the Company, subject to certain exemptions, or amend the terms of any capital stock of the Company or its subsidiaries;

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  other than in the ordinary course of business, make any loans, advances, guarantees or capital contributions to or investments in any person;

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  amend, supplement, replace, refinance, terminate or otherwise modify the Secured Credit Agreement, dated as of November 22, 2013, by and among the Company, Keybank National Association, as administrative agent, and the other parties thereto (the "Credit Agreement"), or any indebtedness related to any Company properties;

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  declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock of the Company or its subsidiaries, subject to certain exceptions;

  •
  adjust, reclassify, split, combine or subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or its subsidiaries;

  •
  incur any indebtedness, or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, except for debt incurred pursuant to the Credit Agreement in the ordinary course of business consistent with past practice and any indebtedness among the Company and its wholly owned subsidiaries; redeem, repurchase, prepay, defease, guarantee, cancel or otherwise acquire for value any such indebtedness, debt securities or warrants or other rights;

  •
  make or authorize any capital expenditures, other than capital expenditures (i) in respect of certain specified properties, (ii) required by any leases and (iii) in the ordinary course of business;

  •
  make any material change to its methods of accounting for financial accounting purposes in effect at December 31, 2015, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization) or as required by a change in applicable law;

  •
  release, assign, compromise, discharge, waive, settle or satisfy any action or other rights, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) for an amount not covered by insurance in excess of $500,000 individually or $2.0 million in the aggregate or providing for any relief other than monetary relief or the Transactions;

  •
  terminate, modify or amend any material contract other than the termination, modification or amendment of any lease to which the Company or any of its subsidiaries is a party or the expiration or renewal of any material contract in accordance with its terms and, in each case, in the ordinary course of business consistent with past practice, or enter into any contract, agreement, or arrangement that would have been a material contract if entered into prior to the date hereof, other than leases in the ordinary course of business consistent with past practice; waive in any material respect any term of, or waive any material default under, any material contract, other than certain leases in the ordinary course of business consistent with past practice; enter into any contract which contains a change of control or similar provision that would require a payment to the other party or parties thereto in connection with the consummation of the Transactions (including in combination with any other event or circumstance);

  •
  make or rescind any express or deemed election, subject to certain exemptions; settle or compromise any material federal, state, local or foreign tax liability, or waive or extend the statute of limitations in respect of such taxes; take any action (or fail to take any action) that might cause the Company to no longer qualify as a real estate investment trust or prevent the Surviving Corporation from continuing to qualify as a REIT after the Merger Closing; amend any tax return with respect to a material amount of taxes; change any method of tax accounting; initiate or engage in any transaction intended to qualify in whole or in part as a "like-kind exchange" under Section 1031 of the Code;

  •
  with regard to intellectual property, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material intellectual property;

  •
  with regard to other assets (other than certain Company property), transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, create or incur any lien (other than permitted liens) on or allow to lapse or expire or otherwise dispose of any assets or interests therein of the Company or its subsidiaries, except sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $1.0 million in any transaction or series of related transactions or $5.0 million in the aggregate;

  •
  transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, create or incur any lien (other than permitted liens) on or allow to lapse or expire or otherwise dispose of, any Company Property, other than in the ordinary course of business and subject to certain exceptions;

  •
  terminate any executive officers or hire any new employees unless such hiring is in the ordinary course of business consistent with past practice that are subject to arrangements that are terminable at-will and do not provide for severance, retention or change in control payments or benefits; provided, that in no event shall the Company or any of its subsidiaries enter into an employment agreement or other arrangement which provides, or extend or renew the terms of any arrangement with an existing employee to provide, for an annual base salary in excess of $250,000;

  •
  adopt, enter into, amend, terminate or extend any collective bargaining agreement, labor union contract, or trade union agreement;

  •
  except as required pursuant to a Company benefit plan, or as otherwise required by applicable law, grant or provide any severance, retention, change in control or termination payments or benefits to any director, officer or non-officer employees of the Company or any of its subsidiaries; increase the compensation or benefits of, pay any bonus to, or make any new equity awards to, any director, officer or employee of the Company or any of its subsidiaries, other than, in the case of non-officer employees, base salary increases in the ordinary course of business consistent with past practice; establish, adopt, amend or terminate any Company benefit plan or any arrangement that would be a Company benefit plan if in effect as of the date hereof or amend the terms of any outstanding equity-based awards; take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company benefit plan, to the extent not already provided in any such Company benefit plan; materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; forgive any loans to directors, officers or key employees of the Company or any of its subsidiaries;

  •
  unless required by applicable law, reclassify any independent contractor as an employee of the Company or any of its subsidiaries;

  •
  fail to maintain in full force and effect insurance policies of the Company, any of its subsidiaries and their properties, businesses, assets and operations in a form and amount consistent with past practice in all material respects;

  •
  enter into any new line of business;

  •
  adopt, enter into or effect any plan of complete or partial liquidation, dissolution, reorganization or restructuring;

  •
  take any actions that would or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Transactions; or

  •
  announce an intention to enter into, authorize or enter into, or permit any of its subsidiaries to authorize or enter into, any written agreement or otherwise make any commitment to do anything described in the foregoing bullet points.

Other Covenants and Agreements

  No Solicitation

        In the Merger Agreement, the Company agreed that it and its subsidiaries will, and will cause each of its and their subsidiaries representatives to, immediately cease any discussions, negotiations, or communications with any party with respect to any Acquisition Proposal (as such term is defined below). Further, the Company agreed that it and its subsidiaries will not, and will cause its and their subsidiaries' representatives not to, directly or indirectly:

  •
  solicit, initiate, knowingly facilitate or knowingly encourage any Acquisition Proposal;

  •
  participate in any negotiations regarding, or furnish to any person any nonpublic information with respect to, any Acquisition Proposal;

  •
  engage in discussions with any person with respect to any Acquisition Proposal;

  •
  approve or recommend any Acquisition Proposal;

  •
  enter into any letter of intent or similar document or any agreement or commitment providing for any Acquisition Proposal; or

  •
  take any action to make the provisions of any "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an "interested stockholder" under,

    Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company, inapplicable to any person other than Parent and its affiliates or to any transactions constituting or contemplated by an Acquisition Proposal.

        However, prior to the receipt of the Stockholder Approval and Minority Approval, the Company may, in response to an unsolicited bona fide Acquisition Proposal that did not result from a breach of the above paragraph which the Special Committee determines in good faith, after consultation with the Company's outside counsel and financial advisor, constitutes or is reasonably likely to lead to a Superior Proposal (as such term is defined below), and, after consultation with outside counsel, that the failure to take the following actions would be inconsistent with the Special Committee's fiduciary duties under Delaware law, and subject to the Company entering into an acceptable confidentiality agreement with the person making the Acquisition Proposal:

  •
  furnish information to the person making such Acquisition Proposal, provided that all such information is also concurrently made available to Parent; and

  •
  engage in discussions and negotiations with such person with respect to such Acquisition Proposal.

        The Company or its subsidiaries may not terminate, amend or waive any rights under any "standstill" or other similar agreement between the Company and any third party, unless the Special Committee determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Delaware law.

        Except as described below, neither the Board nor the Special Committee may withhold, withdraw, amend, qualify or modify in a manner adverse to Parent or Acquisition Sub, or publicly propose to withhold, withdraw, amend, qualify or modify in a manner adverse to Parent or Acquisition Sub, the Board's recommendation that stockholders adopt the Merger Agreement, or approve, endorse or recommend an Acquisition Proposal. A "stop, look and listen" communication by the Special Committee to the stockholders pursuant to Rule 14d-9(f) of the Exchange Act, a statement that the Special Committee has received and is currently evaluating a written proposal or offer regarding a competing proposal or a factually accurate public statement by the Company that describes the Company's receipt of an Acquisition Proposal and that the Company is evaluating such Acquisition Proposal is not prohibited or deemed to be a Company Board Recommendation Change as long as the Special Committee expressly publicly reconfirms the Board's recommendation that stockholders adopt the Merger Agreement.

        At any time prior to the Stockholder Approval and Minority Approval having been obtained, the Board or the Special Committee may make a Company Board Recommendation Change only in response to (A) the Company receiving an unsolicited, bona fide written Acquisition Proposal not involving a breach of the Merger Agreement that the Special Committee (or the Board) determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal or (B) an Intervening Event (as such term is defined below). In addition, at any time prior to the Stockholder Approval and Minority Approval having been obtained, the Board or the Special Committee may, if the Company has complied with its no solicitation obligations under the Merger Agreement, cause the Company to terminate the Merger Agreement and, substantially concurrently with, and as a condition to, such termination, cause the Company to enter into a definitive written agreement providing for such Superior Proposal.

        However, the Board and the Special Committee can take the actions described in the foregoing paragraph only if the Special Committee determines in good faith, after consulting with and receiving advice from outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under Delaware Law. Further, the actions described in foregoing paragraph cannot be taken until the fourth business day following Parent's receipt of written notice from the Company advising Parent that the Special Committee intends to take such action, and unless the Company, during this four business day period, negotiates with Parent in good faith with respect to any adjustments proposed by Parent to the terms and conditions of the Merger Agreement so that such Superior Proposal ceases to constitute a Superior Proposal (or, in the case of an Intervening Event, so that the failure to make such Company Board Recommendation Change would no longer be inconsistent with the Board's or the Special Committee's fiduciary duties under Delaware law) and the Company concurrently pays the termination fee described below under "Fees and Expenses" beginning on page 91. If the terms of any Superior Proposal are amended in response to any amendments proposed by Parent to the Merger Agreement, the Company must negotiate with Parent in good faith for two business days the terms of the Merger Agreement take into account all changes and adjustments proposed by Parent in determining whether such proposal continues to constitute a Superior Proposal.

        The Company will keep Parent reasonably informed on a current basis of the status of any such Acquisition Proposal, including any material changes to the terms and conditions thereof, and provide Parent, within two business days after the receipt thereof, with copies of all written communications and other written materials, and summaries of all other communications, sent or provided to or by the Company and its representatives in connection with any Acquisition Proposal.

        For purposes of this proxy statement:

  •
  an "Acquisition Proposal" refers to any offer or proposal to engage in any transaction or series of transactions involving:

  •
  any direct or indirect acquisition by any person or "group" (as defined in or under Section 13(d) of the Exchange Act) of more than 20% of the Company's capital stock outstanding after giving effect to the consummation of such acquisition, including pursuant to a tender offer or exchange offer;

  •
  any direct or indirect acquisition by any person or "group" (as defined in or under Section 13(d) of the Exchange Act) of more than 20% of the consolidated assets of the Company (measured by the fair market value);

  •
  any merger, consolidation, business combination, share exchange or other similar transaction involving the Company or any of its subsidiaries pursuant to which any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), other than the Company's stockholders (as a group) immediately prior to the consummation of such transaction, would hold, directly or indirectly, more than 20% of the Company's capital stock outstanding after giving effect to such transaction;

  •
  a liquidation, dissolution or other winding up of the Company;

  •
  any transaction in which any person (or the stockholders of any person) acquires, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, more than 20% of the Company's capital stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than 20% of the voting power of the Company; or

  •
  any combination of the foregoing;

  •
  an "Intervening Event" refers to a material event, development or change in circumstances occurring or arising after the date of the Merger Agreement that relates to and is material to the Company that was not known to the Company on the date of the Merger Agreement, and becomes known to the Company prior to receipt of the Stockholder Approval and Minority Approval; and

  •
  a "Superior Proposal" refers to any bona fide written Acquisition Proposal (except that references therein to 20% are deemed to be references to a majority), that the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, would be more favorable from a financial point of view to the Company's stockholders than the Transactions, taking into account all available information regarding the Acquisition Proposal, any changes to the terms of the Merger Agreement proposed by Parent and the ability of the person making the Acquisition Proposal to consummate the such Acquisition Proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals).

        Notwithstanding the foregoing, the Merger Agreement does not prohibit the Company from implementing a stockholder rights plan that would restrict BAM or its affiliates from acquiring additional shares of Common Stock, provided that the execution, delivery and performance of the Merger Agreement and consummation of the Transactions will not trigger the rights plan.

  Efforts to Consummate

        Subject to the terms and conditions of the Merger Agreement, each of the parties to the Merger Agreement will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including with respect to obtaining any necessary actions or non-actions, waivers, licenses, orders, registrations, permits, consents, approvals, orders and authorizations from third parties and/or governmental authorities and make all necessary registrations, declarations and filings with governmental authorities, that are necessary to consummate the Transactions.

  Access and Confidentiality

        Until the earlier of the effective time of the Merger and the termination of the Merger Agreement, the Company will provide Parent and its representatives with reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company. All such information obtained by Parent will be governed by the confidentiality agreement entered into between BAM and Parent.

  Directors' and Officers' Indemnification Insurance

        All rights to indemnification existing in favor of each individual who is a present or former director or officer of the Company or any of its subsidiaries, referred to as the "indemnified parties", with respect to matters occurring prior to the effective time of the Merger, as provided in the certificate of incorporation and bylaws of the Company or any of its subsidiaries (as in effect as of the date of the Merger Agreement) and as provided in the indemnification agreements between the Company and the indemnified parties, will survive the Merger and Parent and the Surviving Corporation will cause them to be observed to the fullest extent permitted by Delaware law.

        As of the effective time of the Merger, Parent or the Surviving Corporation will purchase a fully-paid, non-cancellable "tail" policy under the Company's existing directors' and officers' insurance policy that has an effective term of six years from the effective time of the Merger, covers the indemnified persons for actions and omissions occurring prior to the effective time of the Merger and contains coverage amounts at least as favorable as the coverage provided by the applicable policy in effect immediately prior to the execution of the Merger Agreement.

  Employee Benefits

        Parent has agreed to maintain, for a period of one year following the Merger, employee benefits that are at least substantially comparable in the aggregate to those in effect immediately prior to execution of the Merger Agreement.

  Stockholder Litigation

        The Company will promptly advise Parent of and give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the Transactions. The Company will not settle any such litigation without the prior written consent of Parent.

  Requested Transactions

        Parent has the right, in its sole discretion, upon reasonable notice to the Company (but at least five business days prior to the Exchange Closing Date), to require the Company to:

  •
  sell or cause to be sold any amount (including all or substantially all) of the capital stock, shares of beneficial interests, partnership interests or limited liability interests owned, directly or indirectly, by the Company in one or more subsidiaries to any person at a price (not less than reasonably equivalent value) and on terms as designated by Parent;

  •
  sell or cause to be sold any (including all or substantially all) of the assets of the Company or one or more subsidiaries to any person at a price (not less than reasonably equivalent value) and on terms as designated by Parent;

  •
  contribute any of the assets of the Company or one or more subsidiaries designated by Parent to the capital of any subsidiary;

  •
  declare and/or pay any dividends or other distributions to holders of Company Shares (including the Closing Dividend); and

  •
  take any other action requested by Parent.

        The foregoing are referred to as the "Requested Transactions".

        Notwithstanding the foregoing, the consummation of the Requested Transactions shall be conditioned upon the consummation of the Exchange, none of the Requested Transactions will delay or prevent the completion of the Merger, neither the Company nor any subsidiary will be required to take any action in contravention of any laws or organizational documents of the Company or such subsidiary, the Requested Transactions (or the inability to complete the Requested Transactions) will not affect or modify in any respect the obligations of Parent and Acquisition Sub under the Merger Agreement, including payment of the transaction consideration, and neither the Company nor any subsidiary will be required to take any action that would adversely affect the classification of the Company as a REIT. If the Merger Agreement is terminated, Parent will reimburse the Company for all reasonable out-of-pocket costs incurred by the Company in connection with any actions taken in connection with the Requested Transactions and Parent will indemnify and hold harmless the Board, the Company, its subsidiaries and their affiliates and representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions in connection with the Requested Transactions.

Conditions to the Exchange

        The obligations of the Exchange Parties and the Company to effect the Exchange are subject to the satisfaction or waiver, prior to the effective time of the Exchange, of each of the following mutual conditions:

  •
  the Stockholder Approval and the Minority Approval shall have been obtained; and

  •
  no court or governmental authority shall have enacted any law that prohibits consummation of any transaction contemplated by the Merger Agreement or instituted any lawsuit, litigation or other legal proceeding before any United States court or other governmental authority that seeks to restrain, enjoin or otherwise prohibit the consummation of the Transactions.

        The obligations of the Exchange Parties to effect the Exchange are also subject to the satisfaction or waiver by Parent at or prior to the effective time of the Exchange of the following additional conditions:

  •
  each of the representations and warranties of the Company set forth in the Merger Agreement, in each case made as if none of such representations and warranties contained any qualifications or limitations as to materiality or material adverse effect, shall be accurate as of the date of the Merger Agreement and as of the Exchange Closing Date (except to the extent that any such representation or warranty is made as of an earlier date, in which case the representation or warranty shall have been accurate as of such earlier date), except that any inaccuracies will be disregarded if the circumstances giving rise to all such inaccuracies, in the aggregate, do not constitute, and would not reasonably be expected to have, a material adverse effect, provided that the representations and warranties of the Company pertaining to corporate organization and good standing, corporate power and enforceability, requisite stockholder approval, subsidiaries, brokers, opinion of financial advisor, state anti-takeover statutes and no rights plan shall be true and correct in all material respects, provided further that the representations and warranties of the Company pertaining to capitalization shall be accurate, except that any inaccuracies in such representations and warranties that in the aggregate do not cause the aggregate transaction consideration required to be paid by Parent to increase by $1.0 million or more will be disregarded, and Parent shall have received a certificate from the Company's Chief Executive Officer to such effect;

  •
  the Company shall have complied with and performed in all material respects all covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Exchange Closing Date, and Parent shall have received a certificate from the Company's Chief Executive Officer to such effect;

  •
  since the date of the Merger Agreement, there shall not have been any, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in, a material adverse effect, and Parent shall have received a certificate from the Company's Chief Executive Officer to such effect; and

  •
  Parent shall have received a written opinion of Sidley Austin LLP with respect to certain matters concerning the Company's qualification and taxation as a real estate investment trust.

        The obligation of the Company to effect the Exchange is subject to the satisfaction or waiver, at or prior to the effective time of the Exchange, of the following additional conditions:

  •
  each of the representations and warranties of Parent and Acquisition Sub set forth in the Merger Agreement shall be true and accurate in all material respects as of the date of the Merger Agreement and as of the Exchange Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) would not prevent or materially delay consummation of the Merger or otherwise prevent Parent or Acquisition Sub from performing any of their material obligations under the Merger Agreement, and the Company shall have received a certificate from an authorized officer of Parent to such effect; and

  •
  Parent and Acquisition Sub shall have complied with and performed in all material respects all covenants and agreements required to be performed or complied with by them under the Merger Agreement at or prior to the Exchange Closing Date, and the Company shall have received a certificate from an authorized officer of Parent to such effect.

Termination

        The Merger Agreement may be terminated at any time prior to the effective time of the Exchange, whether before or after receipt of the Stockholder Approval and the Minority Approval:

  •
  by mutual written agreement of Parent and the Company;

  •
  by either Parent or the Company if:

  •
  the Merger is not consummated by October 31, 2016, provided that the right to terminate the Merger Agreement pursuant to this provision is not available to any party whose action or failure to fulfill any of its material obligations under the Merger Agreement has been the principal cause of or resulted in the failure of the Merger to be consummated by such date;

  •
  either the Stockholder Approval or the Minority Approval is not obtained at a meeting of the Company's stockholders, including any adjournments or postponements of such meeting; or

  •
  any order, judgment, decision, decree, injunction, ruling, writ or assessment of a governmental authority permanently restraining, enjoining or otherwise prohibiting consummation of any transaction contemplated by the Merger Agreement becomes final and non-appealable;

  •
  by the Company if:

  •
  Parent or Acquisition Sub breaches or violates any of their material covenants, agreements or other obligations under any Transaction Agreement, or any of the representations and warranties of Parent and Acquisition Sub in any Transaction Agreement becomes inaccurate, which breach or failure to perform would result in a failure of any Company condition to effect the Exchange, as described under "Conditions to the Exchange" beginning on page 89 and cannot be cured by October 31, 2016, or if curable, is not cured within 30 business days following delivery by the Company of written notice to Parent, provided, however, the Company's right to terminate the Merger Agreement pursuant to this provision is not available if the Company is then in material breach of any Transaction Agreement; or

  •
  prior to receipt of the Stockholder Approval and the Minority Approval, the Company receives a Superior Proposal that did not result from any breach of the Company's no solicitation obligations (as described in "Other Covenants and Agreements—No Solicitation" above beginning on page 84), the Special Committee determines in good faith, after consulting with and receiving advice from outside counsel, that the failure to terminate the Merger Agreement and enter into a definitive written agreement providing for the Superior Proposal would be inconsistent with its fiduciary duties under Delaware law, substantially concurrently with, and as a condition to, such termination, the Company enters into a definitive written agreement providing for the Superior Proposal and pays the termination fee described below under "Fees and Expenses" beginning on page 91, and the Company otherwise complies with its no solicitation obligations (as described in "Other Covenants & Agreements—No Solicitation" above beginning on page 84); or

  •
  by Parent if:

  •
  the Company breaches or violates any of its material covenants, agreements or other obligations under any Transaction Agreement, or any of the representations and warranties of the Company in any Transaction Agreement becomes inaccurate, which breach or failure to perform would result in a failure of any Parent and Acquisition Sub condition to effect the Exchange, as described under "Conditions to the Exchange" beginning on page 89 and cannot be cured by October 31, 2016, or if curable, is not cured within 30 business days following delivery by Parent of written notice to the Company, however, Parent's right to terminate the Merger Agreement pursuant to this provision is not available if Parent or Acquisition Sub is then in material breach of any Transaction Agreement; or

  •
  prior to receipt of the Stockholder Approval and the Minority Approval, a Company Board Recommendation Change occurs, the Company fails to include the Company Board Recommendation in the Proxy Statement, an Acquisition Proposal is publicly announced and, after a request by Parent, the Company fails to issue a press release within five business days that reaffirms unanimously the Special Committee's recommendation of the Transaction Agreements and Transactions (the press release may indicate, if applicable, that the Special Committee continues to evaluate such Acquisition Proposal in a manner consistent with the terms of the Merger Agreement), or the Company or any of its representatives breaches any of the Company's no solicitation obligations (as described under "No Solicitation" beginning on page 84) in any material respect (the occurrence of any of the foregoing events is referred to as a "Triggering Event").

Fees and Expenses

        Except as otherwise provided in the Merger Agreement as described below, all fees and expenses incurred in connection with the Transaction Agreements and the Transactions must be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated.

  Payment of Termination Fee or Reimbursement of Fees and Expenses by the Company

        If the Merger Agreement is terminated by Parent due to a breach or violation by the Company, or any of the Company's representations and warranties becoming inaccurate, as described under "Termination" beginning on page 90, then the Company will pay to Parent all the reasonable out-of-pocket expenses and fees incurred by Parent and Acquisition Sub in connection with or related to the Transaction Agreements and the Transactions.

        The Company must pay a fee of $40.0 million, referred to as the "Termination Fee," to Parent if:

  •
  the Merger Agreement is terminated by the Company in order to enter into a definitive agreement providing for a Superior Proposal prior to receipt of the Stockholder Approval and the Minority Approval in accordance with the Merger Agreement, as described above under "Termination";

  •
  the Merger Agreement is terminated by Parent due to a Triggering Event occurring, as described above under "Termination";

  •
  (i) the Merger Agreement is terminated by the Company or Parent due to a failure of the Merger to be consummated by October 31, 2016, due to a failure to obtain the Stockholder Approval or the Minority Approval, or by Parent due to a breach or violation by the Company, or any of the Company's representations and warranties becoming inaccurate, in each case as described above under "Termination"; (ii) following the execution of the Merger Agreement and prior to such termination, a Competing Acquisition Transaction (as described below) is publicly announced or becomes publicly disclosed and not publicly withdrawn and (iii) within 12 months following such termination, a Competing Acquisition Transaction is consummated or the Company enters into a definitive agreement with respect to any Competing Acquisition Transaction during such 12 month period and such Competing Acquisition Transaction is thereafter consummated.

        A "Competing Acquisition Transaction" is the same as an Acquisition Proposal (which is described under "Other Covenants & Agreements—No Solicitation" beginning on page 84), except that references therein to 20% are deemed to be references to a majority.

Litigation

        On April 11, 2016, certain Company stockholders filed a putative class action lawsuit in the Court of Chancery of the State of Delaware against the members of the Special Committee, BPY and the Brookfield Filing Persons (BPY and the Brookfield Filing Persons being referred to as the "Brookfield Parties"), alleging that: (i) the Brookfield Parties, as purported controlling stockholders of the Company, breached their fiduciary duties to Company stockholders by causing the Company to agree to the Merger transactions for inadequate consideration and pursuant to an unfair process; (ii) the Special Committee members breached their fiduciary duties to Company stockholders by agreeing to sell the Company for inadequate consideration and pursuant to an unreasonable process; and (iii) the Brookfield Parties, in the alternative, aided and abetted the Special Committee members' alleged breaches. In particular, the plaintiffs allege, among other things, that the Brookfield Parties used their purported "control" of the Company to obtain a below-market price, that the Special Committee was "tainted by conflicts," and that the Special Committee's attempts to seek an alternative buyer were "perfunctory." Among other relief, the plaintiffs are seeking injunctive relief preventing the parties from consummating the Transactions, rescissionary damages in the event the Transactions are consummated, and an award of attorneys' fees and expenses.

        We believe the claims asserted in the lawsuit are without merit and the Special Committee intends to vigorously defend the lawsuit.

        It is possible that additional claims beyond the lawsuit described above will be brought by the current plaintiffs or by others in an effort to enjoin the proposed Merger or seek monetary relief. We are not able to predict the outcome of this action, or others, nor can we predict the amount of time and expense that will be required to resolve the actions. An unfavorable resolution of any such litigation surrounding the proposed Merger could delay or prevent the consummation of the Merger. In addition, the cost to us of defending the actions, even if resolved favorably, could be substantial. Such actions could also divert the attention of our management and resources from day-to-day operations.

  Reimbursement of Fees and Expenses by Parent

        If the Merger Agreement is terminated by the Company due to a breach or violation by Parent or Acquisition Sub, or any of Parent's or Acquisition Sub's representations and warranties becoming inaccurate, as described under "Termination" beginning on page 90, then Parent will pay to the Company all the reasonable out-of-pocket expenses and fees incurred by the Company in connection with or related to the Transaction Agreements, and the Transactions.

Amendments and Waivers

        The Merger Agreement may not be amended except pursuant to an instrument in writing signed by the parties to the Merger Agreement. However, following receipt of the Stockholder Approval, no amendment may be effected that requires the approval of the Company's stockholders under Delaware law without such approval.

        At any time prior to the effective time of the Exchange, any party may, extend the time for the performance of any of the obligations or other acts of any other party, waive any inaccuracies in the representations and warranties made to such party in the Merger Agreement or any document delivered pursuant thereto and waive compliance with any of the agreements or conditions for the benefit of such party in the Merger Agreement. However, after receipt of the Stockholder Approval and the Minority Approval, no waiver may be made that by law requires further approval by the stockholders of the Company without the further approval of such stockholders, and no waiver may be made after the effective time of the Exchange. Except as required by law, no extension or waiver by the Company will require the approval of the stockholders of the Company.

Equitable Remedies

        The parties are entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to specifically enforce the performance of its terms, in addition to any other remedy to which they are entitled at law or in equity.

Limited Guarantee

        The Guarantors, jointly and severally, have irrevocably and unconditionally guaranteed to the Company the full and timely payment and performance by Parent and Acquisition Sub of all their covenants, obligations, undertakings and liabilities in connection with the Transaction Agreements and the Transactions. However, the aggregate obligations of the Guarantors will not exceed the aggregate transaction consideration payable under the Merger Agreement, other than with respect to Parent's and Acquisition Sub's indemnification obligations under the Merger Agreement (described under "Other Covenants and Agreement—Directors' and Officers' Indemnification Insurance" beginning on page 87 and "Other Covenants and Agreement—Requested Transactions" "beginning on page 88. Except with respect to such indemnification obligations, this guaranty will terminate as of immediately after the effective time of the Merger.

AGREEMENTS INVOLVING COMMON STOCK;
TRANSACTIONS BETWEEN THE EXCHANGE PARTIES AND THE COMPANY

Agreements Involving Common Stock

  Voting Agreement

        In connection with the execution of the Merger Agreement, on February 25, 2016, Brookfield Retail Holdings VII LLC, New Brookfield Retail Holdings R2 LLC, Brookfield BPY Retail Holdings II LLC, Brookfield Retail Holdings III Sub II LLC, Brookfield Retail Holdings II Sub II LLC, Brookfield Retail Holdings IV-A Sub II LLC, Brookfield Retail Holdings IV-B Sub II LLC, Brookfield Retail Holdings IV-C Sub II LLC and Brookfield Retail Holdings IV-D Sub II LLC (which are the "Exchange Parties" discussed elsewhere in this proxy statement) entered into an agreement with the Company, referred to as the "Voting Agreement", pursuant to which, among other things, each Exchange Party agreed, subject to the terms and conditions set forth therein, to vote all the shares of Common Stock owned by such Exchange Party (i) in favor of the approval and adoption of the Merger Agreement, (ii) in favor of the approval of the Transactions and any other matter that is required to facilitate the Transactions and (iii) against certain actions that would compete or conflict with, or have an adverse effect on the consummation of the Transactions. The Voting Agreement will terminate upon the occurrence of certain events, including the termination of the Merger Agreement in accordance with its terms.

        As of the record date, the Exchange Parties owned, in the aggregate, 19,387,625 shares of Common Stock representing, in the aggregate, approximately [    •    ]% of the outstanding Common Stock. Votes of the Exchange Parties (as well as their respective affiliates) will be excluded for purposes of tabulating the vote with respect to the Minority Approvals.

        A copy of the Voting Agreement is attached to this proxy statement as Annex C and is incorporated by reference into this proxy statement. The summary of the Voting Agreement in the preceding paragraph does not purport to be complete, may not contain all the information about the Voting Agreement that may be important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read the Voting Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Voting Agreement and not by this summary or any other information contained in this proxy statement.

  Exchange Agreement

        In connection with the execution of the Merger Agreement, on February 25, 2016, the Exchange Parties entered into an agreement with the Company, referred to as the "Exchange Agreement", pursuant to which, among other things, the Exchange Parties agreed to contribute to the Company, in the aggregate, all 19,387,625 shares of Common Stock owned by the Exchange Parties in exchange for 19,387,625 shares of Series I Preferred Stock of the Company, prior to the consummation of the Merger. The Exchange Agreement will terminate upon the occurrence of certain events, including the termination of the Merger Agreement in accordance with its terms.

        A copy of the Exchange Agreement is attached to this proxy statement as Annex D and is incorporated by reference into this proxy statement. The summary of the Exchange Agreement in the preceding paragraph does not purport to be complete, may not contain all the information about the Exchange Agreement that may be important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read the Exchange Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Exchange Agreement and not by this summary or any other information contained in this proxy statement.

  Letter Agreement

        In connection with the execution of the Merger Agreement, on February 25, 2016, BAM entered into a letter agreement with the Company, referred to as the "Letter Agreement", pursuant to which, among other things, BAM agreed, to the extent legally required, to file (along with certain of its affiliates) with the SEC a Rule 13E-3 transaction statement on Schedule 13E-3 relating to the Transactions.

        A copy of the Letter Agreement is attached as Annex E and is incorporated by reference into this proxy statement. The summary of the Letter Agreement in the preceding paragraph does not purport to be complete, may not contain all the information about the Letter Agreement that may be important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read the Letter Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Exchange Agreement and not by this summary or any other information contained in this proxy statement.

PROVISIONS FOR PUBLIC STOCKHOLDERS

        No provision has been made (i) to grant the Unaffiliated Stockholders access to the corporate files of the Company, any other party to the Merger Agreement or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, any other party to the Merger Agreement or any of their respective affiliates.

IMPORTANT INFORMATION CONCERNING THE COMPANY

Company Background

        The Company is a publicly traded real estate investment trust headquartered in New York City and is among the largest mall owners in the United States, with a geographically diversified portfolio that spans the United States from coast to coast. With 36 malls and retail centers in 21 states encompassing over 24.9 million square feet of retail space, the Company's properties are located in the heart of America and are home to industry-leading brands from Dillard's and Macy's to H&M and Victoria's Secret. The Company's principal offices are located at 1114 Avenue of the Americas, Suite 2800, New York, NY 10036-7703.

        If the Merger Agreement is approved and adopted by the Company stockholders at the Special Meeting and the Merger is completed as contemplated, the Company will survive the Merger as the Surviving Corporation.

Directors and Executive Officers

        The Board consists of eight members. The below listed persons are the executive officers and directors of the Company as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the Board or until the earlier of his or her resignation or removal. None of these persons has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. All the directors and executive officers of the Company can be reached c/o:

Rouse Properties, Inc.
1114 Avenue of the Americas, Suite 2800
New York, NY 10036-7703
Tel: (212)608-5108

        Andrew Silberfein has served as the Company's President and Chief Executive Officer since January 2, 2012 and has served as a director since January 12, 2012. Mr. Silberfein previously held the position of Executive Vice President-Retail and Finance for Forest City Ratner Companies, a developer, owner and operator of real estate primarily in the New York metropolitan area, where he was employed from 1995 to 2011. Mr. Silberfein was responsible for managing Forest City Ratner Companies' retail portfolio, consisting of over 5.1 million square feet of existing and under construction shopping centers and malls. Mr. Silberfein also had the overall responsibility for all aspects of Forest City Ratner Companies' debt and equity financing requirements for its real estate portfolio. Prior to joining Forest City Ratner Companies, from 1989 to 1995, Mr. Silberfein was a Senior Vice President of Sanford Nalitt and Associates, a firm focused on the development of supermarket and discount department store anchored shopping centers along the east coast of the United States. Mr. Silberfein holds a Bachelor of Arts degree from Lafayette College and a Master of Business Administration degree from Columbia University School of Business.

        Jeffrey Blidner has served as a director since January 12, 2012. Mr. Blidner is a Senior Managing Partner of BAM, responsible for strategic planning as well as transaction execution. BAM is a global alternative asset manager with approximately $225.0 billion in assets under management with over a 100-year history of owning and operating assets with a focus on property, renewable power, infrastructure and private equity. He is also the Chief Executive Officer of BAM's Private Funds Group, a director of BAM, Canary Wharf Group PLC, Brookfield Infrastructure Partners and BPY and Chairman of Brookfield Business Partners and Brookfield Renewable Energy Partners.

        Richard Clark has served as a director and the Chairman of the Board since November 1, 2012. Mr. Clark is a Senior Managing Partner of BAM and the Chairman of Brookfield Property Group and BPY. Mr. Clark has been with BAM and its predecessors since 1984 in various senior roles, including Chief Executive Officer of Brookfield Property Group from 2009 to 2015 and Chief Executive Officer of BPY since its formation in 2013 to 2015 and President and Chief Executive Officer of Brookfield Office Properties from 2002 to 2012. Mr. Clark serves as a director on several of BAM's real estate affiliate company boards, including Canary Wharf Group PLC, and board member of GGP.

        Christopher Haley has served as a director since January 12, 2012. Since 2009, Mr. Haley has held the position of Managing Principal of Palladian Realty Capital LLC, a real estate investment banking and advisory company which Mr. Haley founded in that same year. Prior to his position at Palladian Realty Capital LLC, Mr. Haley held various leadership positions at Wells Fargo and several of its various capital markets predecessor companies from 1993 through 2009, most recently serving as Managing Director at Wells Fargo Securities from 2003 through 2009. Such service also included his lead role in the firm's equity research department focusing on real estate company analysis. Mr. Haley is the lead instructor for SNL Securities' Financial Statement Analysis for Real Estate/REIT School, a Trustee and Governor of NAIOP's Research Foundation, a national commercial real estate development association, a member of the National Association of Corporate Directors, a national association focused on advancing exemplary board leadership and boardroom practices, and a former member of the NAREIT Financial Standards Task Force.

        Michael Hegarty has served as a director since November 1, 2012. Mr. Hegarty's career spans 40 years in the business world and is defined by numerous leadership positions. He served as Senior Vice Chairman and Chief Operating Officer of AXA Financial. In addition, Mr. Hegarty was the President and Chief Operating Officer of Equitable Life Assurance Society of the United States, a wholly owned subsidiary of AXA Financial. He was also a member of the Boards of AXA Financial, Equitable Life, Alliance Capital, Donaldson Lufkin & Jenrette and Brookfield Office Properties. From 1995 to 1997, Mr. Hegarty served as Vice Chairman of Chase Manhattan Bank, following his position as Vice Chairman of Chemical Banking Corporation and as Senior Executive Vice President of Manufacturers Hanover Trust. Mr. Hegarty's management responsibilities covered a broad spectrum of finance, investment and asset management and business operations and technology. In his leadership role in banking, he served as head or co-head of retail and consumer banking including mortgage banking, investment funds management, credit card, consumer and branch operations and products. He also oversaw energy banking, middle market banking and real estate finance. Since leaving AXA Financial, Mr. Hegarty has continued his involvement in investment management, real estate and corporate leadership. He currently serves as a trustee of MFS Funds, director of Capmark Financial. Mr. Hegarty is the Chairman of the Historic Hudson Valley, Chairman of Community Preservation Corporation, a Trustee of the John Simon Guggenheim Memorial Foundation, Iona College, and Elizabeth Seton Pediatric Center. He also serves as a trustee of the Marine Corps Association.

        Brian Kingston has served as a director since May 3, 2013. Mr. Kingston is a Senior Managing Partner of BAM and Chief Executive Officer of Brookfield Property Group and BPY. Mr. Kingston has held various senior management positions within BAM and its affiliates, including as the Chief Executive Officer of Brookfield Office Properties Australia from January 2011 to December 2012, the Chief Executive Officer of Prime Infrastructure Holdings Ltd. from March 2010 to December 2010 and the Chief Financial Officer of Brookfield Multiplex from January 2008 to March 2010. Prior to joining BAM in 2001, Mr. Kingston worked for Ernst & Young in Audit and Advisory Services. Overall, Mr. Kingston has over 16 years of real estate experience.

        David Kruth has served as a director since January 12, 2012. Mr. Kruth is Managing Partner of Brooklyn // Queens Properties, a private investment firm that makes debt and equity investments in residential, retail and mixed-use properties. Additionally, Mr. Kruth is an adjunct assistant professor at Columbia University's Master's Program in Real Estate. Mr. Kruth was previously Vice President and Senior Portfolio Manager of the Global Real Estate Securities Funds at Goldman Sachs Asset Management from 2005 through 2011, where he co-managed an eight-person global investment team and $5.0 billion in assets under management. Prior to Goldman Sachs, Mr. Kruth was a Portfolio Manager and Senior Analyst at both Citigroup Property Investors and Alliance Capital Management for eight years, where he was responsible for investing in REITs and other publicly traded real estate companies in the US and internationally. Mr. Kruth began his career in 1988 at the Yarmouth Group (later known as Lend Lease) where he made property investments in the US, Europe and Asia. Mr. Kruth graduated from Ithaca College magna cum laude with a Bachelor of Science degree in Economics and Finance, and is a CFA charter holder.

        Michael Mullen has served as a director since January 12, 2012. From January 2013 to February 2015, when IndCor Properties was sold, Mr. Mullen served on the Board of Directors and as a Senior Advisor to IndCor Properties, a portfolio company of the Blackstone Group, for which he focused on the ownership and management of industrial properties. Mr. Mullen is the retired Chief Executive Officer of CenterPoint Properties Trust, an industrial real estate ownership and development company for which he was one of the founding partners in 1993, and held that title from 2004 through September 2011. He also served on the Board of Directors of CenterPoint through 2012. Mr. Mullen currently serves on the Board of Directors of CONE, a subsidiary of Moura Dubeaux Engineering, a construction and engineering firm based in Redfe, Brazil, as well as the Board of Directors of Tusdeer, the Saudi Import Export Development Co., based in Jeddah, Saudi Arabia. From 2001 until 2005, Mr. Mullen served on the Board of Directors of Brauvin Capital, a private REIT that was the owner of a large portfolio of free standing single tenant retail and restaurant facilities. Mr. Mullen has worked in the real estate industry in a variety of positions since 1976.

        John Wain has served as the Company's Chief Financial Officer since October 3, 2012. Mr. Wain formerly was a Managing Director and the Head of Real Estate Americas at Credit Agricole Corporate and Investment Bank (formerly Calyon Corporate & Investment Bank) ("Credit Agricole") an investment banking and financing company, where he was employed for eight years prior to joining the Company. In such capacity, he had responsibility for overseeing Credit Agricole's U.S. real estate lending business. Over the course of his banking career, Mr. Wain focused extensively on structuring and negotiating secured and unsecured corporate real estate facilities and property level loans for public real estate investment trusts, owners and developers, as well as corporate bonds, interest rate derivatives and equity transactions. Overall, Mr. Wain has over 27 years of experience in the real estate and banking industry. Mr. Wain holds a Bachelor of Science degree in Business Administration, Real Estate and Urban Economic Studies from the University of Connecticut.

        Brian Harper has served as the Company's Chief Operating Officer since April 22, 2015. Prior to serving in such role, he was the Executive Vice President of Leasing and Acquisitions of the Company since January 12, 2012. Mr. Harper previously was the Senior Vice President of Leasing for GGP, where he was employed for five years prior to joining the Company. While employed by GGP, he oversaw the leasing efforts of a $2.0 billion multi-state portfolio and was one of the original members of the team that was key to the formation and spin-off of the Company. Prior to joining GGP, he was a Vice President at RED Development and an Associate at Cohen-Esrey Real Estate Services, LLC. Mr. Harper has been involved with ground-up development, asset repositions, distressed real estate and "regular" mall leasing. During these different leasing assignments, Mr. Harper won several awards, including Chain Store Age's 10 Under 40 in Real Estate. He has served as a panelist for the International Council of Shopping Centers and is an active member of the organization. Overall, Mr. Harper has over 15 years of experience in the retail real estate industry. Mr. Harper is Co-Founder and Chairman of the Breaking Ground Foundation. Mr. Harper holds a Bachelor of Arts degree from the University of Kansas.

        Susan Elman has served as the Executive Vice President, General Counsel and Secretary of the Company since April 2012. Ms. Elman previously was the Senior Vice President and Deputy General Counsel of Forest City Ratner Companies ("FCRC"), a real estate developer, owner and operator, where she was employed for over 15 years prior to joining the Company. At FCRC, she was responsible for overseeing all legal matters pertaining to the company, including development, financing, leasing, acquisition and disposition, joint venture, litigation and corporate matters. Ms. Elman handled the closing of over $5.0 billion of complex real estate transactions. Ms. Elman previously was a practicing attorney at the law offices of Battle Fowler, LLP from 1987 through 1994, and of Stroock & Stroock & Lavan LLP from 1985 through 1987. Overall, Ms. Elman has more than 25 years of experience in the real estate industry. She holds a Bachelor of Arts degree from the University of Pennsylvania and Juris Doctor from the Boston University School of Law and is admitted to the bar in the State of New York. Ms. Elman is a Trustee of the Jewish Child Care Association and a member of the Urban Land Institute.

Prior Public Offerings

        The Company has not made any public offerings of Common Stock or other Company securities in the past two years.

Selected Historical Financial Information

        Set forth below is certain historical selected financial information relating to the Company. The historical selected financial data as of and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 have been derived from the Company's historical audited consolidated and combined financial statements. This information is only a summary and should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 which is incorporated by reference into this proxy statement. More comprehensive financial information is included in such reports, including management's discussion and analysis of financial condition and results of operations, and the following summary is qualified in its entirety by references to such reports and all of the financial information and notes contained therein. For additional information, see "Where You Can Find Additional Information" beginning on page 118.

        The following tables set forth the selected historical consolidated and combined financial and other data of our business. We were formed for the purpose of holding certain assets and assuming certain liabilities of GGP. Prior to January 12, 2012, we were a wholly-owned subsidiary of GGP Limited Partnership. GGP distributed the assets and liabilities of 30 of its wholly-owned properties ("RPI Businesses") to the Company on January 12, 2012 (the "Spin-Off Date"). Prior to the completion of the spin-off, we did not conduct any business and did not have any material assets or liabilities. The selected historical financial data set forth below as of December 31, 2015, 2014, 2013, 2012 and 2011 and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 has been derived from our audited consolidated and combined financial statements.

        Our consolidated and combined financial statements were carved-out from the financial information of GGP at a carrying value reflective of such historical cost in such GGP records for periods prior to the Spin-Off Date. Our historical financial results reflect allocations for certain corporate expenses which include, but are not limited to, costs related to property management, human resources, security, payroll and benefits, legal, corporate communications, information services and restructuring and reorganization. Costs of the services that were allocated or charged to us were based on either actual costs incurred or a proportion of costs estimated to be applicable to us based on a number of factors, most significantly our percentage of GGP's adjusted revenue, gross leasable area of assets and number of properties. These results do not reflect what our expenses would have been had we been operating as a separate stand-alone public company in 2011. For the years ended December 31, 2012 and 2011, the corporate cost allocations were $0.4 million and $10.7 million, respectively.

        Effective with the spin-off, we assumed responsibility for all of these functions and related costs and our costs as a stand-alone entity are higher than those allocated to us from GGP. The historical combined financial information presented prior to 2012 is not indicative of the results of operations, financial position or cash flows that would have been obtained if we had been an independent, stand-alone entity during those periods shown.

	Year Ended December 31,
	2015	2014	2013	2012	2011
	(In thousands, except per share data)
Operating Data:
Total revenues	$305,384	$292,127	$243,542	$224,299	$223,359
Other operating expenses	(142,268)	(144,422)	(124,638)	(129,565)	(106,857)
Provisions for impairment	(2,900)	(15,965)	(15,159)	—	—
Depreciation and amortization	(107,941)	(100,302)	(66,497)	(67,709)	(73,571)

Operating income	52,275	31,438	37,248	27,025	42,931

Interest expense, net	(71,402)	(82,586)	(81,986)	(89,348)	(64,447)
Gain on extinguishment of debt	26,558	—	—	—	—

Income (loss) before income taxes, gain on sale of real estate assets, and discontinued operations	7,431	(51,148)	(44,738)	(62,323)	(21,516)
Provision for income taxes	(604)	(537)	(844)	(445)	(533)

Income (loss) from continuing operations before gain on sale of real estate assets	6,827	(51,685)	(45,582)	(62,768)	(22,049)
Gain on sale of real estate assets	34,796	—	—	—	—

Income (loss) from continuing operations	41,623	(51,685)	(45,582)	(62,768)	(22,049)
Discontinued operations:
Loss from discontinued operations	—	—	(23,158)	(5,891)	(4,927)
Gain on extinguishment of debt from discontinued operations	—	—	13,995	—	—

Discontinued operations, net	—	—	(9,163)	(5,891)	(4,927)

Net income (loss)	$41,623	$(51,685)	$(54,745)	$(68,659)	$(26,976)
Net (income) loss attributable to non-controlling interests	76	(71)	—	—	—

Net income (loss) attributable to Rouse Properties, Inc.	$41,699	$(51,756)	$(54,745)	$(68,659)	$(26,976)
Preferred distributions	(953)	—	—	—	—

Net income (loss) allocable to common shareholders	$40,746	$(51,756)	$(54,745)	$(68,659)	$(26,976)

Net income (loss) from continuing operations per share attributable to Rouse Properties, Inc.—Basic	$0.72	$(0.90)	$(0.92)	$(1.36)	$(0.61)
Net income (loss) from continuing operations per share attributable to Rouse Properties, Inc.—Diluted	$0.72	$(0.90)	$(0.92)	$(1.36)	$(0.61)
Net income (loss) per share allocable to common shareholders—Basic	$0.70	$(0.90)	$(1.11)	$(1.49)	$(0.75)
Net income (loss) per share allocable to common shareholders—Diluted	$0.70	$(0.90)	$(1.11)	$(1.49)	$(0.75)
Dividends declared per share	$0.72	$0.68	$0.52	$0.21	$—
Weighted average shares outstanding—Basic	57,874,772	57,203,196	49,344,927	46,149,893	35,906,105
Weighted average shares outstanding—Diluted	58,188,741	57,203,196	49,344,927	46,149,893	35,906,105
Cash Flow Data:
Operating activities	$77,183	$82,301	$62,602	$38,277	$80,723
Investing activities	(229,987)	(236,132)	(464)	(236,602)	(25,370)
Financing activities	143,916	153,915	(56,006)	206,213	(56,965)
Other Financial Data:
NOI(1)	$191,651	$178,054	$147,591	$129,627	$135,577
Core NOI(1)	197,278	189,535	161,047	150,172	154,865
FFO(2)	87,805	63,659	35,340	2,431	51,240
Core FFO(2)	103,961	94,516	77,521	62,658	83,897

	December 31,
	2015	2014	2013	2012	2011
	(In thousands)
Investment in real estate, cost	$2,579,600	$2,191,435	$1,948,131	$1,652,755	$1,462,482
Total assets	2,529,258	2,270,400	2,019,510	1,905,073	1,583,524
Mortgage, notes and loans payable(3)	1,706,513	1,584,499	1,454,546	1,283,491	1,059,684
Total liabilities	1,853,801	1,737,065	1,564,229	1,372,177	1,157,196
Mezzanine equity	140,953	—	—	—	—
Total equity	534,504	533,335	455,281	532,896	426,328

Explanatory Notes:

(1)
NOI and Core NOI do not represent income from operations as defined by accounting principles generally accepted in the United States of America ("GAAP"). We use NOI and Core NOI as supplemental measures of our operating performance. For our definitions of NOI and Core NOI, as well as a discussion of their uses and inherent limitations, see "—Non-GAAP Financial Measures—Real Estate Property Net Operating Income and Core Net Operating Income" below.

(2)
FFO and Core FFO do not represent cash flow from operations as defined by GAAP. We use FFO and Core FFO as supplemental measures of our operating performance. For our definitions of FFO and Core FFO as well as a discussion of their uses and inherent limitations, see "—Non-GAAP Financial Measures—Funds from Operations and Core Funds from Operations" below.

(3)
Total debt includes $(0.3) million, $0.8 million, $9.6 million, $33.8 million, and $58.0 million of non-cash fair value adjustment on mortgage assumptions as of December 31, 2015, 2014, 2013, 2012 and 2011, respectively.

Non-GAAP Financial Measures

Real Estate Property Net Operating Income and Core Net Operating Income

        We present NOI and Core NOI, as defined below, as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. We believe that NOI and Core NOI are useful supplemental measures of our operating performance. We define NOI as operating revenues (minimum rents, including lease termination fees, tenant recoveries, overage rents, and other income) less property and related expenses (real estate taxes, repairs and maintenance, marketing, other property expenses, and provision for doubtful accounts). We define Core NOI as NOI excluding straight-line rent, amortization of tenant inducements, amortization of above and below-market tenant leases, and amortization of above and below-market ground rent expense. Other real estate companies may use different methodologies for calculating NOI and Core NOI and, accordingly, our NOI and Core NOI may not be comparable to other real estate companies.

        Because NOI and Core NOI exclude general and administrative expenses, interest expense, depreciation and amortization, impairment, other, reorganization items, strategic initiatives, provision for income taxes, gain (loss) on extinguishment of debt, gain (loss) on sale of real estate assets, preferred distributions, straight-line rent, above and below-market tenant leases, and above and below-market ground leases, we believe that NOI and Core NOI provide performance measures that, when compared year over year, reflect the revenues and expenses directly associated with owning and operating regional shopping malls and the impact on operations from trends in occupancy rates, rental rates and operating costs. These measures thereby provide an operating perspective not immediately apparent from GAAP operating income (loss) or net income (loss). We use NOI and Core NOI to evaluate our operating performance on a property-by-property basis because NOI and Core NOI allow us to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results, gross margins and investment returns. Same Property portfolio Core NOI is presented to exclude termination income, the periodic effects of acquisitions of new properties, reductions in ownership as a result of sales or other transactions, certain properties undergoing redevelopment with significant disruption and assets that are considered special consideration assets due to a heightened probability of being conveyed to the lender absent substantive renegotiations.

        In addition, management believes that NOI, Core NOI and Same Property portfolio Core NOI provide useful information to the investment community about our operating performance. However, due to the exclusions noted above, NOI and Core NOI should only be used as supplemental measures of our financial performance and not as an alternative to GAAP operating income (loss) or net income (loss). For reference, and as an aid in understanding management's computation of NOI, Core NOI and Same Property portfolio Core NOI, a reconciliation from consolidated net income (loss) allocable to common shareholders as computed in accordance with GAAP to NOI and Core NOI (including Same Property portfolio Core NOI) is presented below.

	Year Ended December 31,
	2015	2014	2013	2012	2011
	(In thousands)
Net income (loss)	$41,623	$(51,685)	$(54,745)	$(68,659)	$(26,976)
Gain on extinguishment of debt	(26,558)	—	(13,995)	—	—
Gain on sale of real estate assets	(34,796)	—	—	—	—
Provision for income taxes	604	537	844	445	533
Interest expense(1)	71,420	82,909	85,761	96,889	70,984
Interest income	(18)	(323)	(548)	(755)	(36)
Other(2)	6,491	5,437	4,223	9,965	1,526
Provision for impairment(3)	2,900	15,965	36,820	—	—
Depreciation and amortization(4)	107,941	100,302	67,260	71,090	78,216
General and administrative	25,817	26,329	21,971	20,652	11,330
Non-controlling interest	(3,773)	(1,417)	—	—	—

NOI	$191,651	$178,054	$147,591	$129,627	$135,577

Above and below market ground rent expense, net	155	145	125	125	125
Above and below market tenant leases, net(5)	6,562	13,066	15,848	24,028	25,194
Amortization of tenant inducements	72	28	1,000	—	—
Amortization of straight line rent(6)	(1,162)	(1,758)	(3,517)	(3,608)	(6,031)

Core NOI	$197,278	$189,535	$161,047	$150,172	$154,865

Non same property assets	(43,642)	(39,301)	(39,752)	(44,854)	—
Termination income	(1,818)	(2,203)	(414)	(507)	—

Same Property portfolio Core NOI	$151,818	$148,031	$120,881	$104,811	$154,865

Explanatory Notes:

(1)
For the years ended December 31, 2013, 2012, and 2011, interest expense included $3.2 million, $6.8 million and $6.5 million, respectively, of interest expense reclassified to discontinued operations.

(2)
"Other" includes property acquisition costs, non-recurring costs related to the transition from Brookfield financial service center (our out-sourced provider of administrative services), and non-comparable costs related to the spin-off from GGP.

(3)
For the year ended December 31, 2013, provision for impairment included $21.6 million of provision for impairment reclassified to discontinued operations.

(4)
For the years ended December 31, 2013, 2012, and 2011, depreciation and amortization expense included $0.8 million, $3.4 million and $4.6 million, respectively, of depreciation and amortization reclassified to discontinued operations.

(5)
For the years ended December 31, 2013, 2012, and 2011, above and below market tenant leases, net, included ($0.2) million, ($2.3) million, and ($2.6) million, respectively, which were reclassified to discontinued operations.

(6)
For the years ended December 31, 2013, 2012, and 2011, amortization of straight line rent included $0.03 million, $0.2 million, and $0.02 million, respectively, which were reclassified to discontinued operations.

Funds from Operations and Core Funds from Operations

        Consistent with real estate industry and investment community practices, we use FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), as a supplemental measure of our operating performance. NAREIT defines FFO as net income (loss) allocable to common shareholders (computed in accordance with GAAP), excluding impairment write-downs on depreciable real estate, gains or losses from cumulative effects of accounting changes, extraordinary items and sales of depreciable properties, plus real estate related depreciation and amortization. We also include Core FFO as a supplemental measurement of operating performance. We define Core FFO as FFO excluding straight-line rent, amortization of tenant inducements, amortization of above- and below-market tenant leases, amortization of above- and below-market ground rent expense, reorganization items, amortization of deferred financing costs, mark-to-market adjustments on debt, write-off of market rate adjustments on debt, write-off of deferred financing costs, debt extinguishment costs, provision for income taxes, gain (loss) on extinguishment of debt, gain (loss) on sale of real estate assets and other expense. We also adjust for the portion of consolidated net income (loss) applicable to non-controlling interests of joint venture partners to reflect FFO allocable to the Company's common shareholders. Other real estate companies may use different methodologies for calculating FFO and Core FFO and, accordingly, our FFO and Core FFO may not be comparable to other real estate companies.

        We consider FFO and Core FFO useful supplemental measures and a complement to GAAP measures because they facilitate an understanding of the operating performance of our properties. FFO does not include real estate depreciation and amortization required by GAAP because these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO provides investors with a clearer view of our operating performance, particularly with respect to our mall properties. Core FFO does not include certain items that are non-cash and certain non-comparable items. FFO and Core FFO are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenues, operating income (loss), net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

        For reference, and as an aid in understanding management's computation of FFO and Core FFO, a reconciliation from the combined and consolidated net income (loss) as computed in accordance with

GAAP to FFO allocable to the Company's common shareholders and Core FFO allocable to the Company's common shareholders is presented below:

	2015	2014	2013	2012	2011
Net income (loss)	$41,623	$(51,685)	$(54,745)	$(68,659)	$(26,976)
Depreciation and amortization(1)	107,941	100,302	67,260	71,090	78,216
Provision for impairment(2)	2,900	15,965	36,820	—	—
Gain on extinguishment of debt	(26,558)	—	(13,995)	—	—
Gain on sale of real estate assets	(34,796)	—	—	—	—
Non-controlling interest	(2,352)	(923)	—	—	—
Preferred distributions	(953)	—	—	—	—

FFO allocable to the Company's common shareholders	$87,805	$63,659	$35,340	$2,431	$51,240

Provision for income taxes	604	537	844	445	533
Interest expense
Amortization and write-off of market rate adjustments	(804)	8,877	8,755	19,460	9,721
Amortization and write-off of deferred financing costs	4,214	4,209	12,544	9,812	—
Debt extinguishment costs	7	259	2,276	—	1,589
Amortization of straight line rent for corporate and regional offices	17	56	83	—	—
Other(3)	6,491	5,437	4,223	9,965	1,526
Above and below market ground rent expense, net	155	145	125	125	125
Above and below market tenant leases, net(4)	6,562	13,066	15,848	24,028	25,194
Amortization of tenant inducements	72	28	1,000	—	—
Amortization of straight line rent(5)	(1,162)	(1,757)	(3,517)	(3,608)	(6,031)

Core FFO allocable to the Company's common shareholders	$103,961	$94,516	$77,521	$62,658	$83,897

Explanatory Notes:

(1)
For the years ended December 31, 2013, 2012, and 2011, depreciation and amortization expense included $0.8 million, $3.4 million and $4.6 million, respectively, of depreciation and amortization reclassified to discontinued operations.

(2)
For the year ended December 31, 2013, provision for impairment included $21.6 million of provision for impairment reclassified to discontinued operations.(3) For the years ended December 31, 2013, 2012, and 2011, interest expense included $3.2 million, $6.8 million, and $6.5 million, respectively, of interest expense reclassified to discontinued operations.

(3)
"Other" includes property acquisition costs, non-recurring costs related to the transition from Brookfield financial service center (our out-sourced provider of administrative services), and non-comparable costs related to the spin-off from GGP.

(4)
For the years ended December 31, 2013, 2012, and 2011, above and below market tenant leases, net, included ($0.2) million, ($2.3) million, and ($2.6) million, respectively, which were reclassified to discontinued operations.

(5)
For the years ended December 31, 2013, 2012, and 2011, amortization of straight line rent included $0.03 million, $0.2 million, and $0.02 million, respectively, which were reclassified to discontinued operations.

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

        The following table presents the Company's ratio of earnings to fixed charges for the fiscal periods indicated:

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
($ in 000's)(1)

	2015	2014	2013	2012	2011
Earnings:
Pre-tax income (loss) from continuing operations	$7,431	$(51,148)	$(44,738)	$(62,323)	$(21,516)
Add:
Fixed Charges	74,754	85,457	86,759	96,889	70,984
Less:
Interest capitalized	3,334	2,548	998	—	—
Preferred distributions	953	—	—	—	—

Total earnings	$77,898	$31,761	$41,023	$34,566	$49,468

Fixed Charges:
Interest expense (including amortization of finance charges and market rate adjustments)	$71,420	$82,909	$85,761	$96,889	$70,984
Interest capitalized	3,334	2,548	998	—	—
Preferred distributions	953	—	—	—	—

Total Fixed Charges and Preferred Stock Dividends	$75,707	$85,457	$86,759	$96,889	$70,984

Ratio of Earnings to combined Fixed Charges and Preferred Stock Dividends	1.03	0.37	0.47	0.36	0.70

Coverage deficiency for total fixed charges and preferred stock dividends to arrive at a one-to-one ratio	$—	$(53,696)	$(45,736)	$(62,323)	$(21,516)

(1)
Our ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For these purposes, "earnings" consist of operating income plus fixed charges. Operating income is computed in accordance with U.S. generally accepted accounting principles and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs and loan premium. "Fixed charges" consist primarily of interest expense, capitalized interest and amortization of deferred financing fees and loan premium. Interest income is not included in this computation.

Book Value Per Share

        Our net book value per share of Common Stock as of December 31, 2015 was approximately $9.29 (calculated based on 57,559,420 shares of Common Stock outstanding as of such date).

Market Price of the Company's Common Stock

        The Company's Common Stock is listed on the NYSE under the symbol "RSE." The Company's Common Stock began "regular way" trading on January 13, 2012. The following table presents the high and low sales prices for our Common Stock on the NYSE and the dividends declared per share for the quarters set forth below for the periods indicated.

        The following table sets forth during the periods indicated the high and low closing sales prices for the Common Stock, as reported in published financial sources:

2016:	High ($)	Low ($)	Dividends Declared
First Quarter	$18.40	$13.12	$0.18
2015:	High ($)	Low ($)	Dividends Declared
First Quarter	$21.17	$17.18	$0.18
Second Quarter	19.44	16.01	0.18
Third Quarter	18.19	15.15	0.18
Fourth Quarter	18.61	14.09	0.18
2014:	High ($)	Low ($)	Dividends Declared
First Quarter	$22.03	$16.39	$0.17
Second Quarter	17.46	15.93	0.17
Third Quarter	17.87	16.17	0.17
Fourth Quarter	18.65	15.83	0.17

        The closing sale price of our Common Stock on January 15, 2016, which was the last trading day before BAM announced its proposal to acquire all outstanding shares of Common Stock not owned by it or its affiliates (including BPY or its affiliates), was $13.49 per share, compared to which the per share transaction consideration to be paid to Unaffiliated Stockholders in the Transactions represents a premium of approximately 35%.

        The Company declared four dividends during the year ended December 31, 2015 at $0.18 per share and four dividends during the year ended December 31, 2014 at $0.17 per share. The Company has elected to be taxed as a REIT beginning with the filing of its tax return for the 2011 fiscal year. As of December 31, 2015, the Company has met the requirements of a REIT and has filed its tax returns for the 2014 fiscal year accordingly. Subject to its ability to meet the requirements of a REIT, the Company intends to maintain this status in future periods.

        To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including requirements to distribute at least 90% of its ordinary taxable income and to either distribute capital gains to stockholders, or pay corporate income tax on the undistributed capital gains. A REIT will avoid entity level federal tax if it distributes 100% of its capital gains and ordinary income. In addition, the Company is required to meet certain asset and income tests. The Merger Agreement prohibits the Company from paying any dividends after the date of the Merger Agreement, other than the Closing Dividend and any additional dividends necessary to maintain the Company's status as a REIT.

Security Ownership of Certain Beneficial Owners and Management

        The following table shows information regarding the beneficial ownership of Common Stock by:

  •
  each person or group who is known by us to own beneficially more than 5% of our Common Stock;

  •
  each member of the Board, each director and each of our named executive officers; and

  •
  all members of the Board and our executive officers as a group.

        Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of Common Stock that may be acquired currently or within 60 days of April 25, 2016 through the exercise of any option, warrant or right, the conversion of a security, the power to revoke a trust, discretionary account or similar arrangement or the automatic termination of a trust, discretionary account or similar arrangement are deemed to be outstanding and beneficially owned by the person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. No director, director nominee or executive officer of the Company has pledged shares of our common stock as security nor is permitted under our Policy on Insider Trading and Communications with the Public to enter into hedging transactions with respect to shares of our Common Stock.

        Except as noted by footnote, all stockholdings listed below are as of April 25, 2016 and the percentages of beneficial ownership listed below are based on 57,881,641 shares of Common Stock outstanding as of April 25, 2016.

        Unless otherwise indicated, the address for each holder listed below is c/o Rouse Properties, Inc., 1114 Avenue of the Americas, Suite 2800, New York, New York 10036.

Name and address of beneficial owner	Number of Shares	Percent of Total
Brookfield Asset Management Inc.(1)	19,387,625	33.50%
FMR LLC(2)	8,690,000	15.01%
The Vanguard Group(3)	5,593,106	9.66%
Signature Global Asset Management(4)	4,222,226	7.29%
First Manhattan Co(5)	3,735,019	6.45%
Bank of Montreal(6)	3,489,950	6.03%
T. Rowe Price Associates, Inc.(7)	3,197,570	5.52%
Vanguard Specialized Funds—Vanguard REIT Index Fund(8)	2,935,692	5.07%
Jeffrey Blidner	—	—
Richard Clark	—	—
Susan Elman	160,482	* %
Christopher Haley	12,820	* %
Brian Harper	400,733	* %
Michael Hegarty	9,252	* %
Brian Kingston	—	—%
David Kruth	24,125	* %
Michael Mullen	26,800	* %
Andrew Silberfein	1,230,580	2.13%
John Wain	280,693	* %
All directors and executive officers as a group (11 persons)(9)	2,145,485	3.71%

*
Denotes less than 1.0%

(1)
The following Brookfield entities may be deemed to constitute a "group" within the meaning of Section 13(d)(3) under the Exchange Act and Rule 13d-5(b)(1) thereunder and each member of the "group" may be deemed to beneficially own all shares of Common Stock held by all members of the "group": Brookfield Retail Holdings VII LLC, Brookfield Retail Holdings II Sub II LLC, Brookfield Retail Holdings III Sub II LLC, Brookfield Retail Holdings IV-A Sub II LLC, Brookfield Retail Holdings IV-B Sub II LLC, Brookfield Retail Holdings IV-C Sub II LLC, Brookfield Retail Holdings IV-D Sub II LLC, Brookfield Asset Management Inc., Partners Limited, Brookfield Holdings Canada Inc., Brookfield Asset Management Private Institutional Capital Adviser US, LLC, Brookfield Property Partners Limited, Brookfield Property Partners L.P., Brookfield Property L.P., Brookfield US Holdings Inc., Brookfield US Corporation, Brookfield BPY Holdings (US) Inc., BPY Canada Subholdings 1 ULC, BPY Canada Subholdings 2 ULC, BPY Canada Subholdings 3 ULC, BPY Canada Subholdings 4 ULC, Brookfield BPY Retail Holdings I LLC, Brookfield BPY Retail Holdings II LLC, BPY Retail I LLC, BPY Retail III LLC and New Brookfield Retail Holdings R 2 LLC (collectively, the "Group"). Accordingly, each of the above Brookfield entities may be deemed to beneficially own 19,387,625 shares of Common Stock constituting beneficial ownership of 33.5% of the shares of the Company's Common Stock. The following Brookfield entities directly own more than 5% of the outstanding shares of the Company's Common Stock in the following amounts: (i) Brookfield Retail Holdings VII LLC directly owns 2,946,661 shares of Common Stock, representing approximately 5.1% of the outstanding Common Stock and (ii) New Brookfield Retail Holdings R 2 LLC directly owns 14,995,702 shares of Common Stock, representing approximately 25.9% of the Common Stock. Each of Brookfield Retail Holdings VII LLC, Brookfield BPY Retail Holdings II LLC, New Brookfield Retail Holdings R 2 LLC, Brookfield Retail Holdings II Sub II LLC, Brookfield Retail Holdings III Sub II LLC, Brookfield Retail Holdings IV-A Sub II LLC, Brookfield Retail Holdings IV-B Sub II LLC, Brookfield Retail Holdings IV-C Sub II LLC and Brookfield Retail Holdings IV-D Sub II LLC (collectively, the "Investment Vehicles") expressly disclaims, to the extent permitted by applicable law, (a) beneficial ownership of any shares of Common Stock held by each of the other Investment Vehicles and other member of the Group expressly disclaims, to the extent permitted by applicable law, beneficial ownership of any shares of Common Stock held by each of the Investment Vehicles. The address of each such Brookfield managed entity is c/o Brookfield BPY Retail Holdings I LLC, Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281-1023.

(2)
Based on information as of April 25, 2016 set forth in a report on Schedule 13G/A filed with the SEC by FMR LLC, Abigail P. Johnson, Fidelity Small Cap Discovery Fund and Fidelity Small Cap Value Fund on February 12, 2016, FMR LLC and Abigail P. Johnson have sole dispositive power over 8,690,000 shares, Fidelity Small Cap Discovery Fund has sole voting power over 4,350,000 shares and Fidelity Small Cap Value Fund has sole voting power over 3,400,000 shares. The address of FMR LLC, Abigail P. Johnson, Fidelity Small Cap Discovery Fund and Fidelity Small Cap Value Fund is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based on information as of April 25, 2016 set forth in a report on Schedule 13G/A filed with the SEC by The Vanguard Group on February 10, 2016, The Vanguard Group has sole voting power over 100,595 shares, shared voting power over 33,600 shares, sole dispositive power over 5,512,058 shares and shared dispositive power over 81,048 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)
Based on information as of April 25, 2016 set forth in a report on Schedule 13G/A filed with the SEC by Signature Global Asset Management, a business unit of

  CI Investments Inc. ("Signature"), on February 12, 2016, Signature has sole voting power and sole dispositive power over 4,222,226 shares. The address of Signature is c/o CI Investments Inc., 2 Queen Street East, Twentieth Floor, Toronto, Ontario, M5C 3G7, Canada.

(5)
Based on information as of April 25, 2016 set forth in a report on Schedule 13G/A filed with the SEC by First Manhattan Co. ("First Manhattan") on February 12, 2016, First Manhattan has sole voting and dispositive power over 481,150 shares, shared voting power over 2,981,981 shares and shared dispositive power over 3,253,869 shares. The address of First Manhattan is 399 Park Avenue, New York, New York 10022.

(6)
As of April 25, 2016, there has been no change to BMO's holdings since the proxy statement for the Company's 2015 annual meeting of stockholders was filed.

(7)
Based on information as of April 25, 2016 set forth in a report on Schedule 13G filed with the SEC by First T. Rowe Price Associates, Inc. ("Price Associates") on December 31, 2015, Price Associates has sole voting power over 617,920 shares and sole dispositive power over 3,197,570 shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(8)
Based on information as of April 25, 2016 set forth in a report on Schedule 13G/A filed with the SEC by Vanguard Specialized Funds—Vanguard REIT Index Fund ("Vanguard Fund") on February 12, 2016, Vanguard Fund has sole voting power over 2,935,692 shares. The address of Vanguard Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(9)
Includes shares of restricted stock for which the holder has the right to vote. The number of shares reported includes shares covered by options held by our named executive officers that are exercisable within 60 days of April 25, 2016 as follows: Ms. Elman, 121,200; Mr. Harper, 299,360; Mr. Silberfein, 876,720; and Mr. Wain, 225,875.

Ownership of Parent Following the Merger

        Immediately following the Merger, Parent will continue to be managed by Brookfield Strategic Real Estate Partners II GP L.P. as managing shareholder, which is an affiliate of BAM.

Transactions in Common Stock

        Other than the Exchange Agreement, as discussed in "Agreements Involving Common Stock; Transactions Between the Exchange Parties and the Company—Agreements Involving Common Stock—Exchange Agreement" beginning on page 94, and the Voting Agreement, as discussed in "Agreements Involving Common Stock; Transactions Between the Exchange Parties and the Company—Agreements Involving Common Stock—Voting Agreement" beginning on page 94, Parent, Acquisition Sub, and their respective affiliates have not made any transactions with respect to Common Stock during the past 60 days. On March 4, 2016, Mr. Silberfein was deemed to have disposed of 5,557 shares of Common Stock that were withheld as payment of tax liability. No other officers or directors of the Company have engaged in transactions in Common Stock during the past 60 days.

        On October 29, 2015, the Board authorized management to implement a stock repurchase program in the maximum amount of $50.0 million over a period of up to two years. Purchases made pursuant to the stock repurchase program may be made in the open market from time to time as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The stock repurchase program may be suspended or discontinued at any time. The Merger Agreement prohibits the Company from repurchasing any additional shares of Common Stock after the date of the Merger Agreement.

        As of April 25, 2016, the Company has repurchased 343,055 shares of its outstanding Common Stock under the stock repurchase program for approximately $5.1 million, at an average cost of $14.77 per share. As of April 25, 2016, the Company had $44.9 million of remaining capacity to repurchase Common Stock under the stock repurchase program. The following table summarizes repurchases of our Common Stock through April 25, 2016:

	Total Number of Shares Purchased	Average Price Paid Per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans	Maximum Dollar Value of Shares that May Yet be Purchased Under the Plans(1)
October 1 - October 31, 2015	—	$—	—	$50,000,000
November 1 - November 30, 2015	—	$—	—	$50,000,000
December 1, 2015 - December 31, 2015	238,055	$14.73	238,055	$46,495,410
January 1, 2016 - April 25, 2016	105,000	$14.88	105,000	$44,934,107

(1)
On October 29, 2015, the Board authorized management to implement a stock repurchase program in the maximum amount of $50.0 million over a period of up to two years at prevailing market or negotiated prices.

APPRAISAL RIGHTS

        If the Merger Agreement is adopted by the stockholders of the Company, stockholders who do not vote in favor of the proposal to adopt the Merger Agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL, which we refer to as Section 262.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex F. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a bank, broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee.

        Under Section 262, holders of shares of Common Stock who do not vote in favor of the proposal to adopt the Merger Agreement, who continuously are the record holders of such shares through the effective time of the Merger, and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders considering appraisal should be aware that the fair value of their shares of Common Stock, as so determined could be more than, the same as or less than the per share merger consideration and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, "fair value" under Section 262.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the Company's notice to its stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex F. In connection with the Merger, any holder of Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review Annex F carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, the Company believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of Common Stock must do ALL of the following:

  •
  The stockholder must not vote in favor of the proposal to adopt the Merger Agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the Merger Agreement, abstain or not vote its shares;

  •
  The stockholder must deliver to the Company a written demand for appraisal before the votes on the proposals to adopt the Merger Agreement at the special meeting;

  •
  The stockholder must continuously hold the shares from the date of making the demand through the effective time of the Merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the Merger; and

  •
  The stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within one-hundred twenty (120) days after the effective time of the Merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Rouse Properties, Inc. 1114 Avenue of the Americas, Suite 2800 New York, NY 10036 Attn: Secretary or by calling (212) 608-5108. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

ADVISORY VOTE REGARDING NON-BINDING MERGER-RELATED COMPENSATION PROPOSAL

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the payment of certain compensation that will or may become payable by the Company to its named executive officers in connection with the Merger as disclosed in the "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger—Interests of Named Executive Officers" section starting on page 56, including the Retention Plan as described in the "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger—Retention Plan" section starting on page 58. Accordingly, we are asking our stockholders to approve the following non-binding resolution at the Special Meeting:

        "RESOLVED, that the stockholders of Rouse Properties, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable to the Company's named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the 'Special Factors—Interests of the Company's Directors and Executive Officers in the Merger—Named Executive Officer Merger—Related Compensation' section starting on page 59"

        Stockholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on the Company, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be entitled to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

        The vote on this proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, you may vote not to approve the Non-Binding Merger-Related Compensation Proposal and vote to adopt the Merger Agreement, and vice versa.

        This resolution, commonly referred to as a "say-on-golden-parachute" resolution, requires the affirmative vote of holders of a majority of the aggregate voting power present at the Special Meeting in person or by proxy and entitled to vote thereon. For purposes of this proposal, (i) abstentions will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved, and will have the same effect as a vote "AGAINST" the approval of the Non-Binding Merger-Related Compensation Proposal and (ii) broker non-votes (if any) will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and will have no effect on the approval of the Non Binding Merger Related Compensation Proposal, and (iii) if you fail to submit a proxy or vote in person at the Special Meeting, the shares of Common Stock not voted will not be counted in respect of, and will not have an effect on, the Non-Binding Merger-Related Compensation Proposal.

        Because the vote is advisory in nature only, it will not be binding on either the Company or Parent regardless of whether the Merger is completed. Approval of the Non-Binding Merger-Related Compensation Proposal is not a condition to completion of the Transactions, and failure to approve this advisory matter will have no effect on the votes to adopt the Merger Agreement. Because the compensation to be paid in connection with the Merger is based on contractual arrangements with the named executive officers, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the contractual conditions applicable thereto, if the Merger is completed.

  The Board recommends that you vote "FOR" the Non-Binding Merger-Related Compensation Proposal.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If the Merger is completed, we may not hold an annual meeting of stockholders in 2016. If the Merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders and we anticipate holding a 2016 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2016 annual meeting will be held. If the 2016 meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2016 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our Bylaws, as described below.

        Any proposal that a stockholder wishes to include in proxy materials for our 2016 annual meeting of stockholders pursuant to SEC Rule 14a-8 must have been received a reasonable time before we print proxy materials and must be submitted in compliance with the rule. Proposals should be directed to Rouse Properties, Inc. 1114 Avenue of the Americas, Suite 2800, New York, NY 10036 Attn: Susan Elman.

        Any proposal or nomination for director that a stockholder wishes to propose for consideration at the 2016 annual meeting of stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with our bylaws. Any such proposal must be an appropriate subject for stockholder action under applicable law and must otherwise comply with our bylaws.

        Pursuant to SEC Rule 14a-4(c)(1), if our Secretary receives any stockholder proposal at the address listed above after a reasonable time before we print proxy materials that is intended to be presented at the 2016 annual meeting without inclusion in the proxy statement for the meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on such proposal.

IMPORTANT INFORMATION REGARDING THE PARENT PARTIES AND THE BROOKFIELD FILING PERSONS

  The Parent Parties

        Parent is a newly formed Delaware limited liability company. Parent is managed by Brookfield Strategic Real Estate Partners II GP L.P. as managing shareholder, which is an affiliate of BAM. Parent has not engaged in any business other than in connection with the Merger and other related transactions. Acquisition Sub is a Delaware corporation. Acquisition Sub is a wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the Merger and other related transactions. Acquisition Sub has not engaged in any business other than in connection with the Merger and other related transactions.

        The business address and telephone number for each of the Parent Parties is c/o Brookfield Property Group, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281, telephone number (212) 417-7000.

        During the past five years, none of the Parent Parties and none of their respective directors or executive officers have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of the Parent Parties and none of their respective directors or executive officers have been party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

        Set forth below for each of the sole director and executive officers of Acquisition Sub is his or her respective present principal occupation or employment, the name, principal business and address of the corporation or other organization which such occupation or employment is conducted and the five-year employment history of such director or executive officer. Brian Kingston is a citizen of the Canada and each of Richard Clark, John Stinebaugh and Bryan Davis are citizens of the United States.

        Richard Clark—Richard Clark is the Chairman of Acquisition Sub. Mr. Clark is also a Senior Managing Partner of BAM, the Chairman of Brookfield Property Group and BPY, and a director of the Company. Mr. Clark has been with BAM and its predecessors since 1984 in various senior roles, including Chief Executive Officer of Brookfield Property Group from 2009 to 2015, Chief Executive Officer of BPY since its formation in 2013 to 2015 and President and Chief Executive Officer of Brookfield Office Properties from 2002 to 2012. Mr. Clark serves as a director on several of BAM's real estate affiliate company boards, including Canary Wharf Group PLC and General Growth Properties, Inc. ("GGP"). Mr. Clark's principal business address is c/o Brookfield Property Group, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281.

        Brian Kingston—Brian Kingston is the sole director and Chief Executive Officer of Acquisition Sub. Mr. Kingston is also a Senior Managing Partner of BAM, Chief Executive Officer of Brookfield Property Group and BPY, and a director of the Company. Mr. Kingston has held various senior management positions within BAM and its affiliates, including as the Chief Executive Officer of Brookfield Office Properties Australia from January 2011 to December 2012, the Chief Executive Officer of Prime Infrastructure Holdings Ltd. from March 2010 to December 2010 and the Chief Financial Officer of Brookfield Multiplex from January 2008 to March 2010. Prior to joining BAM in 2001, Mr. Kingston worked for Ernst & Young in Audit and Advisory Services. Overall, Mr. Kingston has over 16 years of real estate experience. Mr. Kingston's principal business address is c/o Brookfield Property Group, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281.

        John Stinebaugh—John Stinebaugh is a Managing Partner and Chief Operating Officer of Acquisition Sub, a Managing Partner of BAM and Chief Operating Officer of Brookfield Property Group. Previously, Mr. Stinebaugh was the Chief Financial Officer of Brookfield Infrastructure Group. Mr. Stinebaugh's principal business address is c/o Brookfield Property Group, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281.

        Bryan Davis—Bryan Davis is a Managing Partner and Chief Financial Officer of Acquisition Sub and a Managing Partner and Chief Financial Officer of BPY. Previously, Mr. Davis was the Chief Financial Officer of Brookfield Office Properties. Mr. Davis' principal business address is c/o Brookfield Property Group, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281.

  The Brookfield Filing Persons

  BAM

        Brookfield Asset Management, Inc. is an Ontario corporation formed for the purpose of owning and operating assets on behalf of shareholders and third party clients with a focus on property, renewable energy, infrastructure and private equity. BAM is managed by a board of directors. Additionally, each of the Parent Parties and the other Brookfield Filing Persons is an affiliate of BAM.

  The Exchange Parties

        Brookfield Retail Holdings VII LLC is a Delaware limited liability company. Brookfield Asset Management Private Institutional Capital Adviser US, LLC, which we refer to as BAMPIC, a Delaware limited liability company, is the managing member of Brookfield Retail Holdings VII LLC.

        New Brookfield Retail Holdings R2 LLC is a Delaware limited liability company that is managed by a board of managers.

        Brookfield BPY Retail Holdings II LLC is a Delaware limited liability company that is managed by a board of managers.

        Brookfield Retail Holdings III Sub II LLC is a Delaware limited liability company. BAMPIC is the managing member of Brookfield Retail Holdings III Sub II LLC.

        Brookfield Retail Holdings II Sub II LLC is a Delaware limited liability company. BAMPIC is the managing member of Brookfield Retail Holdings II Sub II LLC.

        Brookfield Retail Holdings IV-A Sub II LLC is a Delaware limited liability company is a holding company. BAMPIC is the managing member of Brookfield Retail Holdings IV-A Sub II LLC.

        Brookfield Retail Holdings IV-B Sub II LLC is a Delaware limited liability company. BAMPIC is the managing member of Brookfield Retail Holdings IV-B Sub II LLC.

        Brookfield Retail Holdings IV-C Sub II LLC is a Delaware limited liability company. BAMPIC is the managing member of Brookfield Retail Holdings IV-C Sub II LLC.

        Brookfield Retail Holdings IV-D Sub II LLC is a Delaware limited liability company. BAMPIC is the managing member of Brookfield Retail Holdings IV-D Sub II LLC.

        Each of the Exchange Parties was formed as a holding company for the purpose of making investments in real estate.

  The Guarantors

        Brookfield Strategic Real Estate Partners II-A L.P. is a Delaware limited partnership. Brookfield Strategic Real Estate Partners II GP L.P. is the general partner of Brookfield Strategic Real Estate Partners II-A L.P.

        Brookfield Strategic Real Estate Partners II-A (ER) L.P. is a Delaware limited partnership. Brookfield Strategic Real Estate Partners II GP L.P. is the general partner of Brookfield Strategic Real Estate Partners II-A (ER) L.P.

        Brookfield Strategic Real Estate Partners II-B L.P. is a Delaware limited partnership. Brookfield Strategic Real Estate Partners II GP L.P. is the general partner of Brookfield Strategic Real Estate Partners II-B L.P.

        Brookfield Strategic Real Estate Partners II-C L.P. is a Delaware limited partnership. Brookfield Strategic Real Estate Partners II GP L.P. is the general partner of Brookfield Strategic Real Estate Partners II-C L.P.

        Brookfield Strategic Real Estate Partners II-C (ER) L.P. is a Delaware limited partnership. Brookfield Strategic Real Estate Partners II GP L.P. is the general partner of Brookfield Strategic Real Estate Partners II-C (ER) L.P.

        Brookfield Strategic Real Estate Partners BPY Borrower L.P. is a Delaware limited partnership. Brookfield Strategic Real Estate Partners II GP L.P. is the general partner of Brookfield Strategic Real Estate Partners BPY Borrower L.P.

        The Guarantors were collectively formed as a private investment fund for the purpose of making investments in real estate.

        The business address and telephone number for each of the Parent Parties is c/o Brookfield Property Group, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281, telephone number (212) 417-7000.

        Set forth below for each member of the board of managers of New Brookfield Retail Holdings R2 LLC and Brookfield BPY Retail Holdings II LLC, each member of the board of directors of BAM and each executive officer of BAM is his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of such person.

        Terry Gittens—Terry Gittens is a member of the board of managers of New Brookfield Retail Holdings R2 LLC and Brookfield BPY Retail Holdings II LLC. During the past five years, Ms. Gittens has been the Chief Financial Officer of Brookfield International Bank Inc. Ms. Gittens' principal business address is c/o Brookfield International Bank, Cedar Court, Wildley Business Park, Wildey St. Michael BB 14006, Barbados. Ms. Gittens is a citizen of Barbados.

        Gregory McConnie—Gregory McConnie is a member of the board of managers of New Brookfield Retail Holdings R2 LLC and Brookfield BPY Retail Holdings II LLC. Mr. McConnie is the President & Chief Executive Officer of Brookfield International Bank Inc., and, prior to 2012, Mr. McConnie held various positions with Imagine Insurance Company Limited, a global reinsurance company and a BAM affiliate. Mr. McConnie's principal business address is c/o Brookfield International Bank, Cedar Court, Wildley Business Park, Wildey St. Michael BB 14006, Barbados. Mr. McConnie is a citizen of Barbados.

        M. Elyse Allan, C.M.—Elyse Allan is an independent director of BAM. During the past five years, Ms. Allan has been the President and Chief Executive Officer of General Electric Canada Company Inc. and Vice-President of General Electric Co., a global digital industrial company. Ms. Allan's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Ms. Allan is a citizen of the United States.

        Jeffrey M. Blidner—Jeffrey Blidner is an affiliated director of BAM. Mr. Blidner is also a Senior Managing Partner of BAM, responsible for strategic planning as well as transaction execution. BAM is a global alternative asset manager with approximately $225.0 billion in assets under management with over a 100-year history of owning and operating assets with a focus on property, renewable power, infrastructure and private equity. He is also the Chief Executive Officer of BAM's Private Funds Group, a director of the Company, Canary Wharf Group PLC, Brookfield Infrastructure Partners and BPY and Chairman of Brookfield Business Partners and Brookfield Renewable Energy Partners. Mr. Blidner's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Blidner is a citizen of Canada.

        Angela F. Braly—Angela Braly is an independent director of BAM and the former Chair, President and Chief Executive Officer of WellPoint Inc. (now known as Anthem Inc.), a health benefits company. Ms. Braly's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Ms. Braly is a citizen of the United States.

        Jack L. Cockwell—Jack Cockwell is an affiliated director of BAM. During the past five years, Mr. Cockwell has been a corporate director. Mr. Cockwell's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Cockwell is a citizen of Canada.

        Marcel R. Coutu—Marcel Coutu is an independent director of BAM and the former President and Chief Executive Officer of Canadian Oil Sands Limited, the largest investor in the Syncrude Joint

Venture. Mr. Coutu's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Coutu is a citizen of Canada.

        J. Bruce Flatt—Bruce Flatt is Chief Executive Officer, Senior Managing Partner and an affiliated director of BAM. Mr. Flatt's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Flatt is a citizen of Canada.

        Robert J. Harding, C.M., F.C.A.—Robert Harding is an affiliated director of BAM and the former Chairman of BAM. Mr. Harding's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Harding is a citizen of Canada.

        Maureen Kempston Darkes, O.C., O.Ont.—Maureen Kempston Darkes is an independent director of BAM. During the past five years, Ms. Kempston Darkes has been a corporate director and is the former President of Latin America, Africa and Middle East, General Motors Corporation, a motor vehicle manufacturer. Ms. Darkes' principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Ms. Kempston Darkes is a citizen of Canada.

        David W. Kerr—David Kerr is an affiliated director of BAM. During the past five years, Mr. Kerr has been the Chairman of Halmont Properties Corp., a real estate company. Mr. Kerr's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Kerr is a citizen of Canada.

        Philip B. Lind, C.M.—Philip Lind is an independent director of BAM. During the past five years, Mr. Lind has been the Co-Founder, Vice Chairman and Director of Rogers Communications Inc., a diversified communications company. Mr. Lind's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Lind is a citizen of Canada.

        The Honourable Frank J. McKenna, P.C., O.C., O.N.B.—Frank McKenna is an independent director of BAM and the Chair of the Board of the Directors. During the past five years, Mr. McKenna has also been the Deputy Chair of TD Bank Group, a financial institution. Mr. McKenna's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. McKenna is a citizen of Canada.

        Youssef A. Nasr—Youssef Nasr is an independent director of BAM. During the past five years, Mr. Nasr has been a corporate director and is the former Chairman and CEO of HSBC Middle East Ltd. and former President of HSBC Bank Brazil, a financial institution. Mr. Nasr's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Nasr is a citizen of the United States.

        Lord O'Donnell—Lord O'Donnell is an affiliated director of BAM. Lord O'Donnell is the Chairman of Frontier Economics, a microeconomics consultancy, and senior advisor to BAM in Europe. Prior to 2011, he served as the Cabinet Secretary and head of the British Civil Service. Lord O'Donnel's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Lord O'Donnell is a citizen of the United Kingdom.

        Seek Ngee Huat—Seek Ngee Huat is an independent director of BAM. N.H. Seek is the former Chairman of the Latin American Business Group, Government of Singapore Investment Corporation, a sovereign wealth fund. Prior to 2011, he was President of GIC Real Estate Pte Ltd. N.H. Seek's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. N.H. Seek is a citizen of Singapore.

        Diana L. Taylor—Diana Taylor is an independent director of BAM. During the past five years, Ms. Taylor has been the Vice Chair of Solera Capital LLC, a mid-market private equity and venture capital investment firm. Ms. Taylor's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Ms. Taylor is a citizen of the United States.

        George S. Taylor—George Taylor is an independent director of BAM. During the past five years, Mr. Taylor has been a corporate director. Mr. Taylor's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Taylor is a citizen of Canada.

        Richard Clark—Richard Clark is a Senior Managing Partner of BAM. Mr. Clark is also the Chairman of Brookfield Property Group and BPY, and a director of the Company. Mr. Clark has been with BAM and its predecessors since 1984 in various senior roles, including Chief Executive Officer of Brookfield Property Group from 2009 to 2015, Chief Executive Officer of BPY since its formation in 2013 to 2015 and President and Chief Executive Officer of Brookfield Office Properties from 2002 to 2012. Mr. Clark serves as a director on several of BAM's real estate affiliate company boards, including Canary Wharf Group PLC and General Growth Properties, Inc. ("GGP"). Mr. Clark's principal business address is c/o Brookfield Property Group, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. Mr. Clark is a citizen of the United States.

        Brian Kingston—Brian Kingston is a Senior Managing Partner of BAM. Mr. Kingston is also the Chief Executive Officer of Brookfield Property Group and BPY, and a director of the Company. Mr. Kingston has held various senior management positions within BAM and its affiliates, including as the Chief Executive Officer of Brookfield Office Properties Australia from January 2011 to December 2012, the Chief Executive Officer of Prime Infrastructure Holdings Ltd. from March 2010 to December 2010 and the Chief Financial Officer of Brookfield Multiplex from January 2008 to March 2010. Prior to joining BAM in 2001, Mr. Kingston worked for Ernst & Young in Audit and Advisory Services. Overall, Mr. Kingston has over 16 years of real estate experience. Mr. Kingston's principal business address is c/o Brookfield Property Group, Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. Mr. Kingston is a citizen of Canada.

        Brian Lawson—During the past five years, Brian Lawson has been a Senior Managing Partner and Chief Financial Officer of BAM. Mr. Lawson's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Lawson is a citizen of Canada.

        Cyrus Madon—During the past five years, Cyrus Madon has been a Senior Managing Partner of BAM. Mr. Madon's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Madon is a citizen of Canada.

        Samuel J.B. Pollock—During the past five years, Samuel J.B. Pollock has been a Senior Managing Partner of BAM. Mr. Pollock's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Pollock is a citizen of Canada.

        Sachin Shah—Sachin Shah is a Senior Managing Partner of BAM, and, prior to 2014, Mr. Shah was a Managing Partner of BAM. Mr. Shah's principal business address is c/o Brookfield Asset Management Inc., 1818 Bay Street, Suite 300, M5J 2T3, Toronto, ON. Mr. Shah is a citizen of Canada.

        During the past five years, none of the Brookfield Filing Persons and none of the individuals listed above have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). During the past five years, none of the Brookfield Filing Persons and none of the individuals listed above have been party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the

SEC's Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Section of the SEC. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        The Company will make available a copy of its public reports, without charge, upon written request to Susan Elman, Rouse Properties, Inc. 1114 Avenue of the Americas, Suite 2800, New York, NY 10036. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Common Stock entitled to vote at the Special Meeting. In order to ensure timely delivery of such documents prior to the Special Meeting, any such request should be made promptly to the Company. A copy of any exhibit may be obtained upon written request by a stockholder (for a fee limited to the Company's reasonable expenses in furnishing such exhibit) to Susan Elman, Rouse Properties, Inc. 1114 Avenue of the Americas, Suite 2800, New York, NY 10036.

        Because the Merger is a "going private" transaction, the Company, Parent, the Exchange Parties and the Guarantors have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC. We urge you to read the entire Schedule 13E-3 carefully, including the exhibits, in connection with your consideration of the Merger.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting (except with respect to any reference in such document to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995):

  •
  Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2015, filed March 8, 2016.

  •
  Current Reports on Form 8-K, filed January 19, 2016, February 1, 2016, February 29, 2016 and February 29, 2016.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [    •    ], 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

BSREP II RETAIL POOLING LLC,

BSREP II RETAIL HOLDINGS CORP.,

ROUSE PROPERTIES, INC.

and

THE GUARANTORS (AS DEFINED HEREIN)
(each solely for purposes of Section 9.14 and the other provisions of Article IX)

Dated as of February 25, 2016

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 25, 2016, by and among BSREP II Retail Pooling LLC, a Delaware limited liability company ("Parent"), BSREP II Retail Holdings Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"), Rouse Properties, Inc., a Delaware corporation (the "Company"),and, solely for purposes of Section 9.14 and the other provisions of Article IX, Brookfield Strategic Real Estate Partners II-A L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-A (ER) L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-B L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C (ER) L.P., a Delaware limited partnership, and Brookfield Strategic Real Estate Partners BPY Borrower L.P., a Delaware limited partnership (collectively, the "Guarantors").

W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent's willingness to enter into this Agreement, certain holders of Company Shares (the "Voting Parties") have entered into a voting agreement (the "Voting Agreement") with the Company, pursuant to which the Voting Parties have agreed to, among other things, vote in favor of the adoption of this Agreement, upon the terms and subject to the conditions set forth therein;

        WHEREAS, concurrently with the execution of this Agreement, the Voting Parties and the Company have entered into that certain Exchange Agreement (as defined herein), pursuant to which the Company has agreed to exchange Company Shares (as defined herein) held by the Voting Parties into shares of Company Preferred Stock (as defined herein) prior to the Merger Closing (as defined herein) (the "Exchange"), in accordance with the terms thereof;

        WHEREAS, following the consummation of the Exchange, the parties shall consummate the Requested Transactions (as defined herein);

        WHEREAS, immediately following, and subject to, the consummation of the Requested Transactions, the Company shall declare the Closing Dividend (as defined herein);

        WHEREAS, following the completion of the Exchange and the Requested Transactions and the declaration of the Closing Dividend, and upon the terms and subject to the conditions of this Agreement, Acquisition Sub shall be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a subsidiary of Parent;

        WHEREAS, the board of directors of the Company (the "Company Board"), acting upon the unanimous recommendation of a committee of the Company Board consisting only of independent and disinterested directors of the Company (the "Special Committee") has unanimously (excluding the Affiliated Directors) (i) determined that the Transaction Agreements and the Transactions are advisable and in the best interests of the Company and its stockholders (the "Company Stockholders"), (ii) approved the execution, delivery and performance of the Transaction Agreements and the consummation of the Transactions and (iii) resolved to recommend adoption of this Agreement by the Company Stockholders;

        WHEREAS, the Managing Shareholder of Parent has (i) approved this Agreement, the Merger and the other Transactions and (ii) determined that the terms of the Merger and the other Transactions are fair to and in the best interests of Parent and its shareholders, and the Board of Directors of Acquisition Sub has approved this Agreement and declared it advisable for Acquisition Sub to enter into this Agreement and to consummate the Transactions; and

        WHEREAS, Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transaction Agreements and the Transactions and to prescribe certain conditions with respect to the consummation of the Transactions.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Acquisition Sub and the Company hereby agree as follows:

ARTICLE I
DEFINITIONS & INTERPRETATIONS

        Section 1.01.    Certain Definitions.     For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

        "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent, Acquisition Sub or their respective Affiliates) to engage in an Acquisition Transaction.

        "Acquisition Transaction" shall mean any transaction or series of related transactions (other than the Transactions) involving: (i) any direct or indirect purchase or other acquisition by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), whether from the Company and/or any other Person(s), of Company Capital Stock representing more than 20% of the Company Capital Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such Person or "group" beneficially owning more than 20% of the Company Capital Stock outstanding after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act) of more than 20% of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition); (iii) any merger, consolidation, business combination, share exchange or other similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction, would hold, directly or indirectly, Company Capital Stock representing more than 20% of the Company Capital Stock outstanding after giving effect to the consummation of such transaction; (iv) a liquidation, dissolution or other winding up of the Company; (v) any transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, more than 20% of the Company Capital Stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than 20% of the voting power of the Company; or (vi) any combination of the foregoing.

        "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person; provided, that, for purposes of this Agreement, (a) none of the Company or its Subsidiaries shall be deemed to be an Affiliate of any of Parent, Acquisition Sub, the Voting Parties, the Guarantors or any of their respective Affiliates (other than the Company and its Subsidiaries), and (b) none of Parent, Acquisition Sub, the Voting Parties, any of the Guarantors or any of their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed to be an Affiliate of any of the Company or its Subsidiaries. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

        "Affiliated Directors" shall mean Richard Clark, Jeffrey Blidner and Brian Kingston.

        "Aggregate Dividend Per Share Amount" shall mean the Closing Dividend Per Share Amount plus the dollar amount per share of any other dividends or other distributions declared with respect to the Company Shares between the date hereof and the Effective Time (including, for the avoidance of doubt, any REIT Qualification Dividend).

        "Business Day" shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

        "Class B Common Stock" shall mean the Class B common stock, par value $0.01, of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company Balance Sheet" shall mean the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2015 set forth in the Company's Quarterly Report on Form 10-Q filed by the Company with the SEC for the fiscal quarter ended September, 2015.

        "Company Balance Sheet Date" shall mean September 30, 2015.

        "Company Capital Stock" shall mean Company Shares and Company Preferred Stock, if any.

        "Company Common Stock" shall mean the common stock, par value $0.01, of the Company.

        "Company Intellectual Property" means Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, including the Registered Intellectual Property listed on Section 3.16(a) of the Company Disclosure Letter.

        "Company Material Adverse Effect" shall mean any change, effect, event, occurrence or development, individually or in the aggregate, that has had or would reasonably be expected to have a material adverse effect on (a) the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole provided, that none of the following shall constitute or contribute to a Company Material Adverse Effect: (i) effects resulting from changes in the economy, political or regulatory conditions, prevailing interest rates or financial, securities or currency markets generally in the United States or that are the result of acts of war or terrorism; (ii) effects resulting from changes that are the result of factors generally affecting the industries or markets in which the Company and its Subsidiaries operate; (iii) effects resulting from changes in GAAP or rules and policies of the Public Company Accounting Oversight Board or changes in applicable Law or changes in interpretations of applicable Law; (iv) effects resulting from the announcement, execution, delivery, consummation or pendency of the Transactions or the disclosure by Parent or any of its Affiliates of its future plans with respect to the conduct of, or intentions for, the business of the Company following the Closing (including, for the avoidance of doubt, (A) any loss of revenue or earnings, or (B) the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, suppliers, tenants or business partners, in each case solely to the extent resulting from such public announcement or pendency) or any litigation relating to this Agreement or the Transactions; (v) any effect relating to fluctuations in the value of any currency; (vi) the existence, occurrence, worsening or continuation of any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional war, act of terrorism or other calamity; (vii) any failure to meet projections (but the underlying causes thereof may constitute or contribute to a Company Material Adverse Effect if not otherwise excluded from this definition); (viii) declines in the trading prices of Company Common Stock (but the underlying causes thereof may constitute or contribute to a Company Material Adverse Effect if not otherwise excluded from this definition) and (ix) actions taken or not taken at the written request of Parent; provided, further, that effects resulting from any matters referred to in clause "(i)", "(ii)", "(iii)", "(v)" or "(vi)" shall not be excluded to the extent they have a disproportionate adverse effect on the Company and its Subsidiaries compared to other companies operating in the industry in which the Company and its Subsidiaries operate; or (b) the ability of the Company to consummate the Transactions.

        "Company Options" shall mean any options to purchase Company Shares outstanding under any of the Company Stock Plans.

        "Company Preferred Stock" shall mean the shares of preferred stock of the Company, par value $0.01 per share.

        "Company Properties" shall mean, collectively, the Owned Real Property and the Leased Real Property.

        "Company Registered Intellectual Property" shall mean all of the registered Intellectual Property owned by, filed in the name of, or applied for by the Company or any of its Subsidiaries.

        "Company Restricted Stock" shall mean Company Shares subject to vesting or forfeiture conditions.

        "Company Shares" shall mean the shares of Company Common Stock and the shares of the Class B Common Stock.

        "Company Stock Plans" shall mean the 2012 Equity Incentive Plan and any other compensatory equity plans or Contracts of the Company.

        "Contract" shall mean any binding written agreement, contract, subcontract, note, bond, mortgage, indenture, lease, sublease, license, sublicense, understanding, arrangement, instrument or other legally binding written agreement.

        "Credit Agreement" shall mean that certain Secured Credit Agreement, dated as of November 22, 2013, by and among the Company, Keybank National Association, as administrative agent, and the other parties thereto.

        "Delaware Law" shall mean the DGCL and any other applicable law (including common law) of the State of Delaware.

        "DGCL" shall mean the General Corporation Law of the State of Delaware.

        "Environmental Law" shall mean any and all applicable Laws relating to (i) pollution, (ii) the protection of the environment (including ambient air, indoor air, surface water, groundwater, soil, substrata or land), human health, flora, fauna, or natural resources, (iii) exposure of any individual to Hazardous Substances or (iv) otherwise relating to the production, use, emission, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances or the investigation, clean-up, removal or other remediation thereof.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        "GAAP" shall mean generally accepted accounting principles, as applied in the United States.

        "Governmental Authority" shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial and whether local or foreign.

        "Hazardous Substance" shall mean any substance, material or waste that is characterized or regulated under any Environmental Law as "hazardous," "pollutant," "contaminant," "toxic," "carcinogenic" or words of similar meaning or effect, including petroleum and petroleum products, polychlorinated biphenyls, mold, urea formaldehyde, radon gas, radioactive materials and asbestos.

        "Indebtedness" shall mean, with respect to any Person, without duplication, as of the date of determination (i) all obligations of such Person for borrowed money, including accrued and unpaid interest, and any prepayment fees or penalties, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (including any potential future earn-out, purchase price adjustment, release of "holdback" or similar payment, but excluding obligations of such Person incurred in the ordinary course of business consistent with past practice), (iv) all lease obligations of such Person capitalized on the books and records of such Person in accordance with GAAP, (v) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangement (valued at the termination value thereof), (vi) all letters of credit or performance of bonds issued for the account of such Person, to the extent drawn upon, (vii) all obligations of any other Person described in (i) through (vi) of this definition secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby has been assumed, and (viii) all guarantees and keepwell arrangements of such Person of any obligations of any other Person described in (i) through (vii) of this definition.

        "Intellectual Property" shall mean all right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) published and unpublished works of authorship, including audiovisual works, collective works, computer programs (including all source code and object code) and all other technology, compilations, databases, derivative works, literary works, maskworks, and sound recordings; (ii) inventions and discoveries, including articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items; (iii) words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including logos, product designs and product features; (iv) information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including trade secrets, algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques; (v) internet domain names and numbers; and (vi) other matters that may be protected by intellectual, industrial or intangible property rights.

        "Intervening Event" a material event, development or change in circumstances occurring or arising after the date of this Agreement that relates to and is material to the Company (but does not relate to any Acquisition Proposal) that was not known to the Company on the date of this Agreement, which event, development or change in circumstance, or any material consequences thereof, becomes known to the Company prior to the adoption of this Agreement by the approvals contemplated by Section 7.01(a) and did not result from or arise out of the announcement or pendency of this Agreement; provided, however, that in no event shall any change in, or event or condition generally affecting, the industry in which the Company and its Subsidiaries operate that has not had or would not reasonably be expected to have a disproportionate effect on the Company constitute an Intervening Event.

        "IRS" shall mean the United States Internal Revenue Service or any successor thereto.

        "Knowledge" of the Company, with respect to any matter in question, shall mean the knowledge after reasonable inquiry of the Company's senior executive officers and all other officers, if any, having responsibility relating to the applicable matter.

        "Law" shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

        "Leased Real Property" shall mean the real property underlying the Lessee Leases.

        "Legal Proceeding" shall mean any action, lawsuit, litigation, arbitration, proceeding (including civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination, investigation commenced, brought or conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

        "Lessee Leases" shall mean all existing leases, subleases or other written occupancy arrangements (including all amendments, modifications, supplements, renewals, exercise of options and extensions related thereto) under which the Company or any of its Subsidiaries uses or occupies or has the right to occupy, now or in the future, any real property.

        "Lessor Leases" shall mean all leases, subleases or other arrangements under which the Company or any of its Subsidiaries is a party as lessor or sublessor (including all amendments, modifications, supplements, renewals, exercise of options and extensions related thereto) with respect to each of the real property owned, leased or used by the Company or any of its Subsidiaries.

        "Liabilities" shall mean any debt, duty, liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, duty, liability, obligation or commitment is immediately due and payable).

        "Lien" shall mean any lien, pledge, easement, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "NYSE" shall mean the New York Stock Exchange.

        "Operating Partnership" means Rouse Properties, LP, a Delaware limited partnership.

        "Order" shall mean any order, judgment, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

        "Permitted Liens" shall mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP; (ii) mechanics, carriers', workmen's, warehouseman's, repairmen's, materialmen's or other Liens that are not yet due or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP; (iii) Liens imposed by applicable Law (other than Tax Law); (iv) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (vi) minor defects, imperfections or irregularities in title, easements, covenants and rights of way of record and other similar restrictions, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use, or materially detract from the value, of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) statutory, common law or contractual liens of landlords for amounts not yet due and payable; (viii) Liens described in Section 1.01 of the Company Disclosure Letter, (ix) all Liens and other matters disclosed in the Company Title Insurance Policies, (x) easements, rights of way, restrictions, restrictive covenants, encroachments, protrusions and other similar encumbrances affecting real property assets which are not violated by the current or intended use of the applicable real property and do not materially detract from the value of the real property subject thereto or materially impair the intended use thereof, (xi) rights of tenants, sub-tenants and sub-sub-tenants under Lessor Leases, (xii) Liens of collecting banks and other rights of setoff, bankers liens or similar liens relating to deposits or securities accounts in favor of banks, depository institutions and securities intermediaries, and (xiii) Liens arising from precautionary UCC filings statements regarding equipment or similar asset leases or licenses.

        "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

        "Personal Information" means, in addition to any definition provided by the Company for any similar term (e.g., "personally identifiable information" or "PII") in any Company privacy policy or other public-facing statement, all information that identifies, allows identification of or is otherwise identifiable with an individual, including name, physical address, telephone number, email address, financial account number or government-issued identifier (including Social Security number and driver's license number), date of birth, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data), together with other information to the extent collected and associated by the Company with such individual, as so associated, which may include (to the extent collected and associated by the Company with such individual, as so associated): (a) information that is created, maintained, or accessed by an individual (e.g., videos, audio or individual contact information); (b) any data regarding an individual's activities online or on a mobile device or other application (e.g., searches conducted, web pages or content visited or viewed); and (c) Internet Protocol addresses, unique device identifiers or other persistent identifiers. Personal Information may relate to any individual, including a current, prospective or former customer or employee of any Person. Personal Information includes the foregoing information in any form, including paper, electronic and other forms.

        "Privacy Laws" shall mean all Laws governing the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disclosure or transfer of Personal Information.

        "REIT" shall mean a "real estate investment trust" within the meaning of Sections 856 through 860 of the Code.

        "Registered Intellectual Property" shall mean all Intellectual Property that is the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any Governmental Authority in any jurisdiction.

        "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

        "SEC" shall mean the United States Securities and Exchange Commission or any successor thereto.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

        "Series I Certificate of Designations" means the Certificate of Designation of Preferences of Series I Preferred Stock of the Company in the form attached as Exhibit B to the Exchange Agreement.

        "Significant Subsidiary" means any Subsidiary of the Company that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

        "Subsidiary" of any Person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such limited liability company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership or has the power to direct the policies, management and affairs thereof.

        "Superior Proposal" shall mean any bona fide written Acquisition Proposal for an Acquisition Transaction, on its most recently amended or modified terms, if amended or modified, that the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable from a financial point of view to the Company Stockholders (in their capacity as such) than the Transactions taking into account at the time of determination all available information regarding such Acquisition Proposal (including relevant legal, financial and regulatory aspects of such Acquisition Proposal), any changes to the terms of this Agreement that as of that time had been proposed by Parent and the ability of the Person making such Acquisition Proposal to consummate the transactions contemplated by such Acquisition Proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals); provided, however, that for purposes of the reference to an "Acquisition Proposal" in this definition of a "Superior Proposal," all references to "more than 20%" in the definition of "Acquisition Transaction" shall be deemed to be references to "a majority".

        "Tax" shall mean (i) all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, net worth, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, goods and services, occupancy, transfer and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and (ii) any liability in respect of items described in clause (i) payable by reason of contract, assumption, transferee liability, operation of Law or Treasury Regulations Section 1.1502-6 (or any similar provision of Law).

        "Tax Returns" means all returns and reports (including amendments, elections, declarations, disclosures, schedules, estimates, claims for refunds and information returns) supplied or required to be supplied to a Tax authority relating to Taxes.

        "Transaction Agreements" means this Agreement and the Exchange Agreement.

        "Transactions" means the Merger, the Exchange, the Requested Transactions and the other transactions contemplated by the Transaction Agreements; provided, that, solely for purposes of Article III, unless otherwise expressly set forth therein, reference to the Transactions shall exclude all of the Requested Transactions other than a sale of all or substantially all the partnership interests held by the Company in the Operating Partnership.

        "Triggering Event" shall mean the occurrence of (a) a Company Board Recommendation Change; (b) the Company failing to include in the Proxy Statement the Company Board Recommendation; (c) an Acquisition Proposal having been publicly announced and, after a request by Parent, the Company failing to issue a press release that reaffirms unanimously the Special Committee's recommendation of the Transaction Agreements and the Transactions, within five (5) Business Days (or, if earlier, prior to the Company Stockholders Meeting) after such Acquisition Proposal is publicly announced; provided, that the press release may indicate, if applicable, that the Special Committee continues to evaluate such Acquisition Proposal in a manner consistent with the terms of this Agreement; or (d) the Company or any Representative of the Company having breached any of the provisions set forth in Section 5.02 or Section 6.02(b) in any material respect.

        Section 1.02.    Additional Definitions.     The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
1031 Exchange	Section 3.17(m)
1033 Involuntary Conversion	Section 3.17(m)
Acceptable Confidentiality Agreement	Section 5.02(b)
Acquisition Proposal	Section 1.01
Acquisition Sub	Recitals
Acquisition Transaction	Section 1.01
Affiliate	Section 1.01
Aggregate Dividend Per Share Amount	Section 1.01
Agreement	Recitals
Assets	Section 3.14
BAM	Section 4.06
BofA Merrill Lynch	Section 3.25
Business Day	Section 1.01
Cancelled Company Shares	Section 2.07(a)(ii)
Capitalization Date	Section 3.06(a)
Certificate of Merger	Section 2.02
Certificates	Section 2.08(c)
Class B Common Stock	Section 1.01
Closing Dividend	Section 2.03(c)
Closing Dividend Amount	Section 2.03(c)
Closing Dividend Per Share Amount	Section 2.03(c)
Code	Section 1.01
Collective Bargaining Agreement	Section 3.19(a)
Company	Recitals
Company Balance Sheet	Section 1.01
Company Balance Sheet Date	Section 1.01
Company Benefit Plans	Section 3.18(a)
Company Board	Recitals
Company Board Recommendation	Section 3.02
Company Board Recommendation Change	Section 5.02(d)
Company Board Recommendation Notice	Section 5.02(g)
Company Capital Stock	Section 1.01
Company Common Stock	Section 1.01
Company Disclosure Letter	Article III
Company ESPP	Section 2.07(f)

Term	Section Reference
Company Intellectual Property	Section 1.01
Company Material Adverse Effect	Section 1.01
Company Options	Section 1.01
Company Preferred Stock	Section 1.01
Company Properties	Section 1.01
Company Registered Intellectual Property	Section 1.01
Company Related Parties	Section 8.03(c)
Company Restricted Stock	Section 1.01
Company SEC Reports	Section 3.08
Company Securities	Section 3.06(c)
Company Series I Preferred Stock	Section 3.06(a)
Company Shares	Section 1.01
Company Stock Plans	Section 1.01
Company Stockholder Meeting	Section 3.02
Company Stockholders	Recitals
Company Title Insurance Policy	Section 3.13(e)
Competing Acquisition Transaction	Section 8.03(b)(ii)
Competing Proposal	Section 5.02(b)
Confidentiality Agreement	Section 9.04
Consent	Section 3.05
Continuing Employees	Section 6.08(a)
Contract	Section 1.01
Credit Agreement	Section 1.01
Delaware Law	Section 1.01
DGCL	Section 1.01
Dissenting Company Shares	Section 2.07(c)(i)
Effective Time	Section 2.02
Enforceability Limitations	Section 3.02
Environmental Law	Section 1.01
ERISA	Section 1.01
Exchange	Recitals
Exchange Act	Section 1.01
Exchange Agreement	Section 2.03
Exchange Closing	Section 2.03(a)
Exchange Effective Time	Section 2.03(a)
Exchange Fund	Section 2.08(b)
Expenses	Section 8.03(a)
Fraud and Bribery Laws	Section 3.21(b)
GAAP	Section 1.01
Governmental Authority	Section 1.01
Guarantor	Recitals
Hazardous Substance	Section 1.01
Indebtedness	Section 1.01
Indemnified Parties	Section 6.07(a)
Intellectual Property	Section 1.01
Intellectual Property	Section 1.01
Intervening Event	Section 1.01
IRS	Section 1.01
IT Systems	Section 3.16(f)
Knowledge	Section 1.01

Term	Section Reference
Law	Section 1.01
Leased Real Property	Section 1.01
Legal Proceeding	Section 1.01
Lessee Leases	Section 1.01
Lessor Leases	Section 1.01
Liabilities	Section 1.01
Lien	Section 1.01
Material Contract	Section 3.12(a)
Merger	Recitals
Merger Closing	Section 2.03(d)
Merger Closing Date	Section 2.03(d)
Merger Consideration	Section 2.07(a)(i)
New Plans	Section 6.08(b)
Non-Cancelled Company Shares	Section 2.07(a)(ii)
Notice Period	Section 5.02(h)
NYSE	Section 1.01
Old Plans	Section 6.08(b)
Operating Partnership	Section 1.01
Option Consideration	Section 2.07(d)
Order	Section 1.01
Owned Real Property	Section 3.13(a)
Parent	Preamble
Payment Agent	Section 2.08(a)
Permits	Section 3.20
Permitted Liens	Section 1.01
Person	Section 1.01
Personal Information	Section 1.01
Privacy Laws	Section 1.01
Proxy Statement	Section 3.28
Registered Intellectual Property	Section 1.01
REIT	Section 1.01
REIT Qualification Dividend	Section 6.12(b)
Representatives	Section 5.02(a)
Requested Transactions	Section 6.13
Requested Transactions Closing	Section 2.03(b)
Requested Transactions Closing Date	Section 2.03(b)
Requisite Stockholder Approval	Section 3.03
Restricted Stock Consideration	Section 2.07(e)
Sarbanes-Oxley Act	Section 1.01
Schedule 13E-3	Section 3.28
SEC	Section 1.01
Securities Act	Section 1.01
Series I Certificate of Designations	Section 1.01
Significant Subsidiary	Section 1.01
Special Committee	Recitals
Subsidiary	Section 1.01
Subsidiary Securities	Section 3.07(c)
Superior Proposal	Section 1.01
Surviving Corporation	Section 2.01
Tail Period	Section 8.03(b)(ii)

Term	Section Reference
Tail Policy	Section 6.07(b)
Tax	Section 1.01
Tax Protection Agreement	Section 3.17(i)
Tax Returns	Section 1.01
Tax Sharing Agreement	Section 3.17(i)
Termination Date	Section 8.01(a)(ii)
Termination Fee	Section 8.03(b)(i)
Triggering Event	Section 1.01
Uncertificated Shares	Section 2.08(c)
Voting Agreement	Recitals
Voting Parties	Recitals

        Section 1.03.    Certain Interpretations.

          (a)   Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

          (b)   Unless otherwise indicated, the words "include," "includes" and "including," when used herein, shall be deemed in each case to be followed by the words "without limitation."

          (c)   The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

          (d)   Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

          (e)   Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (f)    References to "$" and "dollars" are to the currency of the United States of America.

          (g)   Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not "material" or a "Company Material Adverse Effect" under this Agreement.

          (h)   When used herein, the word "extent" and the phrase "to the extent" shall mean the degree to which a subject or other thing extends and such word or phrase shall not simply mean "if."

          (i)    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (j)    Any document, list or other item shall be deemed to have been "made available" to Parent for all purposes of this Agreement if such document, list or other item was (i) posted in the electronic data room established by the Company in connection with the Transactions, or otherwise made available to Parent or its Representatives, in each case, not less than 24 hours prior to the date of this Agreement or (ii) was made available on the SEC's public website or a physical or electronic copy thereof was delivered to Parent or its Representatives, in each case, not less than 24 hours prior to the date of this Agreement.

ARTICLE II

THE MERGER

        Section 2.01.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, the separate corporate existence of Acquisition Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."

        Section 2.02.    The Effective Time.     Upon the terms and subject to the conditions set forth in this Agreement, on the Merger Closing Date, Parent, Acquisition Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware following the consummation of the Exchange and the Requested Transactions and the declaration of the Closing Dividend. The Certificate of Merger shall provide that the Merger be effective upon the time of its filing (such time, or such other time as may be agreed in writing by Parent, Acquisition Sub and the Company and specified in the Certificate of Merger, being referred to herein as the "Effective Time").

        Section 2.03.    The Closing.

          (a)    The Exchange.    Concurrently with the execution of this Agreement, the Company and the Voting Parties have entered into an Exchange Agreement, attached hereto as Exhibit A (the "Exchange Agreement"). The consummation of the Exchange (the "Exchange Closing") will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 8:00 a.m. (Eastern time) (such time being referred to herein as the "Exchange Effective Time") on a date to be specified by the parties, but no later than the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII hereof and Section 3 of the Exchange Agreement (other than those conditions that, by their terms, are to be satisfied at the Exchange Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), and provided, that the Exchange Closing will not occur before July 15, 2016, without the consent of Parent, or at such other location, date and time as Parent, Acquisition Sub and the Company shall mutually agree in writing. The date upon which the Exchange Closing shall actually occur pursuant hereto and to the Exchange Agreement is referred to herein as the "Exchange Closing Date."

          (b)    The Requested Transactions.    The consummation of the Requested Transactions, including the declaration of the Closing Dividend (as defined below) (the "Requested Transactions Closing"), will (i) be subject to no conditions other than that the Exchange Closing shall have occurred as provided in Section 2.03(a) and (ii) take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 8:00 a.m. (Eastern time) in accordance with their terms and subject to, and on the first Business Day following, the Exchange Closing Date (the "Requested Transactions Closing Date").

          (c)    The Closing Dividend.    The Company shall declare a special dividend payable to the holders of record of Company Shares prior to the open of business on the Requested Transactions Closing Date (the "Closing Dividend") in an amount to be designated by Parent in writing to the Company at least five (5) Business Days prior to such date or, if the Company Board determines that a dividend in such amount cannot be lawfully declared, the maximum amount that can be lawfully declared (the "Closing Dividend Amount"). The amount of the Closing Dividend per Company Share shall be equal to the quotient that results from dividing the Closing Dividend Amount by the aggregate number of Company Shares (including Company Restricted Stock)

  outstanding prior to the open of business on the Requested Transactions Closing Date (such quotient the "Closing Dividend Per Share Amount"). For the avoidance of doubt, the Closing Dividend Per Share Amount shall not be payable with respect to Company Shares that are exchanged for shares of Company Series I Preferred Stock pursuant to the Exchange. Immediately following the declaration of the Closing Dividend, Parent shall deposit the Closing Dividend Amount (less the portion of the Closing Dividend Amount payable in respect of the Company Restricted Stock) with a paying agent for prompt payment to the holders of Company Shares.

          (d)    The Merger.    The consummation of the Merger (the "Merger Closing") will (i) be subject to no conditions other than that the Requested Transactions Closing shall have occurred as provided in Sections 2.03(b) and (c) and (ii) take place following the consummation of the Exchange and the Requested Transactions (including the declaration of the Closing Dividend) at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 8:00 a.m. (or such other time as may be agreed in writing by Parent, Acquisition Sub and the Company) on the first Business Day following the Requested Transactions Closing Date. The date upon which the Merger Closing shall actually occur pursuant hereto is referred to herein as the "Merger Closing Date."

        Section 2.04.    Effect of the Merger.     At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges and powers of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all Liabilities of the Company and Acquisition Sub shall become the Liabilities of the Surviving Corporation.

        Section 2.05.    Certificate of Incorporation and Bylaws.

          (a)    Certificate of Incorporation.    At the Effective Time, subject to the provisions of Section 6.07, the certificate of incorporation of the Company shall be amended and restated in its entirety as set forth on Exhibit B, and such amended and restated certificate of incorporation shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation (subject to the provisions of Section 6.07).

          (b)    Bylaws.    At the Effective Time, subject to the provisions of Section 6.07, the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws (subject to the provisions of Section 6.07).

        Section 2.06.    Directors and Officers.

          (a)    Directors.    At the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time shall become the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          (b)    Officers.    At the Effective Time, the officers of the Company immediately prior to the Effective Time shall become the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

        Section 2.07.    Effect on Capital Stock.

          (a)    Capital Stock.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of

  Parent, Acquisition Sub, the Company, or the holders of any of the following securities, the following shall occur:

            (i)    Company Shares.    Each Company Share that is issued and outstanding immediately prior to the Effective Time (other than (A) Cancelled Company Shares, (B) any Dissenting Company Shares and (C) Non-Cancelled Company Shares) shall be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to (x) $18.25 less (y) the Aggregate Dividend Per Share Amount (such remainder, the "Merger Consideration"), without interest thereon, upon the surrender of the certificate representing such Company Shares in the manner provided in Section 2.08 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.10). Each holder of a certificate previously representing any such Company Shares or Company Shares that are in non-certificated book-entry form shall thereafter cease to have any rights with respect to such securities, except the right to receive the consideration to which such holder may be entitled pursuant to this Section 2.07(a).

            (ii)    Excluded Company Shares.    Each Company Share owned by Parent, Acquisition Sub or the Company, in each case immediately prior to the Effective Time, including the Company Shares exchanged for shares of Company Series I Preferred Stock pursuant to the Exchange ("Cancelled Company Shares"), shall be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor. For the avoidance of doubt, all Company Shares exchanged for shares of Company Preferred Stock pursuant to the Exchange prior to the Effective Time shall not be converted into the right to receive the Merger Consideration. Each Company Share held by any Subsidiary of the Company ("Non-Cancelled Company Shares") will remain outstanding with appropriate adjustment to the number thereof to preserve the relative percentage interest in the Company represented by such shares.

            (iii)    Company Series I Preferred Stock.    Each share of Company Series I Preferred Stock that is outstanding immediately prior to the Effective Time shall be converted into 0.01 validly issued, fully paid and nonassessable shares of Series I preferred stock, par value $0.01, of the Surviving Corporation. Each certificate evidencing ownership of such shares of Company Series I Preferred Stock shall thereafter evidence ownership of the equivalent number of shares of Series I preferred stock of the Surviving Corporation.

            (iv)    Capital Stock of Acquisition Sub.    Each share of common stock, par value $0.01 per share, of Acquisition Sub that is outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Acquisition Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

          (b)    Adjustment to the Merger Consideration.    The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Shares), reclassification, recapitalization, combination, exchange of shares or other like change with respect to Company Shares occurring or with a record date during the period between the date of this Agreement and the Effective Time.

          (c)    Statutory Rights of Appraisal.

              (i)  Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are issued and outstanding immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly perfected their statutory rights of appraisal in respect of such Company Shares in accordance with Section 262 of the DGCL (collectively, "Dissenting Company Shares") shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.07(a). Such Company Stockholders shall be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Company Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL), except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Company Shares in the manner provided in Section 2.08.

             (ii)  The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company or its Representatives in respect of Dissenting Company Shares and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.08 to pay for Company Shares for which appraisal rights have been perfected shall be returned to Parent upon demand.

          (d)    Company Options.    Upon the terms and subject to the conditions set forth in this Agreement and without any action on the part of Parent, Acquisition Sub, the Company or any holder of such Company Option, (i) the vesting of each Company Option that remains outstanding as of immediately prior to the Effective Time shall be accelerated in full, (ii) each Company Option that remains outstanding as of immediately prior to the Effective Time shall be cancelled and terminated as of the Effective Time, and (iii) each holder of a Company Option shall cease to have any rights with respect thereto, except the right to be paid at or promptly after the Effective Time, subject to Section 2.08(e), in respect of each Company Option of such holder, an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Company Shares that were issuable upon exercise of such Company Option immediately prior to the Effective Time, by (y) the difference of (1) $18.25 and (2) the per share exercise price of such Company Option (such product, the "Option Consideration") (it being understood and agreed that such exercise price shall not actually be paid to the Company by the holder of a Company Option). For the avoidance of doubt, if the exercise price payable upon exercise of a Company Option equals or exceeds $18.25, such Company Option shall be cancelled for no consideration.

          (e)    Company Restricted Stock.    Upon the terms and subject to the conditions set forth in this Agreement and without any action on the part of Parent, Acquisition Sub, the Company or any holder of such Company Restricted Stock, each share of Company Restricted Stock (whether vested or unvested) that remains outstanding immediately prior to the Effective Time shall be cancelled and terminated as of the Effective Time, and for each share of Company Restricted Stock, a holder thereof shall be entitled to receive the Merger Consideration and the Aggregate Dividend Per Share Amount in accordance with Section 2.07(a)(i) and Section 9.03 of this Agreement, respectively (the "Restricted Stock Consideration").

          (f)    Company ESPP.    The Company shall, prior to the Effective Time, take all actions necessary to terminate the Company's 2014 Employee Stock Purchase Plan (the "Company ESPP") and all outstanding rights thereunder as of immediately prior to the Effective Time; provided, that from and after the date hereof, the Company shall take all actions necessary to (i) not commence a new offering period, (ii) ensure that no new participants be permitted into the Company ESPP and that the existing participants thereunder may not increase their elections with respect to the current offering period and (iii) provide notice to participants describing the treatment of the Company ESPP pursuant to this Section 2.07(f). Immediately prior to the Effective Time, any then outstanding offering period rights under the Company ESPP shall terminate and the Company shall distribute to each participant in the Company ESPP all of his or her accumulated payroll deductions with respect to the offering period then in effect (if any).

          (g)   The Company shall take all actions necessary to effect the transactions contemplated by Section 2.07(d) and Section 2.07(e) under all Company Option and Company Restricted Stock agreements and any other plan or arrangement of the Company, including delivering all required notices, obtaining any consents, making any amendments and passing resolutions of the Company Board or a committee thereof. Within three (3) Business Days after the Merger Closing, Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay (i) to each of the holders of Company Options, the applicable Option Consideration and (ii) to each of the holders of Company Restricted Stock, the applicable Restricted Stock Consideration, in each case, as promptly as practicable (and in no event later than the next regular payroll date) thereafter.

        Section 2.08.    Exchange of Certificates.

          (a)    Payment Agent.    Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the "Payment Agent").

          (b)    Exchange Fund.    At or prior to the Exchange Effective Time, Parent, on behalf of Acquisition Sub, shall deposit (or cause to be deposited) with the Payment Agent, for payment to the holders of Company Shares pursuant to the provisions of this Article II, an amount of cash equal to the aggregate consideration to which holders of Company Shares become entitled under this Article II (such cash amount being referred to herein as the "Exchange Fund"). Until disbursed in accordance with the terms and conditions of this Agreement, the Exchange Fund shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, only in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America. Any interest and other income resulting from such investments shall be paid to Parent. To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by this Article II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Payment Agent to make such payments contemplated by this Article II. Parent shall direct the Paying Agent to hold the Exchange Fund for the benefit of the holders of Company Shares and to make payments from the Exchange Fund in accordance with this Section 2.08. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to this Article II.

          (c)    Payment Procedures.    Promptly following the Effective Time, Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Company Shares and

  (ii) uncertificated Company Shares (the "Uncertificated Shares"), in each case, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.07 (A) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as the Company may reasonably specify) and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II. Upon surrender of Certificates for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Company Shares represented by such Certificates that were converted into the right to receive the Merger Consideration pursuant to Section 2.07, by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and such Certificates so surrendered shall forthwith be canceled. Upon receipt of an "agent's message" by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Company Shares represented by such holder's transferred Uncertificated Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.07 by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered shall forthwith be canceled. The Payment Agent shall accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Merger Consideration payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.08. Until so surrendered, outstanding Certificates and Uncertificated Shares (other than with respect to Non-Cancelled Shares) shall be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration (less any applicable withholding taxes payable in respect thereof), without interest thereon, payable in respect thereof pursuant to the provisions of this Article II.

          (d)    Transfers of Ownership.    If a transfer of ownership of Company Shares is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Share so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate or Uncertificated Shares is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Uncertificated Shares, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer taxes have been paid or are otherwise not payable.

          (e)    Required Withholding.    Each of the Payment Agent, Parent, the Surviving Corporation and their Affiliates shall be entitled to deduct and withhold from any amounts payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under applicable Laws. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (f)    No Liability.    Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of Company Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g)    Distribution of Exchange Fund to Parent.    Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is twelve months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Company Shares that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered their Certificates or Uncertificated Shares representing such Company Shares for exchange pursuant to the provisions of this Section 2.08 shall thereafter look for payment of the Merger Consideration payable in respect of the Company Shares represented by such Certificates or Uncertificated Shares solely to the Surviving Corporation, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to the provisions of this Article II. If any Certificate shall not have been surrendered immediately prior to such date on which the Merger Consideration would otherwise escheat to or become property of any Governmental Authority, any such Merger Consideration shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

        Section 2.09.    No Further Ownership Rights in Company Shares.     From and after the Effective Time, all Company Shares shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate or Uncertificated Shares theretofore representing any Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of Section 2.08. The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of Company Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares (other than with respect to Non-Cancelled Shares) are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

        Section 2.10.    Lost, Stolen or Destroyed Certificates.     If any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent or the Payment Agent, the posting, by such holder of a bond in such reasonable amount as Parent or the Payment Agent may direct as indemnity against any claim that may be made against Parent with respect to such Certificate, the Merger Consideration payable in respect thereof pursuant to Section 2.07.

        Section 2.11.    Necessary Further Actions.     If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquisition Sub, the directors and officers of the Company and Acquisition Sub shall take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as disclosed in the letter delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Letter") or (b) as disclosed in any Company SEC Report that was filed with or furnished to the SEC by the Company between January 1, 2015 and the day immediately prior to the date hereof and is publicly available (other than in any "risk factor" disclosure or any other forward looking statements or any other statements that are similarly cautionary, nonspecific or predictive in nature set forth therein), the Company hereby represents and warrants to Parent and Acquisition Sub as follows:

        Section 3.01.    Organization; Good Standing.     The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company is not in violation of its certificate of incorporation or bylaws.

        Section 3.02.    Corporate Power; Enforceability.     The Company has the requisite corporate power and authority to execute and deliver the Transaction Agreements, to perform its covenants and obligations thereunder and, subject in the case of the consummation of the Merger, to obtaining the Requisite Stockholder Approval, to consummate the Transactions. At a duly called and held meeting prior to the execution of this Agreement at which all directors of the Company were present, the Company Board unanimously (excluding the Affiliated Directors and upon the unanimous recommendation of the Special Committee), upon the terms and subject to the conditions set forth herein, (i) determined that the Transaction Agreements and the Transactions , are advisable and in the best interests of the Company and the Company Stockholders, (ii) approved the execution, delivery and performance of the Transaction Agreements and the consummation of the Transactions and (iii) resolved to recommend adoption of this Agreement by the Company Stockholders (the "Company Board Recommendation") and directed that such matter be submitted for consideration at a meeting of the Company Stockholders (the "Company Stockholder Meeting"). The execution and delivery by the Company of the Transaction Agreements, the performance by the Company of its covenants and obligations thereunder and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and no additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of the Transaction Agreements, the performance by the Company of its covenants and obligations thereunder or the consummation of the Transactions , other than in the case of the consummation of the Merger, obtaining the Requisite Stockholder Approval. Each of the Transaction Agreements has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition Sub or the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors' rights generally and (b) is subject to general principles of equity (the "Enforceability Limitations").

        Section 3.03.    Requisite Stockholder Approval.     The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of adoption of this Agreement and the approval of the sale of all or substantially all of the partnership interests held by the Company in the Operating Partnership pursuant to the Requested Transactions (the "Requisite Stockholder Approval")

is the only vote of holders of securities of the Company which is required to approve the Transaction Agreements and the Transactions.

        Section 3.04.    Non-Contravention.     The Company has made available to Parent correct and complete copies of its certificate of incorporation and bylaws as amended as of the date of this Agreement. The execution and delivery by the Company of the Transaction Agreements, the performance by the Company of its covenants and obligations thereunder and the consummation by the Company of the Transactions do not and will not (a) violate or conflict with any provision of the certificate of incorporation or bylaws or similar organizational documents of the Company or any of its Subsidiaries, (b) violate, conflict with, require a payment under, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration or loss of a benefit under, any Contract to which the Company or any of its Subsidiaries is a party or by which their assets are bound, (c) assuming the Consents referred to in Section 3.05 are obtained or made and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their assets are bound, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the real property or other assets of the Company or any of its Subsidiaries, except with respect to clauses "(b)" through "(d)" above, for such violations, conflicts, defaults, terminations, amendments, accelerations or Liens that would not have a Company Material Adverse Effect.

        Section 3.05.    Required Governmental Approvals.     No consent, approval, Order or authorization of, filing or registration with, or notification to, or other action in respect of or by (any of the foregoing being referred to herein as a "Consent"), any Governmental Authority is required on the part of the Company in connection with the execution and delivery by the Company of the Transaction Agreements, the performance by the Company of its covenants and obligations thereunder and the consummation by the Company of the Transactions , except (a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business, (b) such filings and approvals as may be required by any federal or state securities Laws or the rules and regulations of the NYSE, including compliance with any applicable requirements of the Exchange Act, (c) such filings and Consents as may be required solely by reason of Parent's or Acquisition Sub's (as opposed to any other third party's) participation in the Transactions (including all of the Requested Transactions) and (d) such other Consents, the failure of which to obtain would not have a Company Material Adverse Effect.

        Section 3.06.    Company Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Common Stock, (ii) 1,000,000 shares of Class B Common Stock and (iii) 50,000,000 shares of Company Preferred Stock, of which 20,000,000 will be designated "Series I Preferred Stock" having the rights and preferences set forth in Exhibit B to the Exchange Agreement ("Company Series I Preferred Stock") after giving effect to the filing of the Series I Certificate of Designations with the Secretary of State of the State of Delaware pursuant to Section 6.01(e). As of the close of business in New York City on February 22, 2016 (the "Capitalization Date"): (A) 58,269,294 shares of Company Common Stock were issued and 57,863,836 were outstanding, (B) no shares of Class B Common Stock were issued and outstanding, (C) no shares of Company Preferred Stock were issued and outstanding and (D) 405,458 shares of Company Capital Stock were held by the Company as treasury shares. All outstanding Company Shares are, and all Company Shares or shares of Company Series I Preferred Stock which may be issued pursuant to this Agreement or the Exchange Agreement will be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights.

          (b)   As of the close of business on the Capitalization Date, there were 2,924,696 Company Shares reserved for future issuance under the Company Stock Plans. As of the close of business on the Capitalization Date, there were (i) outstanding Company Options to purchase 3,484,243 Company Shares and (ii) outstanding Company Restricted Stock to receive 244,208 Company Shares. Section 3.06(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the close of business on February 23, 2016, of (A) all outstanding Company Options, indicating with respect to each such Company Option the name of the holder thereof, the Company Stock Plan pursuant to which it was granted, the number of Company Shares subject to such Company Option, the vesting schedule, the exercise price and the date of grant and (B) all outstanding Company Restricted Stock, indicating with respect to such Company Restricted Stock the Company Stock Plan pursuant to which it was granted, the name of the holder thereof, the vesting schedule and the number of Company Restricted Stock held thereby. The Company has made available to Parent complete and accurate copies of all Company Stock Plans, the forms of all stock option agreements evidencing Company Options and the forms of all agreements pursuant to which the currently outstanding Company Restricted Stock were awarded.

          (c)   Except as set forth in this Section 3.06, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, warrants or other rights to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company and (v) no other obligations by the Company or any of its Subsidiaries to make or issue any payments based on, or other securities or rights that are derivative of, or provide economic benefit based on, the price or value of the interests, securities or rights described in the foregoing clauses (i) through (iv) (the items in clauses (i), (ii), (iii), (iv) and (v), together with the capital stock of the Company, being referred to collectively as "Company Securities"). All Company Options have an exercise price equal to no less than the fair market value of the underlying Company Shares on the date of grant, determined in accordance with Section 409A of the Code.

          (d)   Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. Other than pursuant to the Exchange Agreement or in connection with the repurchase or acquisition of Company Shares pursuant to the terms of any Company Stock Plan, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. No Subsidiary of the Company owns any Company Shares or shares of Company Preferred Stock.

        Section 3.07.    Subsidiaries.

          (a)   Section 3.07(a) of the Company Disclosure Letter sets forth a complete and accurate list of the name, jurisdiction of organization, capitalization and schedule of stockholders of each Significant Subsidiary and each non-wholly owned Subsidiary of the Company. Except as set forth in Section 3.07(a) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person that is a wholly-owned Subsidiary of the Company with a fair market value as of the date hereof in excess of $1,000,000. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective organization, except where the failure to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company's Subsidiaries has the requisite entity power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each of the Company's Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent correct and complete copies of the certificates of incorporation and bylaws (or comparable organizational documents) of each of its Significant Subsidiaries and each of its non-wholly owned Subsidiaries, in each case as amended as of the date of this Agreement. None of the Company's Subsidiaries is in violation of its certificate of incorporation, bylaws or other applicable constituent documents.

          (b)   Except as set forth on Section 3.07(b) of the Company Disclosure Letter, all of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest).

          (c)   There are no outstanding (i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company or any Subsidiary of the Company, (ii) options, warrants or other rights to acquire from any Subsidiary of the Company, or that obligates any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company or any Subsidiary of the Company, (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company or any Subsidiary of the Company, or (iv) other obligations by any Subsidiary of the Company to make or issue any payments based on, or other securities or rights that are derivative of, or provide economic benefits based on, the price or value of the interests, securities or rights described in the foregoing clauses (i) through (iii) of, or any capital stock or other equity or voting interest in, any Subsidiary of the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of, or other equity or voting interest in, the Subsidiaries of the Company, being referred to collectively as "Subsidiary Securities").

          (d)   Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Subsidiary Securities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities.

        Section 3.08.    Company SEC Reports and Listing Requirements.     Since January 1, 2013, the Company has filed all forms, reports, schedules, certifications, prospectuses, and registration, proxy and other statements with the SEC that have been required to be filed by it under the Securities Act or the Exchange Act prior to the date hereof (collectively and together with all documents filed or furnished on a voluntary basis with the SEC and all documents filed after the date hereof, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Reports"). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing) or the date that it is furnished, (a) each Company SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Company SEC Report was filed and (b) each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. For clarification, clauses (a) and (b) of this Section 3.08 shall look to the effective date of any Company SEC documents that are registration statements filed pursuant to the requirements of the Securities Act as opposed to such documents' filing date. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report, except as disclosed in certifications filed with the Company SEC Reports. As of the date hereof, neither the Company nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Since January 1, 2013, the Company has been in compliance in all material respects with all listing and governance requirements of the NYSE. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. There has been no material correspondence between the SEC and the Company since January 1, 2013 through the date hereof that is not available on the SEC's Electronic Data Gathering and Retrieval database.

        Section 3.09.    Company Financial Statements.

          (a)   The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended, all in accordance with GAAP, subject, in the case of interim financial statements, to normal year-end adjustments.

          (b)   The Company has established and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15 and 15d-15 under the Exchange Act) which are reasonably designed to ensure that information required to be disclosed by the Company in the Company SEC Reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms

          (c)   The Company has established and maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act) which are reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries.

          (d)   The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act. Neither the Company nor any of its Subsidiaries has, and to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in any respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. Except as set forth in the Company SEC Reports or for events (or series of related matters) as to which the amounts involved do not exceed $120,000, since the Company's proxy statement dated March 25, 2015, no event has occurred that would be required to be reported pursuant to Item 404 of Regulation S-K promulgated by the SEC.

          (e)   Since the Company Balance Sheet Date, to the Knowledge of the Company, neither the Company nor the Company's independent auditors has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, in each case which has not been subsequently remediated, or (B) any fraud that involves the Company's management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries.

        Section 3.10.    No Undisclosed Liabilities; Off-Balance Sheet Arrangements.

          (a)   Neither the Company nor any of its Subsidiaries has any Liabilities of the type required to be disclosed in a balance sheet prepared in accordance with GAAP or, to the Company's Knowledge, any other Liabilities, other than (a) Liabilities disclosed, reflected or otherwise reserved against in the Company Balance Sheet or in the consolidated financial statements and notes thereto of the Company and its Subsidiaries included in the Company SEC Reports filed on Form 10-Q for the fiscal quarter ended September 30, 2015, (b) Liabilities arising under the Transaction Agreements or incurred in connection with the Transactions (including all of the Requested Transactions) and (c) Liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, that would not reasonably be expected to have or result, individually or in the aggregate, in a Company Material Adverse Effect.

          (b)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or any Company SEC Documents.

        Section 3.11.    Absence of Certain Changes.

          (a)   From the Company Balance Sheet Date through the date of this Agreement, (i) except for the negotiation, execution and delivery of the Transaction Agreements, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice in all material respects and (ii) there has not been any Company Material Adverse Effect.

          (b)   From the Company Balance Sheet Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by Section 5.01 if proposed to be taken after the date hereof.

        Section 3.12.    Material Contracts.

          (a)   For all purposes of and under this Agreement, a "Material Contract" shall mean any of the following to which the Company or any of its Subsidiaries is a party or by which any assets of the Company or any of its Subsidiaries are bound as of the date of this Agreement:

              (i)  any Contract that would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

             (ii)  any Contract (or group of related Contracts with the same Person or its Affiliates), other than any Lessor Lease and any other lease, license or development, redevelopment or construction Contract, involving (A) the payment or receipt of amounts by the Company or any of its Subsidiaries of more than $1,000,000 in any calendar year or more than $5,000,000 in the aggregate or (B) future payments (including by way of acceleration) of more than $1,000,000 in any calendar year that are conditioned on, in whole or in part, or required in connection with, the consummation of any of the Transactions;

            (iii)  any Contract relating to Indebtedness in excess of $3,000,000 or mortgaging, pledging or otherwise placing a Lien on any of the assets of the Company or its Subsidiaries with a value in excess of $3,000,000, restricting the payment of dividends or other distributions of assets by any of the Company or its Subsidiaries or providing for the guaranty of Indebtedness of any Person in excess of $3,000,000;

            (iv)  any Contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests or assets of any Person;

             (v)  other than with respect to any wholly-owned Subsidiary of the Company, any partnership, limited liability company, joint venture, strategic alliance or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, limited liability company, joint venture or strategic alliance that is material to the Company or any of its Subsidiaries, or in which the Company, directly or indirectly, owns more than a two percent voting or economic interest;

            (vi)  except for indemnification, compensation, employment or other similar arrangements between the Company or any of its Subsidiaries, on the one hand, and any current or former director or officer thereof, on the other hand, any Contract to which the Company or any of its Subsidiaries is a party that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company's Form 10-K or proxy statement pertaining to an annual meeting of stockholders;

           (vii)  any Contract containing a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries' has ongoing obligations to not acquire assets or securities of any other party and, to the extent not entered into in the ordinary course of business or in connection with any Lessor Lease or other lease, license, development, redevelopment, construction or other commercial Contract, any Contract under which the Company or any of its Subsidiaries has material ongoing indemnification obligations;

          (viii)  any Contract (A) that would or would be reasonably expected to prevent or materially impede or delay the Company's ability to consummate the Transactions or (B) under which a sale of a majority of the consolidated assets of the Company and its Subsidiaries, taken as a whole, would require a payment by, result in a breach or constitute a default by, or result in the termination, acceleration or loss of any benefit of, the Company or any of its Subsidiaries;

            (ix)  any non-competition Contract or other Contract that (A) limits or purports to limit in any material respect the type of business in which the Company or its Subsidiaries (or, after the Effective Time, Parent or its Affiliates) may engage, or the manner or locations in which any of them may so engage in any business, (B) could require the disposition of any material assets or line of business of the Company or its Subsidiaries or, after the Effective Time, Parent or its Affiliates or (C) prohibits or limits the right of the Company or any of its Subsidiaries to use, transfer, license, distribute or enforce any of their respective Company Intellectual Property, other than limitations on enforcement arising from non-exclusive licenses of Company Intellectual Property entered into in the ordinary course of business;

             (x)  any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative financial instrument, contract or arrangement, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, other than (i) Contracts related to the purchase of raw materials or inventory in the ordinary course of business (ii) Contracts relating to the hedging of utility expenses;

            (xi)  any Contract pursuant to which the Company or any of its Subsidiaries is a party under which any third Person has granted to the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries has granted to any third Person, any license, covenant or other rights to or under Intellectual Property (other than software license agreements for any third-party off-the-shelf generally commercially available software for no fee or an aggregate license fee of less than $500,000 per year);

           (xii)  any Contract that provides for the acquisition or disposition, directly or indirectly (by merger or otherwise) of assets or capital stock (A) for aggregate consideration under such Contract in excess of $1,000,000 or (B) pursuant to which the Company or its Subsidiaries has continuing "earn-out" or other contingent payment obligations;

          (xiii)  any Contract relating to settlement of any administrative or judicial proceedings, in each case, individually in excess of $1,000,000 or which otherwise provides for equitable relief, under which there are outstanding obligations (including settlement agreements) of the Company or any of its Subsidiaries;

          (xiv)  any Lessor Lease providing for annual payments to the Company or any of its Subsidiaries in excess of $2,000,000 in aggregate annual base rent for calendar year 2015 and any Lessee Leases; and

           (xv)  any Contract, or group of related Contracts with the same Person or its Affiliates, the termination or breach of which would reasonably be expected to have a Company Material Adverse Effect and is not disclosed pursuant to clauses "(i)" through "(xiv)"above or any commitment or agreement to enter into any of the foregoing.

          (b)   Section 3.12(b) of the Company Disclosure Letter sets forth a complete and accurate list of all Material Contracts to which the Company or any of its Subsidiaries is a party as of the date of this Agreement. True and complete copies of all such Material Contracts (including all exhibits and schedules thereto) have been (i) publicly filed with the SEC and are publicly available as of the date hereof or (ii) made available to Parent.

          (c)   Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, enforceable against the Company or each such Subsidiary of the Company party thereto, as the case may be, in accordance with its terms, subject to the Enforceability Limitations, and neither the Company nor any of its Subsidiaries that is a party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach in any material respect of, or default in any material respect under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, or permit termination, material modification or acceleration by any third party thereunder. As of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of termination or cancellation under any Material Contract or received any written notice of breach in any material respect or any default in any material respect under any Material Contract which breach has not been cured.

        Section 3.13.    Real Property.

          (a)   Section 3.13(a) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of all real property owned by the Company or any of its Subsidiaries, which real property includes all of the buildings, structures and other improvements thereon (the "Owned Real Property"). The Company or one of its Subsidiaries has good fee simple title to all Owned Real Property, free and clear of all Liens other than Permitted Liens. There is no real property which, as of the date of this Agreement, is under contract by the Company or any of its Subsidiaries for purchase after the date of this Agreement. There are no real properties that the Company or any of its Subsidiaries is obligated to buy at some future date.

          (b)   None of the Company and/or its Subsidiaries is in default or violation of, or not in compliance with, any Law or Order applicable to its occupancy of the Leased Real Property subject to the Lessee Leases except for any conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. With respect to the Leased Real Property, the Company and/or its Subsidiaries have and own valid, legally binding and enforceable leasehold estates in the Leased Real Property, free and clear of all Liens other than Permitted Liens. As of the date of this Agreement, no purchase option, right of first refusal or first offer or other purchase right has been exercised, and no letter of intent to purchase has been signed, by the Company or any of its Subsidiaries for any Leased Real Property for which the purchase has not closed prior to the date of this Agreement.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has exclusive possession of each Company Property, other than any use or occupancy rights granted to any third-party owner, tenant or licensee pursuant to Contracts entered into with such Persons with respect to such Company Property in the ordinary course of business.

          (d)   There are no existing, pending or, to the Knowledge of the Company, threatened in writing appropriation, condemnation, eminent domain or like proceedings or similar actions that affect any Owned Real Property or, to the Knowledge of the Company, Leased Real Property. As of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of the intention of any Governmental Entity or other Person to take or use any of the Company Properties.

          (e)   The Company and each of its Subsidiaries, as applicable, is in possession of title insurance or valid marked-up title commitments evidencing title insurance with respect to each Company Property (each, a "Company Title Insurance Policy"). As of the date hereof, no written claim has been made against any Company Title Insurance Policy which remains pending.

          (f)    Section 3.13(f) of the Company Disclosure Letter sets forth a complete and accurate list of each Company Property which is (i) under development or re-development as of the date hereof, and describes the status of such development or re-development as of the date hereof, and

  (ii) which is subject to a binding agreement for development or commencement of construction by the Company or any of its Subsidiaries, in each case, other than those pertaining to minor capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business. None of the Company, any of its Subsidiaries or any of their respective agents is currently performing any other renovation or construction project which has an aggregate projected costs in excess of $5,000,000 at any Company Property.

        Section 3.14.    Personal Property and Assets.     The Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures and other tangible personal property and assets used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens, except as would not have a Company Material Adverse Effect.

        Section 3.15.    Leases.

          (a)   As of the date hereof, none of the Company or any of its Subsidiaries is in receipt of any rent under any Lessor Lease paid more than thirty (30) days before such rent is due and payable.

          (b)   The rent roll as of February 1, 2016 for each of the Company Properties subject to a Lessor Lease which is set forth on Section 3.15(b) of the Company Disclosure Letter is true and correct in all material respects as of the date hereof.

        Section 3.16.    Intellectual Property.

          (a)   Section 3.16(a) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of (i) all Company Registered Intellectual Property, including, for each item listed, the record owner, jurisdiction, and issuance and registration, or application number and date, as applicable; and (ii) any claims, suits, actions, or proceedings pending with respect to any Company Intellectual Property. Each item of the Company Intellectual Property is valid, subsisting and enforceable as of the date of this Agreement.

          (b)   The Company and its Subsidiaries (i) solely and exclusively own the Company Intellectual Property and (ii) have valid, sufficient and continuing rights to use, pursuant to valid written agreements, all other Intellectual Property used by the Company and its Subsidiaries in, or otherwise necessary for, the conduct of the Company's or its Subsidiaries' respective businesses; and in the case of the foregoing clauses (i) and (ii) above, free and clear of all Liens other than Permitted Liens.

          (c)   The Company and each of its Subsidiaries have taken reasonably customary measures to maintain and protect the secrecy of all trade secrets and confidential information included in the Company Intellectual Property. No such trade secrets or confidential information has been authorized to be disclosed or has been actually disclosed by the Company or any Subsidiary to any of their former employees, employees or any third Person other than pursuant to a non-disclosure agreement, appropriately restricting the disclosure of such trade secrets or confidential information.

          (d)   To the Knowledge of the Company, the conduct of the Company's and its Subsidiaries' business does not infringe upon, misappropriate or otherwise violate, and since January 1, 2013 has not infringed upon, misappropriated or otherwise violated, the Intellectual Property of any third Person. Since January 1, 2013 through the date hereof, the Company and its Subsidiaries have not received written notice of any claims, and, to the Knowledge of the Company, no claims are pending or threatened, (i) that the conduct of the Company's or its Subsidiaries' business infringes upon, misappropriates, or otherwise violates the Intellectual Property of a third Person, or (ii) challenging the ownership, use, validity, scope or enforceability of any Company Intellectual

  Property, and to the Knowledge of the Company, there are no facts or circumstances that would form the basis for any such claim or challenge described in the foregoing clauses "(i)" or "(ii)".

          (e)   To the Knowledge of the Company, no third Person (x) has infringed upon, misappropriated, or otherwise violated in any material respect any Company Intellectual Property or (y) as of the date hereof, is infringing, misappropriating, or otherwise violating in any material respect any Company Intellectual Property, and no such claims are pending or, to the Knowledge of the Company, threatened against any third Person by the Company. The Company and its Subsidiaries are not subject to any Order that restricts or impairs the use of any Company Intellectual Property.

          (f)    The Company and its Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, technology, software, databases, websites, and equipment used in connection with the business of the Company and each of its Subsidiaries, including for the purposes of processing, storing, maintaining and operating such businesses' data, information, and functions (the "IT Systems"), as such IT Systems are currently used by the Company and its Subsidiaries. The IT Systems (i) are adequate for, and operate and perform in all respects as required in connection with, the current conduct of the Company and each of its Subsidiaries and (ii) have not suffered any material malfunction, failure or security breach since May 1, 2015 and (iii) do not, to the Knowledge of the Company, contain any viruses, trojan horses, bugs, faults or other device, errors or contaminants or effects that materially disrupt or adversely affect their functionality or security.

          (g)   The Company and its Subsidiaries are (i) in compliance with all privacy policies and applicable Privacy Laws in all material respects, (ii) as of the date hereof have not received written notice of any violation of any Privacy Laws or privacy policies and (iii) have no Knowledge of, any violation of any Privacy Laws or privacy policies. As of the date hereof there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging a violation of any Person's privacy or confidentiality rights under any applicable Privacy Laws, or privacy policies, and no valid basis exists for any such Legal Proceeding.

        Section 3.17.    Tax Matters.

          (a)   The Company and each of its Subsidiaries (i), except as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns that are required to be filed by the Company or any of its Subsidiaries and all such filed Tax Returns are true, correct and complete, (ii) have paid (or have adequately reserved in accordance with GAAP) all Taxes required to be paid by them whether or not shown as due on such filed Tax Returns and have withheld all amounts that the Company or any of its Subsidiaries have been obligated to withhold from amounts owing to any employee, creditor or other third party, except, in each case, as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (b)   As of the date of this Agreement, there are not pending and, neither the Company nor any of its Subsidiaries has received in writing any notice or announcement of, any material audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters and there are not, to the knowledge of the Company, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that, individually or in the aggregate, have had or are reasonably likely to have a Company Material Adverse Effect and are not disclosed or provided for in the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

          (c)   The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the taxable years ended December 31, 2014 and December 31, 2013.

          (d)   Neither the Company nor any of its Subsidiaries has (i) any liability with respect to income, franchise or similar Taxes that accrued on or before December 31, 2015 in excess of the amounts accrued with respect thereto that are reflected in the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, (ii) engaged in or been a party to any "reportable transaction" for purposes of Treasury Regulations Section 1.6011-4(b) (including any transaction which the IRS has determined to be a "listed transaction" for purposes of Treasury Regulations Section 1.6011-4(b)(2)), (iii) engaged in a transaction of which it made disclosure to any Tax authority to avoid penalties under Section 6662(d) of the Code or any comparable provision of state, foreign or local Law, (iv) participated in any "tax amnesty" or similar program offered by any Tax authority to avoid the assessment of penalties or other additions to Tax or (v) has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

          (e)   Neither Parent, the Company nor any of their Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Merger Closing Date as a result of any (A) change in method of accounting of the Company or any of its Subsidiaries for a taxable period ending on or prior to the Merger Closing Date, (B) installment sale by the Company or any of its Subsidiaries made on or prior to the Merger Closing Date or (C) election by the Company or any of its Subsidiaries under Section 108(i) of the Code made prior to the Merger Closing Date.

          (f)    The Company (i) for all taxable years commencing in the year in which the Company first made an election to be subject to taxation as a REIT, through December 31, 2015, has qualified and been subject to taxation as a REIT, (ii) has operated, and intends to continue to operate until the Merger Closing Date, in such a manner as would permit it to continue to qualify as a REIT, from January 1, 2016 and through the Merger Closing Date, and (iii) has not changed its method of operations in any way from December 31, 2015 through the Exchange Effective Time that would prevent the Company from meeting the requirements for qualification and taxation as a REIT under the Code (without regard to the Transactions and Requested Transactions). No challenge to the Company's status as a REIT is pending or threatened in writing, and the Company has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT.

          (g)   The Company has no Subsidiary classified as a REIT for federal income tax purposes. Each Subsidiary of the Company that is a partnership, joint venture, or limited liability company and that has not elected for federal income tax purposes to be a corporation or a "taxable REIT subsidiary" within the meaning of Section 856 of the Code is treated for federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation. Each Subsidiary of the Company that is a corporation for federal income tax purposes is a "qualified REIT subsidiary" pursuant to Section 856(i) of the Code, a "taxable REIT subsidiary" pursuant to Section 856(l) of the Code or a corporation which qualifies under the transitional rules set forth in Section 546(b) of the Tax Relief Extension Act of 1999. Section 3.17(g) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company and each other entity in which the Company directly, indirectly or constructively owns any equity interest of ten percent (10%) or greater (by vote or value) and its respective classification for U.S. federal income tax purposes, jurisdiction of incorporation or organization, as the case may be, and the type of and percentage of interest held, directly or indirectly, by the Company in each such Subsidiary, including in the case of any entity classified as a corporation for federal income tax purposes whether such entity has elected to be treated as a "taxable REIT subsidiary" pursuant to Section 856(l) of the Code.

          (h)   Neither the Company nor any of its Subsidiaries holds any assets the disposition of which would be subject to (or to rules similar) to Section 1374 of the Code.

          (i)    Neither the Company nor any of its Subsidiaries is a party to any Tax Sharing Agreement or Tax Protection Agreement, other than any agreement or arrangement solely between the Company and any of its wholly owned Subsidiaries. For purposes of this Section 3.17(i), a "Tax Sharing Agreement" means any written agreement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes or included the Company or any of its Subsidiaries. For purposes of this Section 3.17(i), a "Tax Protection Agreement" means any written agreement to which the Company or any of its Subsidiaries is a party pursuant to which, in connection with the deferral of income Taxes of a third party partner in any Subsidiary of the Company that is classified as a partnership for federal income Tax purposes, the Company nor any of its Subsidiaries has agreed to (i) maintain a minimum level of debt or provide rights to guarantee debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, and/or (iv) only dispose of assets in a particular manner.

          (j)    Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than the Company or any wholly owned Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise.

          (k)   The Company has not incurred any liability for material excise taxes under Sections 857(b), 860(c) or 4981 of the Code which have not been previously paid. Neither the Company nor any of its Subsidiaries (other than a "taxable REIT subsidiary" or a Subsidiary of a "taxable REIT subsidiary") has engaged at any time in any "prohibited transactions" within the meaning of Section 857(b)(6) of the Code. Neither the Company nor any of its Subsidiaries has engaged in any transaction that would give rise to "redetermined rents," "redetermined deductions" or "excess interest" described in Section 857(b)(7) of the Code. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon the Company.

          (l)    Neither the Company nor any of its Subsidiaries has entered into any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

          (m)  Neither the Company nor any of its Subsidiaries has (i) recognized taxable gain or loss from the disposition of any property transferred or received in an exchange or series of exchanges that was reported as a "like-kind exchange" under Section 1031 of the Code (a "1031 Exchange") or an "involuntary conversion" under Section 1033 of the Code (a "1033 Involuntary Conversion"), (ii) engaged in or initiated a 1031 Exchange or received cash proceeds or other property in connection with a 1033 Involuntary Conversion, in which the replacement property could be acquired on or after the Merger Closing Date or (iii) within the twelve (12) months immediately preceding the date of this Agreement, engaged in a completed 1031 Exchange or received cash proceeds or other property in connection with a completed 1033 Involuntary Conversion.

          (n)   As of the date hereof, the Company has no earnings and profits attributable to any non-REIT year of the Company or any other corporation within the meaning of Section 857 of the Code and the Treasury Regulations thereunder.

          (o)   The dividends paid deduction of the Company for each taxable year ending with the taxable year ended December 31, 2015, will equal or exceed the sum of (i) the amount determined under Code Section 857(a)(1) with respect to the Company but computed with the modifications described in the next sentence, and (ii) the net capital gain of the Company for such taxable year. The amount described under clause (i) above shall be computed by substituting "100%" for "90%" in each place it appears in Code Section 857(a)(1).

          (p)   Neither the Company nor any of its Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

        Section 3.18.    Company Benefit Plans.

          (a)   Section 3.18(a) of the Company Disclosure Letter sets forth a complete and accurate list of each (i) "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not subject to ERISA and (ii) other employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing) maintained or contributed to for the benefit of any current or former employee or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any current or future Liability (the "Company Benefit Plans"). As of the date hereof, with respect to each Company Benefit Plan, to the extent applicable, the Company has made available to Parent complete and accurate copies of (A) the most recent annual report on Form 5500 filed with the IRS, including all schedules thereto; (B) the most recent determination letter from the IRS for any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code; (C) the plan documents and summary plan descriptions, or a written description of the terms of any Company Benefit Plan that is not in writing; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (E) any written notices to or from any Governmental Authority relating to any material compliance issues in respect of any such Company Benefit Plan.

          (b)   Neither the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) which would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code maintains or has ever contributed to (1) an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA or (2) a "multiple employer plan" (as defined in Section 4063 or 4064 of ERISA).

          (c)   Each Company Benefit Plan has been maintained, operated and administered, in all material respects, in compliance with its terms and with all applicable Law. No non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA and Section 4975 of the Code has occurred or is reasonably expected to occur with respect to any Company Benefit Plan.

          (d)   As of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Benefit Plan, the assets of any trust under any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary or any Company Benefit Plan with respect to the administration or operation of such plans, other than routine claims for benefits.

          (e)   No Company Benefit Plan provides for post-retirement or post-employment welfare benefits to former employees of the Company, other than pursuant to Section 4980B of the Code or any similar Law.

          (f)    Each Company Benefit Plan that is intended to be "qualified" under Section 401 of the Code has received a favorable determination letter from the IRS to such effect and nothing has occurred or is reasonably expected to cause the loss of such qualification.

          (g)   Neither the execution or delivery of the Transaction Agreements, nor the consummation of the Transactions will (either alone or upon the occurrence of any additional or subsequent events) (A) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of the Company or any of its Subsidiaries, (B) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (C) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (D) result in the payment of any amount that could, individually or in combination with any other payment or benefit, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

          (h)   No person is entitled to receive any additional payment (including any tax gross-up payment) from the Company or any of its Subsidiaries as a result of the imposition of additional taxes under Section 4999 or Section 409A of the Code.

          (i)    Neither the Company nor any of its Subsidiaries has made or is obligated to make any payment that would not be deductible pursuant to Section 162(m) of the Code.

        Section 3.19.    Labor Matters.

          (a)   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract, or trade union agreement (each a "Collective Bargaining Agreement") which pertain to employees of the Company or any of the Subsidiaries.

          (b)   As of the date hereof, (i) to the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries; (ii) no Collective Bargaining Agreement is being negotiated by the Company of any of its Subsidiaries; (iii) there are no strikes, lockouts, slowdowns or work stoppages against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any of its Subsidiaries; (iv) there are no material grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company of any of its Subsidiaries; and (v) there are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any Employee or group of Employees.

          (c)   The Company and its Subsidiaries have complied, in all material respects, with applicable Laws and Orders with respect to employment (including applicable Laws regarding wage and hour requirements, correct classification of independent contractors and of employees as exempt and non-exempt, immigration status, discrimination in employment, employee health and safety, and collective bargaining). The Company and its Subsidiaries have complied with the Worker Adjustment and Retraining Notification Act (WARN) and any similar state or local "mass layoff" or "plant closing", and there has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company or any of the Subsidiaries within the six (6) months prior to Closing.

          (d)   The Company and each of its Subsidiaries have withheld all amounts required by applicable Law to be withheld from the wages, salaries, and other payments to employees, and are not, to the Knowledge of the Company, liable for any material arrears of wages or any material taxes or penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business consistent with past practice).

        Section 3.20.    Permits.     The Company and its Subsidiaries possess and are and have been in compliance in all material respects with the terms of all material permits, licenses, authorizations, consents, registrations, certificates, easements, approvals and franchises from Governmental Authorities or pursuant to Law required to conduct their businesses as currently conducted ("Permits"), and no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened. All of the Permits are in full force and effect, no default (with or without notice, lapse of time, or both) has occurred under any such Permit, and none of the Company or its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Permit, in each case, except as would not be material to the Company and its Subsidiaries taken as a whole.

        Section 3.21.    Compliance with Laws.

          (a)   The businesses of each of the Company and its Subsidiaries (including the ownership and maintenance of all its assets) are, and since January 1, 2013 have been, conducted in compliance with all Laws and Orders applicable to the Company and its Subsidiaries, except for violations that have not had and would not reasonably be expected to have a Company Material Adverse Effect. No investigation, audit or review by any Governmental Authority with respect to the Company or any of its Subsidiaries or any of their assets is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Authority notified the Company in writing of its intention to conduct the same, except for such investigations or reviews the outcome of which have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   Since January 1, 2013, (i) the Company and its Affiliates and, to the Knowledge of the Company, its directors, officers and employees acting on behalf of the Company have complied in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78a et seq. (1997 and 2000)) and any other applicable foreign or domestic anticorruption or antibribery Laws (collectively, the "Fraud and Bribery Laws") and (ii) neither the Company, any Subsidiary of the Company nor any of the Company's Affiliates, nor, to the Knowledge of the Company, any of the Company's directors, officers, employees, agents or other representatives acting on the Company's behalf, have directly or indirectly, in each case, in violation of the Fraud and Bribery Laws: (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (C) made any payment to any customer, supplier or tenant, or to any officer, director, partner, employee or agent of any such customer, supplier or tenant, for the unlawful sharing of fees to any such customer, supplier or tenant or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (D) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer, supplier or tenant or any such officer, director, partner, employee or agent of such customer, officer or tenant or (E) taken any action or made any omission in violation of any applicable law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts.

        Section 3.22.    Environmental Matters.

          (a)   The Company and its Subsidiaries are, and since January 1, 2013 have been, in compliance with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries, except for such non-compliance that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

          (b)   Neither the Company nor any of its Subsidiaries has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances, except in compliance with applicable Environmental Laws, excluding such non-compliance that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

          (c)   Neither the Company nor any of its Subsidiaries has exposed any employee or any third party to Hazardous Substances, except for such exposure that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

          (d)   There have been no releases of Hazardous Substances at, on, under or from any real property currently, or to the Knowledge of the Company formerly, owned or operated by the Company or its Subsidiaries, except for releases that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

          (e)   To the Knowledge of the Company, there are no wetlands (as that term is defined in Section 404 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1254, and applicable state laws) at any real property currently owned or operated by the Company or its Subsidiaries that would reasonably be expected to materially affect any ongoing development or currently planned development.

          (f)    As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging any Liability or responsibility under or noncompliance with any Environmental Law, (ii) concerning Company or Subsidiary sustainability initiatives, (iii) seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law, or (iv) alleging any liability for assumption of, or provision of indemnity against, any liability or obligation of any Person under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order or agreement by or with any Governmental Authority or third party imposing any material liability or obligation with respect to any of the foregoing.

          (g)   No Liens are in effect pursuant to any Environmental Law on any of the real property currently owned by the Company or its Subsidiaries.

          (h)   Neither the Company nor any of its Subsidiaries has assumed or provided an indemnity against any liability or obligation of any other Person under any Environmental Law, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

          (i)    The Company has made available to the Parent true and complete copies of all material environmental reports, investigations, assessments, audits and correspondence of the Company or any of its Subsidiaries relating to compliance under or liability pursuant to Environmental Laws and that (i) are in the possession of the Company or any of its Subsidiaries and (ii) are not subject to attorney-client privilege, work product doctrine or other applicable privilege.

        This Section 3.22 and Sections 3.05, 3.08, 3.09 and 3.11 contain the sole and exclusive representations and warranties of the Company with regard to Environmental Laws, Hazardous Substances or other environmental matters.

        Section 3.23.    Litigation.     As of the date hereof, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets, in either case, that would, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation by the Company of the Transactions (including all of the Requested Transactions) or the performance by the Company of its covenants and obligations under the Transaction Agreements. As of the date hereof, neither the Company nor any of its Subsidiaries is subject to any outstanding Order that would, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation by the Company of the Transactions (including all of the Requested Transactions) or the performance by the Company of its covenants and obligations under the Transaction Agreements.

        Section 3.24.    Insurance.     The Company and its Subsidiaries have all material policies of insurance covering the Company, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers' compensation, products liability, directors' and officers' liability and other casualty and liability insurance, that is in a form and amount that is customarily carried by persons conducting business similar to that of the Company and which the Company believes is adequate for the operation of its business. Section 3.24 of the Company Disclosure Letter sets forth a complete and accurate list of all material insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries. All such insurance policies are in full force and effect, as of the date hereof no written notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a breach or default, by any insured thereunder, or permit termination or modification, of any of the policies, except as would not, individually or in the aggregate, be material to the a Company and its Subsidiaries taken as a whole. As of the date of this Agreement, there is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policy.

        Section 3.25.    Brokers.     Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated ("BofA Merrill Lynch"), there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor's, investment banking, brokerage, finder's or other fee or commission in connection with the Transactions (other than the Requested Transactions). The Company has provided Parent with true and correct copies of any engagement letter or similar Contract between the Company and BofA Merrill Lynch relating to the Transactions, including all amendments or modifications thereto.(1)

        Section 3.26.    Opinion of Financial Advisor.     The Special Committee has received the opinion of BofA Merrill Lynch, financial advisor to the Special Committee, to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the consideration to be received by holders of Company Common Stock (other than Parent, Acquisition Sub, the Voting Parties, the Guarantors or any of their respective affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will provide Parent with a true and correct copy of such opinion solely for informational purposes promptly after receipt thereof by the Special Committee.

(1)
NTD: Please provide a copy of the Company's engagement letter with BofA.

        Section 3.27.    State Anti-Takeover Statutes; No Rights Plan.     Assuming that the representations of Parent and Acquisition Sub set forth in Section 4.07 are accurate, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to the Transaction Agreements and the Transactions (including all of the Requested Transactions). No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other Transactions. Except as expressly permitted by Section 5.01 of the Company Disclosure Letter, there is no shareholder rights plan, "poison pill" anti-takeover plan or other similar agreement or plan in effect to which the Company is a party or is otherwise bound.

        Section 3.28.    Proxy Statement; Other Information.    The proxy statement, the letter to stockholders, notice of meeting and the form of proxy accompanying the proxy statement that will be provided to the Company Stockholders in connection with the solicitation of proxies for use at the Company Stockholder Meeting (collectively, as each may be amended or supplemented, the "Proxy Statement") to be filed by the Company with the SEC will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. Neither the Proxy Statement nor any of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Rule 13E-3 transaction statement on Schedule 13E-3 to be filed by Parent with the SEC concurrently with each filing of the Proxy Statement (including any amendments or supplements thereto and any other document incorporated or referenced therein, the "Schedule 13E-3") will contain any statement which, at the time the Proxy Statement or the Schedule 13E-3, as applicable, is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the Schedule 13E-3, the Proxy Statement, the solicitation of a proxy for such Company Stockholder Meeting or the subject matter hereof which has become false or misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Parent or Acquisition Sub or any of their directors, officers, employees, Affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND ACQUISITION SUB

        Parent and Acquisition Sub hereby represent and warrant to the Company as follows:

        Section 4.01.    Organization; Good Standing.     Parent is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and has the requisite limited liability company power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be in good standing would not, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the Transactions. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not, individually or in the aggregate, prevent the consummation by Parent or Acquisition Sub of the Transactions. Each of the Guarantors is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the requisite limited partnership power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not, individually or in the aggregate, prevent the consummation by the Guarantors of the Transactions.

        Section 4.02.    Corporate Power; Enforceability.     Each of Parent, Acquisition Sub and the Guarantors has the requisite power and authority to execute and deliver the Transaction Agreements to which it is a party, and to perform their respective covenants and obligations thereunder and to consummate the Transactions. The execution and delivery by Parent, Acquisition Sub and the Guarantors of Transaction Agreements to which it is a party, the performance by Parent, Acquisition Sub and the Guarantors of their respective covenants and obligations thereunder and the consummation by Parent, Acquisition Sub and the Guarantors of the Transactions have been duly authorized by all necessary limited liability company, limited partnership or corporate action, as applicable, on the part of Parent, Acquisition Sub and the Guarantors, and no additional limited liability company, limited partnership or corporate proceedings, as applicable, on the part of Parent, Acquisition Sub and the Guarantors are necessary to authorize the execution and delivery by Parent, Acquisition Sub and the Guarantors of the Transaction Agreements to which it is a party, the performance by Parent, Acquisition Sub and the Guarantors of their respective covenants and obligations thereunder or the consummation by Parent, Acquisition Sub and the Guarantors of the Transactions. Each of Transaction Agreements to which Parent, Acquisition Sub and the Guarantors is a party has been duly executed and delivered by each of Parent, Acquisition Sub and the Guarantors, respectively, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent, Acquisition Sub and the Guarantors, enforceable against each in accordance with its terms, subject to the Enforceability Limitations. The Managing Shareholder of Parent, has (i) approved this Agreement, the Merger and the other Transactions and (ii) determined that the terms of the Merger and the other Transactions are fair to and in the best interests of Parent and its shareholders. The Board of Directors of Acquisition Sub, at a meeting duly called and duly held, duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of Acquisition Sub and Parent, (iii) recommending that Parent adopt this Agreement and (iv) declaring that this Agreement is advisable. Parent, as sole stockholder of Acquisition Sub, has adopted this Agreement. The affirmative vote of the holders of the capital stock of Parent, or any of them, is not necessary to approve this Agreement or consummate any Transaction.

        Section 4.03.    Non-Contravention.     Parent has delivered to the Company correct and complete copies of the certificate of formation, limited liability company agreement, certificate of incorporation and bylaws, as applicable, of each of Parent and Acquisition Sub as amended as of the date of this Agreement. The execution and delivery by Parent, Acquisition Sub and the Guarantors of the Transaction Agreements to which they are a party, the performance by Parent, Acquisition Sub and the Guarantors of their respective covenants and obligations thereunder and the consummation by Parent, Acquisition Sub and the Guarantors of the Transactions do not and will not: (a) violate or conflict with any provision of the certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or limited partnership agreement, as applicable, of Parent, Acquisition Sub or the Guarantors; (b) violate, conflict with, require a payment under, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration under or loss of benefit under, any of the terms, conditions or provisions of any Contract or material obligation to which Parent, Acquisition Sub and the Guarantors is a party or by which their assets are bound; (c) assuming the Consents referred to in Section 4.04 are obtained or made, violate or conflict with any Law or Order applicable to Parent, Acquisition Sub or the Guarantors or by which any of their assets are bound, or (d) result in the creation of any Lien (other than Permitted Liens) upon any real property or other assets of Parent, Acquisition Sub or the Guarantors except in the case of each of clauses (b) through (d) above, for such violations, conflicts, defaults, terminations, amendments, accelerations, loss of benefit or Liens which would not, individually or in the aggregate, prevent the consummation by Parent, Acquisition Sub or the Guarantors of the Transactions.

        Section 4.04.    Required Governmental Approvals.     No Consent of any Governmental Authority is required on the part of Parent or Acquisition Sub in connection with the execution and delivery by Parent and Acquisition Sub of the Transaction Agreements to which it is a party, the performance by Parent and Acquisition Sub of their respective covenants and obligations thereunder and the consummation by Parent and Acquisition Sub of the Transactions, except: (a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (b) such filings and approvals as may be required by any federal or state securities Laws or the rules and regulations of the NYSE, including compliance with any applicable requirements of the Exchange Act; (c) such filings and Consents as may be required solely by reason of the Company's (as opposed to any other third party's) participation in the Transactions and (d) such other Consents, the failure of which to obtain would not, individually or in the aggregate, prevent the consummation by Parent or Acquisition Sub of the Transactions.

        Section 4.05.    Litigation.     There are no Legal Proceedings pending or, to the knowledge of Parent, threatened against or affecting Parent or Acquisition Sub or any of their respective assets that would, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the Transactions or the performance by Parent or Acquisition Sub of their respective covenants and obligations under the Transaction Agreements. Neither Parent nor Acquisition Sub is subject to any outstanding Order that would, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the Transactions or the performance by Parent or Acquisition Sub of its covenants and obligations under the Transaction Agreements.

        Section 4.06.    Proxy Statement; Other Information.     The Schedule 13E-3 that will be filed by Brookfield Asset Management Inc. ("BAM") with the SEC will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. No Person other than BAM and the Company (or Affiliates of any such Person) is required to file the Schedule 13E-3, and no disclosure regarding any Person other than BAM and the Company (or Affiliates of any such Person) is required to be included in the Schedule 13E-3. The information supplied or to be supplied by Parent, Acquisition Sub or any of their directors, officers, employees, Affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3 will not contain any statement which, at the time the Proxy Statement or Schedule 13E-3, as applicable, is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the Schedule 13E-3, the Proxy Statement, the solicitation of a proxy for such Company Stockholder Meeting or the subject matter hereof which has become false or misleading; provided, however, that no representation or warranty is made by the Parent or Acquisition Sub with respect to information supplied by the Company or any of its directors, officers, employees, Affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

        Section 4.07.    Ownership of Company Capital Stock.     Other than the Company Shares owned by the Voting Parties, or the Company Preferred Stock to be owned by them following the consummation of the Exchange, neither Parent nor Acquisition Sub or any of their respective Subsidiaries or Affiliates beneficially owns, directly or indirectly, any Company Shares, any other Company Capital Stock or other securities convertible into, exchangeable for or exercisable for Company Capital Stock and neither Parent, its Subsidiaries or its Affiliates has any rights to acquire, directly or indirectly, any Company Capital Stock.

        Section 4.08.    Brokers.     No financial advisor, agent, broker, finder or investment banker is entitled to any financial advisor's, investment banking, brokerage, finder's or other fee or commission payable by the Company in connection with the Transactions based upon arrangements made by or on behalf of Parent or Acquisition Sub.

        Section 4.09.    Operations of Parent and Acquisition Sub.     Each of Parent and Acquisition Sub has been formed solely for the purpose of engaging in the Transactions and, prior to the Effective Time, each of Parent and Acquisition Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Transaction Agreements. As of the date of this Agreement, the authorized share capital of Acquisition Sub consists of 1,000 common shares, par value $0.01 per share, of which 1 common share is validly issued and outstanding. The sole issued and outstanding share of common stock of Acquisition Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent.

        Section 4.10.    Available Funds.     Parent has or will have on the Exchange Closing Date available to it sufficient funds to enable Parent to consummate the Transactions and to pay all cash amounts required to be paid by Parent, Merger Sub and the Surviving Corporation under this Agreement in connection with the Requested Transactions Closing and the Merger, together with any fees and expenses of or payable by Parent, Merger Sub and the Surviving Corporation with respect to the Transactions on the Requested Transactions Closing and the Merger Closing, as applicable. Notwithstanding anything in this Agreement to the contrary, each of Parent and Acquisition Sub affirms, represents and warrants that (A) it is not a condition to the Requested Transactions Closing or the Merger Closing or to any of its obligations under this Agreement that it obtain financing for or related to any of the Transactions, including the Merger, and (B) the obligations of Parent and Acquisition Sub under this Agreement are not subject to any conditions regarding the Parent's, Acquisition Sub's, their respective Affiliates', or any other person's ability to obtain financing for the consummation of the Transactions.

        Section 4.11.    Solvency.     At and immediately following the Effective Time and after giving effect to all the Transactions (including any debt or equity financings being entered into in connection therewith), none of Parent, the Surviving Corporation or any subsidiary of the Surviving Corporation will be insolvent. Without limiting the generality of the foregoing, at and immediately following the Effective Time and after giving effect to all the Transactions (including any debt or equity financings being entered into in connection therewith), with respect to each of Parent, the Surviving Corporation and each subsidiary of the Surviving Corporation: (i) the sum of such entity's debts will not be greater than all of such entity's assets or property at a fair valuation; (ii) the present fair saleable value of such entity's assets will not be less than the amount that will be required to pay such entity's probable liability on its existing debts as they become absolute or matured; (iii) such entity will not intend to incur, or believe or reasonably should believe that it would incur, debts beyond its ability to pay as they become due or as they mature; and (iv) such entity will not be engaged and will not be about to engage in a business or transaction for which the remaining assets or property of such entity are unreasonably small in relation to such business or transaction, and such entity will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged. Parent and Acquisition Sub are not entering into this Agreement or the Transactions with the intent to hinder, delay or defraud either current or future creditors of the Company or of any of its Subsidiaries. Any term or phrase used but not defined in this Section 4.11, including "insolvent," "fair valuation," "fair saleable value," "liabilities," and "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" shall have the meaning generally determined with respect to such term or phrase in accordance with applicable Laws governing determinations of the insolvency of debtors, including the Uniform Fraudulent Transfer Act, as approved by the National Conference of Commissioners on Uniform State Laws in 1984 and any version thereof adopted by any state whose Laws apply to Parent, the Surviving Corporation or any subsidiary of the Surviving Corporation on or after the Closing, the Uniform Fraudulent Conveyance Act, as approved by the National Conference of Commissioners on Uniform State Laws in 1918 and any version thereof adopted by any state whose Laws apply to Parent, the Surviving Corporation or any subsidiary of the Surviving Corporation on or after the Closing and the U.S. Bankruptcy Code, Title 11 of the U.S.C.

        Section 4.12.    No Additional Representations.     Parent acknowledges that (i) neither the Company nor any other Person has made any representation or warranty, express or implied, as to the Company or any of its Subsidiaries or the accuracy or completeness of any information regarding the Company and its Subsidiaries furnished or made available to Parent and its representatives, except as expressly set forth in this Agreement, (ii) Parent has not relied on any representation or warranty from the Company or any of its Subsidiaries or any other Person in determining to enter into this Agreement, except those representations and warranties expressly set forth in this Agreement and (iii) no Person shall have or be subject to any liability to Parent or any other Person resulting from the distribution to Parent, or Parent's use, of any such information, including any information, documents or material made available to parent in any physical or electronic "data rooms," management presentations or in any other form in expectation of the Transactions. Without limiting the generality of the foregoing, Parent acknowledges that neither the Company nor any other Person has made any representation or warranty, express or implied, as to the financial projections, forecasts, cost estimates and other predictions relating to the Company and its Subsidiaries made available to Parent.

ARTICLE V

COVENANTS OF THE COMPANY

        Section 5.01.    Interim Conduct of Business.     The Company covenants and agrees that, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Article VIII, except (i) as required by applicable Law, (ii) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), including any Requested Transactions, (iii) as may be expressly required or expressly contemplated by the Transaction Agreements or (iv) as set forth in Section 5.01 of the Company Disclosure Letter, the business of the Company and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. The Company and its subsidiaries shall use their reasonable best efforts to (a) preserve intact the Company's business organization and the assets of the Company and its Subsidiaries, (b) keep available the services of their current officers, key employees and key consultants, (c) maintain existing relationships and goodwill with Governmental Authorities, material suppliers, material tenants, material creditors and material lessors and other Persons with which the Company or any of its Subsidiaries has significant business relations and (d) maintain all Permits necessary to conduct the Company's business as currently conducted. Furthermore, the Company agrees with Parent that, except (1) as required by applicable Law, (2) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), including any Requested Transactions, (3) as may be expressly required or expressly contemplated by the Transaction Agreements or (4) as set forth in Section 5.01 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to:

              (i)  amend or otherwise change, the certificate of incorporation or bylaws of the Company or such similar applicable organizational documents of any of its Subsidiaries;

             (ii)  merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions solely among wholly owned Subsidiaries of the Company not in violation of any instrument binding on the Company or any of its Subsidiaries or their assets and that would not reasonably be expected to result in an increase in the net Tax liability of the Company and its Subsidiaries taken as a whole;

            (iii)  acquire, directly or indirectly, whether by purchase, merger, consolidation or acquisition of stock or assets or otherwise, any assets, securities, properties, interests, or businesses or make any investment (whether by purchase of stock or securities, contributions to capital, loans to, or property transfers), in each case, other than in the ordinary course of business or as required by the terms of Contracts as in effect as of the date of this Agreement that are listed in Section 3.12(xii) of the Company Disclosure Letter;

            (iv)  (A) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any Company Securities or Subsidiary Securities (other than (1) the issuance, sale, pledge, disposition, grant, transfer, lease, license, guaranty or encumbrance of shares by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, (2) the issuance or transfer of Company Shares pursuant to awards or rights outstanding as of the date of this Agreement under, and as required by the terms of the Company Stock Plan or, subject to Section 2.07(f), the Company ESPP as in effect as of the date of this Agreement or (3) the issuance of shares of Company Preferred Stock in connection with the Exchange) or (B) amend the terms of any Company Security or Subsidiary Security;

             (v)  other than in the ordinary course of business, make any loans, advances, guarantees or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company);

            (vi)  amend, supplement, replace, refinance, terminate or otherwise modify the Credit Agreement or any Indebtedness related to any Company Properties;

           (vii)  declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any Company Security or Subsidiary Security, other than (A) dividends or other distributions paid by any direct or indirect wholly owned Subsidiary of the Company to the Company or to any other wholly owned Subsidiary of the Company, (B) dividends or other distributions paid by any direct or indirect non-wholly owned Subsidiary of the Company to the Company or to any other Subsidiary of the Company, provided that such dividend or distribution is required under the organizational documents of such non-wholly owned Subsidiary, (C) the Closing Dividend in accordance with Section 2.03(c) or (D) any REIT Qualification Dividend in accordance with Section 6.12(b);

          (viii)  adjust, reclassify, split, combine or subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of Company Security or Subsidiary Security;

            (ix)  (A) incur any Indebtedness, or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, except for (1) debt incurred pursuant to the Credit Agreement in the ordinary course of business consistent with past practice and (2) any Indebtedness among the Company and its wholly owned Subsidiaries, or (B) redeem, repurchase, prepay, defease, guarantee, cancel or otherwise acquire for value any such Indebtedness, debt securities or warrants or other rights;

             (x)  make or authorize any capital expenditures other than (i) capital expenditures in respect of the Company Properties set forth in Section 5.01(x) of the Company Disclosure Letter, (ii) capital expenditures required by any Lessor Lease and (iii) other capital expenditures in the ordinary course of business;

            (xi)  make any material change to its methods of accounting for financial accounting purposes in effect at December 31, 2015, except (A) as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization) or (B) as required by a change in applicable Law;

           (xii)  release, assign, compromise, discharge, waive, settle or satisfy (A) any Action or other rights, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) for an amount not covered by insurance in excess of $500,000 individually or $2,000,000 in the aggregate or providing for any relief other than monetary relief or (B) any Action relating to the Transaction Agreements or the Transactions;

          (xiii)  (A) terminate, modify or amend any Material Contract other than the termination, modification or amendment of any Lessor Lease or the expiration or renewal of any Material Contract in accordance with its terms and, in each case, in the ordinary course of business consistent with past practice, or enter into any Contract, agreement, or arrangement that would have been a Material Contract if entered into prior to the date hereof, other than Lessor Leases in the ordinary course of business consistent with past practice, (B) waive in any material respect any term of, or waive any material default under, any Material Contract, other than any Lessor Lease in the ordinary course of business consistent with past practice, or (C) enter into any Contract which contains a change of control or similar provision that would require a payment to the other party or parties thereto in connection with the consummation of the Transactions (including in combination with any other event or circumstance);

          (xiv)  (A) make or rescind any express or deemed election (unless such election or rescission is required by Law or necessary (1) to preserve the status of the Company as a REIT under the Code, or (2) to qualify or preserve the status of any Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, provided that in such events the Company shall notify Parent of such election and shall not fail to make such election in a timely manner); (B) settle or compromise any material federal, state, local or foreign Tax liability, or waive or extend the statute of limitations in respect of such Taxes; (C) take any action (or fail to take any action) that might (1) cause the Company to no longer qualify as a REIT or (2) prevent the Surviving Corporation from continuing to qualify as a REIT after the Merger Closing; (D) amend any Tax Return with respect to a material amount of Taxes; (E) change any method of Tax accounting; or (F) initiate or engage in any transaction intended to qualify in whole or in part as a 1031 Exchange;

           (xv)  (A) with regard to Intellectual Property, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material Intellectual Property; and (B) with regard to other assets (other than Company Property), transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, create or incur any Lien (other than Permitted Liens) on or allow to lapse or expire or otherwise dispose of any assets or interests therein of the Company or its Subsidiaries, except, with respect to the foregoing clause (B), sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $1,000,000 in any transaction or series of related transactions or $5,000,000 in the aggregate;

          (xvi)  transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, create or incur any Lien (other than Permitted Liens) on or allow to lapse or expire or otherwise dispose of, any Company Property, other than in the ordinary course of business and other than (A) the lease of Company Property under existing Lessor Leases to current tenants and (B) the leasing of Company Property pursuant to Lessor Leases entered into after the date hereof in the ordinary course of business consistent with past practice;

         (xvii)  terminate any executive officers or hire any new employees unless such hiring is in the ordinary course of business consistent with past practice that are subject to arrangements that are terminable at-will and do not provide for severance, retention or change in control payments or benefits; provided, that in no event shall the Company or any of its Subsidiaries enter into an employment agreement or other arrangement which provides, or extend or renew the terms of any arrangement with an existing employee to provide, for an annual base salary in excess of $250,000;

        (xviii)  adopt, enter into, amend, terminate or extend any Collective Bargaining Agreement;

          (xix)  except as required pursuant to a Company Benefit Plan, or as otherwise required by applicable Law, (A) grant or provide any severance, retention, change in control or termination payments or benefits to any director, officer or non-officer employees of the Company or any of its Subsidiaries, (B) increase the compensation or benefits of, pay any bonus to, or make any new equity awards to, any director, officer or employee of the Company or any of its Subsidiaries, other than, in the case of non-officer employees, base salary increases in the ordinary course of business consistent with past practice, (C) establish, adopt, amend or terminate any Company Benefit Plan or any arrangement that would be a Company Benefit Plan if in effect as of the date hereof or amend the terms of any outstanding equity-based awards, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, to the extent not already provided in any such Company Benefit Plan, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, or (F) forgive any loans to directors, officers or key employees of the Company or any of its Subsidiaries;

           (xx)  unless required by applicable Law, reclassify any independent contractor as an employee of the Company or any of its Subsidiaries;

          (xxi)  fail to maintain in full force and effect insurance policies of the Company, any of its Subsidiaries and their properties, businesses, assets and operations in a form and amount consistent with past practice in all material respects;

         (xxii)  enter into any new line of business;

        (xxiii)  adopt, enter into or effect any plan of complete or partial liquidation, dissolution, reorganization or restructuring;

        (xxiv)  take any action that would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Transactions; or

          (xxv)  announce an intention to enter into, authorize or enter into, or permit any of its Subsidiaries to authorize or enter into, any written agreement or otherwise make any commitment to do any of the foregoing.

          (b)   Nothing contained herein shall give to Parent or Acquisition Sub, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time in violation of applicable Law. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations and shall not be required to obtain consent of Parent if it reasonably believes that doing so would violate applicable Law.

        Section 5.02.    No Solicitation.

          (a)   Except as otherwise provided for in this Agreement, the Company agrees that it and its Subsidiaries shall, and that it shall cause its and their respective directors, officers or other employees, controlled Affiliates, or any investment banker, attorney, accountant or other agent or representative retained by any of them (collectively, "Representatives") to immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal and, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Article VIII, not, directly or indirectly: (i) solicit, initiate, knowingly facilitate or knowingly encourage any Acquisition Proposal; (ii) participate in any negotiations regarding, or furnish to any person any nonpublic information with respect to, any Acquisition Proposal; (iii) engage in discussions with any person with respect to any Acquisition Proposal; (iv) approve or recommend any Acquisition Proposal; (v) enter into any letter of intent or similar document or any agreement or commitment providing for any Acquisition Proposal; (vi) take any action to make the provisions of any "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an "interested stockholder" under, Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company, inapplicable to any person other than Parent and its Affiliates or to any transactions constituting or contemplated by an Acquisition Proposal; or (vii) resolve or agree to do any of the foregoing. The Company shall promptly after the date hereof instruct each person that has executed a confidentiality agreement (other than the Confidentiality Agreement) relating to an Acquisition Proposal or potential Acquisition Proposal with or for the benefit of the Company promptly (and in any case within five Business Days) to return or destroy all information, documents and materials relating to the Acquisition Proposal or to the Company or its businesses, operations or affairs heretofore furnished by the Company or any of its Representatives to such person or any of its Representatives in accordance with the terms of any confidentiality agreement with such person, and shall use reasonable best efforts to enforce, and not waive without Parent's prior written consent, any standstill or similar provision in any confidentiality or other agreement with such person; provided, that if the Special Committee determines in good faith, after consultation with outside counsel, that it would be inconsistent with its fiduciary obligations under Delaware Law not to do so, the Company may waive any standstill or similar provisions in its agreements to the extent necessary to permit a person to make, on a confidential basis to the Special Committee, an Acquisition Proposal, conditioned upon such Person agreeing to disclosure of such Acquisition Proposal to Parent and Acquisition Sub, in each case as contemplated by and subject to compliance with this Section 5.02.

          (b)   Notwithstanding the limitations set forth in Section 5.02(a), if after the date of this Agreement but prior to the receipt of the approvals contemplated by Section 7.01(a), the Company receives an unsolicited bona fide Acquisition Proposal that did not result from a breach of this Section 5.02, which the Special Committee determines in good faith, after consultation with the Company's outside counsel and financial advisor, constitutes or is reasonably likely to lead to a Superior Proposal (a "Competing Proposal"), and, after consultation with outside counsel, that the failure to take the actions described in clauses "(i)" and "(ii)" below would be inconsistent with the Special Committee's fiduciary duties under Delaware Law, then the Company may take the following actions: (i) furnish information to the third party making such Acquisition Proposal (provided, that substantially concurrently the Company makes available such information to Parent to the extent such information was not previously made available to Parent) and (ii) engage in discussions and negotiations with the third party and its representatives with respect to such Acquisition Proposal, in each case of clauses "(i)" and "(ii)", if, and only if, prior to so furnishing any such information, the Company receives from the third party an executed confidentiality agreement that (x) in the good faith judgment of the Company contains terms that are no less favorable in the aggregate to the Company than the Confidentiality Agreement or (y) that was entered into by the Company with another party in connection with an Acquisition Proposal or potential Acquisition Proposal prior to the execution and delivery of this Agreement (any such confidentiality agreement described in the immediately preceding clause (x) or (y), an "Acceptable Confidentiality Agreement"); provided, however, that the Company shall provide written notice to Parent after any such determination by the Special Committee and before taking any of the actions described in clauses "(i)" and "(ii)" above. From and after the execution of this Agreement, the Company shall notify Parent promptly (but in any event within two Business Days) of the receipt of any Acquisition Proposal and (A) if it is in writing, deliver to Parent a copy of such Acquisition Proposal and any related draft agreements and other written material setting forth the terms and conditions of such Acquisition Proposal or (B) if oral, provide to Parent a detailed summary of the material terms and conditions thereof, including the identity of the person making such competing proposal. The Company shall keep Parent reasonably informed on a prompt and timely basis of the status and material details of any such Competing Proposal and with respect to any material change to the terms of any such Competing Proposal within one Business Day of such material change.

          (c)   Neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any rights under, or release any Person (other than Parent and Acquisition Sub) from, any "standstill" or other similar agreement between the Company or any of its Subsidiaries, on the one hand, and such Person, on the other, unless the Special Committee determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under Delaware Law.

          (d)   Subject to Section 5.02(e), neither the Company Board nor any committee thereof, including the Special Committee, shall: (i) withhold, withdraw, amend, qualify or modify in a manner adverse to Parent or Acquisition Sub, or publicly propose to withhold, withdraw, amend, qualify or modify in a manner adverse to Parent or Acquisition Sub, the Company Board Recommendation; or (ii) approve, endorse or recommend an Acquisition Proposal; (each of clauses "(i)" and "(ii)", a "Company Board Recommendation Change"); provided, further, that a "stop, look and listen" communication by the Special Committee to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act or a statement that the Special Committee has received and is currently evaluating a written proposal or offer regarding a Competing Proposal shall not be prohibited or be deemed to be a Company Board Recommendation Change as long as the Special Committee expressly publicly reconfirms the Company Board Recommendation in such disclosure. At any time following the making by any Person of a public Acquisition Proposal, Parent may submit a written request to the Special Committee that the Special Committee publicly reconfirm the Company Board Recommendation within two (2) Business Days after receipt of such a request.

          (e)   Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to the receipt of the approvals contemplated by Section 7.01(a), the Special Committee (or the Company Board acting on the recommendation of the Special Committee) may: (i) make a Company Board Recommendation Change only in response to (A) the Company receiving an unsolicited, bona fide written Acquisition Proposal not involving a breach of this Agreement that the Special Committee (or the Company Board acting on the recommendation of the Special Committee) determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal or (B) an Intervening Event; or (ii) if the Company has complied with this Section 5.02, cause the Company to terminate this Agreement and, substantially concurrently with, and as a condition to, such termination, cause the Company to enter into a definitive written agreement providing for such Superior Proposal, which proposal did not result from any breach of this Section 5.02, if and only if, in all cases, (x) the Special

  Committee determines in good faith, after consulting with and receiving advice from outside counsel, that the failure to (1) effect a Company Board Recommendation Change or (2) terminate this Agreement and enter into a definitive written agreement providing for a Superior Proposal, in each case, would be inconsistent with its fiduciary duties under Delaware Law and (y) the Company complies with the provisions of Section 5.02(g) and Section 5.02(h).

          (f)    Nothing in this Agreement shall prohibit the Special Committee (or the Company Board acting on the recommendation of the Special Committee) from: (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act; and (ii) making any disclosure to the Company Stockholders that the Special Committee (or the Company Board acting on the recommendation of the Special Committee) determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law; provided, that, (A) this Section 5.02(f) shall not in and of itself be deemed to permit the Special Committee to make a Company Board Recommendation Change that would not otherwise be permitted pursuant to Section 5.02(e), and (B) in either such case, any such statement(s) or disclosures made by the Company Board or the Special Committee will be subject to the terms and conditions of this Agreement, including the provisions of Article VIII. Without limiting the generality of the foregoing, a factually accurate public statement by the Company that describes the Company's receipt of an Acquisition Proposal, that the Company is evaluating such Acquisition Proposal and the provisions of this Agreement related thereto, or any other disclosure permitted by this Section 5.02(f) shall not be deemed a Company Board Recommendation Change as long as the Special Committee expressly publicly reconfirms the Company Board Recommendation in such disclosure.

          (g)   Subject to Section 5.02(h), (i) no Company Board Recommendation Change may be made in response to a Superior Proposal or Intervening Event and (ii) no termination of this Agreement in accordance with Section 5.02(e) may be made: (A) until the fourth (4th) Business Day following Parent's receipt of written notice from the Company advising Parent that the Special Committee (or the Company Board acting on the recommendation of the Special Committee) intends to, in the case of clause "(i)", make such Company Board Recommendation Change, or, in the case of clause "(ii)", terminate this Agreement in accordance with Section 5.02(e) (each, a "Company Board Recommendation Notice") which notice shall specify (1) in the case of such an action taken in connection with a Superior Proposal, the terms and conditions of such Superior Proposal (including the identity of the Person making such Superior Proposal and a copy of the then-current forms of all of the relevant proposed transaction documents related thereto, including definitive agreements with respect to such Superior Proposal) or (2) if the basis of the proposed action by the Special Committee (or the Company Board acting on the recommendation of the Special Committee) is an Intervening Event, a detailed description of the Intervening Event; and (B) unless the Company shall, (x) during the four (4) Business Day period specified above (and any additional period related to a revision to the Superior Proposal, as provided below), negotiate, and cause its financial and legal advisors to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) with respect to any adjustments proposed by Parent to the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal (or, in the case of a Company Board Recommendation Notice that is related to an Intervening Event, so that the failure to make such Company Board Recommendation Change would no longer be inconsistent with the Company Board's or the Special Committee's fiduciary duties under Delaware Law) and no agreement is reached and (y) concurrently with, and as a condition to, the termination of this Agreement pursuant to Section 5.02(e), pay the Termination Fee as set forth in Section 8.03(b)(i).

          (h)   The parties agree that, in the case of such actions taken in connection with a Superior Proposal, any material amendment to the financial terms or other material terms of such Superior Proposal shall require a new Company Board Recommendation Notice and an additional two Business Day period (the period inclusive of all such days, the "Notice Period"). The Company agrees that: (i) during the Notice Period the Company shall, and shall cause its financial advisors and outside legal counsel to, negotiate with Parent in good faith (if Parent indicates to the Company that it desires to negotiate) the terms of this Agreement and (ii) the Company shall take into account all changes and adjustments to the terms of this Agreement proposed by Parent in determining whether such Acquisition Proposal continues to constitute a Superior Proposal. The Company shall promptly keep Parent informed of all developments affecting the material terms of any such Superior Proposal (and the Company shall provide Parent with copies of any additional material written materials received that relate to such Superior Proposal).

ARTICLE VI

ADDITIONAL COVENANTS

        Section 6.01.    Reasonable Best Efforts to Complete.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Acquisition Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, to consummate and make effective the Transactions, including using reasonable best efforts to obtain all necessary actions or non-actions, waivers, licenses, orders, registrations, permits, consents, approvals, orders and authorizations from third parties and/or Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Transactions. In furtherance thereof, the Company shall use reasonable best efforts to obtain all necessary or appropriate consents, waivers and approvals under any Contracts, registrations, orders, permits or licenses to which the Company or any of its Subsidiaries holds or is a party in connection with the Transaction Agreements and the consummation of the Transactions so as to maintain and preserve the benefits under such Contracts, registrations, orders, permits or licenses following the consummation of the Transactions. In addition to the foregoing, neither Parent or Acquisition Sub, on the one hand, nor the Company, on the other hand, shall take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of, preventing, impairing, delaying or otherwise adversely affecting the consummation of the Transactions or the ability of such party to fully perform its obligations under the Transaction Agreements. Notwithstanding anything to the contrary herein, (i) the Company shall not be required prior to the Effective Time to pay any consent or other similar fee, or other similar payment or other consideration (including increased rent or other similar payments) other than nominal amounts, or the provision of additional security (including a guaranty), to obtain the consent, waiver or approval of any Person under any Contract and (ii) the Company and its Representatives shall not be prohibited under this Section 6.01(a) from taking any action permitted by Section 5.02.

          (b)   Each of Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding any of the Transactions in connection with any filings or investigations with, by or before any Governmental Authority relating to the Transaction Agreements or the Transactions, including any proceedings initiated by a private party. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to (i) give each other reasonable advance notice of all meetings with any Governmental Authority relating to the Transactions, (ii) give each other an opportunity to participate in each of such meetings, (iii) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Transactions, (iv) provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any Governmental Authority relating to the Transactions and (v) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other with respect to, all material deliberations with respect to all efforts to satisfy the conditions set forth in clause Section 7.01(b). Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information.

          (c)   Each of Parent, Acquisition Sub and the Company shall cooperate with one another in good faith to: (i) promptly determine whether any filings with Governmental Authorities are required to be or should be made, and whether any other consents, approvals, permits or authorizations are required to be or should be obtained, from any Governmental Authority under any other applicable Law in connection with the Transactions and (ii) promptly make any filings, furnish information required in connection therewith and use reasonable best efforts to obtain timely any such consents, permits, authorizations, approvals or waivers that the parties determine are required to be or should be made or obtained in connection with the Transactions.

          (d)   In furtherance and not in limitation of the covenants of the parties contained in this Section 6.01, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Transactions. Notwithstanding the foregoing or any other provision of this Agreement, neither the Company nor any of its Affiliates shall, without Parent's prior written consent, and neither Parent nor any of its Affiliates shall be required to, agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to (i) any businesses or assets of the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries, taken as a whole, or (ii) any businesses or assets of Parent or its Affiliates.

          (e)   Not later than 3:30 p.m. (New York time) on the Business Day immediately following the date hereof, the Company shall cause to be filed with the Secretary of State of the State of Delaware the Series I Certificate of Designations.

        Section 6.02.    Proxy Statement; Schedule 13E-3.

          (a)   As promptly as practicable following the date of this Agreement (and in any event no later than 20 Business Days after the date of this Agreement), the Company shall prepare and file with the SEC the Proxy Statement, which shall, subject to Section 5.02(e), include the Company Board Recommendation and the Company and Parent shall jointly prepare and Parent shall file the Schedule 13E-3. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments by the SEC staff in respect of the Proxy Statement and Schedule 13E-3. Each of the Company and Parent shall furnish all information concerning such party to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement and Schedule 13E-3. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and Schedule 13E-3 and shall provide each other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating thereto. Prior to filing or mailing the Proxy Statement and the Schedule 13E-3, the Company shall provide Parent, and Parent shall provide to the Company, as applicable, a reasonable opportunity to review and propose comments on the Proxy Statement and the Schedule 13E-3, as applicable (and any amendments or supplements thereto) or any responses to the SEC and shall in good faith consider such comments reasonably proposed by the Company or Parent, as applicable, for inclusion therein. Each of the Company and Parent shall use all its reasonable best efforts to cause the definitive Proxy Statement and Schedule 13E-3 to be disseminated to the Company Stockholders as promptly as practicable after the date of this Agreement.

          (b)   The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting for the purpose of obtaining the approvals contemplated by Section 7.01(a); provided, that the Company Stockholder Meeting shall be held no later than 40 days after the Proxy Statement is first disseminated to the Company Stockholders. Subject to Section 5.02(e), the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done, all things necessary, proper or advisable on its part to obtain from the Company Stockholders the approvals contemplated by Section 7.01(a) at the Company Stockholder Meeting or any adjournment or postponement thereof. Unless this Agreement has been terminated pursuant to Article VIII, the Company's obligation to call, give notice of, convene and hold the Company Stockholder Meeting in accordance with the foregoing sentence of this Section 6.02(b) shall apply notwithstanding the commencement, disclosure, announcement or submission of any Acquisition Proposal to the Company, the Company Board, the Special Committee, its Representatives or the Company Stockholders, or of any Company Board Recommendation Change, and the Company shall not submit to the vote of the Company Stockholders any Acquisition Proposal other than the Transactions. The Company shall not, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting; provided, that the Company may, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting, after consultation with Parent, (i) if the failure to adjourn or postpone the Company Stockholder Meeting would reasonably be expected to be a violation of applicable Law or to allow for the distribution of any required supplement or amendment to the Proxy Statement, or (ii) if as of the time at which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting. Notwithstanding the foregoing, the Company shall postpone or adjourn the Company Stockholders Meeting up to two (2) times for up to thirty (30) days each upon the request of Parent in order to allow reasonable additional time to enable the Company to solicit additional votes from Company Stockholders, if necessary to obtain the approvals contemplated by Section 7.01(a).

        Section 6.03.    Public Statements and Disclosure.     The initial press release regarding the Transactions shall be a Company press release and thereafter none of the parties to this Agreement or any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Transaction Agreements and the Transactions without the prior consultation of the other party and giving the other party the opportunity to review and comment on such press release or other announcement, except for any such release or other announcement required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant party is subject; provided, however, that the restrictions set forth in this Section 6.03 shall not apply to any release or announcement made or proposed to be made following a Company Board Recommendation Change.

        Section 6.04.    Anti-Takeover Laws.     If any state anti-takeover or other similar Law is or becomes applicable to the Transaction Agreements or any of the Transactions, the Company, Parent and Acquisition Sub shall use their respective reasonable best efforts to ensure that the Transactions may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on the Transaction Agreements and the Transactions.

        Section 6.05.    Access; Confidentiality.

          (a)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its financial advisors, business consultants, legal counsel, accountants and other agents and representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company; provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information or (ii) access to such documents or information would give rise to a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, and provided further, that no information or knowledge obtained by Parent in any investigation conducted pursuant to the access contemplated by this Section 6.05 shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or otherwise impair the rights and remedies available to Parent and Acquisition Sub hereunder. If the Company does not provide access or information in reliance on the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate the applicable Law or obligation or to waive such a privilege including by providing such information in redacted form as necessary to preserve such a privilege or comply with such Law or otherwise make appropriate substitute disclosure arrangements, to the extent possible. Any investigation conducted pursuant to the access contemplated by this Section 6.05 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries. Nothing in this Section 6.05 or elsewhere in this Agreement shall be construed to require the Company, any of its Subsidiaries or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information or to allow sampling of any environmental media or building component.

          (b)   The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its financial advisors, business consultants, legal counsel, accountants and other agents and representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.05. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement, each of the Company and Parent shall hold, and shall cause their respective Representatives to hold, all information received from the other party or its Representatives, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

        Section 6.06.    Section 16(b) Exemption.     The Company shall take all actions reasonably necessary to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) in connection with the Transactions by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.07.    Directors' and Officers' Indemnification and Insurance.

          (a)   All rights to indemnification by the Company or any of its Subsidiaries existing in favor of those Persons who are present or former directors and officers of the Company or any of its Subsidiaries (the "Indemnified Parties") for their acts and omissions occurring prior to the Effective Time, as provided in the certificate of incorporation and bylaws of the Company or any of its Subsidiaries (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Parties (as in effect as of the date of this Agreement) in the forms made available by the Company to Parent or Parent's Representatives prior to the date of this Agreement, shall survive the Merger and Parent and the Surviving Corporation shall cause them to be observed by the Surviving Corporation and its Subsidiaries to the fullest extent permitted under Delaware law.

          (b)   As of the Effective Time, Parent or the Surviving Corporation (with the election being at Parent's option) shall have purchased a tail policy to the current policy of directors' and officers' liability insurance maintained by Company which tail policy shall be effective for a period from the Effective Time through and including the date six (6) years after the Merger Closing Date (a "Tail Policy") with respect to claims arising from facts or events that occurred on or before the Effective Time, and which Tail Policy shall contain coverage and amounts at least as favorable to the Indemnified Parties as the coverage currently provided by Company's current directors' and officers' liability insurance policies (in the aggregate); provided, however, that in no event shall Parent or the Surviving Corporation be required to expend, for the entire Tail Policy, in excess of three times the annual premium currently paid by the Company for such insurance; and, provided, further that, if the premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy or policies with the greatest coverage available for a cost not exceeding such amount.

          (c)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.07.

          (d)   The rights of the Indemnified Parties under this Section 6.07 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws.

        Section 6.08.    Employee Matters.

          (a)   During the one (1) year period following the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to provide each employee of the Company and any Subsidiary who continues to be employed by the Surviving Corporation or any Subsidiary thereof following the Effective Time (the "Continuing Employees") with base wages or salary, bonus opportunities and benefits (but not including change in control or equity compensation or benefits), that are at least substantially comparable in the aggregate to those provided to Continuing Employees immediately prior to the execution of this Agreement.

          (b)   For purposes of vesting, eligibility to participate and determination of the level of benefits under the employee benefit plans of the Surviving Corporation and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the "New Plans"), each Continuing Employee shall be credited with his or her years of service with the Company and its Subsidiaries before the Effective Time to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any analogous Company Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time (the "Old Plans"), provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, Parent shall cause all pre-existing condition exclusions, actively-at-work requirements and waiting period limitations under any New Plan to be waived for such employee and his or her covered dependents to the extent such conditions would have been waived under the Old Plans, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year prior to the Effective Time to be taken into account under the corresponding New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (c)   Nothing in this Section 6.08 shall (i) create any right in any Continuing Employee to continued employment by Parent, the Surviving Corporation, or any Subsidiary thereof or (ii) require Parent, the Surviving Corporation, or any Subsidiary thereof to continue any Company Benefit Plan or prevent the amendment, modification or termination of any Company Benefit Plan after the Effective Time. Nothing in this Section 6.08 or elsewhere in this Agreement shall be construed as an amendment to any benefit plan of the Company, the Surviving Corporation or any respective Affiliate.

        Section 6.09.    Notification of Certain Matters.     At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall give prompt notice to Parent and Acquisition Sub upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Acquisition Sub to consummate the Transactions or the remedies available to the parties hereunder; and provided, further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Parent pursuant to this Section 6.09.

        Section 6.10.    Certain Litigation.     The Company shall promptly advise Parent of any litigation commenced after the date hereof against the Company or any of its directors (in their capacity as such) by any Company Stockholders (on their own behalf or on behalf of the Company) relating to the Transaction Agreements or the Transactions, and shall keep Parent reasonably informed regarding any such litigation. The Company shall (i) control the defense of any such stockholder litigation and (ii) give Parent the opportunity to participate at Parent's expense in the defense or settlement of any such stockholder litigation. No settlement of any such stockholder litigation shall be agreed to without Parent's prior consent (which consent shall not be unreasonably withheld, conditioned or delayed).

        Section 6.11.    Stock Exchange De-listing.     Prior to the Exchange Effective Time, each of the Company and Parent shall take such actions reasonably required to cause the Company Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        Section 6.12.    Tax Matters.

          (a)   The Company shall use its best efforts to obtain the opinions of counsel referred to in Section 7.02(d).

          (b)   Notwithstanding anything to the contrary in this Agreement, on the Requested Transactions Closing Date, the Company shall (i) declare and pay dividends in an amount at least equal to (A) one hundred percent (100%) of the Company's REIT taxable income and (B) all of the net capital gain of the Company for the portion of the taxable year up to and including the Requested Transactions Closing Date (any such distribution a "REIT Qualification Dividend"); provided, that such REIT Qualification Dividend shall only be required to the extent that the Closing Dividend paid pursuant to Section 2.03(c) is not sufficient to distribute one hundred percent (100%) the Company's REIT taxable income and all of the net capital gain of the Company for the portion of the taxable year up to and including the Merger Closing Date, and (ii) otherwise take all actions, and refrain from taking all actions, as are necessary to ensure that the Company will qualify for taxation as a REIT for U.S. federal income tax purposes and avoid the imposition of any income or excise Taxes, in each case through the Merger Closing Date.

          (c)   The Company and its Subsidiaries will prepare and timely file all material Tax Returns required to be filed by them on or before the Merger Closing Date in a manner consistent with past practice, except as otherwise required by applicable law;

          (d)   The Company and its Subsidiaries will timely pay all material Taxes required to be paid by them prior to the Merger Closing, and shall establish proper reserves for all Taxes accrued but not yet payable as of the Merger Closing.

        Section 6.13.    Requested Transactions.     Parent shall have the right, in its sole discretion and without requiring the further consent of the Company or the Company Board, upon reasonable notice to the Company (but at least five (5) Business Days prior to the Exchange Closing), to require the Company to (a) sell or cause to be sold any amount (including all or substantially all) of the capital stock, shares of beneficial interests, partnership interests or limited liability interests owned, directly or indirectly, by the Company in one or more Subsidiaries to any person at a price (provided that the Company shall not be required to sell any such assets for less than reasonably equivalent value) and on terms as designated by Parent, (b) sell or cause to be sold any (including all or substantially all) of the assets of the Company or one or more Subsidiaries to any person at a price (provided that the Company shall not be required to sell any such assets for less than reasonably equivalent value) and on terms as designated by Parent and (c) contribute any of the assets of the Company or one or more Subsidiaries designated by Parent to the capital of any Subsidiary, (d) declare and/or pay any dividends or other distributions to holders of Company Shares (including the Closing Dividend) or (e) take any other action requested by Parent, including entering into definitive documents with respect to the foregoing (clauses (a), (b), (c), (d) and (e) being "Requested Transactions"); provided, however, that (i) the consummation of the Requested Transactions shall be conditioned upon the consummation of the Exchange, (ii) none of the Requested Transactions shall delay or prevent the completion of the Merger, (iii) neither the Company nor any Subsidiary of the Company shall be required to take any action in contravention of any Laws or the certificate of incorporation or bylaws or similar organizational documents of the Company or such Subsidiary, (iv) the Requested Transactions (or the inability to complete the Requested Transactions) shall not affect or modify in any respect the obligations of Parent and Acquisition Sub under this Agreement, including payment of the Merger Consideration (except with respect to any reduction in the Merger Consideration due to the payment of any dividend) and (v) neither the Company nor any Subsidiary of the Company shall be required to take any action that would adversely affect the classification of the Company as a "real estate investment trust" within the meaning of Sections 856 through 860 of the Code (a "REIT"). If the Merger Agreement is terminated in accordance with Article VIII without the Merger Closing having occurred, (i) Parent shall promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company in connection with any actions taken by the Company in accordance with this Section 6.13 (including reasonable fees and expenses of its Subsidiaries) and (ii) Parent hereby agrees to indemnify and hold harmless the Company Board, the

Company, its Subsidiaries and their Affiliates and Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions.

ARTICLE VII

CONDITIONS TO THE EXCHANGE

        Section 7.01.    Conditions.    The respective obligations of the Voting Parties and the Company to consummate the Exchange shall be subject to the satisfaction or waiver (where permissible under applicable Law) prior to the Exchange Effective Time, of each of the following conditions:

          (a)    Stockholder Approval.    This Agreement shall have been duly adopted and the sale of all or substantially all of the partnership interests held by the Company in the Operating Partnership pursuant to the Requested Transactions shall have been duly approved, in each case, by (i) the Requisite Stockholder Approval and (ii) the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock not beneficially owned by Parent or any of its Affiliates (including Brookfield Property Partners and its Affiliates).

          (b)    No Order; Illegality.    (i) No court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of any Transaction and (ii) no Governmental Authority shall have instituted any Legal Proceeding (which remains pending) before any United States court or other Governmental Authority of competent jurisdiction seeking to restrain, enjoin or otherwise prohibit consummation of any Transaction.

        Section 7.02.    Additional Conditions to the Obligations of the Voting Parties.    The obligations of the Voting Parties to effect the Exchange are also subject to the satisfaction or waiver by Parent at or prior to the Exchange Effective Time of the following conditions:

          (a)    Accuracy of Representations.

              (i)  Each of the representations and warranties of the Company contained in this Agreement, other than the representations and warranties contained in Section 3.01 (Organization; Good Standing), Section 3.02 (Corporate Power; Enforceability), Section 3.03 (Requisite Stockholder Approval), Section 3.06 (Company Capitalization), Section 3.07 (Subsidiaries), Section 3.25 (Brokers), Section 3.26 (Opinion of Financial Advisor) and Section 3.27 (State Anti-Takeover Statutes; No Rights Plan) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Exchange Closing Date as if made on and as of the Exchange Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies, in the aggregate, do not constitute, and would not reasonably be expected to have, a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties all materiality qualifications and other similar qualifications (including any Company Material Adverse Effect qualification) limiting the scope of such representations and warranties shall be disregarded.

             (ii)  Each of the representations and warranties contained in Section 3.01 (Organization; Good Standing), Section 3.02 (Corporate Power; Enforceability), Section 3.03 (Requisite Stockholder Approval), Section 3.07 (Subsidiaries), Section 3.25 (Brokers), Section 3.26 (Opinion of Financial Advisor) and Section 3.27 (State Anti-Takeover Statutes; No Rights Plan) shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Exchange Closing Date as if made on and as of the Exchange Closing Date (other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties all materiality qualifications and other similar qualifications (including any Company Material Adverse Effect qualification) limiting the scope of such representations and warranties shall be disregarded.

            (iii)  Each of the representations and warranties contained in Section 3.06 (Company Capitalization) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Exchange Closing Date as if made on and as of the Exchange Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that in the aggregate do not cause the aggregate Merger Consideration required to be paid by Parent hereunder to effectuate the Merger to increase by $1,000,000 or more will be disregarded.

          (b)    Performance of Covenants.    The Company shall have complied with and performed in all material respects all covenants and agreements required to performed or complied with by it under this Agreement at or prior to the Exchange Closing.

          (c)    No Company Material Adverse Effect.    Since the date of this Agreement, there shall not have been any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect.

          (d)    REIT Opinion.    Parent shall have received a written opinion of Sidley Austin LLP, dated as of the Exchange Closing Date and in form and substance as set forth in Exhibit C, to the effect that, commencing with the Company's taxable year that ended on December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and Regulations and its method of operation has enabled the Company to meet, through the Exchange Effective Time the requirements for qualification and taxation as a REIT under the Code, which opinion shall be subject to customary exceptions, assumptions and qualifications and based on customary representations.

          (e)    Certificate.    Parent shall have received a certificate executed by the Company's Chief Executive Officer confirming that the conditions set forth in clauses "(a)," "(b)" and "(c)" of this Section 7.02 have been duly satisfied.

        Section 7.03.    Additional Conditions to the Obligations of the Company.     The obligation of the Company to effect the Exchange is also subject to the satisfaction or waiver by the Company at or prior to the Exchange Effective Time of the following conditions:

          (a)    Accuracy of Representations.    Each of the representations and warranties of Parent and Acquisition Sub set forth in this Agreement shall have been true and accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Exchange Closing Date as if made on and as of the Exchange Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) would not prevent or materially delay consummation of the Merger or otherwise prevent Parent or Acquisition Sub from performing any of their material obligations under this Agreement.

          (b)    Performance of Covenants.    Parent and Acquisition Sub shall have complied with and performed in all material respects all covenants and agreements required to performed or complied with by them under this Agreement at or prior to the Exchange Closing.

          (c)    Certificate.    The Company shall have received a certificate executed by an authorized officer of Parent confirming that the conditions set forth in clauses "(a)" and "(b)" of this Section 7.03 have been duly satisfied.

        Section 7.04.    Frustration of Conditions.     None of the Company, Parent or Acquisition Sub may rely, either as a basis for not consummating the Exchange or the Merger or the other Transactions or terminating this Agreement and abandoning the Exchange or the Merger, on the failure of any condition set forth in Section 7.01, Section 7.02 or Section 7.03, as the case may be, to be satisfied if such failure was caused by such party's material breach of any provision of this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.01.    Termination Prior to the Exchange Effective Time.     This Agreement may be terminated at any time prior to the Exchange Effective Time, whether before or after receipt of the Requisite Stockholder Approval (except as otherwise expressly noted):

          (a)   by either Parent or the Company:

              (i)  by mutual written agreement of Parent and the Company;

             (ii)  if the Merger shall not have been consummated on or before October 31, 2016 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(a)(ii) shall not be available to any party hereto whose action or failure to fulfill any material obligation under this Agreement has been the principal cause of or resulted in the failure of the Merger to have been consummated on or before the Termination Date;

            (iii)  if the Company Stockholder Meeting (including any adjournments or postponements thereof, subject to Section 6.02(b)) shall have been held and been concluded and the approvals contemplated by Section 7.01(a) shall not have been obtained;

            (iv)  any Order permanently restraining, enjoining or otherwise prohibiting consummation of any Transaction, shall become final and non-appealable;

          (b)   by the Company:

              (i)  if (A) the Company is not then in material breach of any Transaction Agreement and (B) Parent and/or Acquisition Sub shall have breached or otherwise violated any of their respective material covenants, agreements or other obligations under any Transaction Agreement, or any of the representations and warranties of Parent and Acquisition Sub set forth in any Transaction Agreement shall have become inaccurate, which breach, violation or inaccuracy (1) would result in a failure of a condition set forth in Section 7.01 or Section 7.03 and (2) cannot be cured by the Termination Date or, if curable before the Termination Date, is not cured within thirty (30) Business Days following the Company's delivery of written notice to Parent stating the Company's intention to terminate this Agreement pursuant to this Section 8.01(b)(i) and the basis for such termination; or

             (ii)  in accordance with Section 5.02(e).

          (c)   by Parent:

              (i)  if (A) Parent or Acquisition Sub are not then in material breach of any Transaction Agreement and (B) the Company shall have breached or otherwise violated any of its material covenants, agreements or other obligations under any Transaction Agreement, or any of the representations and warranties of the Company set forth in any Transaction Agreement shall have become inaccurate, which breach, violation or inaccuracy (1) would result in a failure of a condition set forth in Section 7.01 or Section 7.02 and (2) cannot be cured by the Termination Date or, if curable before the Termination Date, is not cured within thirty (30) Business Days following Parent's delivery of written notice to the Company stating Parent's intention to terminate this Agreement pursuant to this Section 8.01(c)(i) and the basis for such termination; or

             (ii)  at any time prior to the adoption of this Agreement by the approvals contemplated by Section 7.01(a), if a Triggering Event shall have occurred.

        Section 8.02.    Notice of Termination; Effect of Termination.     Any proper and valid termination of this Agreement pursuant to Section 8.01 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable (it being agreed that the party hereto terminating this Agreement pursuant to Section 8.01 shall give prompt written notice of such termination to the other party or parties hereto). If this Agreement is terminated pursuant to Section 8.01, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any director, officer, employee, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of Section 6.03, this Section 8.02, Section 8.03 and Article IX, each of which shall survive the termination of this Agreement and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from any liability or damages (which the parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the Transactions) resulting from any breach of this Agreement prior to such termination, in which case the aggrieved party shall be entitled to all remedies available at Law or in equity. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        Section 8.03.    Fees and Expenses.

          (a)    General.    Except as set forth in this Section 8.03, all fees and expenses incurred in connection with the Transaction Agreements and the Transactions hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Transactions are consummated. If this Agreement is terminated by Parent pursuant to Section 8.01(c)(i), then the Company shall pay to Parent all of the Expenses of Parent and Acquisition Sub. If this Agreement is terminated by the Company pursuant to Section 8.01(b)(i), Parent shall pay to the Company all of the Expenses of the Company. As used herein, "Expenses" means all reasonable out-of-pocket expenses and fees (including reasonable fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel, for arranging, committing to provide or providing any financing for the Transactions) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Transaction Agreements, the preparation, printing, filing and mailing of the Proxy Statement or Schedule 13E-3, the filing of any required notices under applicable regulations and all other matters related to the Transactions.

          (b)    Company Payments.

              (i)  The Company shall pay $40,000,000 to Parent (the "Termination Fee"), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, (A) concurrently with, and as a condition to, the termination of this Agreement by the Company pursuant to Section 8.01(b)(ii) and as a condition to the effectiveness of such termination or (B) within two (2) Business Days after demand by Parent, if this Agreement is terminated by Parent pursuant to Section 8.01(c)(ii).

             (ii)  The Company shall pay the Termination Fee to Parent, net of any Expenses reimbursement previously paid by the Company to Parent pursuant to Section 8.03(a), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, within two (2) Business Days after demand by Parent, if (A) this Agreement is terminated (1) by Parent or the Company pursuant to Section 8.01(a)(ii), (2) by Parent or the Company pursuant to Section 8.01(a)(iii) or (3) by Parent pursuant to Section 8.01(c)(i); (B) following the execution and delivery of this Agreement and prior to such termination, a Competing Acquisition Transaction shall have been publicly announced or shall have become publicly disclosed and not publicly withdrawn; and (C) within twelve (12) months following such termination (the "Tail Period"), a Competing Acquisition Transaction has been consummated or the Company has entered into a definitive agreement with respect to any Competing Acquisition Transaction during the Tail Period and such Competing Acquisition Transaction is thereafter consummated. For purposes of the foregoing, a "Competing Acquisition Transaction" shall have the same meaning as an "Acquisition Transaction" except that all references therein to "more than 20%" shall be deemed to be references to "a majority."

            (iii)  If Parent or its designee receives full payment pursuant to this Section 8.03(b), or reimbursement of any applicable Expenses pursuant to Section 8.03(a), the receipt of the applicable Termination Fee and/or Expenses (if applicable) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Acquisition Sub, any of their respective Affiliates or any other person in connection with the Transaction Agreements (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Acquisition Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with the Transaction Agreements, any of the Transactions or any matters forming the basis for such termination; provided, however, that nothing in this Section 8.03(b) shall limit the rights of Parent and Acquisition Sub under Section 8.03(c). The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

          (c)    Exclusive Remedy.    Notwithstanding anything to the contrary in this Agreement but subject to Section 9.08 and the first proviso of this sentence, Parent's right to receive payment from the Company of (i) Parent's Expenses pursuant to Section 8.03(a) and/or (ii) the Termination Fee pursuant to Section 8.03(b) shall be the sole and exclusive remedy of Parent and Acquisition Sub against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, "Company Related Parties") for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of the Transaction Agreements or the Transactions; provided, however, that the Company shall not be relieved or released from any liabilities or damages arising out of fraud or its willful and material breach of any Transaction Agreement; provided, further, that the aggregate amount of any damages determined by a court to be payable by the Company pursuant to the foregoing proviso shall be reduced by the amount of any Parent Expenses and Termination Fee previously paid to Parent pursuant to this Section 8.03.

        Section 8.04.    Amendment.     Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Acquisition Sub and the Company; provided, however, that if this Agreement has been adopted by the Company Stockholders in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval of such Company Stockholders under Delaware Law without such approval.

        Section 8.05.    Extension; Waiver.     At any time and from time to time prior to the Exchange Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein; provided, however, that (i) after receipt of the approvals contemplated by Section 7.01(a), there shall be made no waiver that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders and (ii) no waiver shall be made under this Agreement after the Exchange Effective Time. Except as required by Law, no extension or waiver by the Company shall require the approval of the stockholders of the Company. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.01.    Survival of Representations, Warranties and Covenants.     The representations, warranties and covenants of the Company, Parent and Acquisition Sub contained in this Agreement shall terminate at, and shall not survive, the Effective Time, and only the covenants that by their terms are to be performed after the Effective Time shall so survive the Effective Time in accordance with their respective terms.

        Section 9.02.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand or by facsimile (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

          (a)   if to Parent or Acquisition Sub, to:

Brookfield Property Group Brookfield Place 250 Vesey Street, 14th Floor New York, NY 10281
Attention:	Brian Kingston, Senior Managing Partner Murray Goldfarb, Managing Partner

Email:	brian.kingston@brookfield.com murray.goldfarb@brookfield.com with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153
Attention:	Michael J. Aiello Matthew J. Gilroy
Facsimile:	212-310-8007
if to the Company, to:
Rouse Properties Inc. 1114 Avenue of the Americas, Suite 2800 New York, NY 10036
Attention:	Susan Elman, Executive Vice President & General Counsel
with a copy (which shall not constitute notice) to:
Sidley Austin LLP 787 Seventh Avenue New York, NY 10019
Attention:	Scott M. Freeman
Facsimile:	212-839-5599

        Section 9.03.    Assignment.     No party may assign, in whole or in part, by operation of law or otherwise, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Parent and Acquisition Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Acquisition Sub of any of their obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.03 shall be null and void.

        Section 9.04.    Confidentiality.     Parent, Acquisition Sub and the Company hereby acknowledge that Brookfield Asset Management Inc. and the Company have previously executed a Confidentiality Agreement, dated as of February 15, 2016 (the "Confidentiality Agreement"), which will continue in full force and effect in accordance with its terms.

        Section 9.05.    Entire Agreement.

        (a)   This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits hereto, the Company Disclosure Letter and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

        (b)   EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT, ACQUISITION SUB OR ANY OF THEIR AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR REPRESENTATIVES, ON THE ONE HAND, NOR THE COMPANY OR ANY OF ITS

AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR REPRESENTATIVES, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THE TRANSACTION AGREEMENTS OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

        Section 9.06.    Third Party Beneficiaries.    This Agreement is not intended to, and shall not, confer upon any Person not a party hereto any rights or remedies hereunder, except (a) for the provisions of Section 6.07 (which shall be for the benefit of the Indemnified Parties) and (b) that the Company on behalf of the holders of Company Shares, Company Options and Company Restricted Stock has the right to seek damages (including claims for damages based on loss of the economic benefits of the Transactions to the holders of Company Shares, Company Options and Company Restricted Stock) in the event of Parent's or Acquisition Sub's failure to consummate the Merger in breach of this Agreement (whether or not the Agreement has been terminated), which right is hereby expressly acknowledged and agreed by Parent and Acquisition Sub. The rights of third-party beneficiaries referenced in clause (b) of the preceding sentence may be exercised only by the Company (on behalf of the holders of Company Shares, Company Options and Company Restricted Stock as their agent) through action expressly approved by the Special Committee, and no stockholder of the Company or holder of Company Options or Company Restricted Stock whether purporting to act in its capacity as a stockholder or holder of Company Options or Company Restricted Stock purporting to assert any right (derivatively or otherwise) on behalf of the Company, shall have any right or ability to exercise or cause the exercise of any such right. Notwithstanding the foregoing, following the Effective Time the provisions of Section 2.07(a) and Section 2.08 shall be enforceable by holders of Certificates and Uncertificated Shares, and the provisions of Section 2.07(d) shall be enforceable by holders of Company Options and the provisions of Section 2.07(e) shall be enforceable by holders of Company Restricted Stock.

        Section 9.07.    Severability.    If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        Section 9.08.    Specific Performance.     Except as set forth in Section 8.03(b)(iii), the parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (in the courts described in Section 9.09(b)) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity, and (ii) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into the Transaction Agreements.

        Section 9.09.    Governing Law; Jurisdiction.

        (a)   This Agreement and the other Transaction Agreements, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the other Transaction Agreements, or the negotiation, execution or performance of this Agreement or the other Transaction Agreements, shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        (b)   Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the Transactions, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.02 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.09 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court within the State of Delaware) in the event any dispute or controversy arises out of the Transaction Agreements or the Transactions, or for recognition and enforcement of any judgment in respect thereof; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any actions or proceedings arising in connection with the Transaction Agreements or the Transactions shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court within the State of Delaware); (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action relating to the Transaction Agreements or the Transactions in any court other than the aforesaid courts. Each of Parent, Acquisition Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each of the parties agrees to waive any bond, surety or other security that might be required of any other party with respect to any such Proceeding, including any appeal thereof.

        Section 9.10.    WAIVER OF JURY TRIAL.     Each of the parties hereto hereby acknowledges and agrees that any controversy that may arise under or relating to this Agreement, the other Transaction Agreements or the Transactions is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives all rights it may have to a trial by jury in respect of any litigation (whether based on contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement, the other Transaction Agreements and the Transactions or the facts or circumstances leading to its execution or performance. Each party certifies and acknowledges that (i) no party or representative or affiliate thereof has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver knowingly and voluntarily and (iv) it has been induced to enter into this Agreement or the other Transaction Agreements by, among other things, the mutual waivers and certifications contained in this paragraph.

        Section 9.11.    Disclosure Letter References.     The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement and (ii) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (ii) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

        Section 9.12.    Counterparts.     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        Section 9.13.    Non-Recourse.     No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or Affiliate of any party hereto or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or the other Transaction Agreements or for any claim based on, in respect of, or by reason of, the Transactions; provided, however, that nothing in this Section 9.13 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of the Transaction Agreements.

        Section 9.14.    Limited Guarantee.     To induce the Company to enter into this Agreement, the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantee, as a primary obligors and not as a surety, to the Company the full and timely payment and performance by Parent and Acquisition Sub of all of Parent's and Acquisition Sub's respective covenants, obligations, undertakings and liabilities in connection with the Transaction Agreements or the Transactions; provided, that in no event shall the aggregate obligations of the Guarantors under this Section 9.14 exceed the sum of (i) the Closing Dividend Amount and (ii) the aggregate Merger Consideration payable hereunder, other than with respect to any and all amounts that may be payable under Section 6.07 and Section 6.13. In addition, each Guarantor shall provide to Parent and Acquisition Sub all assistance necessary to enable Parent and Acquisition Sub to comply with all its obligations hereunder, including Article VI, to the fullest extent contemplated hereby. The Guarantors acknowledge that they are receiving benefits in connection with providing this guaranty pursuant to this Section 9.14. The guaranty pursuant to this Section 9.14 shall terminate as of immediately after the Effective Time, other than with respect to any and all amounts that may be payable under Section 6.07 and Section 6.13.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

PARENT:
BSREP II RETAIL POOLING LLC
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner
ACQUISITION SUB:
BSREP II RETAIL HOLDINGS CORP.
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[MERGER AGREEMENT]

THE COMPANY:
ROUSE PROPERTIES, Inc., a Delaware corporation
By:	/s/ Andrew Silberfein
Name:	Andrew Silberfein
Title:	President and Chief Executive Officer

[MERGER AGREEMENT]

GUARANTORS:
BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II-A L.P.
By:	Brookfield Strategic Real Estate Partners II GP L.P., its general partner
By:	Brookfield Strategic Real Estate Partners II GP of GP LLC, its general partner
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner
BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II-A (ER) L.P.
By:	Brookfield Strategic Real Estate Partners II GP L.P., its general partner
By:	Brookfield Strategic Real Estate Partners II GP of GP LLC, its general partner
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[MERGER AGREEMENT]

BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II-B L.P.
By:	Brookfield Strategic Real Estate Partners II GP L.P., its general partner
By:	Brookfield Strategic Real Estate Partners II GP of GP LLC, its general partner
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner
BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II-C L.P.
By:	Brookfield Strategic Real Estate Partners II GP L.P., its general partner
By:	Brookfield Strategic Real Estate Partners II GP of GP LLC, its general partner
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner
BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II-C (ER) L.P.
By:	Brookfield Strategic Real Estate Partners II GP L.P., its general partner
By:	Brookfield Strategic Real Estate Partners II GP of GP LLC, its general partner
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[MERGER AGREEMENT]

BROOKFIELD STRATEGIC REAL ESTATE PARTNERS BPY BORROWER L.P.
By:	Brookfield Strategic Real Estate Partners II GP L.P., its general partner
By:	Brookfield Strategic Real Estate Partners II GP of GP LLC, its general partner
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[MERGER AGREEMENT]

EXHIBIT A

Exchange Agreement
(see attached)

EXHIBIT B

Amended & Restated Certificate of Incorporation

EXHIBIT C

REIT Opinion

Annex B

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

February 24, 2016

The Special Committee of the Board of Directors
Rouse Properties, Inc.
1114 Avenue of the Americas, Suite 2800
New York, New York 10036

The Special Committee of the Board of Directors:

We understand that Rouse Properties, Inc. ("Rouse") proposes to enter into an Agreement and Plan of Merger (the "Agreement") among Rouse, BSREP II Retail Pooling LLC ("Parent"), an affiliate of Brookfield Asset Management Inc. ("Brookfield Asset Management"), BSREP II Retail Holdings Corp., a wholly owned subsidiary of Parent ("Acquisition Sub"), and certain parties specified in the Agreement as guarantors (collectively, the "Guarantors") pursuant to which Rouse will be acquired by Parent (such acquisition, the "Transaction"). The Agreement provides for, among other things, the merger of Acquisition Sub with and into Rouse (the "Merger") and a pro rata payment by Rouse, prior to the effective time of the Merger, of a special cash dividend or other distribution (the "Special Payment"), as a result of which Merger and Special Payment each holder of an outstanding share of the common stock, par value $0.01 per share, of Rouse ("Rouse Common Stock") will be entitled to receive $18.25 per share in cash (the "Consideration"). The terms and conditions of the Transaction and related transactions (including, without limitation, certain requested transactions contemplated by the Agreement) are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Rouse Common Stock (other than Parent, Acquisition Sub, the Guarantors, affiliates of Parent that enter into a voting agreement in connection with the Transaction (the "Voting Parties"), and their respective affiliates) of the Consideration to be received by such holders in connection with the Transaction.

In connection with this opinion, we have, among other things:

  (i)
  reviewed certain publicly available business and financial information relating to Rouse;

  (ii)
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of Rouse furnished to or discussed with us by the management of Rouse, including certain financial forecasts relating to Rouse prepared by the management of Rouse both before and after giving effect to a potential sale by Rouse of joint venture interests in certain properties of Rouse (collectively, the "JV Interests Sales") contemplated to be undertaken in 2016 (such forecasts, before giving effect to such JV Interests Sales, the "Base Plan Forecasts" and, after giving effect to such JV Interest Sales, the "Capital Plan Forecasts") and discussed with the management of Rouse its assessments as to the relative likelihood of achieving the future financial forecasts reflected in the Base Plan Forecasts and the Capital Plan Forecasts;

  (iii)
  discussed the past and current business, operations, financial condition and prospects of Rouse with members of the senior management of Rouse;

  (iv)
  reviewed the trading history for Rouse Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

  (v)
  compared certain financial and stock market information of Rouse with similar information of other companies we deemed relevant;

  (vi)
  considered the results of our efforts, at the direction of the Special Committee of the Board of Directors of Rouse (the "Special Committee"), to solicit indications of interest from selected third parties with respect to a possible acquisition of Rouse;

The Special Committee of the Board of Directors
Rouse Properties, Inc.
February 24, 2016

  (vii)
  reviewed a draft, dated February 24, 2016, of the Agreement; and

  (viii)
  performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

We have not relied, for purposes of our opinion, on a comparison of the financial terms of the Transaction to the financial terms of other transactions given, in our view, the lack of recent transactions in the mall sector of the industry in which Rouse operates and sufficient comparability of other transactions with the Transaction. In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Rouse that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. As you are aware, based on the assessments of the management of Rouse as to the relative likelihood of achieving the future financial results reflected in the Base Plan Forecasts and the Capital Plan Forecasts, we have been directed to utilize, and we have relied upon, the Capital Plan Forecasts for purposes of our analyses and opinion. With respect to the Capital Plan Forecasts, we have been advised by Rouse, and we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Rouse as to the future financial performance of Rouse and the other matters covered thereby. At the direction of Rouse, we have relied upon the assessments of the management of Rouse as to, among other things, (i) the amount and timing of the Special Payment and the net proceeds to be realized from contemplated JV Interest Sales, (ii) the potential impact on Rouse of certain market, competitive and other trends in and prospects for the commercial real estate and retail markets and related credit and financial markets and (iii) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key tenants of Rouse. We have assumed, with the consent of Rouse, that any developments with respect to any such matters would not be meaningful in any respect to our analyses or opinion.

We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Rouse or any other entity, nor have we made any physical inspection of the properties or assets of Rouse or any other entity. We have not made any analysis of, nor do we express any opinion or view as to, the adequacy or sufficiency of allowances for credit losses with respect to leases or other matters. We also have not evaluated the solvency or fair value of Rouse or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Rouse, that the Transaction and related transactions will be consummated in accordance with their respective terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction and related transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Rouse, the Transaction or related transactions or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, at the direction of Rouse, that the final executed Agreement will not differ in any material respect from the draft of the Agreement reviewed by us. We have been advised by Rouse, and we further have assumed, that Rouse has operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes since its formation as a REIT.

The Special Committee of the Board of Directors
Rouse Properties, Inc.
February 24, 2016

We express no view or opinion as to any terms or other aspects or implications of the Transaction or related transactions (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Transaction or any related transactions, any exchange, voting or indemnification agreement or arrangement or any other arrangements, agreements or understandings entered into in connection with or related to the Transaction, any related transactions or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Rouse Common Stock (other than Parent, Acquisition Sub, the Guarantors, the Voting Parties and their respective affiliates) and no opinion or view is expressed with respect to any consideration received in connection with the Transaction or related transactions by the holders of any other class of securities or any creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction or related transactions or any related entities or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction or related transactions in comparison to other strategies or transactions that might be available to Rouse or in which Rouse might engage or as to the underlying business decision of Rouse to proceed with or effect the Transaction or related transactions. We also are not expressing any view or opinion with respect to, and we have relied at the direction of Rouse upon the assessments of Rouse and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to Rouse, its related entities and stockholders and the Transaction and related transactions, as to which we understand that Rouse obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Transaction, any related transactions or any other matter.

We have acted as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Transaction. In addition, Rouse has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Rouse, Brookfield Asset Management and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Rouse and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as arranger and syndication agent for, and as a lender under, certain credit facilities of Rouse and its affiliates and (ii) having acted as an underwriter for an equity offering of Rouse.

The Special Committee of the Board of Directors
Rouse Properties, Inc.
February 24, 2016

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Brookfield Asset Management and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as an underwriter for certain equity offerings of Brookfield Asset Management and certain of its affiliates and portfolio companies, (ii) having acted or acting as administrative agent, arranger, and/or bookrunner for, and/or as a lender under, certain subscription and other credit facilities and mortgage backed securities loans for Brookfield Asset Management and certain of its affiliates and portfolio companies, (iii) having provided or providing certain commodity, derivatives, foreign exchange, synthetic, commercial mortgage backed security and other trading services to Brookfield Asset Management and certain of its affiliates and portfolio companies and (iv) having provided or providing certain treasury and management products and services to Brookfield Asset Management and certain of its affiliates and portfolio companies.

It is understood that this letter is for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in connection with the Transaction by holders of Rouse Common Stock (other than Parent, Acquisition Sub, the Guarantors, the Voting Parties and their respective affiliates) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED

Annex C

EXECUTION VERSION

VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement"), is entered into as of February 25, 2016, by and among Rouse Properties, Inc., a Delaware corporation (the "Company"), and the Stockholders set forth on Exhibit A hereto (each, a "Stockholder" and collectively, the "Stockholders"). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

        WHEREAS, each Stockholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which meaning will apply for all purposes of this Agreement) of the number of Company Shares set forth opposite such Stockholder's name on Exhibit A hereto (together with any shares of Company Capital Stock acquired after the date hereof over which each Stockholder acquires record or beneficial ownership, the "Owned Shares");

        WHEREAS, concurrently with the execution of this Agreement, the Company has entered into an Agreement and Plan of Merger with BSREP II Retail Pooling LLC ("Parent"), BSREP II Retail Holdings Corp. ("Acquisition Sub"), and, solely for the purposes stated therein, the Guarantors (the "Merger Agreement"), pursuant to which, among other things, the Company will be merged with and into Acquisition Sub, with the Company continuing as the surviving corporation and a subsidiary of Parent (the "Merger"); and

        WHEREAS, in connection with the transactions contemplated by the Merger Agreement, and prior to the consummation of the Merger, each Stockholder has agreed to enter into this Agreement as a condition to the willingness of the Company to enter into the Merger Agreement and as an inducement and in consideration therefor.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    Agreement to Vote; Grant of Irrevocable Proxy.

        1.1    Agreement to Vote.    (a) Each Stockholder hereby agrees that, from the date of execution of the Merger Agreement until the Termination Date (as defined below) (the "Voting Period"), at any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders of the Company is sought with respect to the matters described in this Section 1.1, each Stockholder shall vote (or cause to be voted), or execute (or cause to be executed) consents with respect to, as applicable, all of the Owned Shares owned by such Stockholder as of the applicable record date (x) in favor of the approval and adoption of the Merger Agreement, (y) in favor of the approval of the Transactions and any other matter that is required to facilitate the Transactions and (z) against each of the matters set forth in clauses (i), (ii), (iii) and (iv) of this Section 1.1 below, whether such vote, consent or approval is required or requested pursuant to applicable Law or otherwise:

              (i)  any Acquisition Proposal or any other merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other business combination or extraordinary transaction involving the Company or any of its Subsidiaries or any merger agreement or other definitive agreement with respect to any of the foregoing, in each case, other than the Merger Agreement and the Transactions;

             (ii)  any action or proposal to amend the Company's organizational documents;

            (iii)  any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Stockholders contained in this Agreement; and

            (iv)  any action, proposal, transaction or agreement involving the Company or any of its Subsidiaries that is intended or would reasonably be expected to prevent, impede, frustrate, interfere with, materially delay or postpone or adversely affect the consummation of the Merger or the other Transactions.

          (b)   With respect to any meeting of the stockholders of the Company held during the Voting Period with respect to any matter set forth in this Section 1.1, each Stockholder shall, or shall cause the holder of record of its Owned Shares beneficially owned by such Stockholder on any applicable record date to, appear at such meeting or otherwise cause its Owned Shares to be counted as present thereat for purposes of establishing a quorum. Any vote required to be cast or consent required to be executed pursuant to this Section 1.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of that vote or consent.

          (c)   Each Stockholder hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Transactions.

          (d)   Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of each Stockholder to vote (or cause to be voted), including by proxy or written consent, if applicable, in favor of, or against or to abstain with respect to, any other matters presented to the stockholders of the Company.

        1.2    Grant of Irrevocable Proxy.

          (a)   Each Stockholder hereby irrevocably appoints the Company and any designee of the Company, and each of them individually, as such Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at any annual or special meeting of stockholders at which any of the matters described in Section 1.1 is to be considered during the Voting Period, with respect to the Owned Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 1.1; provided, however, that each Stockholder's grant of the proxy contemplated by this Section 1.2 shall be effective if, and only if, such Stockholder has not delivered to the Secretary of the Company, at least two (2) business days prior to the applicable meeting, a duly executed irrevocable proxy card directing that the Owned Shares be voted in accordance with Section 1.1. This proxy, if it becomes effective, is given to secure the performance of the duties of each Stockholder under this Agreement and its existence will not be deemed to relieve any Stockholder of its obligations under Section 1.1. This proxy shall expire and be deemed revoked automatically at the Termination Date.

          (b)   Each Stockholder agrees and acknowledges that the proxy in Section 1.2(a) is: (i) given (x) in connection with the execution of the Merger Agreement and (y) to secure the performance of such Stockholder's duties under this Agreement, (ii) coupled with an interest and may not be revoked except as otherwise provided in this Agreement and (iii) intended to be irrevocable prior to the expiration of the Voting Period.

2.    Representations and Warranties of the Stockholders.    Each Stockholder hereby represents and warrants to the Company, severally and not jointly, as of the date of this Agreement and as of the date of the Company Stockholder Meeting, as follows:

        2.1    Authorization.    Each Stockholder has all requisite power and authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement; and the execution, delivery and performance by each Stockholder of this Agreement have been duly authorized by all requisite action on the part of each Stockholder. This Agreement has been duly executed and delivered by each Stockholder and, assuming the due execution of this Agreement by the Company, constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except as may be subject to the Enforceability Limitations.

        2.2    Ownership of Shares; Discretionary Authority.

          (a)   Other than restrictions in favor of the Company pursuant to this Agreement and the Exchange Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, or the "blue sky" Laws of the various states of the United States, or as disclosed by such Stockholder on a Schedule 13D filed with respect to the Company:

              (i)  subject to any Owned Shares Transferred pursuant to Section 4.1(b), the Owned Shares set forth opposite each Stockholder's name on Exhibit A hereto are owned of record and beneficially by such Stockholder, free and clear of any Liens (including any restriction on the right or power to vote, consent with respect to, or otherwise dispose of the Owned Shares, other than pursuant to this Agreement and the power, authority and discretion of the Stockholders over such Owned Shares), except for any Liens that would not reasonably be expected, either individually or in the aggregate, to prevent or materially delay the ability of any such Stockholder to perform fully its obligations hereunder; and

             (ii)  as of the date hereof each Stockholder has, and at any stockholder meeting of the Company held during the Voting Period regarding approval and adoption of the Merger Agreement and/or the Transactions, each Stockholder will have (except as otherwise permitted by this Agreement), sole voting power and sole dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the Owned Shares.

          (b)   As of the date hereof, except for the Owned Shares set forth on Exhibit A hereto, or as disclosed by a Stockholder on a Schedule 13D filed with respect to the Company, no Stockholder or any Affiliate of a Stockholder owns beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options, warrants or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or rights the value of which is linked to the price or value of Company Shares. Except for this Agreement and such other agreements contemplated by or entered into in connection with, the foregoing, none of the Owned Shares are subject to any (x) voting trust or other agreement, arrangement, understanding or instrument with respect to the voting of, or exercise of voting power with respect to, or the Transfer (as defined below) of, such shares or (y) any agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of such Stockholder's Owned Shares.

          (c)   For purposes of this Agreement, to "Transfer" any securities of the Company shall mean (i) to sell, assign, transfer, pledge, encumber, distribute, gift or otherwise dispose of (including by merger or otherwise by operation of law) such securities, (ii) to tender such securities in any tender or exchange offer or (iii) enter into any contract, option, agreement or other arrangement or understanding with respect to any of the actions contemplated by the preceding clause (i) or (ii). The term "sell," "sale" or any derivatives thereof shall include (x) any sale, transfer or disposition of record or beneficial ownership, or both, and (y) any short sale with respect to Company Shares, entering into or acquiring an offsetting derivative contract with respect to

  Company Shares, entering into or acquiring a futures or forward contract to deliver Company Shares, any transfer of economic interests in Company Shares, or entering into any transaction that has the same effect as any of the foregoing.

        2.3    Non-Contravention.    The execution and delivery by each of the Stockholders of this Agreement, the performance by each of the Stockholders of its covenants and obligations hereunder and the consummation by each of the Stockholders of the transactions contemplated hereby do not and will not (a) violate or conflict with any provision of the certificate of formation or limited liability company agreement or similar organizational documents of each Stockholder, (b) violate, conflict with, require a payment under, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration or loss of a benefit under, any Contract to which each Stockholder or any of its respective Subsidiaries is a party or by which their assets are bound or (c) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of each of the Stockholders or any of its respective Subsidiaries, except with respect to clauses "(b)" and "(c)" above, for such violations, conflicts, defaults, terminations, amendments, accelerations, losses or Liens that would not, individually or in the aggregate, prevent or materially delay the ability of any such Stockholder to perform fully its obligations hereunder.

        2.4    Litigation.    As of the date hereof, to the knowledge of such Stockholder, there is no action, proceeding or investigation pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

        2.5    Acknowledgement.    Each Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder's execution, delivery and performance of this Agreement.

3.    Representations and Warranties of the Company.

        3.1    Representations and Warranties of the Company.    The Company hereby represents and warrants to the Stockholders, as of the date of this Agreement and as of the date of the Company Stockholder Meeting, as follows: (a) the Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; (c) this Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of the Company.

4.    Covenants of the Stockholders.

        4.1    Restrictions on Transfer.

          (a)   Other than as contemplated by this Agreement and the Transactions, each Stockholder agrees that such Stockholder shall not, during the period from and including the date of this Agreement through and including the earlier to occur of (i) the Exchange Effective Time, and (ii) the termination of the Merger Agreement in accordance with its terms, Transfer, or cause or permit the Transfer of, any or all of such Stockholder's Owned Shares, or any voting rights with respect thereto. Any transfer of Owned Shares not permitted hereby shall be null and void. Each Stockholder agrees that any such prohibited transfer may and should be enjoined. If any involuntary transfer of any Owned Shares shall occur (including a sale by any Stockholder's trustee in any bankruptcy, or a sale to a purchaser at any creditor's or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Owned Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

          (b)   The restrictions set forth in Section 4.1(a) shall not apply to any Transfer of Owned Shares that is approved in writing by the Company.

          (c)   Each Stockholder agrees with, and covenants to, the Company that such Stockholder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of such Stockholder's Owned Shares, unless such Transfer is made in compliance with this Agreement.

          (d)   In furtherance of this Agreement, and concurrently herewith, each Stockholder shall and hereby does authorize the Company or the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Owned Shares.

        4.2    Acquisition of Additional Shares.    During the Voting Period, any Stockholder shall notify the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of additional shares of Company Capital Stock after the date hereof, if any, all of which shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof.

        4.3    General Covenants.    Each Stockholder, severally and not jointly, agrees that it shall not:

          (a)   enter into any agreement (including any voting agreement in respect of such Stockholder's Owned Shares), commitment, letter of intent, agreement in principle or understanding with any Person or take any other action that violates or conflicts with, or would reasonably be expected to violate or conflict with, such Stockholder's covenants and obligations under this Agreement; or

          (b)   take any action that restricts or otherwise adversely affects such Stockholder's legal power, authority and right to comply with and perform such Stockholder's covenants and obligations under this Agreement (including depositing any of such Stockholder's Owned Shares into a voting trust or similar arrangement).

        4.4    Public Announcements.    Each Stockholder consents to and authorizes the publication and disclosure by the Company of the Stockholder's identity and ownership of the Owned Shares and the existence and terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, in any Current Report on Form 8-K and any other disclosure document in connection with the Merger Agreement. The Company hereby consents to and authorizes the publication and disclosure by the Stockholders of the existence and terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) in any Schedule 13D/A filing and any other disclosure document in connection with the Merger Agreement and the Transactions. None of the parties to this Agreement or any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement without the prior consultation of the other party and giving the other party the opportunity to review and comment on such press release or other announcement, except for any such release or other announcement required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant party is subject.

5.    Miscellaneous.

        5.1    Termination of this Agreement.    This Agreement, and all obligations, terms and conditions contained herein (including the grant of the irrevocable proxy set forth in Section 1.2 herein), shall automatically terminate without any further action required by any person upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time (the "Termination Date").

        5.2    Effect of Termination.    If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any willful and intentional breach of this Agreement occurring prior to such termination and the provisions of this Article 5 shall survive any such termination.

        5.3    Survival of Representations, Warranties and Covenants.    The representations, warranties and covenants of the Company and each Stockholder contained in this Agreement shall terminate at the Termination Date, and only the covenants that by their terms survive the Termination Date shall so survive the Termination Date in accordance with their respective terms.

        5.4    Expenses.    All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        5.5    Further Acts.    Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

        5.6    Entire Agreement.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        5.7    Severability.    If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        5.8    No Ownership Interest.    Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Stockholders, and the Company shall have no authority to exercise any power or authority to direct the Stockholders in the voting of any of the Owned Shares, except as otherwise provided herein.

        5.9    Other.    Nothing contained herein, and no action taken by the Stockholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

        5.10    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand or by facsimile (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	if to the Company, to:
Rouse Properties, Inc. 1114 Avenue of the Americas Suite 2800 New York, NY 10036
	Attention:	Susan Elman, Executive Vice President & General Counsel
with a copy (which shall not constitute notice) to:
Sidley Austin LLP 787 Seventh Avenue New York, NY 10019
	Attention:	Scott M. Freeman
	Facsimile:	212-839-5599
(b)	if to any Stockholder, to:
Brookfield Property Group Brookfield Place 250 Vesey Street, 14th Floor New York, NY 10281
	Attention:	Brian Kingston, Senior Managing Partner Murray Goldfarb, Managing Partner
	Email:	brian.kingston@brookfield.com murray.goldfarb@brookfield.com with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153
	Attention:	Michael J. Aiello Matthew J. Gilroy
	Facsimile:	212-310-8007

        5.11    Assignment.    No party may assign in whole or in part, by operation of law or otherwise, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

        5.12    Third Party Beneficiaries.    This Agreement is not intended to, and shall not, confer upon any Person not a party hereto any rights or remedies hereunder.

        5.13    Incorporation by Reference.    The parties agree that Sections 9.08, 9.09, 9.10, 9.12 and 9.13 of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

        5.14    Interpretive Matters.

          (a)   Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

            Dollars.    Any reference in this Agreement to $ shall mean U.S. dollars.

            Gender and Number.    Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

            Headings.    The division of this Agreement into Articles, Sections, Exhibits and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section", "Article" or "Exhibit" are to the corresponding Section, Article or Exhibit of this Agreement unless otherwise specified.

            Including.    The word "including" or any variation thereof means (unless the context of its usage otherwise requires) "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

          (b)   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

THE COMPANY:
ROUSE PROPERTIES, INC.
By:	/s/ Andrew Silberfein
Name:	Andrew Silberfein
Title:	President and Chief Executive Officer

[VOTING AGREEMENT]

STOCKHOLDERS:
BROOKFIELD RETAIL HOLDINGS VII LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

NEW BROOKFIELD RETAIL HOLDINGS R2 LLC
By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Secretary

BROOKFIELD BPY RETAIL HOLDINGS II LLC
By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Secretary

BROOKFIELD RETAIL HOLDINGS III SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[VOTING AGREEMENT]

BROOKFIELD RETAIL HOLDINGS II SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

BROOKFIELD RETAIL HOLDINGS IV-A SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

BROOKFIELD RETAIL HOLDINGS IV-B SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

BROOKFIELD RETAIL HOLDINGS IV-C SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[VOTING AGREEMENT]

BROOKFIELD RETAIL HOLDINGS IV-D SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[VOTING AGREEMENT]

EXHIBIT A

Stockholders

Stockholder	Owned Shares
Brookfield Retail Holdings VII LLC	2,946,661
New Brookfield Retail Holdings R2 LLC	14,995,702
Brookfield BPY Retail Holdings II LLC	1,165,535
Brookfield Retail Holdings III Sub II LLC	11,539
Brookfield Retail Holdings II Sub II LLC	10,060
Brookfield Retail Holdings IV-A Sub II LLC	151,726
Brookfield Retail Holdings IV-B Sub II LLC	2,653
Brookfield Retail Holdings IV-C Sub II LLC	51,774
Brookfield Retail Holdings IV-D Sub II LLC	51,975

Annex D

EXECUTION VERSION

SERIES I PREFERRED STOCK EXCHANGE AGREEMENT

        This SERIES I PREFERRED STOCK EXCHANGE AGREEMENT (this "Agreement") is entered into as of February 25, 2016, by and among Rouse Properties, Inc., a Delaware corporation (the "Company"), and the parties listed on Exhibit A hereto (each, a "Stockholder" and collectively, the "Stockholders"). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

        WHEREAS, the Stockholders are collectively the owners of 19,387,625 shares of common stock of the Company, par value $0.01 (the "Contributed Shares") as set forth on Exhibit A hereto;

        WHEREAS, concurrently with the execution of this Agreement, the Company has entered into an Agreement and Plan of Merger with BSREP II Retail Pooling LLC ("Parent"), BSREP II Retail Holdings Corp. ("Acquisition Sub") and, solely for purposes of Section 10.14 therein, the Guarantors (the "Merger Agreement"), pursuant to which, among other things, the Company will be merged with and into Acquisition Sub, with the Company continuing as the surviving corporation and a subsidiary of Parent (the "Merger"); and

        WHEREAS, in connection with the approval by the board of directors of the Company (the "Company Board") of the Merger Agreement and the transactions contemplated thereby, prior to the date of this Agreement, the Company Board approved the creation of a new class of Series I preferred stock of the Company, with the designation, rights and preferences as set forth on the Certificate of Designation attached hereto as Exhibit B (the "Certificate of Designation" and such Series I preferred stock, the "Series I Preferred Stock");

        WHEREAS, in connection with the transactions contemplated by the Merger Agreement, and prior to the consummation of the Merger, (i) the Stockholders desire to contribute to the Company the Contributed Shares in exchange for 19,387,625 shares of Series I Preferred Stock, in the aggregate, issued by the Company to the Stockholders and (ii) the Company desires to accept the Contributed Shares from the Stockholders and to issue such Series I Preferred Stock to the Stockholders on the terms and conditions herein; and

        WHEREAS, the Stockholders and the Company intend that the Exchange will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 354 and 368 of the Code.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.    Contribution and Exchange.    Upon the terms and subject to the conditions set forth in this Agreement, at the Exchange Time (as defined below):

          (a)   the Stockholders shall contribute, assign, transfer and deliver to the Company the Contributed Shares, and shall execute all other documents and instruments reasonably necessary for the transfer of the Contributed Shares to the Company (the "Contribution"); and

          (b)   as consideration for the Contribution, the Company shall issue (the "Issuance" and, together with the Contribution, the "Exchange") to each Stockholder the number of shares of Series I Preferred Stock as set forth on Exhibit A hereto opposite such Stockholder's name (the "Exchange Shares") by delivery of a certificate issued in the name of such Stockholder and evidencing such Exchange Shares.

        2.    Exchange Time.    The consummation of the Exchange contemplated hereby (the "Exchange Time") shall take place at the Exchange Closing on the Exchange Closing Date.

        3.    Conditions to the Exchange.

          (a)   The obligations of the Company to consummate the Exchange contemplated hereby shall be subject to the satisfaction or waiver (where permissible under applicable Law) of the following conditions:

              (i)  The representations and warranties of each Stockholder contained in Section 5 shall be true and correct in all material respects as of the Exchange Closing Date with the same force and effect as though made on and as of such date.

             (ii)  Each covenant or agreement that each Stockholder is required to comply with or to perform at or prior to the Exchange Time shall have been complied with and performed in all material respects.

            (iii)  The Company shall have received a certificate executed by an authorized officer of each of the Stockholders confirming that the conditions set forth in clauses "(i)" and "(ii)" of this Section 3(a) have been duly satisfied.

          (b)   The obligations of the Stockholders to consummate the Exchange contemplated hereby shall be subject to the satisfaction or waiver (where permissible under applicable Law) of the following conditions:

              (i)  The representations and warranties of the Company contained in Section 4 hereof shall be true and correct in all material respects as of the Exchange Closing Date with the same force and effect as though made on and as of such date.

             (ii)  Each covenant or agreement the Company is required to comply with or to perform at or prior to the Exchange Time shall have been complied with and performed in all material respects.

            (iii)  The Stockholders shall have received a certificate executed by an executive officer of the Company confirming that the conditions set forth in clauses "(i)" and "(ii)" of this Section 3(b) have been duly satisfied.

        4.    Representations and Warranties of the Company.    The Company hereby represents and warrants as of the date hereof to the Stockholders as follows:

          (a)    Organization; Good Standing.    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company is not in violation of its certificate of incorporation or bylaws.

          (b)    Authorization.    The Company has all requisite corporate power and authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement, accept the Contributed Shares, issue the Exchange Shares and otherwise perform its obligations hereunder; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due execution of this Agreement by each of the Stockholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be subject to the Enforceability Limitations.

          (c)    Non-Contravention.    The execution and delivery by the Company of the this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the certificate of incorporation or bylaws or similar organizational documents of the Company or any of its Subsidiaries, (ii) violate, conflict with, require a payment under, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration or loss of a benefit under, any Contract to which the Company or any of its Subsidiaries is a party or by which their assets are bound or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the real property or other assets of the Company or any of its Subsidiaries, except with respect to clauses "(ii)" and "(iii)" above, for such violations, conflicts, defaults, terminations, amendments, accelerations or Liens that would not have a Company Material Adverse Effect.

          (d)    Consents.    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement by the Company.

          (e)    Issuance of the Exchange Shares.    The Exchange Shares have been validly approved and established by the Company Board and no further authorization is required in order for the Company to consummate the transactions contemplated hereby, including the Issuance and the Exchange. The Exchange Shares are duly authorized for issuance, upon delivery of the Exchange Shares as contemplated hereunder, will be validly issued, fully paid and non-assessable, free of restrictions on transfer other than those restrictions under this Agreement, and will not be issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights.

        5.    Representations and Warranties of the Stockholders.    Each Stockholder hereby represents and warrants, severally and not jointly, as of the date hereof to the Company as follows:

          (a)    Investment Representation.    Each Stockholder is an "accredited investor" under Regulation D of the Securities Act of 1933 and the rules promulgated thereunder (the "Securities Act"). Each Stockholder is aware that the Exchange Shares have not been registered under the Securities Act, or qualified under any state securities Laws. The Exchange Shares issuable to each Stockholder pursuant to this Agreement are being acquired for investment purposes only and not for sale or with a view to distribution of all or any part thereof in violation of the securities Laws.

          (b)    Restricted Securities.    Each Stockholder is aware that there are limitations and restrictions on the circumstances under which each Stockholder may offer to sell, transfer or otherwise dispose of the Exchange Shares imposed by operation of applicable securities Laws. Each Stockholder acknowledges that as a result of such limitations and restrictions, it might not be possible to liquidate an investment in the Exchange Shares readily and that it may be necessary to hold such investment for an indefinite period.

          (c)    Authorization.    Each Stockholder has all requisite power and authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement, contribute the Contributed Shares, accept the Exchange Shares and otherwise perform its obligations hereunder; and the execution, delivery and performance by each Stockholder of this Agreement have been duly authorized by all requisite action on the part of each Stockholder. This Agreement has been duly executed and delivered by each Stockholder and, assuming the due execution of this

  Agreement by the Company, constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except as may be subject to the Enforceability Limitations.

          (d)    Non-Contravention.    The execution and delivery by each of the Stockholders of this Agreement, the performance by each of the Stockholders of its covenants and obligations hereunder and the consummation by each of the Stockholders of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the certificate of formation or limited liability company agreement or similar organizational documents of each of the Stockholders, (ii) violate, conflict with, require a payment under, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration or loss of a benefit under, any Contract to which each Stockholder or any of its respective Subsidiaries is a party or by which their assets are bound or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the real property or other assets of each of the Stockholders or any of its respective Subsidiaries, except with respect to clauses "(ii)" and "(iii)" above, for such violations, conflicts, defaults, terminations, amendments, accelerations, losses or Liens that would not, individually or in the aggregate, prevent or materially delay the ability of any such Stockholder to perform fully its obligations hereunder.

          (e)    Contributed Shares.    Subject to any Contributed Shares transferred pursuant to Section 6(b), the Contributed Shares set forth opposite each Stockholder's name on Exhibit A hereto are owned beneficially by such Stockholder, free and clear of any Liens (including any restrictions on the right or power to vote, consent with respect to, or otherwise dispose of the Contributed Shares, other than pursuant to this Agreement and the Voting Agreement and the power, authority and discretion of the Stockholders of such Contributed Shares), except for any Liens that would not reasonably be expected, either individually or in the aggregate, to prevent or materially delay the ability of any such Stockholder to perform fully its obligations hereunder.

        6.    Restrictions on Transfer.

          (a)   Other than as contemplated by this Agreement and the Transactions, each Stockholder agrees that such Stockholder shall not, during the period from and including the date of this Agreement through and including the earlier to occur of (i) the consummation of the Transactions and (ii) the termination of the Merger Agreement in accordance with its terms, Transfer, or cause or permit the Transfer of, any or all of such Stockholder's Contributed Shares, or any voting rights with respect thereto.

          (b)   The restrictions set forth in Section (6)(a) shall not apply to any Transfer of Contributed Shares that is approved in writing by the Company.

          (c)   Each Stockholder agrees with, and covenants to, the Company that such Stockholder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of such Stockholder's Contributed Shares, unless such Transfer is made in compliance with this Agreement.

          (d)   For purposes of this Agreement, to "Transfer" any securities of the Company shall mean (i) to sell, assign, transfer, pledge, encumber, distribute, gift or otherwise dispose of (including by merger or otherwise by operation of law) such securities, (ii) to tender such securities in any tender or exchange offer or (iii) enter into any contract, option, agreement or other arrangement or understanding with respect to any of the actions contemplated by the preceding clause (i) or (ii). The term "sell," "sale" or any derivatives thereof shall include (x) any sale, transfer or disposition of record or beneficial ownership, or both, and (y) any short sale with respect to

  Contributed Shares, entering into or acquiring an offsetting derivative contract with respect to Contributed Shares, entering into or acquiring a futures or forward contract to deliver Contributed Shares, any transfer of economic interests in the Contributed Shares, or entering into any transaction that has the same effect as any of the foregoing.

        7.    Tax Treatment.    The parties hereto intend that the Exchange will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Code for U.S. federal, and applicable state and local, income tax purposes. The parties hereto shall not take any action that is inconsistent with the tax treatment set forth in this Section 7, and shall prepare and file all tax returns in a manner consistent with such treatment.

        8.    Further Acts.    Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

        9.    Entire Agreement.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        10.    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        11.    Termination.    At any time prior to the Exchange Time, this Agreement may be terminated by mutual written agreement of the Company and each Stockholder or shall be terminated with immediate effect with no further action required by any party if the Merger Agreement is terminated in accordance with its terms. In the event this Agreement is validly terminated pursuant to this Section 11, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any director, officer, employee, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, other than as otherwise provided in Section 8.02 of the Merger Agreement.

        12.    Survival of Representations, Warranties and Covenants.    The representations, warranties and covenants of the Company and each Stockholder contained in this Agreement shall terminate at the Exchange Time, and only the covenants that by their terms survive the Exchange Time shall so survive the Exchange Time in accordance with their respective terms.

        13.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand or by facsimile (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	if to the Company, to:
Rouse Properties, Inc. 1114 Avenue of the Americas Suite 2800 New York, NY 10036 Attention: Susan Elman, Executive Vice President & General Counsel
with a copy (which shall not constitute notice) to:
Sidley Austin LLP 787 Seventh Avenue New York, NY 10019
	Attention:	Scott M. Freeman
	Facsimile:	212-839-5599
(b)	if to any Stockholder, to:
Brookfield Property Group Brookfield Place 250 Vesey Street, 14th Floor New York, NY 10281
	Attention:	Brian Kingston, Senior Managing Partner Murray Goldfarb, Managing Partner
	Email:	brian.kingston@brookfield.com murray.goldfarb@brookfield.com with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153
	Attention:	Michael J. Aiello Matthew J. Gilroy
	Facsimile:	212-310-8007

        14.    Assignment.    No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

        15.    Third Party Beneficiaries.    This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

        16.    Incorporation by Reference.    The parties agree that Sections 9.08, 9.09, 9.10, 9.12 and 9.13 of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

        17.    Interpretive Matters.

          (a)   Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

            Dollars.    Any reference in this Agreement to $ shall mean U.S. dollars.

            Gender and Number.    Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

            Headings.    The division of this Agreement into Articles, Sections, Exhibits and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section", "Article" or "Exhibit" are to the corresponding Section or Article of this Agreement unless otherwise specified.

            Including.    The word "including" or any variation thereof means (unless the context of its usage otherwise requires) "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

          (b)   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Series I Preferred Stock Exchange Agreement, in counterparts, as of the date first above written.

THE COMPANY:
ROUSE PROPERTIES, INC.
By:	/s/ Andrew Silberfein
Name:	Andrew Silberfein
Title:	President and Chief Executive Officer

[SERIES I PREFERRED STOCK EXCHANGE AGREEMENT]

STOCKHOLDERS:
BROOKFIELD RETAIL HOLDINGS VII LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner
NEW BROOKFIELD RETAIL HOLDINGS R2 LLC
By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Secretary
BROOKFIELD BPY RETAIL HOLDINGS II LLC
By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Secretary
BROOKFIELD RETAIL HOLDINGS III SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[SERIES I PREFERRED STOCK EXCHANGE AGREEMENT]

BROOKFIELD RETAIL HOLDINGS II SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner
BROOKFIELD RETAIL HOLDINGS IV-A SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner
BROOKFIELD RETAIL HOLDINGS IV-B SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner
BROOKFIELD RETAIL HOLDINGS IV-C SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[SERIES I PREFERRED STOCK EXCHANGE AGREEMENT]

BROOKFIELD RETAIL HOLDINGS IV-D SUB II LLC
By:	Brookfield Asset Management Private Institutional Capital Adviser US, LLC, its managing member
By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[SERIES I PREFERRED STOCK EXCHANGE AGREEMENT]

EXHIBIT A

Stockholders

Stockholder	Contributed Shares	Exchange Shares
Brookfield Retail Holdings VII LLC	2,946,661	2,946,661
New Brookfield Retail Holdings R2 LLC	14,995,702	14,995,702
Brookfield BPY Retail Holdings II LLC	1,165,535	1,165,535
Brookfield Retail Holdings III Sub II LLC	11,539	11,539
Brookfield Retail Holdings II Sub II LLC	10,060	10,060
Brookfield Retail Holdings IV-A Sub II LLC	151,726	151,726
Brookfield Retail Holdings IV-B Sub II LLC	2,653	2,653
Brookfield Retail Holdings IV-C Sub II LLC	51,774	51,774
Brookfield Retail Holdings IV-D Sub II LLC	51,975	51,975

EXHIBIT B

Certificate of Designation

Annex E

EXECUTION VERSION

February 25, 2016

Brookfield Asset Management Inc. ("BAM")
Brookfield Place
250 Vesey Street
New York, NY 10281
Attention: Brian Kingston, Senior Managing Partner
E-mail Address: Brian.Kingston@brookfield.com

Ladies and Gentlemen:

        Reference is hereby made to the Agreement and Plan of Merger by and among BSREP II Retail Pooling LLC, BSREP II Retail Holdings Corp., Rouse Properties, Inc. (the "Company") and the Guarantors listed therein, each solely for the purposes of Section 9.14 and the other provisions of Article IX of the Merger Agreement, dated as of the date hereof (the "Merger Agreement"). As a condition to the willingness of the Company to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, BAM and the Company hereby agree to the provisions set forth in this letter agreement.

        1.    Schedule 13E-3.

          a.     To the extent legally required, BAM (x) shall execute, and shall cause its applicable controlled Affiliates to execute, the Schedule 13E-3 and (y) shall furnish, and shall cause its applicable controlled affiliates to furnish, all information concerning such party as may be reasonably requested by the Company in connection with the preparation, filing and distribution of the Proxy Statement and Schedule 13E-3. BAM hereby represents and warrants to the Company that: (i) BAM has the requisite power and authority to execute and deliver this letter agreement and to perform its covenants and obligations hereunder; (ii) the execution and delivery by BAM of this letter agreement and the performance by BAM of its covenants and obligations hereunder have been duly authorized by all necessary corporate action on the part of BAM, and no additional corporate proceedings on the part of BAM are necessary to authorize the execution and delivery by BAM of this letter agreement or the performance by BAM of its covenants and obligations hereunder; (iii) this letter agreement has been duly executed and delivered by BAM, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of BAM, enforceable against it in accordance with its terms, subject to the Enforceability Limitations.

          b.     Capitalized terms used in this letter agreement but not defined in this letter agreement shall have the meanings ascribed to such terms in the Merger Agreement.

        2.    Governing Law.

          a.     This letter agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this letter agreement, or the negotiation, execution or performance of this letter agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          b.     Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to this letter agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 5 hereof or in any other manner as may be permitted by applicable Law, and nothing in this Section 2 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court within the State of Delaware) in the event any dispute or controversy arises out of this letter agreement, or for recognition and enforcement of any judgment in respect thereof; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any actions or proceedings arising in connection with this letter agreement shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court within the State of Delaware); (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action relating to this letter agreement in any court other than the aforesaid courts. Each of Bam and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each of the parties agrees to waive any bond, surety or other security that might be required of any other party with respect to any such Proceeding, including any appeal thereof.

        3.    Amendment.    Subject to applicable Law and subject to the other provisions of this letter agreement, this letter agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of BAM and the Company.

        4.    Counterparts.    This letter agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        5.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) two Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand or by facsimile (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth its signature page hereto.

        6.    Specific Performance.    The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if the parties hereto do not perform their obligations under the provisions of this letter agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this letter agreement and to enforce specifically the terms and provisions hereof (in the courts described in Section 2(b)) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this letter agreement, at law or in equity, and (ii) the right of specific enforcement is an integral part of this letter agreement the Transactions and without that right, neither the Company nor Parent would have entered into this letter agreement or the Transaction Agreements.

[Remainder of Page Intentionally Left Blank. Signatures Follow.]

        Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter agreement enclosed herewith.

Very truly yours,
Rouse Properties, Inc.
By:	/s/ Andrew Silberfein
Name:	Andrew Silberfein
Title:	President and Chief Executive Officer
Address:	1114 Avenue of the Americas Suite 2800 New York, NY 10036 Attention: Susan Elman, Executive Vice President & General Counsel
with a copy (which shall not constitute notice) to:
Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Attention: Scott M. Freeman Facsimile: 212-839-5599

Accepted and Agreed as of the date first written above:
Brookfield Asset Management Inc.
By:	/s/ Brian Kingston
Name:	Brian Kingston
Title:	Senior Managing Partner
Address:	Brookfield Property Group Brookfield Place 250 Vesey Street, 14th Floor New York, NY 10281
Attention:	Brian Kingston, Senior Managing Partner Murray Goldfarb, Managing Partner
Email:	brian.kingston@brookfield.com murray.goldfarb@brookfield.com with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153
Attention:	Michael J. Aiello Matthew J. Gilroy
Facsimile:	212-310-8007

Annex F

SECTION 262 OF THE GENERAL CORPORATION LAW OF
THE STATE OF DELAWARE

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (3) of this subsection, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on [TBD], 2016. ROUSE PROPERTIES, INC. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that contain important information and are available to you on the Internet or by mail. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. ROUSE PROPERTIES, INC. 1114 AVENUE OF THE AMERICAS SUITE 2800 NEW YORK, NY 10036-7703 proxy materials and voting instructions. E06464-P72640 See the reverse side of this notice to obtain Meeting Information Meeting Type:Special Meeting For holders as of:[TBD], 2016 Date: [TBD], 2016Time: 10:00 AM EDT Location: Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E06465-P72640 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials AAvvaaiillaabbllee ttooVVIEIEWWoorrRREECCEEIVIVEE: : Form 10-KNotice and Proxy Statement How to View Online: following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before [TBD], 2016 to facilitate timely delivery.

The Special Committee and the Board of Directors (with the Directors who are employees of Brookfield abstaining) recommends you vote FOR proposals 1, 2 and 3. 1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the Merger Agreement), dated as of February 25, 2016, by and among Rouse Properties, Inc. (the Company), BSREP II Retail Pooling LLC, a Delaware limited liability company, BSREP II Retail Holdings Corp., a Delaware corporation and a wholly owned subsidiary of Parent and, solely for the purposes stated therein, Brookfield Strategic Real Estate Partners II-A L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-A (ER) L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-B L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C (ER) L.P., a Delaware limited partnership, and Brookfield Strategic Real Estate Partners BPY Borrower L.P., a Delaware limited partnership; 2. To consider and vote on a proposal to approve, by non-binding, advisory vote, compensation that may become payable to the Company's named executive officers in connection with the merger; and 3. To consider and vote on a proposal to approve any adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement. NOTE: If any other matters properly come before the meeting or any adjournment or postponement thereof, the proxies named in the proxy card will vote in their discretion on such matters. E06466-P72640 Voting Items

E06467-P72640

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ROUSE PROPERTIES, INC. 1114 AVENUE OF THE AMERICAS SUITE 2800 NEW YORK, NY 10036-7703 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E06434-P72640 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ROUSE PROPERTIES, INC. The Special Committee and the Board of Directors (with the Directors who are employees of Brookfield abstaining) recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the Merger Agreement), dated as of February 25, 2016, by and among Rouse Properties, Inc. (the Company), BSREP II Retail Pooling LLC, a Delaware limited liability company, BSREP II Retail Holdings Corp., a Delaware corporation and a wholly owned subsidiary of Parent and, solely for the purposes stated therein, Brookfield Strategic Real Estate Partners II-A L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-A (ER) L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-B L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C (ER) L.P., a Delaware limited partnership, and Brookfield Strategic Real Estate Partners BPY Borrower L.P., a Delaware limited partnership; ! ! ! ! ! ! ! ! ! 2. To consider and vote on a proposal to approve, by non-binding, advisory vote, compensation that may become payable to the Company's named executive officers in connection with the merger; and To consider and vote on a proposal to approve any adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement. 3. NOTE: If any other matters properly come before the meeting or any adjournment or postponement thereof, the proxies named herein will vote in their discretion on such matters. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com. E06435-P72640 ROUSE PROPERTIES, INC. Special Meeting of Stockholders [TBD], 2016 10:00 AM This proxy is solicited by the Special Committee and the Board of Directors (with the Directors who are employees of Brookfield abstaining) The stockholder(s) hereby appoint(s) Susan Elman and John Wain, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ROUSE PROPERTIES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, Eastern time, on [TBD], 2016, at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Special Committee and the Board of Directors (with the Directors who are employees of Brookfield abstaining). (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Change/Comments: